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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

ENVENTIS CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

121 South 17th Street Mattoon, Illinois 61938-3987	221 East Hickory Street, P.O. Box 3248 Mankato, MN 56002-3248
August 22, 2014

PROPOSED MERGER—YOUR VOTE IS VERY IMPORTANT

To the Stockholders of Consolidated Communications Holdings, Inc. and
the Shareholders of Enventis Corporation:

          On June 29, 2014, Consolidated Communications Holdings, Inc. ("Consolidated") and Enventis Corporation, formerly known as Hickory Tech Corporation ("Enventis"), entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Consolidated has agreed to acquire Enventis. The Merger Agreement provides for the acquisition of Enventis through a statutory merger of Sky Merger Sub Inc. (the "Merger Sub"), a wholly-owned subsidiary of Consolidated, with and into Enventis, with Enventis as the surviving entity (the "Merger"). As a result of the Merger, the separate corporate existence of Merger Sub will cease, and Enventis will continue as the surviving corporation and a wholly-owned subsidiary of Consolidated.

          In the proposed Merger, each issued and outstanding share of Enventis common stock will be converted into the right to receive 0.7402 validly issued, fully paid and nonassessable shares of Consolidated common stock, subject to certain exceptions, together with cash in lieu of fractional shares. Upon the effectiveness of the Merger, each share of Enventis common stock issued and outstanding shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist. Each certificate formerly representing any share of Enventis common stock and each uncertificated share registered to a holder on the stock transfer books of Enventis, shall thereafter represent only the right to receive shares of Consolidated common stock. On August 21, 2014, the latest practicable date before the printing of this joint proxy statement/prospectus, the closing price of Consolidated common stock was $23.92 per share.

          Consolidated common stock trades on the NASDAQ Global Select Market under the symbol "CNSL."

          Enventis will hold a special meeting of its shareholders on October 8, 2014 at 8:00 a.m. Central time, at Enventis' corporate headquarters, 221 East Hickory Street, Mankato, Minnesota 56001. At the Enventis special meeting, Enventis' shareholders will be asked (i) to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, (ii) to approve, by an advisory vote, the change in control payments to Enventis' named executive officers, and (iii) to adjourn or postpone the Enventis special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies.

          Consolidated will hold a special meeting of stockholders on October 8, 2014 at 9:00 a.m. Central time, at Consolidated's corporate headquarters, 121 South 17th Street, Mattoon, Illinois 61938. At the Consolidated special meeting, Consolidated's stockholders will be asked (i) to approve issuance of Consolidated common stock to Enventis shareholders in the Merger contemplated by the Merger Agreement and (ii) to adjourn or postpone the Consolidated special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies.

          The board of directors of Enventis recommends that Enventis' shareholders vote "FOR" each of (i) the approval of Merger Agreement and the transactions contemplated thereby, including the Merger, (ii) the approval, by an advisory vote, of the change in control payments to Enventis' named executive officers, and (iii) the proposal to adjourn or postpone the Enventis special meeting, if necessary or appropriate, to, among other reasons, solicit additional proxies.

          The board of directors of Consolidated recommends that Consolidated's stockholders vote "FOR" each of (i) the issuance of Consolidated common stock to Enventis shareholders in the Merger contemplated by the Merger Agreement and (ii) the proposal to adjourn or postpone the Consolidated special meeting, if necessary or appropriate, to, among other reasons, solicit additional proxies.

          YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Consolidated special meeting or the Enventis special meeting, as applicable, please take the time to vote by using the Internet or by telephone as described in this joint proxy statement/prospectus or by completing the enclosed proxy card and mailing it in the enclosed envelope. Information about the meetings, the Merger and the other business to be considered at the meetings is contained in this joint proxy statement/prospectus. You are urged to read this joint proxy statement/prospectus carefully.

          In particular, you should read the "Risk Factors Relating to the Merger" section beginning on page 30 for a discussion of some of the risks you should consider in evaluating the Merger Agreement and the Merger and how they will affect you.

          Thank you for your cooperation and continued support.

          Sincerely,

Robert J. Currey Chairman and Chief Executive Officer Consolidated Communications Holdings, Inc.	Diane L. Dewbrey Board Chair Enventis Corporation

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved the Merger Agreement and the Merger described in this joint proxy statement/prospectus or the Consolidated common stock to be issued in the Merger contemplated by the Merger Agreement or passed upon the adequacy or accuracy of this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This joint proxy statement/prospectus is dated August 22, 2014 and is first being mailed to Consolidated stockholders and Enventis shareholders on or about August 29, 2014.

REFERENCES TO ADDITIONAL INFORMATION

        This joint proxy statement/prospectus incorporates by reference important business and financial information about Consolidated and Enventis from documents that are not included in or delivered with this joint proxy statement/prospectus. This information is available to you without charge upon your oral or written request. You can obtain the documents incorporated by reference into this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

Enventis Corporation	Consolidated Communications Holdings, Inc.
221 East Hickory Street	121 South 17th Street
P.O. Box 3248	Mattoon, Illinois 61938
Mankato, Minnesota 56002-3248	Attention: Investor Relations
Attention: Investor Relations	Telephone: (217) 235-3311
Telephone: (507) 387-3355

        If you would like to request documents, please do so by September 30, 2014 in order to receive them before the meetings.

        See "Where You Can Find More Information" on page 144.

ABOUT THIS DOCUMENT

        This joint proxy statement/prospectus forms a part of a registration statement on Form S-4 (Registration No. 333-198000) filed by Consolidated and Enventis with the Securities and Exchange Commission. It constitutes a prospectus of Consolidated under Section 5 of the Securities Act of 1933, as amended, and the rules thereunder, with respect to the shares of Consolidated common stock to be issued to Enventis shareholders in the Merger. In addition, it constitutes a proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder, and a notice of meeting with respect to (i) the Consolidated special meeting of stockholders at which Consolidated stockholders will consider and vote upon (a) the proposal to approve the issuance of Consolidated common stock to Enventis shareholders in the Merger contemplated by the Merger Agreement and (b) the proposal to adjourn or postpone the Consolidated special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies, and (ii) the special meeting of Enventis shareholders at which Enventis shareholders will consider and vote upon (a) the proposal to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, (b) the proposal to approve, by an advisory vote, the change in control payments to Enventis' named executive officers, and (c) the proposal to adjourn or postpone the Enventis special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies.

ENVENTIS CORPORATION

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD OCTOBER 8, 2014

To Our Shareholders:

        A special meeting of shareholders of Enventis Corporation, formerly known as Hickory Tech Corporation ("Enventis"), will be held at Enventis' corporate headquarters, 221 East Hickory Street in Mankato, Minnesota, on October 8, 2014 at 8:00 a.m., Central time. The special meeting of shareholders is being held for the following purposes:

          1.     To approve the Agreement and Plan of Merger, dated as of June 29, 2014 (the "Merger Agreement"), by and among Enventis, Consolidated Communications Holdings, Inc., a Delaware corporation ("Consolidated"), and Sky Merger Sub Inc., a Minnesota corporation and a wholly owned subsidiary of Consolidated ("Merger Sub"), a copy of which is attached as Annex I to the accompanying joint proxy statement/prospectus, pursuant to which Merger Sub will merge with and into Enventis, with Enventis as the surviving entity (the "Merger"), and the transactions contemplated thereby, including the Merger (Enventis Proposal No. 1);

          2.     To approve, by an advisory vote, the change in control payments to Enventis' named executive officers (Enventis Proposal No. 2); and

          3.     To approve the adjournment or postponement of the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve Enventis Proposal No. 1 (Enventis Proposal No. 3).

        Only shareholders of record at the close of business on August 21, 2014 are entitled to vote at the Enventis special meeting or at any adjournment or postponement thereof.

        We hope that as many shareholders as possible will personally attend the Enventis special meeting. Whether or not you plan to attend the special meeting, please complete the enclosed proxy card and sign, date, and return it promptly so that your shares will be represented. You also may vote your shares by telephone or through the Internet by following the instructions set forth on the proxy card. Submitting your proxy in writing, by telephone, or through the Internet will not prevent you from voting in person at the special meeting.

        The board of directors of Enventis, by unanimous vote, has determined that it is in the best interests of Enventis and its shareholders to consummate the transactions contemplated by the Merger Agreement, and unanimously recommends that shareholders vote FOR the proposal to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, FOR the proposal to approve, by an advisory vote, the change in control payments to Enventis' named executive officers, and FOR the proposal to adjourn or postpone the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies.

By Order of the Board of Directors,
Diane L. Dewbrey Board Chair

SHAREHOLDERS WHO CANNOT ATTEND IN PERSON ARE REQUESTED TO VOTE AS PROMPTLY AS POSSIBLE. YOU MAY VOTE OVER THE INTERNET, BY TELEPHONE, OR BY U.S. MAIL.

August 22, 2014

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD OCTOBER 8, 2014

To Stockholders:

        A special meeting of stockholders of Consolidated Communications Holdings, Inc. ("Consolidated") will be held at Consolidated's corporate headquarters, 121 South 17th Street, Mattoon, Illinois 61938 on October 8, 2014 at 9:00 a.m., Central time. The special meeting of stockholders is being held for the following purposes:

          1.     To approve the issuance of Consolidated common stock to Enventis Corporation ("Enventis") shareholders in the Merger contemplated by the Agreement and Plan of Merger, dated as of June 29, 2014 (the "Merger Agreement"), by and among Consolidated, Enventis, and Sky Merger Sub Inc., a Minnesota corporation and a wholly-owned subsidiary of Consolidated ("Merger Sub"), a copy of which is attached as Annex I to the accompanying joint proxy statement/prospectus, pursuant to which Merger Sub will merge with and into Enventis (the "Merger"), with Enventis as the surviving entity (Consolidated Proposal No. 1); and

          2.     To approve the adjournment or postponement of the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the issuance of Consolidated common stock to Enventis shareholders in the Merger contemplated by the Merger Agreement (Consolidated Proposal No. 2).

        Only stockholders of record at the close of business on August 21, 2014 are entitled to vote at the meeting or at any adjournment or postponement thereof.

        We hope that as many stockholders as possible will personally attend the meeting. Whether or not you plan to attend the meeting, please complete the enclosed proxy card and sign, date and return it promptly so that your shares will be represented. You also may vote your shares by telephone or through the Internet by following the instructions set forth on the proxy card. Submitting your proxy in writing, by telephone or through the Internet will not prevent you from voting in person at the meeting.

        The board of directors of Consolidated unanimously recommends that you vote "FOR" each of (i) the issuance of Consolidated common stock to Enventis shareholders in the Merger contemplated by the Merger Agreement; and (ii) the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to, among other reasons, solicit additional proxies.

By Order of the Board of Directors,
Steven J. Shirar Senior Vice President & Secretary

August 22, 2014

i

ii

iii

iv

DEFINED TERMS USED IN THIS JOINT PROXY STATEMENT/PROSPECTUS

Consolidated	Consolidated Communications Holdings, Inc., a Delaware corporation
Enventis	Enventis Corporation, a Minnesota corporation, formerly known as Hickory Tech Corporation
Exchange Act	Securities Exchange Act of 1934, as amended
Merger	Business combination whereby Merger Sub will merge with and into Enventis, with Enventis as the surviving entity, pursuant to the Merger Agreement
Merger Agreement	Agreement and Plan of Merger, dated as of June 29, 2014, as it may be amended from time to time, by and among Consolidated, Enventis and Merger Sub
Merger Consideration
With respect to a given share of Enventis common stock, the right to receive 0.7402 validly issued, fully paid and nonassessable shares of Consolidated common stock, subject to certain exceptions, together with any cash in lieu of fractional shares
Merger Sub	Sky Merger Sub Inc., a Minnesota corporation and a wholly-owned subsidiary of Consolidated
SEC	Securities and Exchange Commission
Securities Act	Securities Act of 1933, as amended

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE ENVENTIS SPECIAL MEETING

        The following questions and answers address briefly some questions you may have regarding the Merger and the Enventis special meeting. These questions and answers may not address all questions that may be important to you as a shareholder of Enventis or as a stockholder of Consolidated. Please refer to the more detailed information contained elsewhere in this joint proxy statement/prospectus, the annexes to this joint proxy statement/prospectus and the documents referred to in or incorporated by reference into this joint proxy statement/prospectus. You may obtain the information incorporated by reference into this joint proxy statement/prospectus without charge by following the instructions in the section entitled "Where You Can Find More Information" on page 144.

        For certain questions and answers about the Consolidated special meeting, see the section entitled "Questions and Answers about the Consolidated special meeting" on page 8.

  •
  What is the Merger?

        In accordance with the terms and conditions of the Merger Agreement, if Enventis shareholders approve the Merger Agreement and the transactions contemplated thereby, including the Merger, and Consolidated stockholders approve the issuance of Consolidated common stock to Enventis shareholders in the Merger contemplated by the Merger Agreement and the other closing conditions under the Merger Agreement are satisfied or waived, Merger Sub will merge with and into Enventis, and Enventis will be the surviving corporation and a wholly owned subsidiary of Consolidated. A copy of the Merger Agreement is attached as Annex I to this joint proxy statement/prospectus.

  •
  Is my vote necessary to complete the Merger?

        Yes. Enventis and Consolidated have agreed to combine the two companies upon the terms and conditions of the Merger Agreement that is described in this joint proxy statement/prospectus. You are receiving these proxy materials to help you decide, among other matters, how to vote your shares of Enventis with respect to the proposed Merger.

        The Merger cannot be completed unless, among other things, Enventis shareholders approve the Merger Agreement and the transactions contemplated thereby, including the Merger.

        The Enventis special meeting is being held to vote on, among other matters, the proposals necessary to complete the Merger. Information about the special meeting, the Merger and the other business to be considered by Enventis shareholders is contained in this joint proxy statement/prospectus.

        Your vote is important. Enventis encourages you to vote as soon as possible.

  •
  Are there other matters related to the Merger that require the vote of Enventis shareholders?

        Yes. At the Enventis special meeting, shareholders will be asked to consider and vote upon a proposal to approve, by an advisory vote, the agreements and understandings of Enventis and its named executive officers concerning compensation that is based on or otherwise relates to the Merger contemplated by the Merger Agreement, and the aggregate total of all such compensation that may be paid or become payable to or on behalf of such executive officers, as disclosed in this joint proxy statement/prospectus under the heading "The Merger—Interests of Enventis Directors and Executive Officers in the Merger—Change of Control Agreements with Executive Officers" (the "change in control payments").

  •
  What will shareholders receive in the Merger?

        Enventis shareholders will be entitled to receive 0.7402 shares of Consolidated common stock for each share of Enventis common stock owned at the effective time of the Merger. No fractional shares of Consolidated common stock will be issued. Each Enventis shareholder will be entitled to receive, in lieu of any fractional share of Consolidated common stock, an amount in cash equal to the value of the fractional share of Consolidated common stock to which such shareholder would otherwise have been entitled.

        After completion of the Merger, each Consolidated stockholder will have the same number of shares of Consolidated common stock that such stockholder held immediately prior to the completion of the Merger. However, upon issuance of the shares of Consolidated common stock to Enventis shareholders in connection with the Merger, each share of Consolidated common stock outstanding immediately prior to the completion of the Merger will represent a smaller percentage of the aggregate number of shares of Consolidated common stock outstanding after the completion of the Merger. On the other hand, each share of Consolidated common stock will then represent an interest in a company with more assets.

  •
  Where and when is the special meeting of Enventis shareholders?

        The Enventis special meeting will be held at 8:00 a.m., Central time, on October 8, 2014, at Enventis' corporate headquarters, 221 East Hickory Street in Mankato, Minnesota 56001.

  •
  Who can vote at the Enventis special meeting?

        Enventis shareholders can vote at the Enventis special meeting if such shareholders owned shares of Enventis common stock as of the close of business on August 21, 2014, which is the record date for the special meeting.

  •
  What vote of Enventis shareholders is required to approve the proposals?

        To approve the Merger Agreement and the transactions contemplated thereby, including the Merger, holders of at least two-thirds of the outstanding shares of Enventis common stock entitled to vote must vote their shares "FOR" the approval of the proposal.

        To approve, by an advisory vote, the change in control payments, holders of the greater of (1) a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on this item of business at the Enventis special meeting, or (2) a majority of the voting power of the minimum number of the shares entitled to vote that would constitute a quorum for the transaction of business at the Enventis special meeting, must vote their shares "FOR" the proposal.

        To approve adjournment of the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies, holders a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on this item of business at the Enventis special meeting, whether or not a quorum is present, must vote their shares "FOR" the proposal.

  •
  What constitutes a quorum for the Enventis special meeting?

        A majority of the outstanding shares of Enventis common stock entitled to vote being present in person or represented by proxy constitutes a quorum for the special meeting. If a quorum is not present, the shareholders present, in person or by proxy, may adjourn the meeting, without notice other than announced at the meeting, to another place, if any, date or time.

  •
  How does the Board of Directors of Enventis recommend that Enventis shareholders vote?

        The Enventis board of directors has determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are in the best interests of Enventis and its shareholders and recommends that Enventis shareholders vote "FOR" the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, "FOR" the approval, by advisory vote, of the change in control payments and "FOR" the proposal to adjourn or postpone the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies. The board is soliciting shareholder votes consistent with the board's recommendation. You should read the section entitled "The Merger—Enventis' Reasons for the Merger and Recommendation of the Enventis Board of Directors" for a discussion of the factors that the board considered in deciding to recommend voting "FOR" the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger.

  •
  How do I vote?

        If you are an Enventis shareholder of record, as of the record date, after carefully reading and considering the information contained in this joint proxy statement/prospectus, you may vote by any of the following methods:

  •
  Internet.    Electronically through the Internet by accessing www.proxyvote.com. You may vote through the Internet until 11:59 p.m., Eastern time, on October 7, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and create an electronic voting instruction form. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a control number located on your proxy card. These procedures allow you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote through the Internet, you should not return your proxy card.

  •
  Mail.    By returning your proxy through the mail. If you complete and properly sign the accompanying proxy card and return it to Enventis, it will be voted as you direct on the proxy card. You should follow the instructions set forth on the proxy card, being sure to complete it, to sign it, and to mail it in the enclosed postage-paid envelope.

  •
  Telephone.    By calling 1-800-690-6903. You may vote by telephone until 11:59 p.m., Eastern time, on October 7, 2014. This toll free number is also included on the proxy card. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a control number located on your proxy card. These procedures allow you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

  •
  In Person.    In person at the meeting. At the meeting, you will need to request a ballot in order to vote your shares in person.

        Enventis recommends that you vote in advance even if you plan to attend the meeting so that Enventis will know as soon as possible that enough votes will be present for Enventis to hold the meeting. If you are a shareholder of record and attend the meeting, you may vote at the meeting or deliver your completed proxy card in person. If you properly return or submit your proxy but do not indicate how you wish to vote, Enventis will count your proxy as a vote "FOR" the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, "FOR" the approval, by advisory vote, of the change in control payments and "FOR" the proposal to adjourn or postpone the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies.

        If your shares are held in "street name," please refer to the information forwarded to you by your bank, broker or other holder of record to see what you must do in order to vote your shares, including whether you may be able to vote electronically through your bank, broker or other record holder. If so, instructions regarding electronic voting will be provided by the bank, broker or other holder of record to you as part of the package that includes this joint proxy statement/prospectus. If you are a "street name" beneficial holder of shares and you wish to vote in person at the meeting, you will need to obtain a proxy from the institution that holds your shares and present it to the inspector of elections with your ballot when you vote at the special meeting.

  •
  What is the difference between a shareholder of record and a "street name" beneficial holder of shares?

        If your shares are registered directly in your name with Enventis' transfer agent, Wells Fargo Bank, N.A., you are considered a shareholder of record with respect to those shares. If this is the case, the shareholder proxy materials have been sent or provided directly to you by Enventis.

        If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial holder" of the shares held for you in what is known as "street name." If this is the case, the proxy materials have been forwarded to you by your brokerage firm, bank or other nominee, which is considered the shareholder of record with respect to these shares. As the beneficial holder, you have the right to direct your broker, bank or other nominee how to vote your shares. Please contact your broker, bank, or other nominee for instructions on how to vote any shares you beneficially own.

  •
  If my shares are held in "street name" by my broker, will my broker vote my shares for me?

        If your shares are held for you as a beneficial owner in "street name," your broker will vote your shares on the proposals only if you provide instructions to your broker on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions, your shares will not be voted, which will have the effect of an "Against" vote for the proposal to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, and will have no effect on the proposals to approve, by an advisory vote, of the change in control payments and to adjourn or postpone the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies.

  •
  Will anyone contact me regarding this vote?

        Enventis has retained Morrow & Co., LLC, 470 West Ave., Stamford, CT 06902 to aid in the solicitation of proxies and to verify certain records related to the solicitation. Enventis will pay Morrow & Co., LLC a fee of $10,000 plus solicitation charges plus reimbursement for its reasonable out-of-pocket expenses. Such solicitations may be made by mail, telephone, facsimile, e-mail, the Internet or personal interviews.

  •
  Can I change my vote after I have delivered my proxy?

        Yes. You can change your vote before the Enventis special meeting. If you are an Enventis shareholder of record, you may change your proxy voting instructions prior to commencement of the special meeting by granting a new proxy (by mail, by phone or over the Internet), as described under "The Enventis Special Meeting—Voting by Proxy" on page 131. You may also revoke a proxy by submitting a notice of revocation to the Secretary of Enventis at the address set forth under "The Enventis Special Meeting—Voting by Proxy" on page 131 prior to the commencement of the special meeting. Attendance at the special meeting will not in and of itself constitute revocation of a proxy.

        If your shares are held in "street name," you may change your vote by submitting new voting instructions to your broker or other nominee holder in accordance with the procedures established by it. Please contact your broker or other nominee and follow its directions in order to change your vote.

  •
  Should I send in my Enventis stock certificates with my proxy card?

        No. Please DO NOT send your Enventis stock certificates with your proxy card.

  •
  What are the material U.S. federal income tax consequences of the Merger to U.S. holders of Enventis shares?

        Each of Stinson Leonard Street LLP, tax counsel to Enventis, and Schiff Hardin LLP, tax counsel to Consolidated, is delivering an opinion that the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. However, neither Enventis nor Consolidated has requested or received a ruling from the Internal Revenue Service that the Merger will qualify as a reorganization. Assuming that the Merger qualifies as a reorganization, U.S. holders of Enventis shares should not recognize any gain or loss for U.S. federal income tax purposes when they exchange their Enventis shares for shares of Consolidated common stock in the Merger, except with respect to cash received in lieu of fractional shares of Consolidated common stock.

        The tax opinions regarding the Merger do not address any state, local or foreign tax consequences of the Merger.

        Please carefully review the information set forth in the section titled "Material United States Federal Income Tax Consequences" beginning on page 79 for a description of the material United States federal income tax consequences of the Merger. The tax consequences of the Merger to each Enventis shareholder will depend on such Enventis shareholder's own situation. Enventis shareholders should consult with their own tax advisors for a full understanding of the tax consequences of the Merger to them.

  •
  When do Enventis and Consolidated expect the Merger to be completed?

        Enventis and Consolidated are working to complete the Merger as quickly as possible. If the Merger Agreement and the transactions contemplated thereby, including the Merger, are approved by Enventis shareholders, the issuance of Consolidated common stock to Enventis shareholders in the Merger is approved by Consolidated stockholders, and the other conditions to completion of the Merger are satisfied or waived, including required regulatory approvals, it is anticipated that the Merger will be completed in the fourth quarter of 2014. However, it is possible that factors outside the control of Enventis and Consolidated could require Enventis and Consolidated to complete the Merger at a later time or not complete it at all. If the Merger is not completed by January 31, 2015, either Enventis or Consolidated may terminate the Merger Agreement (provided that the party terminating the Merger Agreement has not materially contributed to the failure to fulfill any condition under the Merger Agreement). The commitments that Consolidated received from lenders in connection with its financing of the Merger and the transactions contemplated thereby terminate on January 31, 2015 unless an extension is agreed to by such lenders, as described further under "Debt Financing" on page 97.

  •
  Will Enventis continue to pay dividends on its common stock until the Merger is completed?

        Enventis paid cash dividends of $0.145 per share, $0.150 per share, $0.150 per share and $0.150 per share in the third and fourth quarters of the year ending December 31, 2013 and the first and second quarters of the year ending December 31, 2014, respectively. Enventis currently expects to pay comparable cash dividends in the future and is expressly permitted to continue to pay a quarterly dividend of $0.150 per share under the terms of the Merger Agreement. However, future dividend payments are at the discretion of the Enventis board and changes in the dividend program will continue to depend on Enventis' earnings, capital requirements, financial condition, debt covenant and other factors considered relevant by the Enventis board.

  •
  Can Enventis shareholders dissent and require appraisal of their shares?

        No. Under Minnesota law, unless otherwise set forth in the articles of incorporation or bylaws, dissenters' rights are not available in connection with a merger to the holders of shares listed on certain national stock exchanges, including the NASDAQ Global Select Market, as long as the consideration to be received for such shares consists only of shares that are listed on one of such national stock exchanges and cash in lieu of fractional shares. Because (i) the Enventis articles of incorporation and bylaws do not contain provisions relating to dissenters' rights and appraisal rights, (ii) the common stock of Enventis is listed on the NASDAQ Global Select Market, and (iii) the consideration to be received by holders of Enventis common stock in the Merger will consist only of common stock of Consolidated (which is registered on the NASDAQ Global Select Market) and cash in lieu of fractional shares, holders of common stock of Enventis do not have any right to dissent from corporate action and obtain payment of the fair value of their shares in connection with the Merger.

  •
  Who can help answer my questions?

        If Enventis shareholders have any questions about the Merger or the Enventis special meeting, or if they need additional copies of this joint proxy statement/prospectus or the enclosed proxy card, they should contact:

  Morrow & Co. LLC
  470 West Ave.
  Stamford, CT 06902
  Banks and Brokerage Firms, please call: (203) 658-9400
  Stockholders and All others, call toll-free: (888) 681-0976
  Email: enve.info@morrowco.com

  •
  Who will tabulate and certify the vote?

        Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as Inspector of Elections.

QUESTIONS AND ANSWERS ABOUT THE CONSOLIDATED SPECIAL MEETING

        The following questions and answers address briefly some questions you may have regarding the Consolidated special meeting. These questions and answers may not address all questions that may be important to you as a stockholder of Consolidated. Please refer to the more detailed information contained elsewhere in this joint proxy statement/prospectus, the annexes to this joint proxy statement/prospectus and the documents referred to in or incorporated by reference into this joint proxy statement/prospectus. You may obtain the information incorporated by reference into this joint proxy statement/prospectus without charge by following the instructions in the section entitled "Where You Can Find More Information" on page 144.

        For certain questions and answers about the Enventis special meeting, see the section entitled "Questions and Answers about the Merger and the Enventis Special Meeting" on page 2.

What is the purpose of this joint proxy statement/prospectus?

        The purpose of this joint proxy statement/prospectus is to provide information regarding matters to be voted on at the special meeting of Consolidated's stockholders. Proxies are solicited by Consolidated's board to give all stockholders of record an opportunity to vote on the matters to be presented at the special meeting, even if the stockholders cannot attend the meeting. The board has designated Steven J. Shirar and Matthew K. Smith as proxies, who will vote the shares represented by proxies at the special meeting in the manner indicated by the proxies.

What proposals will be voted on at the Consolidated special meeting?

        Consolidated stockholders will vote on the following proposals at the special meeting:

  •
  the approval of the issuance of Consolidated common stock to Enventis shareholders in the Merger contemplated by the Merger Agreement, a copy of which is attached as Annex I to the accompanying joint proxy statement/prospectus (Consolidated Proposal No. 1); and

  •
  the proposal to adjourn or postpone the Consolidated special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies (Consolidated Proposal No. 2).

Who is entitled to vote?

        Each outstanding share of Consolidated's common stock entitles its holder to cast one vote on each matter to be voted upon at the special meeting. Only stockholders of record at the close of business on the record date, August 21, 2014, are entitled to receive notice of the special meeting and to vote the shares of common stock that they held on that date at the meeting, or any adjournment or postponement of the meeting. If your shares are held for you as a beneficial holder in "street name," please refer to the information forwarded to you by your bank, broker or other holder of record to see what you must do to vote your shares.

        A complete list of stockholders entitled to vote at the special meeting will be available for examination by any stockholder at Consolidated's corporate headquarters, 121 South 17th Street, Mattoon, Illinois 61938, during normal business hours for a period of ten days before the special meeting and at the time and place of the special meeting.

What is the difference between a stockholder of record and a beneficial holder of shares?

        If your shares are registered directly in your name with Consolidated's transfer agent, Computershare Trust Company, N.A., you are considered a stockholder of record with respect to those shares. If this is the case, the stockholder proxy materials have been sent or provided directly to you by Consolidated.

        If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial holder" of the shares held for you in what is known as "street name." If this is the case, the proxy materials have been forwarded to you by your brokerage firm, bank or other nominee, which is considered the stockholder of record with respect to these shares. As the beneficial holder, you have the right to direct your broker, bank or other nominee how to vote your shares. Please contact your broker, bank, or other nominee for instructions on how to vote any shares you beneficially own.

Who can attend the meeting?

        All stockholders of record as of August 21, 2014, or their duly appointed proxies, may attend the meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting. If you hold your shares in "street name," you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

        A quorum of stockholders is necessary to hold the special meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. As of August 21, 2014, the record date, 40,289,154 shares of Consolidated's common stock were outstanding. Proxies received but marked as withheld, abstentions or broker non-votes will be included in the calculation of the number of shares considered present at the meeting for purposes of establishing a quorum. In the event that a quorum is not present at the special meeting, Consolidated expects that the special meeting will be adjourned or postponed to solicit additional proxies.

How do I vote?

        If you are a stockholder of record, you may vote by any of the following methods:

  •
  Internet.  Electronically through the Internet by accessing Consolidated's materials using the information on your proxy card. To vote through the Internet, you should sign on to this website and follow the procedures described at the website. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on your proxy card. These procedures allow you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote through the Internet, you should not return your proxy card. If you vote through the Internet, your proxy will be voted as you direct on the website.

  •
  Mail.  By returning your proxy through the mail. If you complete and properly sign the accompanying proxy card and return it to Consolidated, it will be voted as you direct on the proxy card. You should follow the instructions set forth on the proxy card, being sure to complete it, to sign it and to mail it in the enclosed postage-paid envelope.

  •
  Telephone.  By calling 1-800-652-VOTE (1-800-652-8683). This toll free number is also included on the proxy card. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on your proxy card. These procedures allow you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

  •
  In Person.  In person at the meeting.

        Consolidated recommends that you vote in advance even if you plan to attend the meeting so that Consolidated will know as soon as possible that enough votes will be present for Consolidated to hold the meeting. If you are a stockholder of record and attend the meeting, you may vote at the meeting or deliver your completed proxy card in person.

        If your shares are held in "street name," please refer to the information forwarded to you by your bank, broker or other holder of record to see what you must do in order to vote your shares, including whether you may be able to vote electronically through your bank, broker or other record holder. If so, instructions regarding electronic voting will be provided by the bank, broker or other holder of record to you as part of the package that includes this joint proxy statement/prospectus. If you are a "street name" stockholder and you wish to vote in person at the meeting, you will need to obtain a proxy from the institution that holds your shares and present it to the inspector of elections with your ballot when you vote at the special meeting.

Can I change my vote after I return my proxy card?

        Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is voted by:

  •
  delivering to Consolidated's Secretary at the address set forth under "The Consolidated Special Meeting—Date, Time and Place" on page 137 a written notice of revocation of your proxy by mail, by telephone or through the Internet;

  •
  delivering a duly executed proxy bearing a later date; or

  •
  voting in person at the special meeting.

        If your shares are held in "street name," you may vote in person at the special meeting if you obtain a proxy as described in the answer to the previous question.

How many votes are required for the proposals to pass?

        The vote required for each of (i) the approval of the issuance of Consolidated common stock to Enventis shareholders in the Merger contemplated by the Merger Agreement (Consolidated Proposal No. 1) and (ii) the proposal to adjourn or postpone the Consolidated special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies (Consolidated Proposal No. 2) is the approval of a majority of the votes present, in person or by proxy, and entitled to vote on the matter.

How are abstentions and broker non-votes treated?

        If a stockholder abstains from voting on Consolidated Proposal No. 1 or Consolidated Proposal No. 2, it will have the same effect as a vote "AGAINST" that proposal. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not entitled to vote for purposes of determining whether stockholder approval for that matter has been obtained and, therefore, will have no effect on the outcome of the vote on any such matter. A broker "non-vote" occurs on a proposal when shares held of record by a broker are present or represented at the meeting but the broker is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction has been given.

What if I do not specify a choice for a matter when returning a proxy?

        Stockholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, proxies that are signed and returned will be voted:

  •
  "FOR" the approval of the issuance of Consolidated common stock to Enventis shareholders in the Merger contemplated by the Merger Agreement (see page 140); and

  •
  "FOR" the proposal to adjourn or postpone the special meeting, if necessary or appropriate, for, among other reasons the solicitation of additional proxies (see page 141).

What are the board's recommendations?

        The board's recommendations, together with the description of each proposal, are set forth in this joint proxy statement/prospectus. In summary, the board recommends that you vote:

  •
  "FOR" the approval of the issuance of Consolidated common stock to Enventis shareholders in the Merger contemplated by the Merger Agreement (see page 140); and

  •
  "FOR" the proposal to adjourn or postpone the special meeting, if necessary or appropriate, for, among other reasons the solicitation of additional proxies (see page 141).

        You should read the section entitled "The Merger—Consolidated's Reasons for the Merger" for a discussion of the factors that Consolidated's board considered in deciding to recommend voting "FOR" the approval of the issuance of Consolidated common stock to Enventis shareholders in the Merger contemplated by the Merger Agreement.

        Unless you give other instructions on your proxy card, the persons named as proxy holders on the enclosed proxy card will vote in accordance with the recommendations of the board of directors.

What happens if additional matters are presented at the special meeting?

        Other than the two proposals described in this joint proxy statement/prospectus, Consolidated is not aware of any other business to be acted upon at the special meeting. If you grant a proxy, the persons named as proxy holders on the enclosed proxy card will, pursuant to the provisions of Rule 14a-4(c) under the Exchange Act, vote your shares on any additional matters properly presented for a vote at the meeting as recommended by the board or, if no recommendation is given, in their own discretion.

Will anyone contact me regarding this vote?

        Consolidated has retained Morrow & Co., LLC, 470 West Ave., Stamford, CT 06902 to aid in the solicitation of proxies and to verify certain records related to the solicitation. Consolidated will pay Morrow & Co., LLC a fee of $10,000 as compensation for its services and will reimburse it for its reasonable out-of-pocket expenses. Such solicitations may be made by mail, telephone, facsimile, e-mail, the Internet or personal interviews.

Who can help answer my questions?

        If Consolidated stockholders have any questions about the Merger or the Consolidated special meeting, or if they need additional copies of this joint proxy statement/prospectus or the enclosed proxy card, they should contact:

    Morrow & Co. LLC
    470 West Ave.
    Stamford, CT 06902
    Banks and Brokerage Firms, please call: (203) 658-9400
    Stockholders and All others, call toll-free: (877) 849-0763
    Email: cnsl.info@morrowco.com

Who will tabulate and certify the vote?

        Representatives of Computershare Trust Company, N.A., Consolidated's transfer agent, will tabulate the votes and act as Inspector of Elections.

SUMMARY

        This summary highlights selected information from this joint proxy statement/prospectus and may not contain all the information that is important to you. To understand the Merger fully and for a more complete description of the legal terms of the Merger, you should carefully read this entire joint proxy statement/prospectus and the other documents to which you are referred. See also "Where You Can Find More Information" on page 144. Page references are included to direct you to a more complete description of the topics presented in this summary.

The Companies (page 36)

Consolidated

Consolidated Communications Holdings, Inc.
121 South 17th Street
Mattoon, Illinois 61938
Telephone: (218) 235-3311

        Consolidated offers a wide range of telecommunications services, including local and long-distance service, high-speed broadband Internet access, video services, digital telephone service ("VOIP"), custom calling features, private line services, carrier grade access services, network capacity services over Consolidated's regional fiber optic networks, directory publishing, Competitive Local Exchange Carrier ("CLEC") services and equipment sales.

Enventis

Enventis Corporation
221 East Hickory Street
P.O. Box 3248
Mankato, Minnesota 56002-3248
Telephone: (507) 387-3355

        Enventis, a Minnesota corporation, formerly Hickory Tech Corporation, is a leading provider of advanced communication solutions including data, cloud and IT services to businesses throughout the upper Midwest. The company also provides residential broadband services in select southern Minnesota and northwest Iowa communities. The Enventis fiber network spans more than 4,200 route miles across Minnesota and into Iowa, North Dakota, South Dakota and Wisconsin. The company has 520 employees with corporate headquarters located in Mankato, Minnesota and a 116-year track record of stability.

General

What Enventis Shareholders Will Receive in the Merger (page 75)

        At the effective time of the Merger, each share of Enventis common stock (other than shares owned directly by Enventis, any Enventis subsidiary, Consolidated or Merger Sub) issued and outstanding immediately prior to the effective time of the Merger will be converted into and become the right to receive 0.7402 shares of Consolidated common stock and cash in lieu of fractional shares.

Ownership of Consolidated Following the Merger (page 75)

        Based on the number of shares of Enventis common stock and Consolidated common stock outstanding on the record date, it is anticipated that, immediately following the Merger, Enventis shareholders will own in the aggregate approximately 20.3% of the outstanding shares of Consolidated common stock.

Material United States Federal Income Tax Consequences (page 79)

        Each of Stinson Leonard Street LLP, tax counsel to Enventis, and Schiff Hardin LLP, tax counsel to Consolidated, is delivering an opinion that the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. Assuming that the Merger qualifies as a reorganization, Enventis shareholders should not recognize any gain or loss for U.S. federal income tax purposes when they exchange their Enventis shares for shares of Consolidated common stock in the Merger, except with respect to cash received in lieu of fractional shares of Consolidated common stock. The tax opinions regarding the Merger do not address any state, local or foreign tax consequences of the Merger. The tax opinions are subject to customary qualifications and assumptions, including that the Merger will be completed according to the terms of the Merger Agreement. In rendering the tax opinions, each counsel is relying on representations of Enventis, Merger Sub and Consolidated. If any such assumption or representation is or becomes inaccurate, the U.S. federal income tax consequences of the Merger could be adversely affected. An opinion of counsel represents counsel's best legal judgment but is not binding on the Internal Revenue Service or on any court. Neither Enventis nor Consolidated intends to request any ruling from the Internal Revenue Service as to the U.S. federal income tax consequences of the Merger. Consequently, no assurance can be given that the Internal Revenue Service will not assert, or that a court will not sustain, a position contrary to any of the tax consequences set forth in this joint proxy statement/prospectus. The tax consequences of the Merger to each Enventis shareholder will depend on such Enventis shareholder's own situation. Enventis shareholders should consult with their own tax advisors for a full understanding of the tax consequences of the Merger to them.

Recommendation of the Enventis Board of Directors (page 130)

        The board of directors of Enventis unanimously recommends that Enventis shareholders vote "FOR" each of (i) the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger; (ii) the approval, by an advisory vote, of the change in control payments to Enventis' named executive officers; and (iii) the approval of the adjournment or postponement of the Enventis special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies.

Recommendations of the Consolidated Board of Directors (pages 140 and 141)

        The board of directors of Consolidated unanimously recommends that Consolidated stockholders vote "FOR" each of (i) the issuance of Consolidated common stock to Enventis shareholders in the Merger contemplated by the Merger Agreement; and (ii) the proposal to adjourn or postpone the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies.

Opinion of Financial Advisor to Enventis (page 49 and Annex II)

        On June 29, 2014, at a meeting of the Enventis board of directors held to evaluate the Merger, Waller Capital Securities, LLC ("Waller Capital") delivered an oral opinion to the Enventis board of directors, which opinion was confirmed by delivery of a written opinion, dated June 29, 2014, to the effect that, as of such date, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations described in its opinion the exchange ratio to be received by holders of Enventis common stock in the Merger was fair, from a financial point of view, to such holders.

        The full text of Waller Capital's opinion to the Enventis board of directors describes the assumptions made, procedures followed, factors considered and limitations on the review undertaken by Waller Capital. This written opinion is attached as Annex II to this joint proxy statement/prospectus and incorporated by reference herein. Waller Capital's opinion was provided for the benefit of the Enventis board of directors (in its capacity as such) in connection with, and for the purpose of, its evaluation of the fairness of the exchange ratio to be received by holders of Enventis common stock in the Merger, from a financial point of view, and does not address any other aspect of the Merger. The opinion does not address the relative merits of the Merger as compared to other business strategies or transactions that might be available with respect to Enventis or Enventis' underlying business decision to effect the Merger. You are encouraged to read the opinion in its entirety, which is attached to this joint proxy statement/prospectus as Annex II, and the description thereof in the section titled "The Merger—Opinion of Financial Advisor to Enventis".

Opinion of Financial Advisor to Consolidated (page 60 and Annex III)

        On June 29, 2014, Wells Fargo Securities, LLC ("Wells Fargo Securities") delivered its written opinion to the board of directors of Consolidated to the effect that, as of June 29, 2014, and based on and subject to various assumptions made, procedures followed, matters considered and limitations on the review undertaken by Wells Fargo Securities in connection with the opinion, the experience of its investment bankers and other factors it deemed relevant, the exchange ratio pursuant to the Merger Agreement was fair, from a financial point of view, to Consolidated.

        The full text of the written opinion of Wells Fargo Securities sets forth, among other things, assumptions made, procedures followed, matters considered and limitations on the review undertaken by Wells Fargo Securities in connection with such opinion. This written opinion is attached as Annex III to this joint proxy statement/prospectus and is incorporated by reference in its entirety into this joint proxy statement/prospectus. Wells Fargo Securities provided its opinion for the information and use of the board of directors of Consolidated in connection with its evaluation of the Merger. Wells Fargo Securities' opinion only addresses the fairness, from a financial point of view, to Consolidated of the exchange ratio to the extent expressly specified in its opinion, and does not address any other terms or aspects of the Merger. Wells Fargo Securities' opinion does not address the merits of the underlying decision by Consolidated to enter into the Merger Agreement or the relative merits of the Merger or contemplated financings compared with other business strategies or transactions available or that have been or might be considered by the management or the board of directors of Consolidated or in which Consolidated might engage. Wells Fargo Securities' opinion did not and does not constitute a recommendation as to how any holder of shares of Consolidated common stock should vote with respect to the issuance of shares of Consolidated common stock pursuant to the Merger and the Merger Agreement or any other matter. You are encouraged to read the opinion in its entirety, which is attached to this joint proxy statement/prospectus as Annex III, and the description thereof in the section titled "The Merger—Opinion of Financial Advisor to Consolidated".

Interests of Enventis Directors and Executive Officers in the Merger (page 69)

        In considering the recommendation of the Enventis board of directors with respect to the Merger Agreement, you should be aware that some of Enventis' directors and executive officers have interests in the Merger that are different from, or in addition to, those of Enventis shareholders generally. The Enventis board of directors was aware of these interests and considered them, among other matters, in reaching its decision to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, and to recommend that Enventis shareholders vote "FOR" the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger.

Comparison of Rights of Common Shareholders of Enventis and Common Stockholders of Consolidated (page 113)

        The rights of Enventis shareholders are currently governed by the Enventis articles of incorporation, the Enventis bylaws, and Minnesota law. Upon completion of the Merger, all shareholders of Enventis will become stockholders of Consolidated and their rights will be governed by the Consolidated certificate of incorporation, the Consolidated bylaws, and Delaware law.

The Enventis Special Meeting (page 130)

        The special meeting of Enventis shareholders will be held on October 8, 2014 at Enventis' corporate headquarters, 221 East Hickory Street in Mankato, Minnesota, at 8:00 a.m., Central time. At the special meeting, Enventis shareholders will be asked to (i) vote upon the proposal to approve the Merger Agreement and the transactions contemplated thereby, including the Merger; (ii) cast an advisory vote to approve the change in control payments to Enventis' named executive officers; and (iii) vote to approve the adjournment or postponement of the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies.

The Consolidated Special Meeting (page 137)

        The special meeting of stockholders of Consolidated will be held at Consolidated's corporate headquarters, 121 South 17th Street, Mattoon, Illinois on October 8, 2014 at 9:00 a.m., Central time. The special meeting of stockholders is being held for the following purposes: (i) to approve the issuance of Consolidated common stock to Enventis shareholders in the Merger contemplated by the Merger Agreement; and (ii) to approve the adjournment or postponement of the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the issuance of Consolidated common stock to Enventis shareholders in the Merger contemplated by the Merger Agreement.

Record Dates; Shares Entitled to Vote; Required Vote with respect to the Merger; Quorums (pages 130 and 137)

        Enventis shareholders are entitled to vote at the special meeting if they owned shares of Enventis common stock at the close of business on August 21, 2014, the record date. On the record date, there were 13,665,701 shares of Enventis common stock outstanding. Shareholders will be entitled to one vote for each share of Enventis common stock that they owned on the record date on all matters submitted to a vote at the special meeting.

        To approve the Merger Agreement and the transactions contemplated thereby, including the Merger, the affirmative vote of at least two-thirds of the outstanding shares of Enventis entitled to vote thereon is required. The presence at the special meeting on October 8, 2014, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast at the special meeting will constitute a quorum, which is necessary to hold the meeting. In the event that a quorum is not present at the special meeting, Enventis expects that the special meeting will be adjourned or postponed to solicit additional proxies.

        Consolidated stockholders are entitled to vote at the special meeting if they owned shares of Consolidated common stock at the close of business on August 21, 2014, the record date. As of the record date, 40,289,154 shares of Consolidated's common stock were outstanding. Each outstanding share of Consolidated's common stock entitles its holder to cast one vote on each matter to be voted upon at the special meeting.

        To approve the issuance of Consolidated common stock to Enventis shareholders in the Merger contemplated by the Merger Agreement, the approval of a majority of the votes present, in person or by proxy, and entitled to vote is required. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. In the event that a quorum is not present at the special meeting, Consolidated expects that the special meeting will be adjourned or postponed to solicit additional proxies.

 Shares Owned by Enventis Directors and Executive Officers (page 131)

        At the close of business on the record date, directors and executive officers of Enventis beneficially owned and were entitled to vote, in the aggregate 1,120,459 shares of Enventis common stock, which represented approximately 8.2% of the shares of Enventis common stock outstanding on that date. The affirmative vote of at least two-thirds of the outstanding shares of Enventis common stock are required to approve the Merger Agreement and the transactions contemplated thereby, including the Merger. The directors and executive officers of Enventis have informed Enventis that they intend to vote all of their shares of Enventis common stock "FOR" the Merger Agreement and the transactions contemplated thereby, including the Merger.

Shares Owned by Consolidated Directors and Executive Officers (page 138)

        At the close of business on the record date, directors and executive officers of Consolidated beneficially owned and were entitled to vote, in the aggregate, 2,445,572 shares of Consolidated common stock, which represented approximately 6.1% of the shares of Consolidated common stock outstanding on that date. The affirmative vote of a majority of the votes present in person or by proxy, and entitled to vote on the matter is required to approve the issuance of Consolidated common stock to Enventis shareholders in the Merger contemplated by the Merger Agreement. The directors and executive officers of Consolidated have informed Consolidated that they intend to vote all of their shares of Consolidated common stock "FOR" the approval of the issuance of Consolidated common stock to Enventis shareholders in the Merger contemplated by the Merger Agreement.

The Merger (pages 36 and 82)

        The Merger Agreement is attached as Annex I to this joint proxy statement/prospectus. You are encouraged to read the Merger Agreement carefully and in its entirety because it is the principal document governing the Merger.

Conditions to the Merger (page 92)

        Enventis and Consolidated are obligated to complete the Merger only if certain conditions precedent are satisfied or waived, including the following:

  •
  The Merger Agreement has been approved by the affirmative vote of holders of not less than two-thirds of the outstanding shares of Enventis common stock at the Enventis special meeting.

  •
  The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), has expired or has been terminated (this condition has been satisfied—see "The Merger—Regulatory Approvals Required for the Merger—United States Antitrust").

  •
  The approvals of the Federal Communications Commission (the "FCC"), the Minnesota Public Utility Commission (the "Minnesota PUC"), the Iowa Utilities Board (the "Iowa UB"), the North Dakota Public Service Commission (the "North Dakota PSC"), the South Dakota Public Utilities Commission (the "South Dakota PUC") and the Wisconsin Public Service Commission (the "Wisconsin PSC") have been obtained.

  •
  No order, injunction, statute, rule, regulation or decree shall have been issued, enacted, entered, promulgated or enforced by a governmental entity that prohibits, precludes, restrains, enjoins or makes illegal the consummation of the Merger.

  •
  Consolidated's registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, has been declared effective by the SEC and no stop order suspending the effectiveness of the registration statement is in effect, and no proceeding for such purpose is pending or, to Consolidated's knowledge or Enventis', threatened by the SEC.

  •
  The issuance of Consolidated common stock to Enventis shareholders in the Merger contemplated by the Merger Agreement, pursuant to the NASDAQ Listing Rules, has been approved by a majority of the votes present, in person or by proxy, and entitled to vote at the special meeting of stockholders of Consolidated.

  •
  The shares of Consolidated common stock to be issued in the Merger have been approved for listing on the NASDAQ Global Select Market.

  •
  Other contractual conditions set forth in the Merger Agreement have been satisfied or waived.

Termination; Termination Fees; Expenses (page 93)

        The Merger Agreement contains provisions addressing the circumstances under which Consolidated or Enventis may terminate the Merger Agreement. In addition, the Merger Agreement provides that, in certain circumstances, Enventis may be required to pay Consolidated a termination fee of $8,448,750.

No Solicitation; Changes in Recommendation (page 87)

        The Merger Agreement contains certain restrictions on Enventis' ability to solicit or engage in discussions or negotiations with a third party regarding specified transactions involving Enventis. Notwithstanding these restrictions, under certain circumstances, the Enventis board of directors may (i) respond to an unsolicited bona fide proposal for an alternative acquisition or (ii) terminate the Merger Agreement and enter into an agreement with respect to a superior proposal (in which case Enventis will be required to pay to Consolidated the termination fee described above).

Regulatory Approvals Required for the Merger (page 77)

        United States antitrust laws prohibit Consolidated and Enventis from completing the Merger until they have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission under the HSR Act and a required waiting period has ended. Enventis and Consolidated filed the required notification and report forms with the Antitrust Division of the Department of Justice and the Federal Trade Commission on July 11, 2014. The required waiting period was terminated on July 21, 2014.

        Completion of the Merger is also conditioned upon the receipt of the following approvals of the FCC, the Minnesota PUC, the Iowa UB, certain local municipalities in Minnesota and filing notices with the North Dakota PSC, the South Dakota PUC, the Wisconsin PSC. On July 11, 2014, Enventis and its subsidiaries that are regulated by the Minnesota Public Utilities Commission ("Minnesota PUC"), and Consolidated and its subsidiary, Sky Merger Sub Inc., jointly filed an application with the Minnesota PUC for approval of the transfer of control of those Enventis subsidiaries to Consolidated. Upon closing of the transaction, the parties will notify the Minnesota PUC that the transaction has been consummated. On July 17 and 18, 2014, Consolidated, Enventis and the subsidiaries of Enventis that hold FCC Section 214 authorizations jointly filed applications for the transfer control of those subsidiaries to Consolidated. Upon closing of the transaction, the parties will notify the FCC that the transaction has been consummated. On July 22, 2014, Consolidated and Enventis filed with the Iowa UB an informational notice of the transfer of control of the Enventis subsidiaries that are regulated by the Iowa UB. Upon closing of the transaction, the parties will notify the Iowa UB that the transaction has been consummated. On or before August 19, 2014 Enventis, Enventis Telecom, Inc. and Consolidated filed for approval of transfer of control of Enventis Telecom, Inc. and/or debt financing with the state regulatory commissions in Georgia, Indiana, Maryland, New York, Ohio and Pennsylvania. Upon closing of the transaction, the parties will notify the state regulatory commissions that the transaction has been consummated. On August 1, 2014, Consolidated and Enventis filed notice with the Minnesota municipalities of Amboy,

Eagle Lake, Ellendale, Faribault, Garden City, Good Thunder, Janesville, Lake Crystal, Madison Lake, Mankato, Mapleton, Nicollet, North Mankato, Skyline, South Bend Township, St. Peter, Vernon Center, and Waseca, each of which require municipal approval to transfer control of the legacy local cable franchises held by Crystal Communications, Inc. Notice of the transfer of control of the Enventis subsidiaries that are regulated in each state will be filed with the state regulatory commissions in Florida, Illinois, Kentucky, Montana, North Dakota, South Dakota and Washington at least 30 days prior to close and in Wisconsin within 20 days after close.

Debt Financing (page 97)

        The Merger Agreement is not subject to any financing contingency. Consolidated intends to finance the repayment of existing indebtedness of Enventis and pay fees and expenses incurred in connection with the transactions contemplated by the Merger Agreement with debt and cash on hand. With respect to the debt financing, Consolidated has obtained a commitment for the financing necessary to complete the transaction from Morgan Stanley Senior Funding, Inc., WF Investment Holdings, LLC and The Royal Bank of Scotland plc, which provides for a senior unsecured bridge facility in an aggregate principal amount that will yield up to $140,000,000 in gross proceeds that can be used to repay existing indebtedness of Enventis and pay fees and expenses incurred in connection with the transactions contemplated by the Merger Agreement. The terms of this commitment are described further under "Debt Financing" on page 97. The financing commitment permits Consolidated to secure other funding in lieu of drawing on the financing commitment. Before the completion of the Merger, Consolidated expects to conduct a private placement offering of notes under Securities Act Rule 144A if it believes that the terms of this alternative financing would be more favorable to it.

No Dissenters' Rights of Enventis Shareholders

        Under Minnesota law, unless otherwise set forth in the articles of incorporation or bylaws, dissenters' rights are not available in connection with a merger to the holders of shares listed on certain national stock exchanges, including the NASDAQ Global Select Market, as long as the consideration to be received for such shares consists only of shares that are listed on one of such national stock exchanges and cash in lieu of fractional shares. Because (i) the Enventis articles of incorporation and bylaws do not contain provisions relating to dissenters' rights and appraisal rights, (ii) the common stock of Enventis is listed on the NASDAQ Global Select Market, and (iii) the consideration to be received by holders of Enventis common stock in the Merger will consist only of common stock of Consolidated (which is registered on the NASDAQ Global Select Market) and cash in lieu of fractional shares, holders of common stock of Enventis do not have any right to dissent from corporate action and obtain payment of the fair value of their shares in connection with the Merger.

Risk Factors (page 30)

        Before voting at the Consolidated special meeting or the Enventis special meeting, you should carefully consider all information contained in or as incorporated by reference into this joint proxy statement/prospectus, including the "Risk Factors Relating to the Merger" section beginning on page 30 for a discussion of some of the risks related to the Merger Agreement and the Merger and how they will affect you.

 SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF
CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

        The selected financial data set forth below has been derived from Consolidated's audited historical financial statements and related notes. The selected historical financial information as of June 30, 2014 and 2013 and for the six months then ended is derived from unaudited historical financial statements and related notes of Consolidated which were previously filed with the SEC and are incorporated by reference into this joint proxy statement/prospectus. The selected historical financial information as of December 31, 2013 and 2012 and for each of the three years in the period ended ended December 31, 2013 is derived from the audited historical financial statements and related notes of Consolidated incorporated by reference into this joint proxy statement/prospectus. The selected historical financial information as of December 31, 2011, 2010 and 2009 and for each of the two years in the period ended December 31, 2010 is derived from audited historical financial statements and related notes of Consolidated which were previously filed with the SEC but are not included or incorporated by reference into this joint proxy statement/prospectus. Historical results are not necessarily indicative of the results to be expected in future periods.

	Six months ended June 30,		Years Ended December 31,
(In millions, except per share and other data amounts)	2014	2013	2013	2012(1)	2011	2010	2009
	(Unaudited)
Operating revenues	$300.7	$302.8	$601.6	$477.9	$349.0	$360.3	$385.5
Cost of products and services (exclusive of depreciation and amortization)	111.2	111.0	222.5	175.9	121.7	127.0	132.7
Selling, general and administrative expense	65.3	66.8	135.4	108.3	77.8	84.2	100.5
Financing and other transaction costs(2)	1.3	0.3	0.8	20.8	2.6	—	—
Intangible asset impairment	—	—	—	1.2	—	—	—
Depreciation and amortization	71.5	69.5	139.3	120.3	88.0	86.5	84.5

Income from operations	51.4	55.2	103.6	51.4	58.9	62.6	67.8
Interest expense, net and loss on extinguishment of debt(3)(4)	(39.6)	(45.3)	(93.5)	(77.1)	(49.4)	(50.7)	(57.9)
Other income, net	16.5	17.5	37.3	31.2	27.9	26.1	25.1

Income from continuing operations before income taxes	28.3	27.4	47.4	5.5	37.4	38.0	35.0
Income tax expense	10.0	11.0	17.5	0.6	13.1	7.4	11.1

Income from continuing operations	18.3	16.4	29.9	4.9	24.3	30.6	23.9
Discontinued operations, net of tax	—	(0.2)	1.2	1.2	2.7	2.5	2.0

Net income	18.3	16.2	31.1	6.1	27.0	33.1	25.9
Net income of noncontrolling interest	0.2	0.2	0.3	0.5	0.6	0.6	1.0

Net income attributable to common shareholders	$18.1	$16.0	$30.8	$5.6	$26.4	$32.5	$24.9

Income per common share—basic and diluted:
Income from continuing operations	$0.45	$0.40	$0.73	$0.12	$0.79	$1.00	$0.77
Discontinued operations, net of tax(5)	—	(0.01)	0.03	0.03	0.09	0.09	0.07

Net income per common share—basic and diluted	$0.45	$0.39	$0.76	$0.15	$0.88	$1.09	$0.84
Weighted-average number of shares—basic and diluted	39,877	39,755	39,764	34,652	29,600	29,490	29,396

Cash dividends per common share	$0.77	$0.77	$1.55	$1.55	$1.55	$1.55	$1.55

Consolidated cash flow data from continuing operations:
Cash flows from operating activities	$87.0	$67.3	$168.5	$119.7	$124.3	$111.9	$112.6
Cash flows used in investing activities	(49.2)	(52.7)	(107.4)	(468.5)	(40.7)	(41.6)	(40.6)
Cash flows (used in) provided by financing activities	(38.5)	(25.8)	(71.6)	257.5	(50.7)	(49.4)	(47.4)
Capital expenditures	50.4	52.6	107.4	77.0	41.8	42.7	41.3
Consolidated Balance Sheet:
Cash and cash equivalents	$4.9	$3.5	$5.6	$17.9	$105.7	$67.7	$42.8
Total current assets	81.3	85.5	87.7	109.3	164.7	132.6	105.8
Net property, plant and equipment	867.0	895.6	885.4	907.7	337.6	362.0	381.9
Total assets	1,720.5	1,757.3	1,747.4	1,793.5	1,194.1	1,209.5	1,226.6
Total debt (including current portion)	1,217.4	1,224.2	1,221.9	1,217.8	884.7	884.1	880.3
Stockholders' equity	141.6	126.6	152.3	136.1	47.8	71.9	80.7
Other financial data (unaudited):
Adjusted EBITDA(7)	$142.4	$145.3	$286.5	$231.9	$185.0	$181.7	$185.2
Other data (unaudited):
ILEC access lines
Residential	143,060	150,711	147,247	153,855	137,179	140,660	146,766
Business(6)	106,926	111,870	109,558	114,742	90,813	96,481	100,469

Total	249,986	262,581	256,805	268,597	227,992	237,141	247,235
Voice connections
Residential	70,276	76,101	73,219	78,811	2,388	2,957	3,823
Business(6)	50,273	50,013	50,214	50,918	52,424	53,671	4,842

Total	120,549	126,114	123,433	129,729	54,812	56,628	8,665
Data and Internet connections(6)	259,225	251,306	255,239	247,633	134,129	125,678	100,122
Video connections	111,211	109,083	110,613	106,137	34,356	29,236	23,127

Total connections	740,971	749,084	746,090	752,096	451,289	448,683	379,149

(1)
In July 2012, we acquired 100% of the outstanding shares of SureWest Communications ("SureWest") in a cash and stock transaction. SureWest results of operations have been included in our consolidated financial statements as of the acquisition date of July 2, 2012.

(2)
Financing and other transaction costs includes costs incurred related to the acquisition of SureWest including severance costs. Also includes financing and transaction costs incurred during the six months ended June 30, 2014 associated with the anticipated Merger with Enventis.

(3)
In 2013, we entered into a Second Amended and Restated Credit Agreement to restate our term loan credit facility. In connection with entering into the restated credit agreement, we incurred a loss on the extinguishment of debt of $7.7 million during the year ended December 31, 2013.

(4)
In 2012, we entered into a $350.0 million Senior Unsecured Bridge Loan Facility ("Bridge Facility") to fund the SureWest acquisition. During 2012, we incurred $4.2 million of amortization related to the financing costs and $1.5 million of interest related to ticking fees associated with the Bridge Facility. In addition, in 2012 we entered into a Second Amendment and Incremental Facility Agreement to amend our term loan facility. As a result, we incurred a loss on the extinguishment of debt of $4.5 million related to the repayment of our outstanding term loan.

(5)
In September 2013, we completed the sale of the assets and contractual rights of our prison services business for a total cash price of $2.5 million, resulting in a gain of $1.3 million, net of tax. The financial results and net gain from the sale of the prison services business are included in income from discontinued operations for the years ended on or before December 31, 2013.

(6)
Connections for 2009 exclude the operating metrics for Consolidated's CLEC operations in Pennsylvania.

(7)
In addition to the results reported in accordance with accounting principles generally accepted in the United States ("US GAAP" or "GAAP"), we also use certain non-GAAP measures such as EBITDA and adjusted EBITDA to evaluate operating performance and to facilitate the comparison of our historical results and trends. These financial measures are not a measure of financial performance under US GAAP and should not be considered in isolation or as a substitute for net income (loss) as a measure of performance and net cash provided by operating activities as a measure of liquidity. They are not, on their own, necessarily indicative of cash available to fund cash needs as determined in accordance with GAAP. The calculation of these non-GAAP measures may not be comparable to similarly titled measures used by other companies. Reconciliations of these non-GAAP measures to the most directly comparable financial measures presented in accordance with GAAP are provided below.

EBITDA is defined as net earnings before interest expense, income taxes, and depreciation and amortization. Adjusted EBITDA is comprised of EBITDA, adjusted for certain items as permitted or required under our credit facility as described in the reconciliations below. These measures are a common measure of operating performance in the telecommunications industry and are useful, with other data, as a means to evaluate our ability to fund our estimated uses of cash.

The following tables are a reconciliation of net cash provided by operating activities to Adjusted EBITDA:

	Six months ended June 30,		Years Ended December 31,
(In millions)	2014	2013	2013	2012	2011	2010	2009
	(Unaudited)
Net cash provided by operating activities from continuing operations	$87.0	$67.3	$168.5	$119.7	$124.3	$111.9	$112.6
Adjustments:
Non-cash, stock-based compensation	(1.7)	(1.4)	(3.0)	(2.3)	(2.1)	(2.4)	(1.9)
Other adjustments, net	(2.7)	(1.8)	(24.8)	(9.7)	(10.9)	4.1	(0.7)
Changes in operating assets and liabilities	7.2	21.9	28.5	17.6	1.1	3.5	(1.5)
Interest expense, net	39.6	45.3	85.8	72.6	49.4	50.7	57.9
Income taxes	10.0	11.0	17.5	0.7	13.1	7.4	11.1

EBITDA	139.4	142.3	272.5	198.6	174.9	175.2	177.5
Adjustments to EBITDA:
Other, net(a)	(16.5)	(14.2)	(31.5)	(3.9)	(20.4)	(23.4)	(16.6)
Investment distributions(b)	17.8	15.8	34.8	29.2	28.4	27.5	22.4
Loss on extinguishment of debt(c)	—	—	7.7	4.5	—	—	—
Intangible asset impairment(d)	—	—	—	1.2	—	—	—
Non-cash, stock-based compensation(e)	1.7	1.4	3.0	2.3	2.1	2.4	1.9

Adjusted EBITDA	$142.4	$145.3	$286.5	$231.9	$185.0	$181.7	$185.2

(a)
Other, net includes the equity earnings from our investments, dividend income, income attributable to noncontrolling interests in subsidiaries, transaction related costs including severance and certain other miscellaneous items related to the acquisition of SureWest. Other, net for 2009 also includes expenses associated with Sarbanes-Oxley maintenance costs, costs to integrate our technology, administrative and customer service functions and billing systems in connection with the acquisition of North Pittsburgh.

(b)
Includes all cash dividends and other cash distributions received from our investments.

(c)
Represents the redemption premium and write-off of unamortized debt issuance costs in connection with the redemption or retirement of our debt obligations.

(d)
Represents intangible asset impairment charges recognized during the period.

(e)
Represents compensation expenses in connection with the issuance of stock awards, which, because of their non-cash nature, are excluded from Adjusted EBITDA.

 SELECTED HISTORICAL CONSOLIDATED FINANCIAL
INFORMATION OF ENVENTIS CORPORATION

        The selected financial data set forth below has been derived from Enventis' audited historical financial statements and related notes. The selected historical financial information as of June 30, 2014 and 2013 and for the six months then ended is derived from the unaudited historical financial statements and related notes of Enventis which were previously filed with the SEC and are incorporated by reference into this joint proxy statement/prospectus. The selected historical financial information as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013 is derived from the audited historical financial statements and related notes of Enventis incorporated by reference into this joint proxy statement/prospectus. The selected historical financial information as of December 31, 2011, 2010 and 2009 and for each of the two years in the period ended December 31, 2010 is derived from audited historical financial statements and related notes of Enventis which were previously filed with the SEC but are not included or incorporated by reference into this joint proxy statement/prospectus. Historical results are not necessarily indicative of the results to be expected in future periods.

	Six months ended June 30,		Years ended December 31,
(In thousands, except per share amounts)	2014	2013	2013	2012	2011	2010	2009
	(Unaudited)
Operating revenues
Fiber and Data	$35,110	$33,250	$67,026	$60,109	$45,149	$44,685	$31,247
Equipment and Support Services	29,655	32,353	61,683	60,133	48,932	47,544	37,436
Telecom	27,894	28,454	56,310	58,632	65,143	66,210	67,068
Corporate and Other	1,304	1,853	4,181	4,322	4,314	3,808	3,351

Total revenue	$93,963	$95,910	$189,200	$183,196	$163,538	$162,247	$139,102

Net Income	$3,984	$3,947	$7,732	$8,298	$8,401	$12,592	$12,102
EBITDA(A)	$23,785	$23,139	$46,959	$46,176	$42,774	$43,063	$39,867
Per Share Data:
Basic EPS	$0.29	$0.29	$0.57	$0.62	$0.63	$0.95	$0.93
Diluted EPS	$0.29	$0.29	$0.57	$0.61	$0.63	$0.95	$0.93
Dividends per share	$0.30	$0.29	$0.585	$0.565	$0.545	$0.525	$0.52
Balance Sheet Data
Total assets	$270,623	$265,390	$266,880	$268,304	$243,986	$230,188	$222,483
Shareholders' equity	$49,844	$48,535	$49,310	$48,848	$43,197	$41,304	$34,546
Current maturities of long-term obligations	$1,504	$1,655	$1,586	$1,648	$1,407	$4,892	$620
Long-term debt	132,938	134,324	133,621	135,133	118,828	114,067	119,871

Total debt, long-term	$134,442	$135,979	$135,207	$136,781	$120,235	$118,959	$120,491

Debt ratio(B)	73%	74%	73%	74%	74%	74%	78%
Telecom Customer Data (Unaudited)
Business access lines	18,660	19,628	19,099	20,251	23,316	24,043	25,133
Residential access lines	19,914	21,496	20,620	22,145	24,386	27,199	30,197

Total access lines	38,574	41,124	39,719	42,396	47,702	51,242	55,330
High-speed internet ("DSL") customers	21,185	20,538	20,983	19,985	19,531	19,667	19,346
Digital TV customers	11,749	11,001	11,671	10,640	10,374	10,562	9,663
Other Data (Unaudited):
Employees(C)	521	513	518	508	500	463	448
Capital expenditures(D)	$11,783	$12,305	$27,992	$30,253	$21,440	$22,888	$17,893
Shares outstanding (period end)	13,646,449	13,516,441	13,568,871	13,519,131	13,396,176	13,298,626	13,100,568
Share price(E) (period end)	$15.84	$10.63	$12.83	$9.73	$11.08	$9.56	$8.83
Shareholders
Registered	1,191	1,214	1,213	1,241	1,269	1,330	1,345
Beneficial owners(F)	1,988	2,103	2,077	2,156	2,093	2,172	1,925

Total Shareholders	3,179	3,317	3,290	3,397	3,362	3,502	3,270

(A)
Management believes that Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA"), a non-GAAP financial measure, is an important financial metric as it represents our ability to generate cash flow and is helpful when evaluating our performance. A reconciliation of net income to EBITDA is as follows:

	Six months ended June 30,		Years ended December 31,
(in thousands)	2014	2013	2013	2012	2011	2010	2009
	(Unaudited)
Net income	$3,984	$3,947	$7,732	$8,298	$8,401	$12,592	$12,102
Add:
Depreciation and amortization	15,090	14,261	29,322	26,746	23,056	22,022	21,177
Interest expense	1,970	2,270	4,619	5,749	6,275	4,084	5,540
Income taxes	2,741	2,661	5,286	5,383	5,042	4,365	1,048

EBITDA	$23,785	$23,139	$46,959	$46,176	$42,774	$43,063	$39,867

(B)
Debt Ratio = Total Debt / (Total Debt + Shareholders' Equity).

(C)
For the periods ended December 31, Employee counts reflect current employees as disclosed in Form 10-K reports related to each respective period. For the periods ended June 30, Employee counts reflect approximate current employees as of June 30.

(D)
Net of broadband stimulus funds received and does not include changes in materials and supplies.

(E)
Share price is the last day closing price.

(F)
The number of beneficial shareholders is the approximate number of registrations in "street name" company accounts.

 SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        The following summary unaudited pro forma condensed combined financial information ("summary pro forma financial information") is based upon the historical consolidated financial statements of Consolidated and Enventis, which are incorporated by reference into this joint proxy statement/prospectus, and has been prepared to reflect the Merger, based on the acquisition method of accounting, with Consolidated treated as the acquirer. The historical consolidated financial statements have been adjusted to give effect to pro forma events that are directly attributable to the Merger and factually supportable and, in the case of the statement of income, that are expected to have a continuing impact.

        The summary pro forma financial information is derived from the unaudited pro forma condensed combined financial statements contained in this joint proxy statement/prospectus. See "Unaudited Pro Forma Condensed Combined Financial Statements". The summary pro forma financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of Consolidated and Enventis, incorporated by reference into this joint proxy statement/prospectus and the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined statements of income, which have been prepared for the six months ended June 30, 2014 and the year ended December 31, 2013, give effect to the Merger as if it had occurred on January 1, 2013. The unaudited pro forma condensed combined balance sheet has been prepared as of June 30, 2014 and gives effect to the Merger as if it had occurred on that date.

        As of the date of this joint proxy statement/prospectus, Consolidated has not finalized the detailed valuation studies necessary to arrive at the required fair market value of the Enventis assets to be acquired and the liabilities to be assumed and the related allocations of the purchase price. Consolidated has made certain pro forma adjustments to the historical book values of the assets and liabilities of Enventis to reflect certain preliminary estimates of the fair value of the net assets acquired, with the excess of the estimated purchase price over the estimated fair values of Enventis' acquired assets and assumed liabilities recorded as goodwill. See Note 1 to the "Unaudited Pro Forma Condensed Combined Financial Statements". Actual results are expected to differ from these preliminary estimates once Consolidated has determined the final purchase price (as determined by the market price of Consolidated common stock on the closing date of the Merger) for Enventis and completed the valuation studies necessary to finalize the required purchase price allocations. There can be no assurances that such finalization of the valuation studies will not result in material changes. Consolidated performed a preliminary assessment of accounting policies and financial statement presentation which has identified certain adjustments necessary to conform information in Enventis' historical financial statements to Consolidated's accounting policies and presentation. The review of the accounting policies is not yet complete and additional policy and presentation differences may be identified upon completion.

        The summary pro forma financial information is not intended to represent or be indicative of the consolidated results of operations or financial condition of the combined company that would have been reported had the Merger been completed as of the dates presented and should not be taken as representative of the future consolidated results of operations or financial condition of the combined company.

        Upon completion of the Merger, various triggering events will have occurred which result in the cash payment of various change in control agreements to certain Enventis employees. The estimated payments under these agreements will range from approximately $6.0 million to $8.0 million. No adjustment has been included in the unaudited pro forma condensed combined financial statements for these payments.

        The summary pro forma financial information does not include the realization of future cost savings or synergies or costs or restructuring charges that are expected to result from Consolidated's acquisition of Enventis. The transaction is expected to generate annual operating synergies of approximately $14.0 million, which are expected to be achieved on a run-rate basis by the end of the second year after close. Consolidated also expects to incur merger and integration costs, excluding closing costs, of approximately $8.2 million in operating expense and $5.2 million in capital expenditures over the first two years following the close. However, no assurance can be given with respect to the ultimate level of such synergies or the timing of their realization.

Summary Pro Forma Financial Information:

(In millions, except share and per share amounts)	Six months ended June 30, 2014	Year Ended December 31, 2013
Statement of Income:
Operating revenues	$394.6	$790.8
Operating expenses (exclusive of depreciation and amortization)	246.1	500.9
Depreciation and amortization	84.0	164.2

Income from operations	64.5	125.7
Interest expense, net and loss on extinguishment of debt	(44.9)	(104.2)
Other income, net	16.4	37.2

Income from continuing operations before income taxes	36.0	58.7
Income tax expense	13.1	22.1

Income from continuing operations	22.9	36.6
Discontinued operations, net of tax	—	1.2

Net income	22.9	37.8
Net income of noncontrolling interest	0.2	0.3

Net income attributable to common shareholders	$22.7	$37.5

Income per common share—basic and diluted:
Income from continuing operations	$0.45	$0.73
Discontinued operations, net of tax	—	0.02

Net income per common share—basic and diluted	$0.45	$0.75
Weighted-average number of shares—basic and diluted	50,153	50,040

At June 30, 2014
Consolidated Balance Sheet:
Cash and cash equivalents	$5.4
Total current assets	123.8
Net property, plant and equipment	1,140.1
Total assets	2,225.1
Total debt (including current portion)	1,362.6
Stockholders' equity	372.8

 COMPARATIVE PER SHARE MARKET PRICE, DIVIDEND AND OTHER DATA

        Consolidated common stock is listed and traded on the NASDAQ Global Select Market under the symbol "CNSL." Enventis' common stock is listed and traded on the NASDAQ Global Select Market under the symbol "ENVE." The following table sets forth, for the calendar quarters indicated, (1) the high and low daily closing price per share of Consolidated common stock as reported on the NASDAQ Global Select Market, and (2) the high and low daily closing price per share of Enventis common stock as reported on the NASDAQ Global Select Market, in each case (other than with respect to the prices reported for the calendar quarters ended March 31, 2014 and thereafter) as reported in Consolidated's and Enventis' respective Annual Reports on Form 10-K for the years ended December 31, 2012 and December 31, 2013. On August 21, 2014, the last practicable trading day prior to the date of this joint proxy statement/prospectus, there were 40,289,154 shares of Consolidated common stock outstanding and there were 13,665,701 shares of Enventis common stock outstanding.

	Consolidated		Enventis
	High	Low	High	Low
For the calendar quarter ended:
2012
March 31, 2012	$19.80	$18.08	$12.14	$10.01
June 30, 2012	19.63	13.95	11.23	9.23
September 30, 2012	17.79	15.21	11.44	10.12
December 31, 2012	17.40	13.48	10.99	9.08
2013
March 31, 2013	17.86	16.37	10.44	9.34
June 30, 2013	18.95	16.58	10.79	9.70
September 30, 2013	18.50	16.67	11.54	10.01
December 31, 2013	19.75	17.32	13.72	10.94
2014
March 31, 2014	20.39	18.41	14.94	11.73
June 30, 2014	22.29	18.94	15.84	11.63
September 30, 2014 (through August 21, 2014)	23.92	21.27	17.39	15.54

        The following table sets forth the closing sale price per share of Enventis common stock and Consolidated common stock as of June 27, 2014, the last trading day prior to the public announcement of the proposed Merger, and as of August 21, 2014, the most recent practicable trading day prior to the date of this joint proxy statement/prospectus.

	Enventis Common Stock	Consolidated Common Stock
June 27, 2014	$14.05	$22.29
August 21, 2014	$17.39	$23.92

        The market value of the Consolidated common stock to be issued in exchange for shares of Enventis common stock upon the completion of the Merger will not be known at the time of the Enventis special meeting. The above tables show only historical comparisons. Because the market prices of Consolidated common stock and Enventis common stock will likely fluctuate prior to the Merger, these comparisons may not provide meaningful information to Enventis shareholders in determining whether to approve the Merger Agreement. Shareholders are encouraged to obtain current market quotations for Consolidated common stock and Enventis common stock and to review carefully the other information contained in this joint proxy statement/prospectus or incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find Additional Information".

        No assurance can be given as to the market price of Consolidated common stock or the market price of Enventis common stock at the effective time of the Merger. The market price of Consolidated common stock will continue to fluctuate after the effective time of the Merger. See "Risk Factors Relating to the Merger".

        The following table sets forth for the period presented certain per share information for Consolidated common stock and Enventis common stock on a historical basis and on an unaudited pro forma basis after giving effect to the Merger under the acquisition method of accounting. The historical per share information for Consolidated and Enventis has been derived from, and should be read in conjunction with, the historical consolidated financial statements of Consolidated and Enventis incorporated by reference into this joint proxy statement/prospectus. See "Where You Can Find More Information". The Consolidated unaudited pro forma combined per share information has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information included in this joint proxy statement/prospectus. See "Unaudited Pro Forma Condensed Combined Financial Statements".

        The unaudited pro forma Enventis equivalent information was calculated by multiplying the corresponding Consolidated unaudited pro forma combined information by 0.7402, which is the exchange ratio for the stock consideration in the pro forma condensed combined financial statements. See Note 2 in the "Unaudited Pro Forma Condensed Combined Financial Statements". This data shows how each share of Enventis common stock that is converted in the Merger into shares of Consolidated common stock would have participated in income from continuing operations, cash dividends declared and book value of Consolidated if Enventis and Consolidated had been combined for accounting and financial reporting purposes for the period presented. These amounts, however, are not intended to be indicative of the historical results that would have been achieved had the companies actually been combined for the period presented or of the future results of the combined company.

	Consolidated Historical	Enventis Historical	Consolidated Unaudited Pro Forma Combined	Enventis Unaudited Pro Forma Equivalent
For the Six Months Ended June 30, 2014
Income from continuing operations per share (basic and diluted)	$0.45	$0.29	$0.45	$0.33
Book value per share at period end (unaudited)	$3.55	$3.66	$7.43	$5.50
Cash dividends per share	$0.77	$0.30	$0.77	$0.57
For the Year Ended December 31, 2013
Income from continuing operations per share (basic and diluted)	$0.73	$0.57	$0.73	$0.54
Book value per share at period end (unaudited)	$3.83	$3.64	Not Available	Not Available
Cash dividends per share	$1.55	$0.59	$1.55	$1.15

        Consolidated expects to continue to pay quarterly dividends at an annual rate of $1.5495 per share during 2014 but only if and to the extent declared by the Consolidated board and subject to various restrictions on Consolidated's ability to do so. Dividends on Consolidated's common stock are not cumulative.

        Enventis is expressly permitted to continue to pay a quarterly dividend of $0.15 per share under the terms of the Merger Agreement. However, future dividend payments are at the discretion of the Enventis board and changes in the dividend program will depend on Enventis' earnings, capital requirements, financial condition, debt covenant and other factors considered relevant by the Enventis board.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This joint proxy statement/prospectus, and the documents to which this joint proxy statement/prospectus refers, contain forward-looking statements within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Any statements contained in this joint proxy statement/prospectus, or any such documents, that are not statements of historical fact, including statements about Consolidated's and/or Enventis' beliefs and expectations, are forward-looking statements and should be evaluated as such.

        Forward-looking statements may be identified by the use of words such as "anticipate", "believe", "expect", "intend", "plan", "may", "estimate", "target", "project", "should", "will", "can", "likely", similar expressions and any other statements that predict or indicate future events or trends or that are not statements of historical facts. These forward-looking statements are subject to numerous risks and uncertainties. Such forward-looking statements reflect, among other things, Consolidated's and/or Enventis' current expectations, plans, strategies and anticipated financial results and involve a number of known and unknown risks, uncertainties, and factors that may cause Consolidated's and/or Enventis' actual results to differ materially from those expressed or implied by these forward-looking statements. These risks, uncertainties and factors include, but are not limited to, the following:

  •
  Consolidated's and Enventis' ability to complete the Merger;

  •
  Consolidated's ability to successfully integrate Enventis' operations and to realize the synergies from the acquisition;

  •
  failure of Enventis' shareholders to approve the Merger Agreement;

  •
  failure of Consolidated's stockholders to approve the issuance of Consolidated common stock to Enventis shareholders in the Merger;

  •
  failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory approvals;

  •
  final terms of the financing Consolidated uses to repay Enventis debt;

  •
  various risks to shareholders of not receiving dividends;

  •
  risks to Consolidated's ability to pursue growth opportunities if Consolidated continues to pay dividends according to its current dividend policy;

  •
  the price and volatility of Consolidated's common stock;

  •
  the substantial amount of Consolidated's debt and Consolidated's ability to incur additional debt in the future;

  •
  Consolidated's need for a significant amount of cash to service and repay its debt and to pay dividends on its common stock;

  •
  restrictions contained in Consolidated's debt agreements that limit the discretion of management in operating the business;

  •
  Consolidated's ability to refinance its existing debt as necessary and interest rate risk associated with variable-rate debt;

  •
  Enventis' cash-flow dependency and capital commitment to maintain and upgrade operations;

  •
  rapid development and introduction of new technologies in the telecommunications industry;

  •
  intense competition in the telecommunications industry;

  •
  substantial and increasing content costs;

  •
  unanticipated higher capital spending for, or delays in, the deployment of new technologies, and the pricing and availability of equipment, materials and inventories;

  •
  risks associated with Consolidated's possible pursuit of further acquisitions;

  •
  economic conditions in the Consolidated and Enventis service areas;

  •
  costs associated with protection of owned intellectual property rights and pursuit of potential infringement by third parties;

  •
  system failures;

  •
  losses of large customers, wireless partnerships, government contracts, receipt of governmental funds, or certifications;

  •
  losses of large numbers of other customers, or an inability to secure new customers at the pace and cost at which they have previously been secured;

  •
  risks associated with the rights-of-way for the network;

  •
  disruptions in the relationships with third party vendors;

  •
  negotiations of collective bargaining agreements with employees;

  •
  losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future;

  •
  changes in the extensive governmental legislation and regulations governing telecommunications providers and the provision of telecommunications services;

  •
  telecommunications carriers disputing and/or avoiding their obligations to pay network access charges for use of Consolidated's or Enventis' network;

  •
  high costs of regulatory compliance;

  •
  the cost and competitive impact of legislation and regulatory changes in the telecommunications industry;

  •
  maintenance of data security;

  •
  significant costs associated with lawsuits and regulatory inquiries;

  •
  liability and compliance costs regarding environmental regulations; and

  •
  risks to the Merger and the surviving company related to litigation in which Consolidated and Enventis are or may become involved.

        These and other uncertainties related to the businesses of Consolidated and Enventis are described in greater detail in the section entitled "Risk Factors Relating to the Merger" and in the filings of Consolidated and of Enventis with the SEC, including Consolidated's and Enventis' Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. See "Where You Can Find More Information". Many of these risks are beyond each of Consolidated's and Enventis' management's ability to control or predict. All forward-looking statements attributable to Consolidated, Enventis or persons acting on behalf of them are expressly qualified in their entirety by the cautionary statements contained, and risk factors identified, in this joint proxy statement/prospectus and the companies' filings with the SEC. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, neither Consolidated nor Enventis undertakes any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

RISK FACTORS RELATING TO THE MERGER

        In addition to the other information included in and incorporated by reference into this joint proxy statement/prospectus, Enventis' shareholders should consider carefully the matters described below in determining whether to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, and Consolidated's stockholders should consider carefully the matters described below in determining whether to approve the issuance of Consolidated common stock to Enventis shareholders pursuant to the Merger Agreement and the Merger. Please also refer to the information under the heading "Risk Factors" set forth in Item 1A in each of Consolidated's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and Enventis' Annual Report on Form 10-K for the fiscal year ended December 31, 2013, each of which is incorporated by reference into this joint proxy statement/prospectus. See "Where You Can Find More Information" on page 144.

        The price of Consolidated common stock may be affected by factors different from those affecting the price of Enventis common stock.    Upon completion of the Merger, holders of Enventis common stock will become Consolidated stockholders. Consolidated's business and results of operations and the market price of Consolidated common stock may be affected by factors different than those affecting Enventis' business and results of operations and the market price of Enventis common stock. For a discussion of Consolidated's and Enventis' businesses and certain factors to consider in connection with their businesses, see the periodic reports and other documents of Consolidated and Enventis incorporated by reference into this joint proxy statement/prospectus and listed under "Where You Can Find More Information".

        The Merger Agreement contains provisions that could discourage a potential competing acquiror that might be willing to pay more to effect a business combination with Enventis.    The Merger Agreement contains "no solicitation" provisions that restrict Enventis' ability to solicit or facilitate proposals regarding a merger or similar transaction with another party. Further, several conditions must be satisfied in order for the Enventis board of directors to withdraw, amend or modify its recommendation regarding the proposed Merger, including that Consolidated generally has an opportunity to offer to modify the terms of the proposed Merger in response to any competing acquisition proposal that may be made before the Enventis board of directors may withdraw, amend or modify its recommendation regarding the proposed Merger. See "The Merger Agreement—No Solicitations; Changes in Recommendation". If the Enventis board of directors withdraws, amends or modifies its recommendation regarding the proposed Merger, Consolidated has the right to terminate the Merger Agreement and receive a $8,448,750 termination fee from Enventis. These provisions could discourage a potential competing acquiror from considering or proposing an acquisition of Enventis, even if it were prepared to pay consideration with a higher value than the shares proposed to be issued in the Merger, or might result in a potential competing acquiror proposing to pay a lower per share price than it might otherwise have proposed to pay because of the added expense of the termination fee.

        Lawsuits have been filed against Enventis, members of Enventis' board of directors, Consolidated and the Merger Sub challenging the Merger and any adverse judgment in such lawsuits may prevent the Merger from becoming effective or from becoming effective within the expected timeframe.    Enventis, the members of the Enventis board of directors, Consolidated and the Merger Sub have been named as defendants in five purported class action lawsuits (that include derivative claims) brought by alleged individual Enventis shareholders challenging the Merger and seeking, among other things, to enjoin the defendants from completing the Merger pursuant to the terms of the Merger Agreement. One of the original complaints and one amended complaint, filed by two different plaintiffs, also allege disclosure deficiencies in this joint proxy statement/prospectus; among the deficiencies alleged by one or both of these plaintiffs are the following:

  •
  An allegation that the Merger Agreement resulted from an unfair and inadequate process and further allege that this joint proxy statement/prospectus omits material information with respect to the process, events and discussion leading up to this proposed transaction, including, by example only, discussion of other potential transaction partners or solicitation of bids, fees that might be due in connection with a transaction, the revised proposal and negotiations, price or premium ranges, due diligence and reverse due diligence, transaction structures and terms, the Enventis shareholder rights plan and Wells Fargo's role with both that plan and as advisor to Consolidated, window-shop duration, and potential costs and risks arising from the proposed transaction;

  •
  An allegation that this joint proxy statement/prospectus does not provide certain material information concerning financial forecasts of Enventis' management provided to Waller Capital and Consolidated and its financial advisors, such as projected gross profit, net income, debt balance, and unlevered free cash flows for the fiscal years 2014-2018;

  •
  An allegation that this joint proxy statement/prospectus omits material information with respect to the opinions and analyses of Waller Capital;

  •
  An allegation that this joint proxy statement/prospectus omits material information or inputs and assumptions utilized by Waller Capital in performing its discounted cash flow analysis, contribution analysis, historical public market trading levels analysis, selected company trading analysis, selected precedent transactions analysis, leveraged buyout analysis, and premia paid analysis, or whether Waller Capital used its selected precedent transactions analysis and premia paid analysis as a basis for its fairness opinion;

  •
  An allegation that this joint proxy statement/prospectus does not explain the Waller Capital analyses relied upon to render the Waller Capital fairness opinion or the relative importance Waller Capital gave to each analysis;

  •
  An allegation that this joint proxy statement/prospectus does not describe the details of investment banking services provided by Waller Capital in the past and compensation paid for such services.

        The plaintiff that filed the amended complaint has also filed a variety of motions seeking to, among other things, consolidate the litigation and expedite the proceedings. One of the conditions to the completion of the Merger is that no temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and be in effect. Consequently, if any plaintiff is successful in obtaining an injunction prohibiting the parties from completing the Merger pursuant to the terms of the Merger Agreement, such an injunction may prevent the completion of the Merger in the expected timeframe (or altogether), and any other adverse judgment could adversely affect the value of Consolidated's common stock. See "The Merger—Legal Proceedings Related to the Merger".

        The integration of Consolidated and Enventis following the Merger may present significant challenges.    Consolidated may face significant challenges in combining Enventis' operations into its operations in a timely and efficient manner and in retaining key Enventis personnel. The failure to integrate successfully Consolidated and Enventis and to manage successfully the challenges presented by the integration process may result in Consolidated not achieving the anticipated benefits of the Merger including operational and financial synergies.

        Restrictions in Consolidated's debt agreements may prevent Consolidated from paying dividends.    Consolidated's ability to pay dividends will be restricted by current and future agreements governing its debt, including its current credit agreement, its current indenture governing its senior notes and the financing agreements expected to be in place upon consummation of the Merger. See "The Merger—Debt Financing." Consolidated expects that, giving pro forma effect to the Merger and related transactions, including its proposed new credit facilities, as of December 31, 2013, it would have been able to pay aggregate dividends of $215.0 million on the approximately 50.6 million shares of Consolidated common stock expected to be outstanding upon consummation of the Merger.

        Consolidated will have a substantial amount of debt outstanding and may incur additional indebtedness in the future, which could restrict Consolidated's ability to pay dividends and fund working capital and planned capital expenditures.    As of December 31, 2013, Consolidated had $1.217 billion of long-term debt and $5.1 million of capital leases outstanding along with $152.3 million of stockholders' equity. It will incur additional debt in the approximate amount of $145.0 million, which includes debt premium, in order to complete the Merger and repay Enventis' debt. This amount of leverage could have important consequences, including:

  •
  Consolidated may be required to use a substantial portion of Consolidated's cash flow from operations to make interest payments on Consolidated's debt, which will reduce funds available for operations, future business opportunities and dividends;

  •
  Consolidated may have limited flexibility to react to changes in Consolidated's business and its industry;

  •
  it may be more difficult for Consolidated to satisfy its other obligations;

  •
  Consolidated may have a limited ability to borrow additional funds or to sell assets to raise funds if needed for working capital, capital expenditures, acquisitions, or other purposes;

  •
  Consolidated may become more vulnerable to general adverse economic and industry conditions, including changes in interest rates; and

  •
  Consolidated may be at a disadvantage compared to its competitors that have less debt.

        Consolidated currently expects its cash interest expense to be approximately $78.0 million to $81.0 million in fiscal year 2014 assuming consummation of the Merger by October 31, 2014. Future interest expense will be significantly higher than historic interest expense as a result of higher levels of indebtedness incurred to consummate the Merger. Consolidated's ability to make payments on its debt and to pay dividends on its common stock will depend on its ability to generate cash in the future, which will depend on many factors beyond its control. Consolidated cannot assure you that:

  •
  its business will generate sufficient cash flow from operations to service and repay its debt, pay dividends on its common stock and fund working capital and planned capital expenditures;

  •
  future borrowings will be available under its credit facilities or any future credit facilities in an amount sufficient to enable it to repay its debt and pay dividends on its common stock; or

  •
  it will be able to refinance any of its debt on commercially reasonable terms or at all.

        If Consolidated cannot generate sufficient cash from its operations to meet its debt service obligations, Consolidated may need to reduce or delay capital expenditures, the development of its business generally and any acquisitions. If Consolidated becomes unable to meet its debt service and repayment obligations, Consolidated would be in default under the terms of its credit agreement and the indenture governing its senior notes, which would allow its lenders and noteholders to declare all outstanding borrowings to be due and payable. If the amounts outstanding under its credit facilities and senior notes indenture were to be accelerated, Consolidated cannot assure you that its assets would be sufficient to repay in full the money owed.

        Obtaining required approvals and satisfying closing conditions may delay or prevent completion of the Merger.    Completion of the Merger is conditioned upon Enventis' shareholders approving, at the Enventis special meeting, the Merger Agreement and the transactions contemplated thereby, including the Merger and Consolidated's stockholders approving, at the Consolidated special meeting, the issuance of the common stock to Enventis shareholders in the Merger. If the shareholders of Enventis or the stockholders of Consolidated do not approve these matters at their respective meetings, the Merger will not be consummated. Completion of the Merger is conditioned upon, among other things, the receipt of certain governmental consents and approvals, including approval by the FCC and the Minnesota PUC, Iowa UB, the North Dakota PSC, the South Dakota PUC, the Wisconsin PSC and certain local municipalities in Minnesota. These consents and approvals may impose conditions on or require divestitures relating to the divisions, operations or assets of Consolidated or Enventis. Such conditions or divestitures may jeopardize or delay completion of the Merger or may reduce the anticipated benefits of the Merger. Further, no assurance can be given that the required consents and approvals will be obtained or that the required conditions to closing will be satisfied. Even if all such consents and approvals are obtained, no assurance can be given as to the terms, conditions and timing of the consents and approvals or that they will satisfy the terms of the Merger Agreement. See "The Merger Agreement—Conditions to the Merger" for a discussion of the conditions to the completion of the Merger, "The Merger Agreement—Commercially Reasonable Efforts to Complete the Merger; Other Agreements" for a discussion of the parties' obligations to cooperate (including certain limitations thereon) with respect to the receipt of such consents and approvals, and "The Merger—Regulatory Approvals Required for the Merger" for a description of the regulatory approvals necessary in connection with the Merger. If the Merger is not completed by January 31, 2015, either Enventis or Consolidated may terminate the Merger Agreement (provided that the party terminating the Merger Agreement has not materially contributed to the failure to fulfill any condition under the Merger Agreement). See "The Merger Agreement—Termination; Termination Fees; Expenses".

        Consolidated will incur transaction, integration and restructuring costs in connection with the Merger.    Consolidated and Enventis expect to incur costs associated with transaction fees and other costs related to the Merger. Specifically, Consolidated expects to incur approximately $8.2 million of transaction costs related to the Merger. In addition, Consolidated will incur integration and restructuring costs following the completion of the Merger as it integrates the businesses of Enventis with those of Consolidated. Although Consolidated expects that the realization of efficiencies related to the integration of the businesses will offset incremental transaction, integration and restructuring costs over time, Consolidated cannot give any assurance that this net benefit will be achieved in the near term.

        Enventis shareholders will have ownership and voting interests in Consolidated after the Merger lower than they did in Enventis and will exercise less influence over management of Consolidated than they currently exercise over management of Enventis.    After the effective time of the Merger, Enventis shareholders who receive stock consideration in the Merger will own in the aggregate a significantly smaller percentage of Consolidated than they currently own of Enventis. Immediately following the Merger, those shareholders are expected to own approximately 20.3% of the outstanding shares of Consolidated common stock, based on the number of shares of Enventis common stock and Consolidated common stock outstanding on the record date. Consequently, Enventis shareholders, as a general matter, will have less influence over the management and policies of Consolidated than they currently exercise over the management and policies of Enventis.

        The shares of Consolidated common stock to be received by Enventis shareholders as a result of the Merger will have different rights from the shares of Enventis common stock.    Enventis shareholders' rights are currently governed by the Enventis articles of incorporation, the Enventis bylaws and Minnesota law. Enventis shareholders will, upon completion of the Merger, become stockholders of Consolidated, and their rights will be governed by the Consolidated certificate of incorporation, the Consolidated bylaws and Delaware law. See "Comparison of Rights of Common Shareholders of Enventis and Common Stockholders of Consolidated".

        Certain directors and executive officers of Enventis may have potential conflicts of interest with respect to the approval of the Merger Agreement.    Some of Enventis' directors and executive officers have interests in the Merger that are different from, or in addition to, those of Enventis shareholders generally. Consolidated has agreed to elect one director selected from the Enventis board and approved by Consolidated (such approval not to be unreasonably conditioned, withheld or delayed) to serve on the Consolidated board of directors after the consummation of the Merger, and will take all actions necessary to appoint such individual to the board of directors of Consolidated and to cause the authorized size of the Consolidated board of directors to increase as of immediately following the Merger. Although other Enventis directors will not become directors of Consolidated after the Merger, Consolidated will indemnify and maintain liability insurance for all of the officers and directors of Enventis for their services as directors or officers before the Merger. In addition, certain of the executive officers of Enventis are party to change in control agreements that entitle each such executive officer to enhanced severance if his or her employment were to terminate following the Merger under specific circumstances. The Merger Agreement also provides that certain equity awards held by Enventis executive officers will accelerate and be converted to Consolidated common stock in connection with the Merger. Outstanding stock options, all of which are currently vested, will be canceled in exchange for a cash payment. Stock options held by Enventis' named executive officers are receiving the same treatment as all other outstanding stock options held by Enventis' employees. See "The Merger—Interests of Enventis Directors and Executive Officers in the Merger" for a discussion of these interests.

        Whether or not the Merger is completed, the pendency of the transaction could cause disruptions in the businesses of Enventis and Consolidated, which could have an adverse effect on their businesses and financial results.    These disruptions could include the following:

  •
  current and prospective employees may experience uncertainty about their future roles with the combined company or consider other employment alternatives, which might adversely affect Enventis' and Consolidated's ability to retain or attract key managers and other employees;

  •
  current and prospective customers of Enventis or Consolidated may experience variations in levels of services as the companies prepare for integration or may anticipate change in how they are served and may, as a result, choose to discontinue their service with either company or choose another provider; and

  •
  the attention of management of each of Enventis and Consolidated may be diverted from the operation of the businesses toward the completion of the Merger.

        The unaudited pro forma financial statements are presented for illustrative purposes only and should not be viewed as a forecast of Consolidated's financial condition or results of operations following the Merger.    The unaudited pro forma financial statements have been derived from the historical financial statements of Consolidated and Enventis and certain adjustments and assumptions have been made regarding Consolidated after giving effect to the Merger. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with complete accuracy. Moreover, the unaudited pro forma financial statements do not reflect all costs that are expected to be incurred or savings to be achieved by Consolidated in connection with the Merger. For example, neither the impact of any incremental costs incurred in integrating the two companies, nor any potential cost savings is reflected in the unaudited pro forma financial statements. As a result, the actual financial condition and results of operations of Consolidated following the Merger will likely not be consistent with, or evident from, these unaudited pro forma financial statements. In addition, the assumptions used in preparing the unaudited pro forma financial information may not prove to be accurate, and other factors may affect Consolidated's financial conditions or results of operations following the Merger. Therefore, stockholders of Consolidated and the shareholders of Enventis should not place undue reliance on the pro forma financial statements when deciding whether to vote for their respective proposals relating to the Merger. See "Summary Unaudited Pro Forma Financial Information".

        Any delay in the completion of the Merger may significantly reduce the benefits expected to be obtained from the Merger or could adversely affect the market price of Consolidated or Enventis common stock or their future business and financial results.    In addition to the required regulatory clearances and approvals, the Merger is subject to a number of other conditions, including approvals of Consolidated stockholders and Enventis shareholders, that are beyond the control of Consolidated and Enventis and that may prevent, delay or otherwise materially and adversely affect completion of the Merger. Consolidated and Enventis cannot predict whether and when these other conditions will be satisfied.

        Failure to complete the Merger would prevent Consolidated and Enventis from realizing the anticipated benefits of the Merger. Each company would also remain liable for significant transaction costs, including legal, accounting and financial advisory fees. Any delay in completing the Merger may significantly reduce the synergies and other benefits that Consolidated expects to achieve if it successfully completes the Merger within the expected timeframe and integrates the businesses. In addition, the market price of each company's common stock may reflect various market assumptions as to whether and when the Merger will be completed. Consequently, the completion of, the failure to complete, or any delay in the completion of the Merger could result in a significant change in the market price of Consolidated or Enventis common stock.

THE MERGER

The Companies

Consolidated

        Consolidated is a Delaware holding company with operating subsidiaries providing a wide range of communications services to residential and business customers in Illinois, Texas, Pennsylvania, California, Kansas and Missouri. Consolidated was founded in 1894 as the Mattoon Telephone Company by the great-grandfather of one of the members of Consolidated's Board of Directors, Richard A. Lumpkin. After several acquisitions, the Mattoon Telephone Company was incorporated as the Illinois Consolidated Telephone Company ("ICTC") on April 10, 1924. Consolidated was incorporated under the laws of Delaware in 2002, and through Consolidated's predecessors Consolidated has provided telecommunications services for more than a century. Through strategic acquisitions over the last decade, Consolidated has grown its business, diversified its revenue and cash flow streams and created a strong platform for future growth. Consolidated's strategic approach in evaluating potential transactions include analysis of the market, the quality of the network, Consolidated's ability to integrate the acquired company efficiently, the potential for creating significant operating synergies and a positive cash flow at the inception of each acquisition. The operating synergies are created through the use of consistent platforms, convergence of processes and functional management of the combined entities. Consolidated measures its synergies during the first two years following an acquisition. For example, the acquisition of Consolidated's Texas properties in 2004 tripled the size of Consolidated's business and gave Consolidated the requisite scale to make system and platform decisions that would facilitate future acquisitions. For the acquisition of Consolidated's Pennsylvania properties, Consolidated achieved synergies in excess of $12.0 million in annualized savings, which at the time, represented about 20% of its operating expense. For Consolidated's acquisition of SureWest Communications, Consolidated achieved synergies in excess of 10% more than the originally projected amount of $25 million. Consolidated has positioned its business to provide services in both rural and suburban markets with service territories spanning the country.

        Consolidated offers a wide range of telecommunications services, including local and long-distance service, high-speed broadband Internet access, video services, digital telephone service ("VOIP"), custom calling features, private line services, carrier grade access services, network capacity services over Consolidated's regional fiber optic networks, directory publishing, Competitive Local Exchange Carrier ("CLEC") services and equipment sales.

Enventis

        Enventis, a Minnesota corporation, formerly Hickory Tech Corporation, is a leading provider of advanced communication solutions including data, cloud and IT services to businesses throughout the upper Midwest. The company also provides residential broadband services in select southern Minnesota and northwest Iowa communities. The Enventis fiber network spans more than 4,200 route miles across Minnesota and into Iowa, North Dakota, South Dakota and Wisconsin. The company has 520 employees with corporate headquarters located in Mankato, Minnesota and a 116-year track record of stability.

Sky Merger Sub Inc.

        Merger Sub is a Minnesota corporation and a wholly-owned subsidiary of Consolidated. It was incorporated on June 26, 2014 solely for the purpose of effecting the Merger with Enventis, pursuant to the Merger Agreement.

 Background of the Merger

        The Enventis board of directors regularly reviews Enventis' performance, risks, opportunities and strategy and discusses such matters at board meetings. Enventis' board of directors and management team review and evaluate the possibility of pursuing various strategic alternatives and relationships as part of Enventis' ongoing efforts to strengthen its businesses and improve its operations and financial performance in order to create value for its shareholders, taking into account economic, regulatory, competitive and other conditions. In the past, such reviews and evaluations have resulted in expansion of the business through organic growth initiatives and acquisitions that support Enventis' strategic plans.

        On July 17, 2012, Waller Capital Securities, LLC ("Waller Capital") made a presentation to the Enventis (then known as Hickory Tech Corporation) board of directors that included a review of the telecommunications industry landscape, and Enventis' current situation. In September 2012, the Enventis board met and discussed Enventis' current strategy and reviewed Enventis' five-year financial forecast for fiscal years ending in 2012 through 2016. The Enventis board also reviewed a presentation prepared by Waller Capital that provided an overview and discussion of Enventis' current strategy, an analysis of Enventis' five-year plan, and an analysis of the potential value created by executing that plan. On January 10, 2013, Waller Capital provided an update on the telecommunications industry landscape and a review of precedent transaction multiples to Mr. John W. Finke, President and Chief Executive Officer of Enventis and Mr. David Christensen, Senior Vice President and Chief Financial Officer. On April 18, 2013, in the ordinary course of its investment banking activities and prior to its engagement by Consolidated in connection with a possible transaction involving Enventis, representatives of Wells Fargo Securities met with Mr. Finke and Mr. Christensen and discussed general industry information, including a preliminary financial analysis based solely on public information of a possible transaction between Enventis and Consolidated. Following that meeting, Mr. Finke called Waller Capital and asked Waller Capital to develop an analysis of an illustrative combination of Enventis and Consolidated to assess if their analysis was similar to what Wells Fargo Securities presented and to be prepared if he received a call from Consolidated in the future. On May 3, 2013, Waller Capital presented its analysis of an illustrative combination of Enventis and Consolidated to Mr. Finke and Mr. Christensen. On May 6, 2013, Mr. Finke discussed the meeting with Wells Fargo Securities and the analysis Waller Capital had developed with then Board Vice Chair, Ms. Diane Dewbrey, and with then Board Chair, Mr. Dale Parker.

        On June 17, 2013, Mr. Robert J. Currey, Chairman and Chief Executive Officer of Consolidated and Mr. Finke discussed via telephone the possibility a potential transaction between their respective companies. Mr. Currey requested a meeting with Mr. Finke be established, and Mr. Finke met with Mr. Currey in Minneapolis, Minnesota on June 27, 2013. They discussed the nature of Consolidated's and Enventis' business, their many similarities, and what a combined company might look like. Mr. Finke then discussed the meeting with representatives of Waller Capital.

        On June 29, 2013, Mr. Currey sent Mr. Finke an e-mail proposing a combination of Enventis and Consolidated, comprised of a Merger where Enventis' shareholders would receive stock in Consolidated valued at $12.50 per share.

        Mr. Finke separately discussed the e-mail on July 9, 2013 with Ms. Dewbrey, the Chair of the Enventis board of directors and on July 10, 2013 with Leonard, Street and Deinard Professional Association, legal counsel to Enventis, and with Waller Capital. On July 12, Mr. Finke and Mr. Christensen had a discussion with Mr. Robert Alton, Jr., an Enventis independent director and Chair of the Finance & Planning Committee, about the e-mail and about the work Messrs. Finke and Christensen were doing to prepare for the July 16, 2013 Enventis board meeting.

        Mr. Finke delivered the June 29 proposal to the Enventis board of directors on July 15, 2013, and discussed the proposal with the entire Enventis board of directors on July 16, 2013 in Bloomington,

Minnesota. The board of directors of Enventis was also provided with materials provided by Waller Capital which included a review of Consolidated as well as an analysis of an illustrative combination with Consolidated at the July 16, 2013 meeting.

        At the direction of the Enventis board of directors, on July 24, 2013, Mr. Finke responded to Mr. Currey by email, thanking him for his interest, but stating that a transaction at the value proposed was not compelling enough for Enventis to pursue.

        On August 12, 2013, Waller Capital made a presentation to Ms. Dewbrey, Enventis' Board Chair, Mr. Finke, Mr. Christensen, and Mr. Alton, that included an update on Consolidated and additional discussion and analysis of an illustrative combination with Consolidated.

        On August 20 and 21, 2013, Mr. Finke and Mr. Currey, as well as C. Robert Udell, Jr., the President and Chief Operations Officer of Consolidated, and Waller Capital attended a telecommunications industry convention in Colorado. At that convention, Mr. Finke introduced Ms. Dewbrey, to Mr. Currey and Mr. Udell. No substantive terms of a business combination were discussed.

        On September 24, 2013, Waller Capital made a presentation to Enventis' board of directors, that included a review of the telecommunications industry landscape, an update on Consolidated and additional discussion and analysis of an illustrative combination with Consolidated together with a discussion of other potential transaction partners.

        On January 15, 2014, Enventis entered into a letter agreement with Waller Capital wherein Waller Capital agreed to provide Enventis with general strategic advisory services, including assistance in merger and acquisition transactions. The letter agreement generally addressed fees due in connection with such transactions. However, a transaction entered into by Enventis involving: (i) a sale of all or substantially all of Enventis' stock, assets or business, (ii) a merger (or other business combination) of Enventis with or into any other company was specifically excluded until and unless both parties agreed in writing on the fee terms with respect to this type of transaction.

        On April 11, 2014, Mr. Currey called Mr. Finke to discuss a revised, unsolicited proposal, and on April 15, 2014, Consolidated provided Enventis a proposal for a strategic business combination in which Enventis shareholders would receive 100% of the consideration in Consolidated stock. The proposal provided for a preliminary valuation of $15.50 per Enventis share and represented an exchange ratio of 0.805x based upon the trading price of Consolidated on April 14, 2014. The exchange ratio: (i) indicates the number of shares of Consolidated stock an Enventis shareholder would receive for each share of Enventis stock and (ii) would be fixed at the signing of a definitive merger agreement.

        Between April 17, 2014 and April 29, 2014, Mr. Finke and Mr. Christensen discussed the April 15, 2014 proposal on several occasions with representatives of Waller Capital, and with representatives of Stinson Leonard Street LLP ("Stinson"), successor legal counsel to Enventis following the merger of Leonard, Street and Deinard P.A. with Stinson Morrison Hecker LLP on January 1, 2014.

        On April 28, 2014, Mr. Finke and Mr. Christensen met with representatives of Stinson to discuss the April 15, 2014 proposal. On May 3, 2014, Mr. Finke and Mr. Christensen worked with representatives of Stinson and Waller Capital to prepare for the review of the proposal by the Enventis board of directors.

        The April 15, 2014 proposal was discussed and reviewed at a regularly scheduled meeting of the Enventis board of directors on May 6, 2014 at which representatives of Waller Capital and Stinson were present. Stinson reviewed with the Enventis board of directors their fiduciary duties with respect to the proposal and other strategic alternatives, including remaining independent. Waller Capital made a presentation to the Enventis board of directors, that included an update on Consolidated and a review, discussion and analysis of Consolidated's proposal. The potential costs and risks arising from a Merger with Consolidated were also discussed. After carefully considering Consolidated's proposal, the board directed Mr. Finke to respond to the April 15, 2014 proposal and advise Consolidated that although the Company was not for sale, the board would be willing to consider a preemptive offer from Consolidated to evaluate in connection with other strategic alternatives, including remaining independent. The Enventis board of directors also directed management to share appropriate confidential information with Consolidated after Consolidated entered into a mutual non-disclosure and standstill agreement so that Consolidated could improve the terms of its proposed transaction.

        Following the May 6, 2014 board meeting, the board of directors of Enventis passed written resolutions confirming the engagement of Stinson as legal advisor and Waller Capital as financial advisor to Enventis with respect to the proposal and other strategic alternatives, and directed management to finalize the fee terms of the engagement with Waller Capital, and enter into a mutual non-disclosure and standstill agreement with Consolidated in an effort to enhance the proposal.

        In response to the board's direction, Mr. Finke worked with representatives from Waller Capital and Stinson to develop a verbal response to the April 15, 2014 Consolidated proposal. Mr. Finke shared the nature of the proposed response with the Enventis board chair and certain other board members. In a telephone conference on May 12, 2014, Mr. Finke advised Mr. Currey of the Enventis board of directors' response. Mr. Currey and Mr. Finke also discussed the type of information that would need to be shared as well as preliminary dates for a meeting.

        On May 13, 2014, Mr. Finke sent Mr. Currey a mutual non-disclosure and standstill agreement that had been prepared by Stinson. On May 14, 2014, Mr. Currey requested the 24 month term on the standstill provision be reduced to 12 months, and Mr. Currey and Mr. Finke also agreed management of both companies would meet in Minneapolis on May 19, 2014. That same day, Enventis executed and provided Consolidated with the form of mutual non-disclosure and standstill agreement that contained a term of 18 months. On May 15, 2014, Consolidated returned an executed non-disclosure and standstill agreement.

        On May 15, 2014, Enventis and Waller Capital agreed on fee terms and amended their January 15, 2014 letter agreement to provide that Waller Capital would serve as financial advisor to Enventis in connection with a transaction involving: (i) a sale of all or substantially all of Enventis' stock, assets or business, (ii) a merger (or other business combination) of Enventis with or into Consolidated or any company proposing a potential transaction that competes with Consolidated. On May 16, 2014, Waller Capital discussed with Wells Fargo Securities the recent dialogue between Mr. Finke and Mr. Currey and the upcoming management meeting.

        On May 19, 2014, select members of the executive teams of both Enventis and Consolidated met in Minneapolis, Minnesota. A representative of Waller Capital also attended. The executive teams gave presentations on their respective companies, which in each case included financial forecasts and other non-public information. Representatives of Consolidated indicated a desire for additional information and Mr. Finke responded that the purpose of the information being provided at this stage was solely to enable Consolidated to prepare a preemptive offer and that confirmatory due diligence information could be provided thereafter at the board's discretion. On May 21, 2014, Mr. Finke and Mr. Currey spoke again, and Mr. Currey indicated a willingness to proceed with a streamlined due diligence request list. That same day, Mr. Finke discussed the results of the meeting with Ms. Dewbrey.

        After receiving a streamlined due diligence request list, select members of the executive teams of both Enventis and Consolidated met again on May 28, 2014 in Minneapolis, Minnesota with their respective financial advisors. Following the presentation of requested information, Mr. Currey advised Mr. Finke that Consolidated had a board of directors meeting scheduled for May 30, 2014 and that Mr. Currey believed a revised proposal would be forthcoming after the meeting. Mr. Currey also indicated that Consolidated would be able to provide Enventis' shareholders the greatest amount of consideration if the transaction was structured as an all-stock merger. Mr. Currey indicated that this structure was desired because it would enable Consolidated to further delever its balance sheet. "Delevering," as referred to herein, means reducing the ratio of free cash flow to total indebtedness.

        On May 30, 2014, Consolidated provided Enventis with a revised proposal for a strategic business combination in which Enventis shareholders would receive all Consolidated stock. The proposal included a revised valuation of $16.00 per Enventis share that represented an exchange ratio of 0.784x based upon the trading price of Consolidated on May 30, 2014. Similar to the April 15, 2014 proposal, the exchange ratio would be fixed at the signing of a definitive merger agreement. The revised proposal was conditioned upon a 30-day period of exclusive negotiations and Consolidated provided a letter outlining the terms of their proposed exclusivity period. Following receipt of the revised proposal, Mr. Finke updated the Enventis board of directors on May 30, 2014 and scheduled special meetings of the board for June 6 and June 9, 2014. On June 2, Waller Capital discussed the revised proposal with Consolidated's financial advisors.

        The June 6, 2014 meeting of the Enventis board of directors was held telephonically with representatives of Waller Capital and Stinson participating. The primary purpose of the meeting was to update the board on developments since the May 6, 2014 meeting and to agree upon an agenda and set the stage for the June 9, 2014 board meeting. Stinson also advised the board of directors of Enventis on their fiduciary duties in connection with the revised proposal and in evaluating strategic alternatives.

        The June 9, 2014 special meeting of the Enventis board of directors was held at the Minneapolis, Minnesota offices of Stinson. Waller Capital made a presentation to the board of directors, that included a summary of recent events, an update on Consolidated and a review, discussion and analysis of Consolidated's revised proposal together with an update of other potential transaction partners. Stinson reviewed the Enventis board of directors' fiduciary obligations in connection with the proposal and other strategic alternatives, including remaining independent. The board, based on the advice of Waller Capital, considered that there were a limited number of other potential strategic transaction partners and there was a reduced likelihood of them having an interest in acquiring Enventis at a higher price. The board, based on the advice of Waller Capital, also considered that it would be unlikely for financial buyers to have an interest in acquiring Enventis at a higher price because they would not be able to produce cost synergies. Waller Capital and Stinson also discussed the various means for soliciting other offers and their respective advantages and disadvantages, including the risk that conducting an auction could eliminate Consolidated's interest or cause it to reduce its price due to anticipated limited or no competition. The board also discussed that a broader process could result in a leak, leading to loss of employees and damage from customer churn. After continuing to review its available strategic alternatives and after carefully considering the revised proposal from Consolidated, the Waller Capital and Stinson presentations, and the views of management, the Enventis board of directors directed Mr. Finke to respond to Consolidated with a counterproposal for a strategic business combination in which Enventis shareholders would receive all Consolidated stock. The counterproposal included the following terms: (i) $18.00 per share, (ii) a symmetrical +/- 15% fixed price collar (i.e., a provision providing for a fixed amount of merger consideration to be received for each Enventis share despite either a 15% increase or a 15% decrease in the trading price of Consolidated's common stock), (iii) a price-based walk away right (i.e., the ability of Enventis to terminate the Merger Agreement if the trading price of Consolidated common stock declined below a specified level), (iv) two seats on the Consolidated board of directors and (v) a "window-shop" provision (i.e., Enventis' right to terminate the Merger Agreement to accept a financially superior proposal made between the signing and shareholder approval of the Merger Agreement (regardless of whether Enventis' board was advised that such termination was required by the board's fiduciary duties) if Enventis paid a reasonable termination fee to Consolidated).

        Following the June 9, 2014 Enventis board meeting, Mr. Finke worked with representatives of Waller Capital and Stinson to prepare a letter presenting the counterproposal detailed by the Enventis board. On June 11, 2014, Mr. Finke e-mailed the counterproposal to Mr. Currey and spoke with Mr. Currey by telephone. Mr. Currey indicated that Consolidated would not accept Enventis' counterproposal, and that there may not be a need to continue discussions; however Mr. Currey thought it still made sense to bring the companies together and that he would come back to Mr. Finke with further feedback after consulting with his advisors. Later that day, Waller Capital discussed the counterproposal and Mr. Currey's response with Consolidated's financial advisors.

        On June 12, 2014, a telephonic meeting of the Enventis board of directors was held to discuss the response from Mr. Currey. Representatives of Stinson and Waller Capital participated. The Enventis directors also discussed the execution risk in meeting the financial forecasts due to the strength of competitors, continuing technology development and potentially increased capital expenditures to address those challenges. The Enventis directors also noted that while Enventis continued to make progress on strategic initiatives, Enventis had a prior history of not achieving 100% of its long-term goals, as illustrated by reaching 78% to 89% of the shareholder value goal for long term equity incentive plan periods ending in 2012 and 2013. The board also considered the lengthy period of time it would take to achieve a $16.00 share value on a standalone basis. In addition, the board considered that, even if long-range forecasts were met, Enventis would still have a smaller market capitalization and the resulting effect on shareholder liquidity would still impact the value shareholders would receive in the market.

        Later on June 12, 2014, Mr. Currey contacted Mr. Finke. Mr. Currey reiterated that he was not in a position to accept Enventis' counterproposal, but rather than terminating discussions, perhaps Consolidated's May 30, 2014 proposal could be improved if the Enventis board of directors could provide further guidance on the relative priorities of the terms included in the June 11, 2014 counterproposal. Mr. Currey acknowledged that the type of window shop provision that had been discussed would be acceptable. Waller Capital also discussed Mr. Currey's response with Consolidated's financial advisors.

        On June 13, 2014, a telephonic meeting of the Enventis board of directors was held in which representatives of Stinson and Waller Capital participated. Mr. Finke described his recent conversation with Mr. Currey. The board of directors deliberated over the terms included in their June 11, 2014 counteroffer. At the conclusion of the meeting, the Enventis board of directors directed Mr. Finke to advise Mr. Currey that maximizing the price was the highest priority of the board and that there potentially was flexibility on the other counterproposal terms. Mr. Finke subsequently advised Mr. Currey of the Enventis board of directors' relative priorities.

        Later on June 13, 2014, Mr. Currey advised Mr. Finke that Consolidated would be willing to improve its offer in light of the feedback Mr. Finke provided earlier that day. The contemplated proposal would include a revised valuation of $16.50 per Enventis share that represented an exchange ratio of 0.804x based upon the trading price of Consolidated on June 13, 2014. Unlike Consolidated's April 15, 2014 and May 30, 2014 proposals, the exchange ratio would not be fixed at the signing of a definitive merger agreement. Instead, the exchange ratio would be fixed as of June 13, 2014, so the value per Enventis share would float from June 13, 2014 until signing based on the value of Consolidated stock. Following the telephone conference, Mr. Finke considered Mr. Currey's response, and he subsequently contacted Mr. Currey and advised that fixing the exchange ratio prior to signing was not optimal for the Enventis board. Waller Capital discussed Mr. Currey and Mr. Finke's conversations with Consolidated's financial advisors.

        On June 14, 2014, Mr. Currey called Mr. Finke and advised that he continued to work on the contemplated proposal. Mr. Currey indicated that he was specifically evaluating fixing the exchange ratio using a single closing price at signing or using an average of multiple closing prices close to signing.

        On June 15, 2014, Mr. Currey called Mr. Finke to discuss various methods to fix the exchange ratio based on a potential agreed upon value per share of Enventis common stock so that neither Consolidated nor Enventis was disadvantaged if the exchange ratio were fixed after Consolidated's upcoming ex-dividend date on July 11, 2014, which historically resulted in a temporary drop in Consolidated's trading price.

        Later on June 15, 2014, Mr. Currey delivered a draft proposal to Mr. Finke in response to Enventis' June 11, 2014 counteroffer. The draft proposal included a revised valuation of $16.50 per Enventis share that represented an exchange ratio of 0.804x based upon the trading price of Consolidated on June 13, 2014. The draft proposal also provided two alternative methods to fix the exchange ratio. The first alternative provided for fixing the exchange ratio based on the most recent closing price if the definitive merger agreement were entered into on or prior to July 10, 2013. The second alternative provided if the definitive merger agreement was entered into after July 10, 2013, the exchange ratio would be fixed based on a methodology that referenced closing prices before and after the ex-dividend date. Aside from value, Consolidated's draft proposal addressed Enventis' June 11, 2014 counteroffer in the following manner: (i) no fixed price collar, (ii) no price-based walk away right, (iii) one seat on the Consolidated board of directors and (iv) agreement to a "window-shop" provision. Finally, the draft proposal included an agreement which provided Consolidated with exclusive negotiating rights through July 10, 2014. That same day, Waller Capital discussed the draft proposal with Wells Fargo Securities.

        Ms. Dewbrey, Mr. Finke and Mr. Christensen conferred with representatives from Waller Capital and Stinson on June 16, 2014 concerning the June 15, 2014 draft proposal. The draft proposal was revised to select the first alternative for fixing the exchange ratio based on the most recent closing price prior to execution if the definitive agreement were entered into on or prior to July 10, 2013. In addition, the proposal was revised to reflect that the definitive merger agreement would be consistent with the terms of Consolidated's merger with SureWest Communications ("SureWest"), Consolidated's most recent transaction, but without the use of a fixed price collar. Stinson advised that this approach would expedite negotiations to avoid the ex-dividend concern and that using the SureWest merger agreement was desirable because it was prepared by SureWest's counsel in a competitive bidding environment and thus contained many attractive terms for the acquired party. The draft exclusivity agreement was revised to provide exclusivity only through July 2, 2014. The draft documents were then returned by Mr. Finke to Consolidated.

        On June 16, 2014, Consolidated returned the revised proposal and exclusivity agreement to Enventis, accepting changes to the draft proposal presented by Enventis. At the June 16, 2014 meeting of the Enventis board of directors, which was attended by representatives of Waller Capital and Stinson, Mr. Finke gave a summary of recent events surrounding the development of Consolidated's revised proposal and other matters. Waller Capital provided the Enventis board of directors an update on Consolidated and a review, discussion and analysis of Consolidated's revised proposal. Stinson counseled the Enventis board of directors on compliance with fiduciary obligations in considering and acting upon the proposal and other strategic alternatives. The board concluded that seeking higher consideration created unacceptable risk that the current revised proposal could be withdrawn and that no better alternatives could emerge. After carefully considering the terms of the revised proposal in relation to other strategic alternatives, the Enventis board of directors directed Mr. Finke to accept the proposal, subject to negotiating the terms of a definitive merger agreement, and to enter into the exclusivity agreement. Following the meeting, Mr. Finke executed the proposal and exclusivity agreement on June 16, 2014 and returned the proposal and agreement to Consolidated. On June 17, 2014, Consolidated provided Enventis with an expanded due diligence list and Enventis began populating an electronic data room responsive to the Consolidated request. In addition, later that week members of Consolidated's due diligence team travelled to Mankato, Minnesota for due diligence sessions and also toured several Enventis facilities. On June 19, 2014, Enventis provided Consolidated with a reverse due diligence list and Consolidated thereafter began responding to the requests. On

June 20, 2014, Schiff Hardin LLP ("Schiff"), legal counsel to Consolidated, provided Enventis with a draft Merger Agreement based on the SureWest merger agreement without a fixed price collar but with a right to match a superior offer during specified time periods.

        On June 19, 2014, Consolidated engaged Wells Fargo Securities as its exclusive financial advisor with respect to a possible transaction involving Enventis.

        During the week beginning June 22, 2014, Enventis, Consolidated and their representatives continued their further due diligence on each other. On June 23, 2014, Stinson returned a revised draft of the Merger Agreement to Schiff with changes that included: narrowed matching rights; the additional ability to change the Enventis board of director recommendation to Enventis' shareholders where the failure to change the board recommendation could reasonably be expected to constitute a breach of the board's fiduciary duties; the right to terminate the Merger Agreement to accept a financially superior proposal regardless of whether required by the board's fiduciary duties; a reduced termination fee, an extended date by which the agreement could be terminated by either party and a provision requiring the parties to coordinate their dividend payments. On June 26 and June 27, 2014 representatives of Stinson and Schiff discussed and, on behalf of their respective clients, agreed upon open points on the Merger Agreement, including a reduced termination fee. On the evening of June 27, 2014 Schiff provided a revised draft of the Merger Agreement reflecting the resolution of the open points and on June 27 through June 29, 2014 confirmatory due diligence was completed and disclosure schedules were finalized. On June 29, 2014, Schiff provided a final draft of the Merger Agreement that included an exchange ratio of 0.7402x, which implied a value of $16.50 per Enventis share as of the close of trading on June 27, 2014.

        On June 29, 2014, the Enventis board of directors held a telephonic meeting in which representatives of Waller Capital and Stinson participated and at which Mr. Christensen was present. At the meeting, Enventis' financial and legal advisors, together with Messrs. Finke and Christensen, reviewed with the board, among other matters, the financial and legal aspects of the proposed transaction and the other matters described below under "—Recommendation of the Enventis board; Enventis' Reasons for the Merger." Stinson summarized the terms of the Merger Agreement, including the operation and reasonableness of the so-called deal protection measures and termination fees and rights and explained the amendment to the Enventis shareholder rights plan. Mr. Finke, Mr. Christensen and representatives of Stinson and Waller Capital also discussed their findings in the due diligence review conducted on Consolidated. Representatives of Waller Capital reviewed with the Enventis board of directors their financial analysis of the exchange ratio proposed by Consolidated and delivered its oral opinion to the board, to the effect that, as of the date of the opinion, and based upon and subject to the assumptions made, matters considered and the limits of the review undertaken by Waller Capital, the exchange ratio provided for in the Merger Agreement was fair, from a financial point of view, to the holders of Enventis common stock. This oral opinion was subsequently confirmed by delivery of a written opinion dated June 29, 2014, a copy of which is attached as Annex II to this joint proxy statement/prospectus. Stinson also explained how employee equity plans and benefits would be handled in connection with the Merger and noted those terms had been negotiated after all other terms had been resolved. After further discussion and consideration, the Enventis board of directors unanimously determined that the Merger Agreement and the Merger are advisable, fair to and in the best interests of Enventis and the Enventis shareholders, and unanimously approved the Merger Agreement. The Enventis board also unanimously recommended that the Enventis shareholders vote "FOR" the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement. In evaluating the fairness of the merger consideration, the board took into account validation thereof through its rights reserved in the Merger Agreement to provide information and to negotiate with, and accept an offer from, a third party presenting a financially superior proposal as well as its right to change its recommendation if required by its fiduciary duties.

        Following the meeting, Enventis, Consolidated and Merger Sub executed the Merger Agreement. For a discussion of the Merger Agreement, see "The Merger Agreement" beginning on page 82 of this joint proxy statement/prospectus.

        Prior to the opening of the U.S. financial markets on June 30, 2014, Enventis and Consolidated issued a joint press release announcing the execution of the Merger Agreement and the proposed Merger.

Recommendation of the Enventis Board; Enventis' Reasons for the Merger

        At a meeting of Enventis' board of directors held on June 29, 2014, the board of directors determined that the Merger Agreement and the Merger are advisable, fair to and in the best interests of Enventis and Enventis' shareholders and unanimously approved the Merger Agreement and the Merger. Accordingly, Enventis' board of directors unanimously recommends that Enventis' shareholders vote "FOR" adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement.

        In reaching its decision to approve the Merger Agreement and the Merger and to recommend that Enventis shareholders vote "FOR" adoption of the Merger Agreement and approval of the Merger and related transactions, the Enventis board of directors, with the assistance of Enventis' management and financial and legal advisors, considered and analyzed a number of factors, including those reviewed by the board of directors at the meetings described in this joint proxy statement/prospectus under "—Background of the Merger." The following are the material factors considered by the Enventis board of directors in determining to approve the Merger Agreement and the Merger transactions and to recommend that Enventis shareholders vote "FOR" adoption of the Merger Agreement and approval of the Merger and related transactions (which are not listed in any relative order of importance):

  Positive Factors Relating to the Merger

  Strategic Benefits in Consolidating Industry.

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  Enventis shareholders would own approximately 20% of the combined company and would be able to participate in, and benefit from the future growth potential of, a combined company with approximately $800 million in annual revenues, as well as more extensive revenue opportunities and financial and operating resources than those available to Enventis as a stand-alone company.

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  Recent trends in the telecommunications industry, particularly the trend toward consolidation and technological advancement, and management's view that Enventis' combination with Consolidated could significantly enhance its ability to attract customers, geographic scope and scale of operations and resources compared to if it remained independent.

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  Management's view that the anticipated benefits of the combination would further Enventis' strategic objectives of offering a broad range of advanced and traditional communications services, ability to introduce innovative new products and services, expanding into new markets, adding customers, and operational efficiencies.

        Consolidated's Businesses, Operating Results, Financial Condition and Management.    The businesses, operating results and financial condition of Consolidated, on both a historical and prospective basis, and the quality, breadth and experience of Consolidated's senior management, including:

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  The results of the due diligence review performed on Consolidated by Enventis' management and financial and legal advisors regarding Consolidated's assets, financial condition, results of operations, business plan and prospects, including the size, scale, competitive position, and prospects of the combined company;

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  Consolidated's substantial operating resources, including its fiber network, advanced communications technologies, innovative product portfolio and skilled employee base, which should enable the combined company to compete effectively;

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  Consolidated's success in operating its business;

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  Consolidated's strategic vision, shared by Enventis, concerning the importance of delivering superior customer service, pursuing revenue expansion through product innovation, penetration of existing markets and addition of new markets, and supplementing internal growth with a disciplined acquisition program;

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  The focus on business and broadband growth initiatives of Consolidated's management, which is shared by Enventis, and Consolidated's record of successfully integrating acquisitions; and

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  Consolidated's substantial financial resources which could be deployed to fund long-term growth projects.

  Merger Consideration.

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  The business judgment of the Enventis board, in light of arms-length negotiations with Consolidated and advice from management and financial and legal advisors described herein, that the merger consideration is likely the highest price reasonably attainable for Enventis shareholders as compared to any other business combination or other strategic alternatives, including having Enventis remain independent and seek to implement its strategic plan.

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  Enventis' board's assessment of the historical and anticipated future trading price of Enventis' common stock and Consolidated's common stock and the risk that the trading price of Enventis' common stock would not exceed the value of the merger considerations for the foreseeable future.

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  Based on the closing prices of the Consolidated common stock and Enventis common stock on June 27, 2014, which was the last trading day before the meeting of the Enventis board at which it approved the Merger Agreement, the merger consideration had an implied value of $16.50 per share of Enventis common stock, which represented approximately a 17.4% premium to the closing price of Enventis common stock on June 27, 2014, approximately a 24.9% premium to the average closing price of Enventis common stock over the 30-day period before June 27, 2014, and approximately a 27.2% premium to the average closing price of Enventis common stock over the 90-day period before June 27, 2014.

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  A fixed exchange ratio would provide certainty as to the number of shares of Consolidated common stock to be issued in the Merger, and that a decrease in the market price of Enventis common stock before the Merger closing would not provide Consolidated with a right to terminate the Merger Agreement, but would permit the Enventis board to change its recommendation to vote for the Merger Agreement and the Merger, and to terminate the Merger Agreement, if required by its fiduciary duties and Enventis paid the termination fee.

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  Consolidated's history of paying significantly higher dividends on the Consolidated common stock, as well as factors that could affect Consolidated's ability and willingness to maintain its current dividend policy.

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  Enventis shareholders would benefit from enhanced liquidity of their investment after the Merger based on the higher average daily trading volume of the Consolidated common stock compared to that of the Enventis common stock, which would provide the Enventis shareholders with the flexibility to sell more quickly all or a portion of their shares for cash in a much more liquid market.

  •
  The opinion, dated June 29, 2014, of Waller Capital, a copy of which is attached as Annex II to this joint proxy statement/prospectus, that, as of such date, and based upon and subject to the assumptions made, procedures followed, factors considered and limitations of the review undertaken by Waller Capital, the exchange ratio is fair, from a financial point of view, to the holders of Enventis common stock as of the date of the Merger Agreement. The Enventis board took into account the contingent nature of the fees payable to Waller Capital for its financial advisory services in connection with the Merger, other than fees payable to Waller Capital in connection with the delivery of the opinion described above which was payable regardless of whether the Merger was approved or consummated, and determined that these factors did not affect the board's determination to rely on such opinion.

  •
  The financial analyses performed by Waller Capital to support its fairness opinion, as described under "Opinion of Financial Advisor to Enventis," which were shared with the Enventis board on June 29, 2014 and which were consistent with the analyses shared with the Enventis board at the other meetings of the Enventis board as described under "Background of the Merger."

        Terms and Conditions of the Merger Agreement.    The Enventis board of directors considered the terms and conditions of the Merger Agreement in addition to the exchange ratio, including the following:

  •
  The consummation of the Merger is conditioned on approval of the Merger by the holders of two-thirds of the outstanding shares of Enventis' common stock but only the holders of a majority of the Consolidated shares of common stock voting.

  •
  The Merger Agreement does not include a financing contingency to refinance Enventis' outstanding debt. The Enventis board also considered the financing proposed by Consolidated and the terms and conditions of the bridge loan commitment Consolidated had obtained to refinance Enventis' outstanding debt.

  •
  Provisions of the Merger Agreement that would permit Enventis, until adoption of the Merger Agreement by its shareholders, to furnish information to, and engage in discussions and negotiations with, third parties making unsolicited acquisition proposals that the board determines are reasonably likely to lead to a superior proposal and to terminate the Merger Agreement to accept a superior proposal, subject to payment to Consolidated of a termination fee of $8,448,750, but without being required to determine that such actions are required by the fiduciary duty of the Enventis board;

  •
  The Enventis board determined the amount of the termination fee to be reasonable in light of, among other factors, the benefits of the Merger to Enventis' shareholders, the advice of its legal and financial advisors that the percentage of equity value it represented is consistent with such percentage in comparable business combination transactions, and the likelihood that an obligation to make a payment of such an amount would not preclude other acquisition proposals (the likelihood of which the board discussed with its financial and legal advisors).

  •
  The Enventis board noted that the opportunity to accept a financially superior proposal would provide further validation of the fairness of the merger consideration to be received by Enventis if such a proposal did not emerge.

  •
  Provisions of the Merger Agreement that permit the Enventis board of directors to change its recommendation with respect to the Merger Agreement if required by its fiduciary duties, without regard to whether such change is due to an intervening event, but subject to payment of a termination fee of $8,448,750.

  •
  Provisions of the Merger Agreement that give Enventis the right to seek specific performance of the Merger Agreement against Consolidated.

  •
  The limited conditions in the Merger Agreement to consummation of the Merger, the advice of its legal advisor that regulatory approval would be obtained prior to the termination date in the Merger Agreement, and the high degree of likelihood that the Merger would be consummated.

  •
  The right granted in the Merger Agreement for the Enventis board to select a member of Consolidated's board which would provide assurance that legacy Enventis shareholders would have a continuing voice to influence achieving the benefits of the Merger and continuing Consolidated's current dividend practices.

  •
  The Merger Agreement would provide Enventis with sufficient operating flexibility for it to conduct its business in the ordinary course of business consistent with past practice between the signing of the Merger Agreement and the completion of the Merger.

        Tax Treatment of the Merger.    The ability of the companies to complete the Merger on a tax-free basis for federal income tax purposes, other than with respect to cash to be received by Enventis' shareholders in lieu of fractional shares of Consolidated common stock.

        Continued Operation as a Stand-Alone Enterprise.    Evaluation, as an alternative to the Merger, of the potential rewards and risks associated with the continued execution by Enventis of its strategic plan as an independent company. In evaluating Enventis' historical results and prospects for growth, the Enventis board noted favorable recent revenue trends, the positive impact on operating profitability of Enventis' ongoing cost-management initiatives, and the contribution of recently acquired businesses to the expansion of Enventis' network assets and portfolio of scalable network solutions. The board reviewed Enventis' historical and possible future performance in light of execution risks of meeting plan, as illustrated by reaching 78% to 89% of the shareholder value goal for long term equity incentive plan periods ending in 2012 and 2013, and the risks affecting its businesses, operations and financial condition. The Enventis board considered, among other factors, the challenges of continuing to operate independently, the consolidation trend in the telecommunications industry and the risks affecting Enventis' ability to compete effectively against larger and better capitalized competitors. The Enventis board also considered, with the assistance of its financial advisors, the potential downside risk in the long-term stock price as a stand-alone enterprise as compared to that of the combined company following a combination with Consolidated.

        Alternative Transactions.    Evaluation, as alternatives to the Merger or continued independent operations, of Enventis' prospects for a merger transaction with a company other than Consolidated and the potential terms of any such transaction, including consideration of the following:

  •
  Advice from its financial advisor that there were a limited number of potential strategic acquirers and a reduced likelihood that any of those acquirers would make a financially superior acquisition proposal.

  •
  Advice from its financial advisor that it was unlikely that a financial buyer, such as a private equity firm, would be interested in making a financially superior acquisition proposal because of its inability to produce cost synergies that would justify a higher price.

  •
  In light of this advice, the Enventis board determined not to solicit other offers, and instead rely on the "window shop" provision in the Merger Agreement to further validate the fairness considerations, based upon, among other things: (i) the value of the merger consideration; (ii) the risk of losing the Consolidated offer if Enventis elected to solicit other offers; (iii) the risk of causing Consolidated to lower its offer if Enventis elected to solicit other offers and little or no competitive bidding emerged; (iv) the reduced likelihood that a competing acquisition proposal would be made at a higher price; (v) the risks associated with an auction process, including, among other things, the potential significant harm to Enventis' business if it became known to Enventis' customers and employees that Enventis was seeking to be sold (without assurance that a financially superior proposal would be made or consummated); (vi) the risk of breaches of confidentiality by prospective participants in the auction process and their advisors; (vii) the substantial management time and resources that would be required, potentially causing significant management distraction from operating Enventis' business, and (viii) the risk that competitors and others would attempt to hire or solicit some of Enventis' key employees and customers if it became known that Enventis was seeking to be sold.

  •
  The absence of any proposals, or indications of interest, to acquire Enventis, other than from Consolidated, since 2009 from a company that has subsequently been acquired.

  Potentially Negative Factors Relating to the Merger

        The Enventis board of directors took into account a number of potentially negative factors in its deliberations concerning the Merger with Consolidated, including the following considerations:

  •
  Following completion of the Merger, Enventis would no longer exist as an independent public company and Enventis' shareholders would be able to participate in any future earnings growth of Enventis solely through their ownership of Consolidated common stock.

  •
  Because the exchange ratio would be fixed, a decline in the share price of Consolidated common stock before the Merger closing would cause the value of the Merger consideration to decline.

  •
  Enventis shareholders will have exposure to the risks associated with holding shares of Consolidated common stock, including the ability of Consolidated's board to reduce its dividend payout ratio which may result in a decline in the trading price of Consolidated's common stock.

  •
  Although the terms of the Merger Agreement would permit Enventis, until adoption of the Merger Agreement by its shareholders, to furnish information to, and engage in discussions and negotiations with, third parties making unsolicited acquisition proposals that the board determines are reasonably likely to lead to a financially superior proposal and to terminate the Merger Agreement to accept a superior proposal, it would require payment to Consolidated of a termination fee of $8,448,750 which may deter others from making an acquisition proposal that may be more advantageous to Enventis' shareholders.

  •
  Enventis' business could be harmed as a result of uncertainties about the effect of the proposed Merger on Enventis' employees and customers, which could impair Enventis' ability to attract, retain and motivate key personnel until the Merger is completed and for a period of time thereafter, and could cause customers, suppliers and others that deal with Enventis to seek to change existing business relationships with the company.

  •
  The Merger may not be completed, or may not be completed within the period anticipated, as a result of a failure to satisfy, or satisfy in a timely manner, one or more closing conditions, including as a result of failure to obtain approval of the Merger by the shareholders of Enventis or Consolidated or Enventis' failure to obtain certain regulatory approvals in connection with the Merger.

  •
  A failure to complete the Merger could adversely affect Enventis' stock price, which was anticipated to reflect an assumption that the Merger would be completed.

  •
  Enventis had incurred, and would continue to incur, significant fees for professional services and other transaction costs and expenses in connection with the Merger, a significant portion of which would be payable by Enventis even if the Merger were not completed.

  •
  The interests of certain executive officers and directors of Enventis in the Merger that are different from, or in addition to, their general interests as shareholders of Enventis, as described under "The Merger—Interests of Enventis' Directors and Executive Officers in the Merger."

  •
  If the Merger were not consummated, Enventis' employees would have expended extensive time and effort to attempt to complete the Merger and would have experienced significant distractions from their work and progress on achieving Enventis' business plan during the pendency of the transaction.

        After consideration of these factors, the Enventis board of directors determined that the potential negative factors were significantly outweighed by the potential positive factors referenced above and the other potential benefits of the Merger to Enventis' shareholders.

        The foregoing summary of the factors considered by the Enventis board is not intended to be exhaustive, but is believed to include material factors considered by the Enventis board of directors. In view of the variety of factors considered in connection with its evaluation of the Merger, Enventis' board did not find it practicable to, and did not, quantify or otherwise assign relative or specific weight to these factors. In addition, individual members of Enventis' board of directors may have given different weight to different factors.

Opinion of Financial Advisor to Enventis

        In connection with the Merger, on June 29, 2014, Waller Capital rendered its oral opinion to the Enventis board, subsequently confirmed in writing, that, as of such date, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth therein, the exchange ratio of 0.7402 shares of Consolidated common stock for each share of Enventis common stock was fair, from a financial point of view, to the holders of Enventis common stock.

        The full text of Waller Capital's written fairness opinion dated June 29, 2014, is attached as Annex II to this joint proxy statement/prospectus. You should read the opinion in its entirety for a discussion of the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Waller Capital in rendering its opinion. This summary is qualified in its entirety by reference to the full text of such opinion. Waller Capital's opinion is directed to the Enventis board, addresses only the fairness of the exchange ratio, from a financial point of view, to the holders of shares of Enventis common stock, and does not address any other aspect of the Merger or constitute a recommendation as to how any shareholder of Enventis or stockholder of Consolidated should vote at any meetings held in connection with the Merger.

        In connection with rendering the opinion described above, Waller Capital, among other things:

  (i)
  Reviewed the financial terms and conditions of a draft of the Merger Agreement dated June 29, 2014;

  (ii)
  Reviewed certain publicly available historical business and financial information relating to Enventis and Consolidated;

  (iii)
  Reviewed various financial forecasts and other data provided to Waller Capital by Enventis relating to the business of Enventis, financial forecasts and other data provided to Waller Capital by Consolidated relating to the business of Consolidated, the estimated synergies and other benefits, including the amount and timing thereof, anticipated by Enventis and Consolidated to be realized from the Merger (the "Expected Synergies"), and certain publicly available financial forecasts and other data relating to the businesses of Enventis and Consolidated;

  (iv)
  Facilitated discussions with members of the senior management of Enventis and Consolidated with respect to the businesses and prospects of Enventis and Consolidated, respectively, and with respect to the Expected Synergies;

  (v)
  Reviewed historical stock prices and trading volumes of Enventis common stock and Consolidated common stock;

  (vi)
  Reviewed public information with respect to certain other companies in lines of business Waller Capital believes to be generally relevant in evaluating the businesses of Enventis and Consolidated, respectively;

  (vii)
  Reviewed the financial terms of certain transactions involving companies in lines of business Waller Capital believes to be generally relevant in evaluating the businesses of Enventis and Consolidated, respectively;

  (viii)
  Reviewed the potential pro forma financial impact of the Merger on Consolidated based on the financial forecasts referred to above related to Enventis and Consolidated; and

  (ix)
  Performed such other financial studies and analyses and considered such other information as Waller Capital deemed necessary or appropriate for the purpose of its opinion.

        In rendering its opinion, Waller Capital relied upon and assumed, with Enventis' consent and without independent verification, the accuracy and completeness of the foregoing information and all of the financial, legal, regulatory, tax, accounting and other information available to Waller Capital from public sources, provided to or discussed with Waller Capital by Enventis, Consolidated or their respective representatives or otherwise reviewed by Waller Capital. Waller Capital did not conduct any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of Enventis or Consolidated or concerning the solvency or fair value of Enventis or Consolidated, and Waller Capital was not furnished with any such valuation or appraisal. With respect to the financial forecasts that Waller Capital reviewed, Waller Capital assumed, with Enventis' consent, that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Enventis and Consolidated as to the future financial performance of Enventis and Consolidated, respectively. With respect to the Expected Synergies, Waller Capital assumed, with Enventis' consent, that the estimates of the amounts and timing of the Expected Synergies were reasonable and that the Expected Synergies will be realized substantially in accordance with such estimates. Waller Capital assumes no responsibility for and expresses no view as to such forecasts or estimates or the assumptions on which they are based.

        Further, Waller Capital's opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Waller Capital as of, the date of its opinion. Waller Capital assumes no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of its opinion. Waller Capital does not express any opinion as to the prices at which shares of Enventis common stock or Consolidated common stock may trade at any time subsequent to the announcement of the Merger.

        In rendering its opinion, Waller Capital assumed, with Enventis' consent, that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, without any waiver, amendment or delay of any terms or conditions, including, among other things, that the Merger will be treated as a tax-free reorganization and/or exchange, each pursuant to the Internal Revenue Code of 1986, as amended. Waller Capital relied upon, without independent verification, the assessment by the managements of Enventis and Consolidated of: (i) the strategic, financial and other benefits expected to result from the Merger; (ii) the timing and risks associated with the integration of Enventis and Consolidated; (iii) their ability to retain key employees of Enventis and Consolidated, respectively; and (iv) the validity of, and risks associated with, Enventis' and Consolidated's existing and future technologies, intellectual property, products, services and business models. Waller Capital assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. Waller Capital is not a legal, regulatory, tax, accounting or actuarial advisor. Waller Capital is a financial advisor only and relied upon, without independent verification, the assessment of Consolidated and Enventis and its legal, regulatory, tax, accounting or actuarial advisors with respect to legal, regulatory, tax, accounting or actuarial matters. Waller Capital expresses no opinion with respect to the fairness of the amount or nature of the compensation to any of Enventis'

officers, directors or employees, or any class of such persons, relative to the consideration to be received by the holders of shares of Enventis common stock in the transaction.

        In connection with the review of the Merger by the Enventis board, Waller Capital performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Waller Capital considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Waller Capital believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Waller Capital may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described below should not be taken to be Waller Capital's view of the actual value of Enventis. In performing its analyses, Waller Capital made assumptions with respect to industry performance, general business and economic conditions and other matters. Many of these assumptions relate to factors that are beyond the control of Enventis or Consolidated. Any estimates contained in Waller Capital's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

        In rendering its opinion, Waller Capital was not authorized to, and did not, solicit indications of interest from third parties regarding a potential transaction with Enventis, and Waller Capital's opinion does not address the relative merits of the Merger as compared to any other transaction or business strategy in which Enventis might engage or the merits of the underlying decision by Enventis to engage in the Merger.

        Waller Capital conducted the analyses described below under "Summary of Financial Analyses" solely as part of its analysis of the fairness of the exchange ratio pursuant to the Merger Agreement, from a financial point of view, to the holders of Enventis' common stock and in connection with the delivery of its opinion to the Enventis board. These analyses do not purport to be appraisals or to reflect the prices at which shares of Enventis' common stock might actually trade.

        The exchange ratio was determined through arm's length negotiations between Enventis and Consolidated and was approved by the Enventis board. Waller Capital provided advice to Enventis during these negotiations. Waller Capital did not, however, recommend any specific exchange ratio to Enventis or that any specific exchange ratio constituted the only appropriate consideration for the Merger.

        Waller Capital's opinion and presentation to the Enventis board was one of many factors taken into consideration by the Enventis board in deciding to approve, adopt and authorize the Merger Agreement. Consequently, the analyses described below under "Summary of Financial Analyses" should not be viewed as determinative of the view of the Enventis board with respect to the exchange ratio or of whether the Enventis board would have been willing to agree to a different exchange ratio. Waller Capital's opinion was approved by Waller Capital's fairness opinion committee.

Summary of Financial Analyses

        The following is a summary of the material financial analyses reviewed with the Enventis board in connection with Waller Capital's opinion, dated June 29, 2014. The following summary, however, does not purport to be a complete description of the financial analyses performed by Waller Capital, nor does the order of analyses described represent the relative importance or weight given to those analyses by Waller Capital. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of such financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before June 27, 2014, the last trading day prior to the date on which the Enventis board adopted the Merger Agreement, and is not necessarily indicative of current market conditions. None of Enventis, Consolidated, Waller Capital or any other person assumes responsibility if future results are different from those discussed, whether or not any such difference is material.

Historical Public Market Trading Levels Analysis

        Waller Capital reviewed the share prices of Enventis' common stock over various periods ending as of June 27, 2014, including six-months days traded and 1-year days traded. The use of six months and one year incremental time periods is designed to capture the progression of Enventis' share price and isolate the effects of specific corporate or other events on share price performance. Based on such historical share price range, Waller Capital calculated the following implied exchange ratio reference range by dividing the low and high trading prices of Enventis' common stock by the price of Consolidated's common stock as of June 27, 2014, as compared to the exchange ratio provided for in the Merger:

Implied Exchange Ratio Reference Range Twelve Months Ended 6/27/14	Exchange Ratio
0.4455x - 0.7281x	0.7402x

Selected Company Trading Analysis

        Waller Capital reviewed and analyzed certain financial information, valuation multiples and market trading data relating to selected comparable incumbent local exchange carriers whose operations Waller Capital believed, based on its experience with companies in the incumbent local exchange carrier industry and, more generally, in the telecommunications industry, to be similar to Enventis' operations for purposes of this analysis. While the selected group of companies represents a mix of public companies that encompasses Enventis' primary attributes, no company, independently or as part of a set, is identical to Enventis:

    CenturyLink

    Windstream

    Frontier

    Telephone and Data Systems

    Cincinnati Bell

    Consolidated

    FairPoint

    Lumos Networks

    Alaska Communications Systems

    Hawaiian Telcom and

    Otelco

        Waller Capital calculated and compared various financial multiples and ratios of the selected companies and Enventis, including, among other things, the ratio of each company's enterprise value, calculated as market capitalization of each company (based on each company's closing stock price as of June 27, 2014), plus debt, less cash, cash equivalents and other adjustments as of March 31, 2014, to its calendar year 2013 and 2014 estimated earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA. "Other adjustments" refers to adjustments including customary adjustments for minority interest, unconsolidated investments, proportionate share of jointly held assets and announced transactions that have not yet closed. Estimated financial data of Enventis utilized in the calculation of the selected multiples was based on publicly available financial data and the financial forecast prepared by management. The range of enterprise value to 2014 estimated EBITDA multiples based on a selected subset of the incumbent local exchange carriers listed above was 5.7x to 7.4x, with a median multiple of 6.5x, excluding any valuation adjustment assigned to tax attributes.

        Waller Capital then calculated an implied exchange ratio by applying the range of selected multiples. Waller Capital then calculated a per share equity reference price for Enventis by applying such range of multiples to estimated financial data of Enventis based on the financial forecast prepared by management. As part of the total implied equity value for Enventis, Waller Capital calculated the projected book value of the outstanding financial debt minus cash, cash equivalents and marketable securities as of December 31, 2014. Based on this implied per share equity reference range, this analysis indicated the following implied exchange ratio reference range, as compared to the exchange ratio provided for in the Merger:

Implied Exchange Ratio Reference Range Based on 2014E EBITDA	Exchange Ratio
0.5064x - 0.7776x	0.7402x

        Waller Capital selected the companies reviewed in this analysis because, among other things, such companies operate similar businesses to those of Enventis. However, no selected company is identical to Enventis. Accordingly, Waller Capital believes that purely quantitative analyses are not, in isolation, determinative in the context of the Merger and that qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of Enventis and the selected companies that could affect the public trading values of each are also relevant.

Premia Paid Analysis

        Waller Capital also reviewed, for informational purposes, the premiums paid in selected precedent U.S. communications industry transactions since 2004. For each transaction, Waller Capital calculated the premium paid by the acquirer by comparing the announced transaction value per share to the target company's share price 1-day, 1-week and 1-month prior to announcement. The results of these calculations are set forth in the following table:

	1 - Day	1 - Week	1 - Month
Median	20.1%	21.7%	25.1%

        Based on the foregoing, Waller Capital applied a premium reference range of 20.1% to 25.1% to the average closing price of Enventis' common stock for the 1-day, 1-week and 1-month prior to June 27, 2014. The reference range was based on the median premia paid 1-day, 1-week and 1-month prior to the transaction announcement date. Based on the foregoing, Waller Capital calculated a range of implied per share prices for Enventis' common stock. Based on this implied per share equity reference range, this analysis indicated the following implied exchange ratio reference range, as compared to the exchange ratio provided for in the Merger:

Implied Exchange Ratio Reference Range	Exchange Ratio
0.7477x - 0.7663x	0.7402x

Selected Precedent Transactions Analysis

        For information purposes, in order to assess how incumbent local exchange carriers have been valued in merger and acquisition transactions, Waller Capital reviewed and compared the purchase prices and financial multiples paid in the following selected precedent transactions announced from May 2009 to December 2013 involving incumbent local exchange carriers or related assets that Waller Capital deemed to be similar in certain respects to the Merger because such transactions occurred in industry sectors consistent with Enventis' operations and overall business:

Announcement Date	Acquirer	Target
12/17/13	Frontier Communications	AT&T (CT wireline unit)
11/28/12	Blackfoot Telecommunications	FairPoint Idaho
2/6/12	Consolidated Communications	SureWest Communications
4/22/10	CenturyLink	Qwest
11/24/09	Windstream	Iowa Telecom
9/8/09	Windstream	Lexcom
5/13/09	Frontier Communications	Verizon (Rural Properties)
5/11/09	Windstream	D&E Communications

        Waller Capital calculated transaction values in the selected precedent transactions as the ratio of the target company's enterprise value, based on the consideration payable in the selected precedent transaction, to its latest 12 months EBITDA before taking into account expected synergies anticipated to be realized from the selected precedent transaction. The range of enterprise value to the latest 12 months EBITDA was 4.5x to 7.7x from the selected precedent transactions listed above, with a median multiple of 5.9x, excluding any valuation adjustment assigned to tax attributes. Financial data of the selected precedent transactions was based on publicly available information at the time of announcement of the relevant transaction. Waller Capital then calculated an implied exchange ratio by applying the range of selected multiples.

        Waller Capital then calculated a per share equity reference price for Enventis by applying such range of multiples to estimated financial data of Enventis based on the financial forecast prepared by management. As part of the total implied equity value for Enventis, Waller Capital calculated the projected book value of the outstanding financial debt minus cash, cash equivalents and marketable securities as of December 31, 2014. Based on this implied per share equity reference range, this analysis indicated the following implied exchange ratio reference range, as compared to the exchange ratio provided for in the Merger:

Implied Exchange Ratio Reference Range	Exchange Ratio
0.2921x - 0.7949x	0.7402x

Discounted Cash Flow Analysis

        Waller Capital performed a discounted cash flow analysis of Enventis, which is a valuation methodology used to derive a valuation of an asset by calculating the "present value" of estimated future cash flows of the asset. "Future cash flows" refers to projected unlevered free cash flows of the business, commonly referred to as ULFCF. "Present value" refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors. Waller Capital calculated the discounted cash flow value for Enventis as the sum of the net present value of:

  •
  the estimated future cash flow that the company will generate for the years 2015 through 2018; and

  •
  the value of the company at the end of such period, or the terminal value.

        The estimated future cash flow was based on the financial forecast for Enventis for the years 2015 through 2018 as prepared by management. For its calculations, Waller Capital used discount rates ranging from 7.0% to 9.0% for Enventis. The discount rates applicable to Enventis were based on Waller Capital's judgment of the estimated range of weighted average cost of capital, based in part on Enventis' weighted cost to maturity of its long-term debt and Enventis' leverage. The terminal value of Enventis was calculated using various exit EBITDA multiples ranging from 5.0x to 7.0x. The exit EBITDA multiples for Enventis were selected by Waller Capital by reference to enterprise value (EV) divided by EBITDA trading multiples calculated for Enventis as well as the EV/EBITDA trading multiples of other incumbent local exchange carriers that Waller Capital, based on its professional judgment, deemed comparable to Enventis for purposes of this analysis. As part of the total implied equity value calculated for Enventis, Waller Capital calculated the projected book value of the outstanding financial debt minus cash, cash equivalents and marketable securities as of December 31, 2014. Based on the foregoing, this analysis indicated the following implied exchange ratio reference range, as compared to the exchange ratio provided for in the Merger:

Implied Exchange Ratio Reference Range	Exchange Ratio
0.6276x - 0.8166x	0.7402x

Leveraged Buyout Analysis

        Based upon the unlevered free cash flows described above, Waller Capital analyzed a potential valuation based upon a leveraged buyout for Enventis. Waller Capital assumed an entry leverage multiple of 3.75x 2014 EBITDA, various exit EBITDA multiples ranging from 5.0x—7.0x projected EBITDA in 2018 and a required internal rate of return of 20.0%—30.0%. Based on the foregoing, this analysis indicated the following implied exchange ratio references range, as compared to the exchange ratio provided for in the Merger:

Implied Exchange Ratio Reference Range	Exchange Ratio
0.4260x - 0.5283x	0.7402x

Contribution Analysis

        Waller Capital reviewed the relative contributions of Consolidated and Enventis to the following actual and estimated financial and operating metrics of the combined company, based on financial forecasts for Consolidated and Enventis as prepared by the companies' respective management:

  •
  EBITDA (2013, 2014, 2015);

  •
  ULFCF (2013, 2014, 2015); and

  •
  Levered Free Cash Flow, commonly referred to as LFCF (2013, 2014, 2015).

Implied Exchange Ratio
EBITDA 2013A	0.4921x
EBITDA 2014E	0.5110x
EBITDA 2015E	0.5433x
ULFCF 2013A	0.3235x
ULFCF 2014E	0.3623x
ULFCF 2015E	0.4213x
LFCF 2013A	0.2925x
LFCF 2014E	0.2768x
LFCF 2015E	0.3872x

        The 2014E LFCF and 2015E EBITDA were selected as they represented the full range of implied exchange ratios in the contribution analysis; 2014E LFCF resulted in the lowest implied exchange ratio and 2015E EBITDA resulted in the highest implied exchange ratio. Based on the foregoing, Waller Capital calculated a range of implied per share prices for Enventis' common stock. Based on this implied per share equity reference range, this analysis indicated the following implied exchange ratio reference range, as compared to the exchange ratio provided for in the Merger:

Implied Exchange Ratio Reference Range	Exchange Ratio
0.2768x - 0.5433x	0.7402x

Miscellaneous

        Under the terms of Waller Capital's engagement, Enventis agreed to pay Waller Capital for its financial advisory services in connection with the Merger an aggregate fee currently estimated to be approximately $5.1 million, a portion of which was payable in connection with Waller Capital's opinion and approximately $4.3 million of which is contingent upon consummation of the Merger. In addition, Enventis agreed to reimburse Waller Capital for its expenses, and to indemnify Waller Capital and related parties against liabilities, relating to, or arising out of, its engagement. In the past, Waller Capital has provided investment banking services to Enventis unrelated to the proposed Merger, for which Waller Capital received compensation. Enventis selected Waller Capital as its financial advisor in connection with the Merger because Waller Capital is a recognized investment banking firm with substantial experience in similar transactions. Waller Capital is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts and private placements.

Financial Forecasts of Enventis' Management

        In connection with the Merger discussions between Consolidated and Enventis, the management of Enventis provided to Consolidated, and Consolidated's and Enventis' respective financial advisors, certain non-public, internal five-year financial forecasts regarding the anticipated future operations of Enventis on a stand-alone basis.

        Enventis has presented below in summary form these internal five-year financial forecasts to give its shareholders access to this non-public financial information because the financial forecasts were provided to Consolidated's and Enventis' financial advisors and because the five-year forecasts were considered by Enventis' board of directors for purposes of evaluating the Merger and by Waller Capital for purposes of its opinion to Enventis' board of directors as to the fairness, from a financial point of view, of the exchange ratio to the holders of Enventis' common stock. The summary of these internal financial forecasts is not being included in this joint proxy statement/prospectus to influence your decision whether to vote for adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement.

        Except with respect to guidance ranges for the current fiscal year's revenue, net income, EBITDA, capital expenditures and debt balance, Enventis does not, as a matter of course, make public its management's projections as to future results. The accompanying prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information or published guidelines of the SEC regarding forward-looking statements.

        The prospective financial information has been prepared by, and is the responsibility of, Enventis' management. Moss Adams LLP, Enventis' independent registered public accounting firm, and Ernst & Young LLP, Consolidated's independent registered public accounting firm, have neither examined, compiled nor performed any procedures with respect to the accompanying prospective financial information and, accordingly, Moss Adams LLP and Ernst & Young LLP do not express an opinion or any other form of assurance with respect thereto. The reports of Moss Adams LLP and Ernst & Young LLP incorporated by reference into this joint proxy statement/prospectus do not extend to the prospective financial information and should not be read to do so. Furthermore, the information:

  •
  while presented with numerical specificity, necessarily makes numerous assumptions, many of which are beyond the control of Enventis, including with respect to industry performance, general business, economic, regulatory, market and financial conditions, as well as matters specific to Enventis' business, and may not prove to have been, or may no longer be, accurate;

  •
  does not necessarily reflect revised prospects for Enventis' business, changes in general business, economic, regulatory, market and financial conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the projections were prepared;

  •
  is not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than as set forth below; and

  •
  should not be regarded as a representation that these estimates will be achieved and readers of this joint proxy statement/prospectus are cautioned not to place undue reliance on these estimates.

        Enventis believes the assumptions its management used as a basis for the estimates were reasonable at the time the estimates were prepared, given the information its management had at the time. While the prospective financial information set forth below was prepared in good faith, no assurance can be given regarding future events. The prospective financial information is subjective in many respects and is thus susceptible to interpretation and periodic revision based on actual experience and recent developments. In light of the foregoing, as well as the uncertainties inherent in any prospective financial information, Enventis shareholders and Consolidated stockholders are cautioned not to unduly rely on this information as a predictor of future operating results or otherwise.

        The estimates involve risks, uncertainties and assumptions. The future financial results of Enventis may materially differ from those expressed in the estimates due to factors that are beyond Enventis' ability to control or predict. Historically Enventis has not achieved 100% of goals set forth in its forecasts. These estimates are forward-looking information and as such are subject to the qualifications set forth in the joint proxy statement/prospectus "Special Note Regarding Forward-Looking Statements" on page 28. Enventis cannot assure you that the estimates will be realized or that Enventis' future financial results will not materially vary from the estimates. Since the estimates cover multiple years, such information by its nature becomes less reliable with each successive year. The estimates do not take into account any circumstances or events occurring after the date they were prepared.

        The following table provides in summary form the five-year financial forecasts provided to Consolidated, and Consolidated's and Enventis' respective financial advisors:

Summary of Five-Year Financial Forecasts Provided to
Consolidated and Consolidated's and Enventis' Financial Advisors
(Unaudited)

	Projected 2014	Projected 2015	Projected 2016	Projected 2017	Projected 2018
	(in millions of dollars)
Revenue	$193.0	$201.5	$209.9	$219.7	$229.2
EBITDA	48.7	52.1	55.4	58.6	61.6
Capital Expenditures	26.6	26.8	26.4	26.0	26.0
Levered Free Cash Flow	8.5	11.6	14.4	17.1	19.2

        Enventis has not updated, and does not intend to update or otherwise revise, the foregoing five-year financial forecasts to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error. Furthermore, Enventis has not updated, and does not intend to update or otherwise revise, the accompanying prospective financial information to reflect any changes in general economic or industry conditions since its preparation.

 Consolidated's Reasons for the Merger

        Consolidated was formed as an acquisition vehicle in July 2002, and completed its first transaction on December 31, 2002, when it acquired certain central-Illinois based assets of McLeodUSA. In April, 2004, Consolidated acquired TXUC from Texas Utilities. In July, 2005, Consolidated completed its initial public offering of common stock. On December 31, 2007, Consolidated acquired North Pittsburgh Systems, Inc. On July 2, 2012, Consolidated acquired SureWest Communications. Throughout Consolidated's history, Consolidated has focused on acquisitions as a core part of its strategy, and developed a set of evaluation criteria early on which it used and intends to continue to use to evaluate potential opportunities.

        At nearly every regular quarterly board of directors meeting, Consolidated's management team has reviewed prospective acquisition targets and ranked them according to their attractiveness and alignment with the acquisition criteria. Where the opportunities were deemed attractive, Consolidated participated from time to time in auctions, made inquiries, and generally attempted to advance its long-standing strategy to grow through acquisition.

        As a part of that ongoing process, the management team and the Consolidated board of directors determined that Enventis met Consolidated's criteria for potential acquisitions, and identified Enventis as an attractive potential acquisition candidate. Consolidated entered into a non-disclosure agreement with Enventis in May 2014 for the purpose of conducting due diligence on Enventis and evaluating a potential transaction.

        From time to time throughout the period from the time beginning with the initial merger discussions between Consolidated and Enventis in July 2013, and continuing through the time the Merger Agreement was executed on June 29, 2014, the Consolidated board of directors worked with the Consolidated management team to develop various strategies and approaches, including the approval of what became the terms of the Merger Agreement.

        In approving the Merger Agreement and the Merger, Consolidated's board of directors consulted with Consolidated's management, as well as with Consolidated's legal and financial advisors, and considered, among other things, the following material factors:

  •
  that the Merger would broaden Consolidated's capabilities in key strategic growth areas, including metro fiber, Ethernet, data centers and managed services;

  •
  that the Merger would increase business and broadband growth opportunities;

  •
  that the Merger would diversify Consolidated's revenue and cash flow streams across multiple business lines and geographies;

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  the expectation that the Merger would be accretive to cash flow, after synergies;

  •
  the expectation that the Merger would result in a financially strong company with enhanced growth opportunities, an improved balance sheet, manageable dividend payout ratio and the ability to delever over time;

  •
  the expectation that, after the consummation of the Merger, the combined companies would realize annual, operating synergies;

  •
  the expectation that the Merger would improve Consolidated's leverage and dividend payout ratio over time;

  •
  the expectation that the Merger would create a platform for future growth through acquisitions to fill in Consolidated's national footprint, and organically through investments in the combined company's existing markets;

  •
  the opportunity to integrate Enventis' business efficiently with Consolidated's existing business;

  •
  Consolidated management's prior record of successfully integrating acquired companies; and

  •
  that the Merger would bring together two companies with a common history and shared values of community involvement.

        Consolidated's board of directors also considered, among other things, the following risks:

  •
  regulatory and litigation risks associated with the Merger or combining the two companies;

  •
  that there are risks associated with obtaining necessary approvals on terms that satisfy closing conditions to the respective parties' obligations to complete the Merger, and, as a result of certain conditions to the completion of the Merger, it is possible that the Merger may not be completed even if approved by Consolidated's stockholders and Enventis' shareholders (see "The Merger Agreement—Conditions of the Merger");

  •
  the challenges of combining the businesses of the two companies and the attendant risks of not achieving the expected strategic benefits and cost savings, other financial and operating benefits or improvement in earnings, and of diverting management focus and resources from other strategic opportunities and from operational matters for an extended period of time;

  •
  the perception of investors and the potential impact on Consolidated's share price;

  •
  the level of capital expenditures that will be required with respect to the combined business;

  •
  the ability to secure financing on terms satisfactory to Consolidated;

  •
  the terms and conditions of the Merger Agreement, which include restrictions on the conduct of Consolidated's business pending the closing of the Merger (see "The Merger Agreement—Consolidated's Forbearances Before Completion of the Merger"); and

  •
  other risks of the type and nature discussed above under "Risk Factors Relating to the Merger".

 Opinion of Financial Advisor to Consolidated

        Consolidated retained Wells Fargo Securities to act as Consolidated's financial advisor in connection with a possible transaction involving Consolidated and Enventis. In connection with this engagement, the board of directors of Consolidated requested that Wells Fargo Securities provide its opinion as to the fairness, from a financial point of view, to Consolidated of the exchange ratio pursuant to the Merger Agreement. In selecting Wells Fargo Securities as its financial advisor, Consolidated considered, among other things, the fact that Wells Fargo Securities is a widely recognized investment banking firm with substantial experience advising companies in the telecommunications industry and has familiarity with Consolidated and Enventis and has substantial experience providing strategic advisory services in similar transactions. Wells Fargo Securities, as part of its investment banking business, is continuously engaged in the evaluation of businesses and debt and equity securities in connection with mergers and acquisitions, underwritings, private placements and other securities offerings, senior credit financings, and general corporate advisory services.

        On June 29, 2014, Wells Fargo Securities delivered its written opinion to the board of directors of Consolidated to the effect that, as of June 29, 2014, and based on and subject to various assumptions made, procedures followed, matters considered and limitations on the review undertaken by Wells Fargo Securities in connection with the opinion, the experience of its investment bankers and other factors it deemed relevant, the exchange ratio pursuant to the Merger Agreement was fair, from a financial point of view, to Consolidated. The issuance of the opinion of Wells Fargo Securities was approved by an authorized committee of Wells Fargo Securities.

        The full text of the written opinion of Wells Fargo Securities sets forth, among other things, assumptions made, procedures followed, matters considered and limitations on the review undertaken by Wells Fargo Securities in connection with such opinion. This written opinion is attached as Annex III to this joint proxy statement/prospectus and is incorporated by reference in its entirety into this joint proxy statement/prospectus. The following summary is qualified in its entirety by reference to the full text of the opinion. Wells Fargo Securities provided its opinion for the information and use of the board of directors of Consolidated in connection with its evaluation of the exchange ratio pursuant to the Merger Agreement. Wells Fargo Securities' opinion did not and does not constitute a recommendation as to how any holder of shares of Consolidated common stock should vote with respect to the issuance of shares of Consolidated common stock pursuant to the Merger Agreement or any other matter.

        In arriving at its opinion, Wells Fargo Securities, among other things:

  •
  Reviewed the Merger Agreement, including the financial terms thereof;

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  Reviewed certain business, financial and other information regarding Enventis that was publicly available or was furnished to Wells Fargo Securities by Enventis or Consolidated;

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  Reviewed certain financial projections for Enventis prepared by the management of Enventis;

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  Reviewed certain financial projections for Enventis prepared by the management of Consolidated (the "Enventis Projections");

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  Discussed with the managements of Enventis and Consolidated the operations and prospects of Enventis, including the historical financial performance and trends in the results of operations of Enventis;

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  Reviewed certain business, financial and other information regarding Consolidated that was publicly available or was furnished to Wells Fargo Securities by Consolidated;

  •
  Reviewed certain financial projections for Consolidated prepared by the management of Consolidated (the "Consolidated Projections");

  •
  Discussed with the management of Consolidated the operations and prospects of Consolidated, including the historical financial performance and trends in the results of operations of Consolidated;

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  Reviewed certain projections of the synergies and integration costs expected to result from the Merger prepared by the management of Consolidated (the "Synergies Projections");

  •
  Discussed with the management of Consolidated the strategic rationale for the Merger;

  •
  Compared certain business, financial and other information regarding Enventis and Consolidated, respectively, that was publicly available or was furnished to Wells Fargo Securities by the respective managements of Enventis and Consolidated with publicly available business, financial and other information regarding certain publicly traded companies that Wells Fargo Securities deemed relevant;

  •
  Compared the proposed financial terms of the Merger Agreement with the financial terms of certain other business combinations and transactions that Wells Fargo Securities deemed relevant;

  •
  Prepared a discounted cash flow analysis of Enventis based upon the Enventis Projections and the Synergies Projections, as well as other assumptions discussed with and confirmed as reasonable by the management of Consolidated;

  •
  Prepared a discounted cash flow analysis of Consolidated based upon the Consolidated Projections, as well as other assumptions discussed with and confirmed as reasonable by the management of Consolidated; and

  •
  Considered other information such as financial studies, analyses and investigations, as well as financial, economic and market criteria that Wells Fargo Securities deemed relevant.

        In connection with its review, Wells Fargo Securities assumed and relied upon the accuracy and completeness of all the financial and other information provided, discussed with or otherwise made available to it, including all accounting, tax and legal information, and Wells Fargo Securities did not make (and did not assume any responsibility for) any independent verification of such information. Wells Fargo Securities assumed, with the consent of the board of directors of Consolidated, that neither the management of Enventis nor of Consolidated was aware of any facts or circumstances that would make such information inaccurate or misleading in any way meaningful to the analysis of Wells Fargo Securities. With respect to the financial forecasts and estimates utilized in Wells Fargo Securities' analyses, including the Enventis Projections, the Synergies Projections and the Consolidated Projections, Wells Fargo Securities assumed, with the consent of the board of directors of Consolidated, that they were reasonably prepared and reflected the best current estimates, judgments and assumptions of the management of Consolidated as to the future financial performance of Enventis and Consolidated and the synergies expected to result from the Merger. Wells Fargo Securities assumed no responsibility for, and expressed no view as to, such forecasts or estimates or the judgments or assumptions upon which they are based. Wells Fargo Securities also assumed that there were no material changes in the condition (financial or otherwise), results of operations, business or prospects of Enventis or Consolidated since the date of the last financial statements provided to Wells Fargo Securities. In arriving at its opinion, Wells Fargo Securities did not conduct any physical inspection or appraisals of the assets or liabilities (contingent or otherwise) of Enventis or Consolidated.

        In rendering its opinion, Wells Fargo Securities assumed, with the consent of the board of directors of Consolidated, that the final form of the Merger Agreement, when signed by the parties thereto, would not differ from the draft reviewed by it in any respect material to its analysis or opinion, that the Merger and financings contemplated to be undertaken by Consolidated in connection with the Merger would be consummated in accordance with the terms described in the Merger Agreement and in compliance with all applicable laws, without waiver, modification or amendment of any material terms or conditions, and that in the course of obtaining any necessary legal, regulatory or third party consents or approvals for the Merger or such contemplated financings, no delays, limitations, conditions or restrictions would be imposed or actions would be taken that would have an adverse effect on Consolidated, Enventis or the expected benefits of the Merger in any way meaningful to Wells Fargo Securities' analysis. Wells Fargo Securities' opinion was necessarily based on economic, market, financial and other conditions and the information made available to it as of the date hereof. Although subsequent developments may affect this opinion, Wells Fargo Securities' does not have any obligation to update, revise or reaffirm this opinion.

        Wells Fargo Securities' opinion only addresses the fairness, from a financial point of view, to Consolidated of the exchange ratio to the extent expressly specified in its opinion, and does not address any other terms or aspects of the Merger, including, without limitation, the form or structure of the Merger, any tax or accounting matters relating to the Merger or otherwise, any financing arrangements or any aspect or implication of any other agreement or arrangement entered into in connection with or contemplated by the Merger or otherwise. In addition, Wells Fargo Securities' opinion does not address the fairness of the amount or nature of, or any other aspects relating to, any compensation to be received by any officers, directors or employees of any parties to the Merger, or class of such persons, relative to the exchange ratio or otherwise. Wells Fargo Securities' opinion does not express any opinion as to the prices at which shares of Consolidated common stock or shares of Enventis common stock will trade at any time. Wells Fargo Securities' opinion does not address the merits of the underlying decision by Consolidated to enter into the Merger Agreement or the relative merits of the Merger or contemplated financings compared with other business strategies or transactions available or that have been or might be considered by the management or the board of directors of Consolidated or in which Consolidated might engage.

        In connection with rendering its opinion, Wells Fargo Securities performed certain financial, comparative and other analyses as summarized below. This summary is not a complete description of the financial analyses performed and factors considered in connection with such opinion. In arriving at its opinion, Wells Fargo Securities made its determinations as to the fairness, from a financial point of view, to Consolidated of the exchange ratio pursuant to the Merger Agreement, on the basis of various financial and comparative analyses taken as a whole. The preparation of a financial opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances. Therefore, a financial opinion is not readily susceptible to summary description.

        In arriving at its opinion, Wells Fargo Securities did not attribute any particular weight to any single analysis or factor considered but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered and in the context of the circumstances of the particular transaction. Accordingly, the analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying such opinion. The fact that any specific analysis has been referred to in the summary below is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary. No company, business or transaction reviewed is identical to Enventis or Consolidated or the Merger. An evaluation of these analyses is not entirely mathematical; rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or other values of the companies, business segments or transactions reviewed.

        In performing its analyses, Wells Fargo Securities considered industry performance, general business and economic conditions and other matters existing as of June 27, 2014, many of which are beyond the control of Enventis and Consolidated. None of Enventis, Consolidated or Wells Fargo

Securities or any other person assumes responsibility if future results are different from those discussed whether or not any such difference is material. Any estimates contained in these analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or necessarily reflect the prices at which businesses or securities may actually be sold or acquired. Accordingly, the assumptions and estimates used in, and the results derived from, the following analyses are inherently subject to substantial uncertainty.

        The following is a summary of the material financial analyses provided on June 29, 2014 to the board of directors of Consolidated by Wells Fargo Securities in connection with its opinion. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of such financial analyses.

Financial Analyses of Enventis

        Selected Publicly Traded Companies Analysis.    Using publicly available information and the Enventis Projections, Wells Fargo Securities compared certain financial and other information and financial multiples relating to Enventis to corresponding financial and other information and financial multiples for certain publicly traded telecommunications companies that Wells Fargo Securities, using its professional judgment and expertise, deemed comparable to Enventis. Although none of these companies is directly comparable to Enventis in all respects, Wells Fargo Securities selected these companies because they are publicly traded companies with operations that, for purposes of this analysis, may be considered similar to certain operations of Enventis. The companies included in the selected publicly traded companies analysis for Enventis were:

  •
  CenturyLink, Inc.

  •
  Cincinnati Bell Inc.

  •
  Cogent Communications Group, Inc.

  •
  Consolidated Communications Holdings, Inc.

  •
  FairPoint Communications, Inc.

  •
  Frontier Communications Corporation

  •
  Level 3 Communications, Inc.

  •
  Lumos Networks Corp.

  •
  Windstream Holdings, Inc.

        Wells Fargo Securities reviewed, among other information, enterprise values of the selected companies, calculated as market value of equity based on closing stock prices on June 27, 2014, plus book value of debt, capital leases, preferred stock, and minority interest less cash and cash equivalents, as a multiple of calendar year 2014 estimated earnings before interest, taxes, depreciation, amortization and excluding the impact of stock-based compensation and non-cash pension expense, which is referred to in this joint proxy statement/prospectus as "adjusted EBITDA."

        Based on these analyses and utilizing its professional judgment and experience, Wells Fargo Securities then applied selected ranges of enterprise value/calendar year 2014 estimated adjusted

EBITDA multiples of 5.5x to 7.5x, derived from the analyses of the selected companies, to Enventis' calendar year 2014 estimated adjusted EBITDA. Financial data of the selected companies were based on public filings, equity research and common stock closing prices on June 27, 2014. Financial data of Enventis were based on the Enventis Projections, public filings, common stock closing prices on June 27, 2014 and other publicly available information. This analysis indicated an implied per share equity reference range for Enventis of $10.70 to $17.80.

        Selected Transactions Analysis.    Utilizing publicly available information, Wells Fargo Securities analyzed certain information relating to the following selected transactions involving telecommunications companies announced since May 2009. Although none of the companies involved in the selected transactions are directly comparable to Enventis in all respects, nor are any of the selected transactions directly comparable to the Merger in all respects, Wells Fargo Securities chose the transactions in the selected transactions analysis because the companies that participated in the selected transactions are companies with operations that, for the purposes of analysis, may be considered similar to certain of the results, market size or operations of Enventis.

Target	Acquiror	Announcement Date
tw telecom inc.	Level 3 Communications, Inc.	June 16, 2014
Cbeyond, Inc.	Birch Communications, Inc.	April 21, 2014
AT&T, Inc. Connecticut Assets	Frontier Communications Corporation	December 17, 2013
DukeNet Communications, LLC	Time Warner Cable Inc.	October 7, 2013
Lightower Fiber Networks	Berkshire Partners LLC	December 31, 2012
Sidera Networks, Inc.	Berkshire Partners LLC & ABRY Partners, LLC	December 27, 2012
AboveNet, Inc.	Zayo Group, LLC	March 19, 2012
SureWest Communications	Consolidated Communications Holdings, Inc.	February 6, 2012
IdeaOne Telecom Group	Hickory Tech Corp (Enventis Corporation)	December 6, 2011
360networks Corporation	Zayo Group	October 7, 2011
PAETEC Holding Corp.	Windstream Corporation	August 1, 2011
Global Crossing Limited	Level 3 Communications, Inc.	April 11, 2011
One Communications Corp.	EarthLink, Inc.	December 20, 2010
ITC^DeltaCom, Inc.	EarthLink, Inc.	October 1, 2010
Cavalier Telephone Corporation	PAETEC Holding Corp.	September 13, 2010
Fibertech Networks, LLC	Court Square Capital Partners, L.P.	August 26, 2010
Q-Comm Corporation	Windstream Communications, Inc.	August 17, 2010
Qwest Communications International Inc.	CenturyLink, Inc.	April 22, 2010
Iowa Telecommunications Services, Inc.	Windstream Corporation	November 24, 2009
NuVox, Inc.	Windstream Corporation	November 3, 2009
Lexcom, Inc.	Windstream Corporation	September 8, 2009
Verizon Communications Inc. Wireline Assets	Frontier Communications Corporation	May 13, 2009
D&E Communications, Inc.	Windstream Corporation	May 10, 2009

        For each of the selected transactions, Wells Fargo Securities reviewed and analyzed, among other things, enterprise value, calculated as the equity value implied for the target company based on the consideration payable in the selected transaction at the announcement, plus the book value of debt, capital leases, preferred stock, and minority interest less cash and cash equivalents, as a multiple of the target company's latest 12 months adjusted EBITDA. Based on these analyses and utilizing its professional judgment and experience, Wells Fargo Securities then applied a selected range of latest 12 months adjusted EBITDA multiples of 6.0x to 9.0x derived from the selected transactions to Enventis' latest 12 months adjusted EBITDA as of March 31, 2014. Financial data of the selected transactions were based on public filings and other publicly available information at the time of announcement of the relevant transaction. Financial data of Enventis were based on the Enventis Projections, public filings and other publicly available information. This analysis indicated an implied per share equity reference range for Enventis of $12.11 to $22.59.

        Discounted Cash Flow Analysis.    Wells Fargo Securities conducted a discounted cash flow analysis for Enventis for the purpose of determining an implied fully diluted equity value per share for Enventis common stock as of December 31, 2014. A discounted cash flow analysis is a method of evaluating an asset using estimates of the future unlevered free cash flows generated by assets and taking into consideration the time value of money with respect to those future cash flows by calculating their "present value." "Present value" refers to the current value of one or more future unlevered free cash flows from the asset, which is referred to as that asset's cash flows, and is obtained by discounting those cash flows back to the present using a discount rate that takes into account macro-economic assumptions and estimates of risk, the opportunity cost of capital, capitalized returns and other appropriate factors. "Terminal value" refers to the capitalized value of all cash flows from an asset for periods beyond the final forecast period. Wells Fargo Securities calculated the value of the unlevered free cash flows that Enventis is expected to generate for fiscal year 2015 through 2018 implied by the Enventis Projections. Wells Fargo Securities also calculated a range of terminal values for Enventis at the end of the four-year period ending December 31, 2018 by applying a perpetual free cash flow growth rate ranging from 0.75% to 2.25%, selected based on Wells Fargo Securities' experience and professional judgment. The unlevered free cash flows and range of terminal values were then discounted to present value using a range of discount rates from 6.75% to 7.75%, which were chosen by Wells Fargo Securities based on its experience and professional judgment taking into account an analysis of the weighted average cost of capital of Enventis and comparable companies which Wells Fargo Securities deemed to be relevant to its analysis, to arrive at a range of illustrative enterprise values of Enventis. Wells Fargo Securities then adjusted the range of illustrative enterprise values of Enventis by adding Enventis' estimated book value of debt, capital leases, preferred stock, and minority interest less cash and cash equivalents as of December 31, 2014 to arrive at a range of implied equity values for Enventis. Wells Fargo Securities then divided this range of implied equity values by the number of fully diluted shares outstanding to arrive at an implied per share equity reference range for Enventis of $8.46 to $16.52.

        Wells Fargo Securities also conducted a discounted cash flow analysis of the after-tax net synergies expected to result from the transactions based on the Synergies Projections. Wells Fargo Securities discounted to present value the after-tax net synergies expected to be generated in the fiscal years 2015 through 2018 and assumed to be generated in perpetuity thereafter based on the Synergies Projections using a range of discount rates from 6.75% to 7.75%. This analysis indicated an after-tax net synergies per share of $6.92 to $8.08 and a total implied share price of $15.38 to $24.60.

Financial Analyses of Consolidated

        Selected Publicly Traded Companies Analysis.    Using publicly available information and the Consolidated Projections, Wells Fargo Securities compared certain financial and other information and financial multiples relating to Consolidated to corresponding financial and other information and financial multiples for certain publicly traded telecommunications companies that Wells Fargo Securities, using its professional judgment and expertise, deemed comparable to Consolidated. Although none of these companies is directly comparable to Consolidated in all respects, Wells Fargo Securities selected these companies because they are publicly traded companies with operations that, for purposes of this analysis, may be considered similar to certain operations of Consolidated. The companies included in the selected publicly traded companies analysis for Consolidated were:

  •
  CenturyLink, Inc.

  •
  Cincinnati Bell Inc.

  •
  Enventis Corporation

  •
  FairPoint Communications, Inc.

  •
  Frontier Communications Corporation

  •
  Lumos Networks Corp.

  •
  Windstream Holdings, Inc.

        Wells Fargo Securities reviewed, among other information, enterprise values of the selected companies, calculated as market value of equity based on closing stock prices on June 27, 2014, plus book value of debt, capital leases, preferred stock, and minority interest less cash and cash equivalents as a multiple of calendar year 2014 estimated adjusted EBITDA; and equity values of the selected companies, calculated based on fully diluted shares outstanding calculated using the treasury stock method at the current share price as a multiple of calendar year 2014 estimated free cash flow, calculated as adjusted EBITDA less capex, cash interest and cash taxes.

        Based on these analyses and utilizing its professional judgment and experience, Wells Fargo Securities then applied selected ranges of enterprise value/calendar year 2014 estimated adjusted EBITDA multiples of 5.5x to 7.5x and equity value/calendar year 2014 estimated free cash flow multiples of 7.0x to 10.0x, derived from the analyses of the selected companies, to Consolidated's calendar year 2014 estimated adjusted EBITDA and free cash flow. Financial data of the selected companies were based on public filings, equity research and common stock closing prices on June 27, 2014. Financial data of Consolidated were based on the Consolidated Projections, public filings, common stock closing prices on June 27, 2014 and other publicly available information. This analysis indicated implied per share equity reference ranges for Consolidated derived from 2014 estimated adjusted EBITDA and free cash flow of $8.55 to $22.51 and $16.34 to $23.35, respectively.

        Discounted Cash Flow Analysis.    Wells Fargo Securities conducted a discounted cash flow analysis for Consolidated for the purpose of determining an implied fully diluted equity value per share for Consolidated common stock as of December 31, 2014. Wells Fargo Securities calculated the value of the unlevered free cash flows that Consolidated is expected to generate for fiscal year 2015 through 2018 implied by the Consolidated Projections. Wells Fargo Securities also calculated a range of terminal values for Consolidated at the end of the four-year period ending December 31, 2018 by applying a perpetual free cash flow growth rate ranging from (1.50%) to 0.50%, selected based on Wells Fargo Securities' experience and professional judgment. The unlevered free cash flows and range of terminal values were then discounted to present value using a range of discount rates from 6.25% to 7.25%, which were chosen by Wells Fargo Securities based on its experience and professional judgment taking into account an analysis of the weighted average cost of capital of Consolidated and comparable companies which Wells Fargo Securities deemed to be relevant to its analysis, to arrive at a range of illustrative enterprise values of Consolidated. Wells Fargo Securities then adjusted the range of illustrative enterprise values of Consolidated by adding Consolidated's estimated book value of debt, capital leases, preferred stock, and minority interest less cash and cash equivalents as of December 31, 2014 to arrive at a range of implied equity values for Consolidated. Wells Fargo Securities then divided this range of implied equity values by the number of fully diluted shares outstanding to arrive at an implied per share equity reference range for Consolidated of $6.64 to $22.01.

Implied Exchange Ratio Analysis

        Analysis of Selected Publicly Traded Companies.    Using the range of implied prices per share for Enventis common stock of approximately $10.70 to $17.80 based on the enterprise value/calendar year 2014 estimated adjusted EBITDA metric of the selected publicly traded company analysis for Enventis on a standalone basis as described above and the range of implied prices per share for Consolidated common stock of approximately $12.45 to $22.93 based on the average of the enterprise value/calendar year 2014 estimated adjusted EBITDA and equity value/calendar year 2014 estimated free cash flow metrics of the selected publicly traded company analysis for Consolidated on a standalone basis as described above, Wells Fargo Securities calculated implied exchange ratios by (i) dividing the lowest implied price per share of Enventis common stock by the lowest implied price per share of Consolidated common stock to arrive at the high end of the implied exchange ratio range and (ii) dividing the highest implied price per share of Enventis common stock by the highest implied price per share of Consolidated common stock to arrive at the low end of the implied exchange ratio range. This analysis indicated a range of implied exchange ratios of 0.7764x to 0.8592x, compared to the exchange ratio set forth in the merger agreement of 0.7402x.

        Analysis of Selected Precedent Transactions.    Using the range of implied prices per share for Enventis common stock of approximately $12.11 to $22.59 based on the enterprise value/calendar year 2014 estimated adjusted EBITDA metric of the precedent transaction analysis for Enventis on a standalone basis as described above, and the range of implied prices per share for Consolidated common stock of approximately $12.45 to $22.93 based on the average of the enterprise value/calendar year 2014 estimated adjusted EBITDA and equity value/calendar year 2014 estimated free cash flow metrics of the selected publicly traded company analysis for Consolidated on a standalone basis as described above, Wells Fargo Securities calculated implied exchange ratios by (i) dividing the lowest implied price per share of Enventis common stock by the lowest implied price per share of Consolidated common stock to arrive at the low end of the implied exchange ratio range and (ii) dividing the highest implied price per share of Enventis common stock by the highest implied price per share of Consolidated common stock to arrive at the high end of the implied exchange ratio range. This analysis indicated a range of implied exchange ratios of 0.9729x to 0.9852x, compared to the exchange ratio set forth in the merger agreement of 0.7402x.

        Discounted Cash Flow Analysis.    Using the range of implied prices per share for Enventis common stock of approximately $8.46 to $16.52 and the range of implied prices per share for Consolidated common stock of approximately $6.64 to $22.01, based on the discounted cash flow analysis for each company on a standalone basis, as described above, Wells Fargo Securities calculated implied exchange ratios by (i) dividing the lowest implied price per share of Enventis common stock by the lowest implied price per share of Consolidated common stock to arrive at the high end of the implied exchange ratio range and (ii) dividing the highest implied price per share of Enventis common stock by the highest implied price per share of Consolidated common stock to arrive at the low end of the implied exchange ratio range. This analysis indicated a range of implied exchange ratios of 0.7507x to 1.2735x, compared to the exchange ratio set forth in the merger agreement of 0.7402x.

        Other Information.    Wells Fargo Securities observed certain additional factors that were not considered part of Wells Fargo Securities' financial analyses with respect to its opinion but were referenced for informational purposes, including the following:

  •
  implied historical exchange ratios for Enventis common stock and Consolidated common stock, which reflected average implied historical exchange ratios over the one-year and three-year periods ended June 27, 2014 of 0.6572x and 0.6159x, respectively, as compared to the Exchange Ratio of 0.7402x;

  •
  publicly available Wall Street research analysts' reports relating to Consolidated, which indicated stock price targets ranging from $15.00 to $22.00 per share (with a mean of $19.60 and a median of $21.00 per share) for Consolidated common stock;

  •
  relative financial contributions of Enventis and Consolidated to the pro forma combined company's estimated adjusted EBITDA and free cash flow for the twelve month period ending March 31, 2014 based on publicly available information, the Enventis Projections and the Consolidated Projections, which indicated overall contribution percentages of Enventis and Consolidated to such financial metrics of approximately 14.0% and 9.0% and approximately 86.0% and 91.0%, respectively; and

  •
  the potential pro forma financial impact of the Merger on calendar years 2015 through 2018 (as if the Merger closed on December 31, 2014) estimated free cash flow per share relative to Consolidated on a standalone basis based on publicly available information, the Enventis Projections, the Consolidated Projections and the Synergies Projections, which indicated, based on the Exchange Ratio and the closing prices of Consolidated common stock of $22.29 per share on June 27, 2014, that the Merger could be dilutive relative to Consolidated on a standalone basis in calendar year 2015's estimated free cash flow per share and accretive in 2016 through 2018's estimated free cash flow per share. Actual results achieved by the combined company may vary from forecasted results and the variations may be material.

Other Considerations

        Wells Fargo Securities prepared the analyses described above for purposes of providing its opinion to the board of directors of Consolidated as to the fairness, from a financial point of view, as of June 29, 2014, to Consolidated of the Exchange Ratio pursuant to the Merger Agreement. The type and amount of consideration payable in the Merger were determined through negotiations among the board of directors and management of each of Consolidated and Enventis and their respective financial advisors. Wells Fargo Securities did not recommend any specific consideration to the board of directors of Consolidated or state that any given consideration constituted the only appropriate consideration for the Merger. The decision to enter into the Merger Agreement was solely that of the board of directors of Consolidated. As described above, Wells Fargo Securities' opinion and analyses were only one of many factors taken into consideration by the board of directors of Consolidated in evaluating the Merger. Wells Fargo Securities' analyses summarized above should not be viewed as determinative of the views of the board of directors or management of Consolidated with respect to the Merger.

Miscellaneous

        Wells Fargo Securities is the trade name for certain capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC. Pursuant to an engagement letter between Consolidated and Wells Fargo Securities, Consolidated agreed to pay Wells Fargo Securities an aggregate fee of $3,600,000, a portion of which was payable upon delivery of its opinion and the principal portion of which will be payable upon consummation of the Merger. Consolidated has also agreed to reimburse certain of Wells Fargo Securities' expenses and to indemnify Wells Fargo Securities and certain related parties against certain liabilities that may arise out of the engagement.

        Wells Fargo Securities and its affiliates provide a full range of investment banking and financial advisory services, securities trading and brokerage services and lending services in the ordinary course of business, for which Wells Fargo Securities and such affiliates receive customary fees. In that regard, Wells Fargo Securities or its affiliates in the past have provided, currently are providing, and in the future may provide, financial services to Consolidated and its affiliates and Enventis and its affiliates, respectively, for which Wells Fargo Securities and such affiliates have received and expect to receive fees, including (i) having acted as financial advisor to Consolidated in connection with its acquisition of SureWest Communications in July 2012, (ii) having acted as trustee under the 10.875% senior notes due 2020 of Consolidated and exchange agent in connection with the exchange offer for such notes in March 2013, (iii) acting as administrative agent and lender under the existing term loan and revolving credit facility of Consolidated, and (iv) acting as lender under the senior unsecured bridge facility of Consolidated contemplated to be entered into in connection with the Merger. In the ordinary course of business, Wells Fargo Securities and its affiliates may actively trade or hold the securities or financial instruments of Consolidated and Enventis for its and their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities or financial instruments.

Board of Directors of Consolidated after Completion of the Merger

        Consolidated's amended and restated certificate of incorporation provides for the classification of Consolidated's board of directors into three classes of directors, designated Class I, Class II and Class III, as nearly equal in size as is practicable, serving staggered three-year terms. One class of directors is elected each year to hold office for a three-year term or until successors of such directors are duly elected and qualified. The current size of Consolidated's board of directors is seven directors, comprised of two Class I directors, two Class II directors and three Class III directors.

        Pursuant to the Merger Agreement, Enventis is entitled to select, subject to approval by Consolidated (such approval not to be unreasonably conditioned, withheld or delayed), and Consolidated has agreed to take all such action as may be reasonably necessary to cause, one individual from among the current members of the board of directors of Enventis to be elected to Consolidated's board of directors as of the effective time of the Merger. For further information on Enventis' directors, see Enventis' Form 10-K for the year ended December 31, 2013. As a result, after completion of the Merger, Consolidated expects that the board of directors of Consolidated would consist of Richard A. Lumpkin (Class I Director—term expiring in 2015), Timothy D. Taron (Class I Director—term expiring in 2015), an individual selected from the Enventis board (Class II Director—term expiring in 2016), Thomas A. Gerke (Class II Director—term expiring in 2016), Roger H. Moore (Class II Director—term expiring in 2016), Robert J. Currey (Class III Director—term expiring in 2017), Maribeth S. Rahe (Class III Director—term expiring in 2017) and C. Robert Udell, Jr. (Class III Director—term expiring in 2017).

Interests of Enventis Directors and Executive Officers in the Merger

        In considering the recommendation of the Enventis board of directors with respect to the Merger, Enventis shareholders should be aware that certain executive officers and directors of Enventis have interests in the Merger that may be different from, or in addition to, the interests of Enventis shareholders generally. The Enventis board of directors was aware of the interests described below and considered them, among other matters, when approving the Merger Agreement and recommending that Enventis shareholders vote to approve the Merger Agreement.

Change of Control Benefits for Executive Officers

        Enventis has entered into change of control agreements with Enventis' named executive officers, John Finke, David Christensen, Carol Wirsbinski, Lane Nordquist and Mary Jacobs (the "Change of Control Agreements"). The Change of Control Agreements were amended and restated as of December 10, 2010, except Ms. Wirsbinski's was entered into on April 4, 2011, when she first became employed by Enventis.

        The Change of Control Agreements provide that certain benefits are triggered upon one of the following events occurring after a change of control of Enventis, which when coupled with a change of control are referred to herein as "severance trigger events":

  •
  if within three years of a change of control of Enventis, the employment of Messrs. Finke, Christensen, or Nordquist or Ms. Jacobs is terminated for a reason other than for cause, death, voluntary termination or disability;

  •
  if within two years of a change of control of Enventis, the employment of Ms. Wirsbinski is terminated for a reason other than for cause, death, voluntary termination, or disability; or

  •
  for Messrs. Finke, Christensen and Nordquist and Ms. Jacobs, if employment is voluntarily terminated by the executive within a 30-day period following the first anniversary of a change of control.

        For purposes of the Change in Control Agreements:

  •
  A "change of control" is generally defined as (i) a change in a majority of Enventis' directors other than through succession; (ii) the acquisition by any person, or persons acting in concert, of 30% or more of Enventis' voting stock or all or substantially all of Enventis' assets; (iii) a merger, consolidation or share exchange unless 50% or more of Enventis' voting shares after the transaction continue to be beneficially held by the same shareholders who beneficially held the shares immediately prior to such merger, consolidation or statutory share exchange; or (iv) shareholder approval of the complete liquidation or dissolution of Enventis.

  •
  "Cause" is defined as (i) a persistent failure by the executive to perform the duties and responsibilities of his or her job, which is willful and deliberate on the executive's part; (ii) criminal act(s) undertaken by the executive and intended to result in substantial gain or personal enrichment of the executive at the expense of Enventis; (iii) unlawful conduct or gross misconduct that is willful and deliberate on the executive's part and that, in either event, is materially injurious to Enventis; or (iv) the conviction of the executive of a felony.

  •
  A "voluntary termination" is defined as a voluntary retirement or termination by the executive. A voluntary termination does not include termination due to (i) the failure to provide the executive with substantially equivalent reporting responsibilities, title, offices or position, which results in materially diminishing the executive's responsibility or authority; (ii) the failure to provide the same base salary, substantially equivalent total salary opportunity or substantially equivalent employee benefits; (iii) the failure to provide substantially equivalent office space or administrative support; or (iv) a relocation of the executive's regular place of employment by more than 50 miles.

        Upon a severance trigger event, the Enventis named executive officer is entitled to a lump-sum severance payment. The lump sum payment is determined by calculating the executive's Annual Compensation for the calendar year in which the termination occurs and multiplying that amount by 2.99 for Mr. Finke and by 2.0 for the other named executive officers. The lump sum payment is payable on the six-month anniversary of the termination of employment for Messrs. Finke, Christensen and Nordquist and Ms. Jacobs, and at the time of termination of employment for Ms. Wirsbinski. For purposes of these Agreements:

  •
  "Annual Compensation" is defined as the sum of (i) the executive's then current base salary, (ii) the annual bonus the executive would have earned under the Executive Incentive Plan for the year in which the termination occurs had target goals been achieved, (iii) the dollar value of the target award opportunity granted to the executive under the Enventis Long-Term Executive Incentive Program ("LTEIP") for the year in which the termination occurs, and (iv) for

    Mr. Finke, the annual Supplemental Retirement Plan contribution for the year in which the termination occurs, based on salary for the entire year.

        The Change of Control Agreements also provide that following a severance trigger event, the executive is entitled to continued insurance coverage (health, life, dental, accidental death and dismemberment, and any other applicable insured health and welfare benefits, excluding short and long-term disability) for 2.99 years after Mr. Finke's termination of employment and for two years after the other named executive officers' employment termination. The executive must pay the same premiums that active employees pay for such coverage. If the executive's participation in a benefit plan is barred, he or she will be provided benefits substantially similar to the benefits at the time of termination, at Enventis' expense.

        In addition to the foregoing, the named executive officers are entitled to the following enhanced benefits as outlined in their Change of Control Agreements, the Enventis Executive Incentive Program ("EIP") and the LTEIP:

  •
  EIP—Following a change of control, the named executive officer's annual bonus that would have been earned under the EIP at the target level during the year of the change of control is immediately payable in a lump sum. Upon a termination of employment in any subsequent year that results in payment under the Change of Control Agreements, the named executive officer's annual bonus that would have been earned at target level is immediately payable in a lump sum.

  •
  LTEIP—Following a change of control, (i) any outstanding restricted stock award under the LTEIP will vest, and (ii) any restricted stock award that would be earned for an LTEIP performance period that concludes on or after the change of control while the named executive officer remains employed, or that concludes in the year in which the named executive officer is terminated, will become due and payable at the target level. Awards will be satisfied by issuing shares of Consolidated common stock.

  •
  All of the Enventis' named executive officers' stock options are currently vested and as a result no options will be accelerated based on a change of control. All such options, if not exercised prior to the effective time, will be cancelled in exchange for a cash payment. Stock options held by Enventis' named executive officers are receiving the same treatment as all other outstanding stock options held by Enventis employees. See "Treatment of Enventis Equity Awards Section" on page 82.

        If it is determined that any change of control payment due is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, and if a reduction in the payment sufficient to avoid the excise tax would result in an increase in the net total payment, then the payment shall be reduced to the amount that is $1 less than the smallest sum that would subject executive to the excise tax. The foregoing reduction is referred to herein as the "280G cutback provision."

        In addition to the foregoing, certain Enventis named executive officers participate in other executive compensation arrangements. The balances in the plans listed below are fully vested and have previously been reported in the Nonqualified Deferred Compensation Table of the Enventis proxy statement dated March 24, 2014.

  •
  Supplemental Retirement Agreement Plans—Mr. Finke and Mr. Christensen are each participants under a Supplemental Retirement Plan. Under Mr. Finke's plan, Enventis makes annual contributions equal to 10% of base salary for a ten-year period ending December 31, 2016 (or if earlier, the date of his termination of employment). Under Mr. Christensen's plan, Enventis made contributions equal to 5% of his base salary for a ten year period that ended in 1994. The contributions earn interest based on the 10-year treasury rate, subject to a minimum of 4% and a maximum of 12%. Under Mr. Finke's plan, benefits become payable upon the later of (i) the date that he separates from service; or (ii) the date he attains age 55, and they will be paid in annual installments over a five year period. Under Mr. Christensen's plan, benefits become payable upon the later of (i) the date that he separates from service; or (ii) the date he attains age 65, and they will be paid in monthly installments over a ten-year period. There are no enhanced benefits related to these plans as a result of the change of control.

  •
  Deferred Compensation Account—Mr. Finke and Mr. Christensen have both previously voluntarily deferred a portion of their salary and bonus compensation. These deferred funds are maintained in a Deferred Compensation Account and earn interest at the same rate that applies to their Supplemental Retirement Accounts. No other executives have funds in this account. There are no enhanced benefits related to these deferred funds as a result of the change of control. At the time of termination of employment, the benefits become payable in annual installments over a five-year period.

  •
  Rabbi Trust—A rabbi trust holds shares of Enventis stock that represent deferred payment of a portion of the annual bonuses earned prior to 2002 under the EIP by Messrs. Finke, Christensen, Nordquist and Ms. Jacobs. All shares held in the rabbi trust are currently vested and are paid on termination of employment over a three year period. However, they become distributable in a lump sum 30 days after a payment under a Change of Control Agreement becomes due. Since all shares are currently vested there is no enhanced benefit as a result of the change of control. The current balance of shares in the Rabbi Trust is as follows: Mr. Finke: 15,078 shares, Mr. Christensen: 34,186 shares, Ms. Jacobs: 10,642 shares and Mr. Nordquist: 7,206 shares.

Golden Parachute Compensation

        The following table sets forth the estimated value of the benefits under the Change of Control Agreements and value of other enhanced benefits described above that would be received by each Enventis named executive officer, assuming the occurrence a change of control and termination of employment in 2014. The actual amount of any payments (if any) will likely differ from the below estimated amounts. No named executive officer is entitled to any tax reimbursement payments from the Enventis associated with any change of control payment.

Name	Cash ($)(2)	Equity ($)(3)	Perquisites/ Benefits ($)(4)	Total ($)(1)
John Finke	3,024,980	654,165	32,312	3,711,457
David Christensen	922,677	150,601	29,965	1,103,243
Carol Wirsbinski	1,185,980	290,083	1,661	1,477,724
Lane Nordquist	791,736	121,282	24,536	937,554
Mary Jacobs	594,553	128,152	11,200	733,905

(1)
280G Cutback Provision: Based on the estimated golden parachute compensation calculations in accordance with the SEC rules, it appears that a reduction in the change of control payments for each of Mr. Christensen and Ms. Jacobs to $1 less than the amount that would trigger the 280G excise tax would result in a net after-tax payment that is larger than the net after-tax payment that the executive would receive if he or she received the full unreduced benefits and paid the excise tax. Operation of the 280G cutback provision results in an excise tax savings to the executive and a full tax deduction of the payments by Enventis. As a result of the operation of the 280G cutback provision, it is estimated that Mr. Christensen's payment would be need to be reduced by $33,811 and that Ms. Jacobs' payment would need to be reduced by $452. The above table does not reflect these reductions.

(2)
Detail of Cash Components Outlined in Golden Parachute Compensation Table

Name	Base Salary (i)	EIP At Target (i)	Supplemental Retirement Account Contribution (i)	LTEIP Award At Target (i)	2014 EIP At Target (ii)	Total ($)
John Finke	$1,040,939	$624,563	$104,094	$1,046,500	$208,884	$3,024,980
David Christensen	$421,078	$221,066		$170,000	$110,533	$922,677
Carol Wirsbinski	$485,468	$267,008		$300,000	$133,504	$1,185,980
Lane Nordquist	$370,202	$194,356		$130,000	$97,178	$791,736
Mary Jacobs	$321,674	$112,586		$104,000	$56,293	$594,553

(i)
The Change of Control Agreements provide for a lump sum cash payment for each named executive officer. Payment of the lump sum is considered "double trigger" in nature, because eligibility to receive this amount requires both the occurrence of a change in control and a qualifying termination of employment from Enventis within a specified time period following a change of control. The lump sum payment includes the following components: base salary, EIP annual bonus at target, Supplemental Retirement Account contributions (for Mr. Finke) and LTEIP award at target for the year in which termination occurs.

(ii)
The EIP provides for payment of the named executive officer's annual bonus at target upon a change of control. This target award is considered "single trigger" because it is immediately payable following a change of control. The Change of Control Agreements also provide for payment of the target bonus upon a termination of employment in any subsequent year that results in payments under the Change of Control Agreement. This award is considered "double trigger".
(3)
Detail of Equity Components Outlined in Golden Parachute Compensation Table

Name	Restricted Stock(i)	Vested Stock Options(ii)	LTEIP At Target Award(iii)	Total
John Finke	$139,965	$214,200	$300,000	$654,165
David Christensen	$39,651	$25,950	$85,000	$150,601
Carol Wirsbinski	$69,983	$70,100	$150,000	$290,083
Lane Nordquist	$30,332	$25,950	$65,000	$121,282
Mary Jacobs	$24,252	$51,900	$52,000	$128,152

(i)
LTEIP—Upon a change of control, there is accelerated vesting of the outstanding restricted stock awarded in 2014 for the LTEIP's 2011-2013 program period that would otherwise vest on March 7, 2015. These awards were previously earned based on attainment of the performance goals for such program period, subject to service based vesting conditions. The value was determined by multiplying the number of shares by the average closing market price for Enventis stock over the first five business days following the public announcement of the transaction. The accelerated vesting is "single trigger" in nature.

(ii)
Vested Stock Options—All stock options are currently fully vested. Amounts shown represent payment in cancellation of the stock option awards for an amount by which the average closing market price for Enventis stock over the first five business days following the public announcement of the transaction exceeds the exercise price of the option. All options are fully vested and therefore the payment is neither "single trigger" nor "double trigger" in nature.

(iii)
LTEIP Target Award—The awards listed in the table result from the LTEIP 2012-2014 program period. Assuming a change of control and termination were to occur in 2014, the awards will be immediately vested and paid at 100% of the target dollar value of the awards. The amount included in this column is "double trigger" in nature.

(4)
Perquisites/benefits.    The figures in this column represent an estimated value for continuous coverage, at Enventis' expense (with the executive paying premiums at active employee rates), under any group health, dental, life insurance and accidental death and dismemberment insurance plans in which the named executive officer and eligible dependents participate in as of the date of termination, for a period of 2.99 years in Mr. Finke's case or for a period of two years in the case of each of our other named executive officers. The amount included in this column is "double trigger" in nature.

Treatment of Enventis Equity Awards

        At least 10 days prior to the effective time, Enventis will provide notice to each holder of an option to purchase shares of Enventis common stock under a stock option agreement, that all such outstanding Enventis options, whether or not exercisable, will be cancelled as of the effective time in exchange for payment of cash equal to the amount (if any) for each share of Enventis stock covered by the Enventis option, by which the merger consideration (calculated using a five day average of the closing price prior to the effective time) exceeds the exercise price per share covered by such Enventis option. As of the date of the notice, each Enventis option shall become exercisable in full prior to the date of cancellation as to any part or all of such Enventis option. Any restrictions applicable to restricted stock issued under an Enventis stock plan will immediately lapse as of the effective time and shall be exchanged for the merger consideration. The Enventis Employee Stock Purchase Plan period ending August 29, 2014 will be completed and after that no further purchases will be made under the Employee Stock Purchase Plan. All stock held under the rabbi trust will be converted to shares of Consolidated common stock at the exchange ratio.

        Awards granted under the LTEIP have been amended, pursuant to the terms of the Merger Agreement, by the Enventis compensation committee to provide that for each outstanding unearned award as of the effective time, the participant shall, as of the end of each remaining three-year program period (2012-2014; 2013-2015; 2014-2016), be deemed to meet the target objective for the performance period ending in such year and will be 100% vested in the award for that applicable program period if the participant is employed on the last day of the program period. Subject to any earlier payment required by a Change of Control Agreement, vested awards will be paid no later than March 15 of the year following the close of the performance period. All payments of awards will be made in shares of Consolidated common stock.

Change of Control Benefits For the Enventis Board of Directors

        Members of the Enventis board of directors who leave the board as the result of a change of control are entitled to receive a $20,000 annual retainer for three years after they terminate their positions as board members. Eligible directors also continue to be eligible for matching charitable gift contributions through the Enventis Foundation during this three-year period. With the exception of Mr. Finke, these benefits are available to each director who was a director on the Enventis board of directors as of April 29, 2008. Ms. Dewbrey joined the Enventis board of directors after April 29, 2008 and is not eligible for these benefits.

        No non-management director is a recipient of any unexercised stock option. All stock awards granted to directors as compensation for board service are fully vested on the day of grant and as a result the awards will not accelerate as a result of the Merger.

Indemnification; Directors' and Officers' Insurance

        The Merger Agreement provides, from and after the effective time, each of Consolidated and Enventis as the surviving company shall jointly and severally indemnify and hold harmless each person who served as a director or officer of Enventis or its subsidiaries prior to the effective time of the Merger and promptly pay to the fullest extent required pay or reimburse expenses incurred in defending, serving as a witness with respect to or otherwise participating in any claim in advance of the final disposition of such claim, subject to certain conditions. The Merger Agreement further provides that, as of the effective time, Enventis shall or, if Enventis is unable to, Consolidated shall cause the surviving company in the Merger to, obtain and fully pay the premium for the non-cancellable extension of the directors' and officers' liability coverage of Enventis' existing directors' and officers' insurance policies and Enventis' existing fiduciary liability insurance policies, in each case for a claims reporting or discovery period of at least six years from and after the effective time of the Merger with respect to any claim related to any period of time at or prior to the effective time of the Merger, provided that the annual premium therefor shall not exceed $420,000. If such "tail policy" cannot be obtained, Enventis as the surviving company is required to maintain such insurance in effect for a period of six years subject to an annual cap of $420,000 per year and the other terms and conditions of the Merger Agreement.

Effect of the Merger

        Subject to the terms and conditions of the Merger Agreement and in accordance with Minnesota law, at the effective time of the Merger, Merger Sub will merge with and into Enventis. Enventis will be the surviving corporation in the Merger and will become a wholly-owned subsidiary of Consolidated.

Merger Consideration

        At the effective time of the Merger, each share of Enventis common stock (other than shares owned directly by Enventis, any Enventis subsidiary, Consolidated or Merger Sub) issued and outstanding immediately prior to the effective time of the Merger will be converted into and become the right to receive 0.7402 shares of Consolidated common stock and cash in lieu of fractional shares.

        The rights pertaining to Consolidated common stock will be different from the rights pertaining to Enventis common stock, because the certificate of incorporation and bylaws of Consolidated in effect immediately after the Merger is completed will be different from the articles of incorporation and bylaws of Enventis and because Consolidated is a Delaware corporation and Enventis is a Minnesota corporation. For a description of the rights pertaining to Consolidated common stock and Consolidated's certificate of incorporation and bylaws, see "Description of Consolidated Capital Stock" and "Comparison of Rights of Common Shareholders of Enventis and Common Stockholders of Consolidated."

Ownership of Consolidated Following the Merger

        Based on the closing sale price for Consolidated's shares on August 21, 2014, the latest practicable date before the printing of this joint proxy statement/prospectus, stockholders of Consolidated would hold approximately 79.7% in the aggregate, and shareholders of Enventis would hold approximately 20.3% in the aggregate, of the issued and outstanding shares of Consolidated common stock if the Merger were to occur on such date, in each case as determined on a fully-diluted basis.

Conversion of Shares; Exchange Procedures; Fractional Shares

        The conversion of Enventis common stock into the right to receive the Merger Consideration will occur automatically at the effective time of the Merger. Prior to the effective time of the Merger (and, with respect to Consolidated common stock, from time to time after the effective time of the Merger, as applicable), Consolidated will deposit with the exchange agent an amount in cash and certificates representing shares of Consolidated common stock sufficient to effect the conversion of each share of Enventis common stock into the Merger Consideration pursuant to the Merger Agreement.

        Approximately five business days after the effective time of the Merger, the exchange agent will mail to each holder of record of Enventis common stock as of immediately prior to the effective time of the Merger a letter of transmittal containing instructions for obtaining the aggregate Merger Consideration that the shareholder is entitled to receive pursuant to the Merger. The letter of transmittal will contain instructions for surrendering certificates representing shares of Enventis common stock to the exchange agent. The exchange agent will mail the aggregate Merger Consideration (including, if applicable, cash in lieu of any fractional share of Consolidated common stock) to the shareholder approximately 10 business days after the exchange agent has received all of the shareholder's certificates representing shares of Enventis common stock, a properly signed and completed letter of transmittal in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions.

        After the effective time of the Merger, each certificate that previously represented shares of Enventis common stock will represent only the right to receive the Merger Consideration as described above and dividends and distributions on, and cash in lieu of any fractional share of, Consolidated common stock as described below.

        Until holders of certificates previously representing shares of Enventis common stock have surrendered those certificates to the exchange agent, those holders will not receive dividends or distributions on any shares of Consolidated common stock into which such shares have been converted. When delivery of the Merger Consideration is made to such holders as described above, the exchange agent will also pay to such holders, without interest, all dividends and other distributions in respect of such Consolidated common stock with a record date after the effective time of the Merger and a payment date on or after the date of surrender of certificates.

        No fractional shares of Consolidated common stock will be issued to any Enventis shareholder in the Merger. Each Enventis shareholder who would otherwise have been entitled to receive a fraction of a share of Consolidated common stock in the Merger will receive cash in an amount equal to the product obtained by multiplying (i) the fractional share of Consolidated common stock to which such holder would otherwise be entitled (after taking into account all shares of Enventis common stock held by such holder immediately prior to the effective time of the Merger) by (ii) the last reported sale price of Consolidated common stock on The Nasdaq Stock Market (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source mutually selected by Consolidated and Enventis) on the last complete trading day prior to the date of the effective time of the Merger.

        Consolidated and the exchange agent will be entitled to deduct and withhold from the Merger Consideration, and pay to the appropriate taxing authorities, any applicable taxes. Any such amount which is properly withheld and paid to a taxing authority by Consolidated or the exchange agent will be treated for all purposes of the Merger Agreement as having been paid to the person from whom it is withheld.

        If any certificate representing shares of Enventis common stock has been lost, stolen or destroyed, upon the making of an affidavit attesting to that fact by the person claiming that such certificate has been lost, stolen or destroyed and, if required by Consolidated or the surviving corporation of the Merger, the delivery by such person of a bond (in such amount as Consolidated or the surviving corporation may direct) as indemnity against any claim that may be made against the exchange agent, Consolidated or the surviving corporation with respect to on account of the alleged loss, theft or destruction of such certificate, the exchange agent will issue, in exchange for all rights to the lost, stolen or destroyed certificate, the total amount of Merger Consideration in respect of the shares of Enventis common stock represented by such certificate.

Accounting Treatment

        The Merger will be accounted for using the acquisition method of accounting. Consolidated will allocate the purchase price to the fair value of Enventis' tangible and intangible assets and liabilities at the acquisition date, with the excess purchase price being recorded as goodwill. Under U.S. generally accepted accounting principles, goodwill is not amortized but is tested for impairment at least annually.

Regulatory Approvals Required for the Merger

United States Antitrust

        United States antitrust laws prohibit Consolidated and Enventis from completing the Merger until they have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission under the HSR Act and a required waiting period has ended. Enventis and Consolidated filed the required notification and report forms with the Antitrust Division of the Department of Justice and the Federal Trade Commission on July 11, 2014. The required waiting period was terminated on July 21, 2014.

        At any time before or after the effective time of the Merger, the Federal Trade Commission or others (including states and private parties) could take action under the antitrust laws, including seeking to prevent the Merger, to rescind the Merger or to conditionally approve the Merger upon the divesture of assets of Consolidated or Enventis. There can be no assurances that a challenge to the Merger on antitrust grounds will not be made or, if such challenge is made, that it will not be successful.

Other Laws

        In addition to the regulatory approvals described above, completion of the Merger is also conditioned upon the receipt of the following approvals of the Federal Communications Commission ("FCC"), the Minnesota Public Utility Commission (the "Minnesota PUC"), the Iowa Utilities Board (the "Iowa UB"), certain local municipalities in Minnesota and notices to the North Dakota Public Service Commission (the "North Dakota PSC"), the South Dakota Public Utilities Commission (the "South Dakota PUC"), the Wisconsin Public Service Commission (the "Wisconsin PSC").

        On July 11, 2014, Enventis and its subsidiaries that are regulated by the Minnesota PUC, and Consolidated and its subsidiary, Sky Merger Sub Inc., jointly filed an application with the Minnesota PUC for approval of the transfer of control of those Enventis subsidiaries to Consolidated. Upon closing of the transaction, the parties will notify the Minnesota PUC that the transaction has been consummated.

        On July 17 and 18, 2014, Consolidated, Enventis and the subsidiaries of Enventis that hold FCC Section 214 authorizations jointly filed applications for the transfer of control of those subsidiaries to Consolidated. Upon closing of the transaction, the parties will notify the FCC that the transaction has been consummated.

        On July 22, 2014, Consolidated and Enventis filed with the Iowa UB an informational notice of the transfer of control of the Enventis subsidiaries that are regulated by the Iowa UB. Upon closing of the transaction, the parties will notify the Iowa UB that the transaction has been consummated.

        On or before August 19, 2014 Enventis, Enventis Telecom, Inc. and Consolidated filed for approval of transfer of control of Enventis Telecom, Inc. and/or debt financing with the state regulatory commissions in Georgia, Indiana, Maryland, New York, Ohio and Pennsylvania. Upon closing of the transaction, the parties will notify the state regulatory commissions that the transaction has been consummated.

        On August 1, 2014, Consolidated and Enventis filed notice with the Minnesota municipalities of Amboy, Eagle Lake, Ellendale, Faribault, Garden City, Good Thunder, Janesville, Lake Crystal, Madison Lake, Mankato, Mapleton, Nicollet, North Mankato, Skyline, South Bend Township, St. Peter, Vernon Center, and Waseca, each of which require municipal approval to transfer control of the legacy local cable franchises held by Crystal Communications, Inc.

        Notice of the transfer of control of the Enventis subsidiaries that are regulated in each state will be filed with the state regulatory commissions in Florida, Illinois, Kentucky, Montana, North Dakota,

South Dakota and Washington at least 30 days prior to close and in Wisconsin within 20 days after close.

No Dissenters' Rights of Enventis Shareholders

        Under Minnesota law, unless otherwise set forth in the articles of incorporation or bylaws, dissenters' rights are not available in connection with a merger to the holders of shares listed on certain national stock exchanges, including the NASDAQ Global Select Market, as long as the consideration to be received for such shares consists only of shares that are listed on one of such national stock exchanges and cash in lieu of fractional shares. Because (i) the Enventis articles of incorporation and bylaws do not contain provisions relating to dissenters' rights and appraisal rights, (ii) the common stock of Enventis is listed on the NASDAQ Global Select Market, and (iii) the consideration to be received by holders of Enventis common stock in the Merger will consist only of common stock of Consolidated (which is registered on the NASDAQ Global Select Market) and cash in lieu of fractional shares, holders of common stock of Enventis do not have any right to dissent from corporate action and obtain payment of the fair value of their shares in connection with the Merger.

Stock Exchange Listing of Consolidated Common Stock

        Shares of Consolidated common stock issuable to Enventis shareholders in the Merger must have been approved for listing on The NASDAQ Global Select Market.

Delisting and Deregistration of Enventis Common Stock

        If the Merger is completed, Enventis common stock will be delisted from the NASDAQ Global Select Market and deregistered under the Exchange Act, and Enventis will no longer file periodic reports with the SEC on account of Enventis common stock.

Legal Proceedings Related to the Merger

        To date, Enventis, the Enventis board, Consolidated and Merger Sub are named as defendants in five purported class action lawsuits (that include derivative claims) brought by alleged Enventis shareholders challenging Consolidated's proposed Merger. The shareholder actions were filed in the District Court, Fifth Judicial District, Blue Earth County, Minnesota. The actions are called: Hoepner v. Enventis Corp. et al., filed July 15, 2014, Case No. 07-CV-14-2489, Bockley v. Finke et al., filed July 18, 2014, Case No. 07-CV-14-2551, Kaplan et al. v. Enventis Corp. et al., filed July 21, 2014, Case No. 07-CV-14-2575, Marcial v. Enventis Corp. et al., filed July 25, 2014, Case No. 07-CV-14-2628 and Barta v. Finke et al, filed August 14, 2014, Case No. 07-CV-14-2628. The actions generally allege, among other things, that each member of the Enventis board of directors breached fiduciary duties to Enventis and its shareholders by authorizing the sale of Enventis to Consolidated for consideration that allegedly is unfair to the Enventis shareholders and by agreeing to terms that allegedly unduly restricted other bidders from making a competing offer and the plaintiff in the Barta case alleges disclosure deficiencies in this joint proxy statement/prospectus. The complaints also allege that Consolidated and Merger Sub aided and abetted the breaches of fiduciary duties allegedly committed by the members of the Enventis board of directors. The lawsuits seek, among other things, equitable relief, including an order to prevent the defendants from consummating the Merger on the agreed-upon terms. The plaintiff in the Marciel action has filed an amended complaint that, in addition to claims previously made, alleges disclosure deficiencies in this joint proxy statement/prospectus. The same plaintiff has also filed a variety of motions seeking to, among other things, consolidate the litigation and expedite the proceedings. The parties to the Merger Agreement are defending against the actions and the Enventis board of directors has formed a special litigation committee to determine whether the lawsuits should be pursued on behalf of Enventis.

 MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following discussion summarizes the material U.S. federal income tax consequences to U.S. Holders (as defined below) of the merger of Merger Sub with and into Enventis, with Enventis surviving, and, unless otherwise noted in the following discussion, expresses the opinion of Stinson Leonard Street LLP, counsel for Enventis, and the opinion of Schiff Hardin LLP, counsel for Consolidated, insofar as it relates to matters of U.S. federal income tax law and legal conclusions with respect to those matters. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury regulations promulgated thereunder (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the Internal Revenue Service (the "IRS") and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. Such change could materially and adversely affect the tax consequences described below. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

        This summary does not address all aspects of U.S. federal income taxation that may be important to a particular person in light of its investment or tax circumstances or to persons subject to special tax rules, such as partnerships, subchapter S corporations or other pass-through entities, banks, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in stocks, securities or currencies, traders in securities that have elected to use the mark-to-market method of accounting for their securities, persons holding Enventis common stock as part of an integrated transaction, including a "straddle," "hedge," "constructive sale" or "conversion transaction," persons whose functional currency for tax purposes is not the U.S. dollar, persons subject to the alternative minimum tax provisions of the Code and persons who acquired the Enventis common stock pursuant to the exercise of employee incentive stock options or otherwise as compensation. This summary does not include any description of the tax laws of any state or local government, or of any foreign government, that may be applicable to a particular person.

        This discussion is directed solely to U.S. Holders (as defined below) who hold Enventis common stock as capital assets within the meaning of Section 1221 of the Code, which generally means property held for investment.

        As used in this section, the term "U.S. Holder" means a beneficial owner of Enventis common stock who, for U.S. federal income tax purposes, is:

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  an individual who is a citizen or resident of the United States;

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  a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state of the United States or the District of Columbia;

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source;

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  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or

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  a trust in existence on August 20, 1996 that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person (as defined in the Code).

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Enventis common stock, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. A partnership, and a partner of a partnership, holding Enventis common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to it of the Merger.

        This summary is not a comprehensive description of all of the U.S. federal income tax consequences that may be relevant to you. Neither Consolidated nor Enventis has requested a ruling from the IRS in connection with the Merger or related transactions. Accordingly, the discussion below neither binds the IRS nor precludes it from adopting a contrary position. Consolidated and Enventis urge you to consult your own tax advisor regarding your particular circumstances and the U.S. federal income tax consequences to you of the Merger, as well as any tax consequences arising under the laws of any state, local, foreign or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

 Treatment of the Merger as a Reorganization—General

        Consolidated and Enventis have adopted the Merger Agreement as a "plan of reorganization" and based on the opinion of Stinson Leonard Street LLP, counsel for Enventis, and the opinion of Schiff Hardin LLP, counsel for Consolidated, that the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code, will treat the Merger as a "reorganization" for federal income tax purposes. However, no ruling has been or will be obtained from the IRS with respect to the Merger, and therefore no assurance can be given that the IRS will not challenge the tax treatment of the Merger as a reorganization. If the Merger fails to qualify as a reorganization, U.S. Holders would be treated as if they sold their Enventis common stock in a taxable transaction. In such event, each U.S. Holder would recognize gain or loss with respect to the disposition of its shares of Enventis common stock equal to the difference between (i) the U.S. Holder's basis in such shares and (ii) the fair market value (as of the date the effective time of the Merger) of the Consolidated common stock received in the Merger plus any cash in lieu of fractional shares. Such gain or loss would be determined separately for each identifiable block of Enventis common stock exchanged in the Merger, and such gain or loss would be treated as capital gain or capital loss.

        The tax opinions provided by each of Stinson Leonard Street LLP, tax counsel to Enventis, and Schiff Hardin LLP, tax counsel to Consolidated, regarding the Merger do not address any state, local or foreign tax consequences of the Merger. The tax opinions are subject to customary qualifications and assumptions, including that the Merger will be completed according to the terms of the Merger Agreement. In rendering the tax opinions, each counsel will rely on representations of Enventis, Merger Sub and Consolidated. If any such assumption or representation is or becomes inaccurate, the U.S. federal income tax consequences of the Merger could be adversely affected. An opinion of counsel represents counsel's best legal judgment but is not binding on the Internal Revenue Service or on any court. Consequently, no assurance can be given that the Internal Revenue Service will not assert, or that a court will not sustain, a position contrary to any of the tax consequences set forth in this summary.

Consequences of the Merger to Enventis and Consolidated

        None of Enventis, Consolidated and Merger Sub will recognize gain or loss as a result of the Merger.

Tax Consequences of the Merger for U.S. Holders of Enventis Common Stock

        A U.S. Holder will not recognize gain or loss as a result of the receipt of shares of Consolidated common stock in the Merger except for any gain or loss recognized with respect to cash received in lieu of a fractional share of Consolidated common stock.

        A U.S. Holder's aggregate tax basis in the Consolidated common stock received in the Merger in exchange for its Enventis common stock, including any fractional shares deemed received by the U.S. Holder under the treatment discussed below in "—Cash in Lieu of Fractional Shares of Consolidated Common Stock," generally will equal such U.S. Holder's aggregate tax basis in the Enventis common stock surrendered by such U.S. Holder in the Merger. The holding period for the shares of Consolidated common stock received by such U.S. Holder in the Merger in exchange for its Enventis common stock, including any fractional shares deemed received by the U.S. Holder under the treatment discussed below in "—Cash in Lieu of Fractional Shares of Consolidated Common Stock," generally will include the holding period for the shares of Enventis common stock exchanged therefor.

Cash in Lieu of Fractional Shares of Consolidated Common Stock

        A U.S. Holder who receives cash instead of a fractional share of Consolidated common stock will be treated as having received the fractional share of Consolidated common stock pursuant to the Merger and then as having exchanged the fractional share of Consolidated common stock for cash in a redemption by Consolidated. In general, this deemed redemption will be treated as a sale or exchange and a U.S. Holder will recognize gain or loss equal to the difference between (i) the amount of cash received by such U.S. Holder and (ii) the portion of the basis of the shares of Enventis common stock allocable to such fractional interest. Such gain or loss generally will constitute capital gain or loss and will be long-term capital gain or loss if the U.S. Holder's holding period for the Enventis common stock exchanged by such U.S. Holder is greater than one year as of the effective time of the Merger.

Information Reporting and Backup Withholding

        A U.S. Holder may, under certain circumstances, be subject to information reporting and backup withholding in respect of cash payments in lieu of a fractional share of Consolidated common stock, unless the U.S. Holder provides proof of an applicable exemption, furnishes its taxpayer identification number (in the case of individuals, their social security number) and otherwise complies with all applicable requirements of the backup withholding rules. Any amounts withheld from payments to a U.S. Holder under the backup withholding rules are not additional tax and will be allowed as a refund or credit against the U.S. Holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Reporting Requirements

        A U.S. Holder who receives shares of Consolidated common stock as a result of the Merger will be required to retain records pertaining to the Merger. Each U.S. holder who is required to file a U.S. tax return and who is a "significant holder" that receives Consolidated common stock in the Merger will be required to file a statement with the significant holder's U.S. federal income tax return setting forth such significant holder's basis (determined immediately before the exchange) in the Enventis common stock surrendered and the fair market value (determined immediately before the exchange) of the Enventis common stock that is exchanged by such significant holder. Generally, a "significant holder" is a U.S. Holder who receives shares of Consolidated common stock in the Merger and who, immediately before the Merger, owned at least 5% of the outstanding stock of Enventis (by vote or value) or securities of Enventis with a tax basis of $1,000,000 or more.

THE MERGER AGREEMENT

        The following discussion sets forth the principal terms of the Merger Agreement, a copy of which is attached as Annex I to this joint proxy statement/prospectus and is incorporated by reference herein. The rights and obligations of the parties are governed by the express terms and conditions of the Merger Agreement and not by this discussion, which is a summary by nature. This discussion is not complete and is qualified in its entirety by reference to the complete text of the Merger Agreement. You are encouraged to read the Merger Agreement carefully in its entirety, as well as this joint proxy statement/prospectus, before making any decisions regarding the Merger.

 The Merger

        Subject to the terms and conditions of the Merger Agreement and in accordance with Minnesota law, Merger Sub, a wholly owned subsidiary of Consolidated, will merge with and into Enventis. Enventis will be the surviving company in the Merger and continue its corporate existence as a wholly owned subsidiary of Consolidated. Upon consummation of the Merger, the separate corporate existence of Merger Sub will terminate.

Closing and Effectiveness of the Merger

        The closing of the Merger will occur as soon as possible, but no later than two business days after the date of the conditions to its completion have been satisfied or waived. The Merger will become effective at such time (the "effective time") as the parties file articles of merger with the Secretary of State of the State of Minnesota (or at such later time as Enventis and Consolidated may agree and is specified in the articles of merger).

Appointment of Director Designated by Enventis

        Pursuant to the Merger Agreement, Enventis is entitled to select, subject to approval by Consolidated (such approval not to be unreasonably conditioned, withheld or delayed), and Consolidated has agreed to take all such action as may be reasonably necessary to cause, one individual from among the current members of the board of directors of Enventis to be elected to Consolidated's board of directors as of the effective time of the Merger.

Consideration to be Received in the Merger

        At the effective time of the Merger, each outstanding share of Enventis common stock (except shares owned by Consolidated, Enventis or their subsidiaries) will be converted into the right to receive 0.7402 shares of common stock of Consolidated. No fractional shares of Consolidated common stock will be issued. Each holder will be entitled to receive in lieu of any fractional share of Consolidated common to which such holder would otherwise have been entitled, an amount in cash (without interest), rounded to the nearest whole cent, equal to the product obtained by multiplying (i) the fractional share of Consolidated common stock to which such holder would otherwise be entitled by (ii) the last reported sale price of Consolidated common stock on The Nasdaq Stock Market on the last complete trading day prior to the date of the effective time.

Treatment of Enventis Equity Awards

        At least 10 days prior to the effective time, Enventis will provide notice to each holder of an option to purchase shares of Enventis common stock under any Enventis stock plan, that all such outstanding Enventis options, whether or not exercisable, will be cancelled as of the effective time in exchange for payment of cash equal to the amount (if any) for each share of Enventis stock covered by the Enventis option, by which the merger consideration (calculated using a five day average of the closing price prior to the effective time) exceeds the exercise price per share covered by such Enventis option. As of the date of the notice, each Enventis option shall become exercisable in full prior to the date of cancellation as to any part or all of such Enventis option. Any restrictions applicable to restricted stock issued under an Enventis stock plan will immediately lapse as of the effective time and such restricted stock shall be exchanged for the merger consideration described above (including restricted stock held by a rabbi trustee or custodian). The Enventis Employee Stock Purchase Plan period ending August 31, 2014 will be completed and after that no further purchases will be made under the Employee Stock Purchase Plan.

        Awards granted under the LTEIP have been amended, pursuant to the terms of the Merger Agreement, by the Enventis compensation committee to provide that for each outstanding unearned award as of the effective time, the participant shall, as of the end of each remaining three-year program period (2012-2014; 2013-2015; 2014-2016), be deemed to meet the target objective for the program period ending in such year and will be 100% vested in the award for that applicable program period if the participant is employed on the last day of the program period. Subject to any earlier payment required by a Change of Control Agreement, vested awards will be paid no later than March 15 of the year following the close of the performance period. All payments of awards will be made in shares of Consolidated common stock. All stock held under the rabbi trust will be converted to Consolidated common stock at the exchange ratio.

Representations and Warranties

        The Merger Agreement contains representations and warranties made by Enventis to Consolidated and by Consolidated to Enventis. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Merger Agreement. Accordingly, Enventis shareholders should not rely on representations and warranties as characterizations of the actual state of facts or circumstances, and should bear in mind that the representations and warranties were made solely for the benefit of the parties to the Merger Agreement, were negotiated for purposes of allocating contractual risk among the parties to the Merger Agreement rather than to establish matters as facts and may be subject to contractual standards of materiality different from those generally applicable to shareholders. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in public disclosures of Enventis and Consolidated. This description of the representations and warranties is included to provide Enventis' shareholders with information regarding the terms of the Merger Agreement. The representations and warranties in the Merger Agreement and the description of them in this joint proxy statement/prospectus should be read in conjunction with the other information contained in the reports, statements and filings Enventis and Consolidated publicly file with the SEC. See "Where You Can Find Additional Information".

        In the Merger Agreement, Enventis and Consolidated made a number of representations and warranties to each other. The parties' reciprocal representations and warranties relate to, among other things:

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  due incorporation, valid existence and good standing, and corporate authorization and power to enter into the Merger Agreement and consummate the transactions contemplated thereby;

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  the good standing and corporate power and authority of Enventis' and Consolidated's subsidiaries, respectively;

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  capitalization and capital structure;

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  the absence of any violation of or conflict with such party's organizational documents or applicable laws as a result of entering into the Merger Agreement and consummating the Merger;

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  required regulatory filings, consents and approvals of governmental entities in connection with the Merger Agreement and the Merger;

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  documents filed by Enventis and Consolidated, respectively, with the SEC since January 1, 2012 and the accuracy of information contained in those documents;

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  financial statements;

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  the absence of undisclosed finders' fees;

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  the absence of certain changes or events, and the absence of a material adverse effect on Enventis and Consolidated, respectively, in each case since March 31, 2014;

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  the joint proxy statement/prospectus to be filed with the Securities and Exchange Commission under the Exchange Act and the accuracy of information contained in such document as provided by such party;

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  litigation and legal proceedings;

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  filing of tax returns, payment of taxes and other tax matters;

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  employee benefit plans;

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  Enventis' and Consolidated's respective compliance with applicable legal requirements and possession of permits and compliance with provisions of the Sarbanes-Oxley Act of 2002 and the listing standards of the NASDAQ Global Select Market;

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  certain material contracts;

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  the absence of undisclosed liabilities; and

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  environmental matters.

        In addition to the foregoing, the Merger Agreement contains representations and warranties made by Enventis to Consolidated relating to:

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  Enventis' possession of and compliance with, and the validity of, requisite communications regulatory permits, approvals, authorizations, certificates and licenses;

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  real and personal properties;

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  intellectual property;

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  receipt by Enventis of a fairness opinion from Waller Capital Securities, LLC;

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  the inapplicability of certain state takeover statutes;

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  affiliate transactions;

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  employment matters; and

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  insurance.

 Enventis' Conduct of Business Before Completion of the Merger

        From the date of the Merger Agreement until the effective time, Enventis has agreed, subject to certain exceptions, to conduct its business in the ordinary course. In addition, Enventis may not, among other things and subject to certain exceptions, without Consolidated's consent:

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  adjust, split, combine or reclassify its capital stock;

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  set any record or payment dates for the payment of any dividends or distributions on its capital stock or make, declare or pay any dividend or make any other distribution on any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, except that (i) Enventis may declare and pay regular quarterly cash dividends of $0.15 per share and (ii) any wholly owned subsidiary of Enventis may declare and pay dividends to its parent and other wholly owned subsidiaries of Enventis;

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  directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (except pursuant to the exercise of stock options or vesting of restricted Enventis common stock outstanding as of the date hereof or permitted to be issued under the Merger Agreement or pursuant to the surrender of shares to Enventis or the withholding of shares by Enventis to cover tax withholding obligations;

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  grant any stock appreciation rights or grant any person any right to acquire any shares of its capital stock except in the ordinary course of business in accordance with past practice, or issue, or commit to issue, sell, grant, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, grant, disposition, pledge or other encumbrance of, any additional shares of capital stock (except pursuant to the exercise of Enventis options or vesting of restricted Enventis common stock outstanding as of the date hereof or pursuant to the Enventis' Employee Stock Purchase Plan prior to September 1, 2014 or permitted to be issued as described below or pursuant to the surrender of shares to Enventis or the withholding of shares by Enventis to cover tax withholding obligations under Enventis stock plans), or grant any stock appreciation rights or grant any person any right to acquire any shares of its capital stock except in the ordinary course of business in accordance with past practice, or issue, or commit to issue, sell, grant, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, grant, disposition, pledge or other encumbrance of, any additional shares of capital stock (except pursuant to the exercise of stock options under the Enventis' stock plans outstanding as of the date hereof in accordance with the terms of the awards or issuances (i) under Enventis' Dividend Reinvestment Plan, (ii) Employee Stock Purchase Plan as Amended and Restated on August 1, 2006 (but only for the purchase period ending August 31, 2014), (iii) Retainer Stock Plan for Directors as Restated and Amended on September 1, 1996, (iv) restricted stock awarded under the 1993 Stock Award Plan (Amended and Restated September 26, 2001) pursuant to the terms of currently outstanding awards, and (E) to the rabbi trust in connection with dividends, in each case in the ordinary course of business consistent with past practice), any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any additional shares of capital stock, or any other securities in respect of, in lieu of, or in substitution for, any shares of its capital stock outstanding on the date of the Merger Agreement;

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  sell, transfer, mortgage, encumber or otherwise dispose of any of its material assets or material properties to any person (other than a direct wholly owned Subsidiary), by merger, consolidation, asset sale or other business combination (including formation of a joint venture) or cancel, release or assign any indebtedness to any such person or any claims held by any such person, in each case, except (i) in the ordinary course of business consistent with past practice, including sales of repossessed assets, (ii) dispositions of obsolete or worthless assets, (iii) sales of loans, receivables and other assets in the ordinary course of business consistent with past practice and (iv) sales of immaterial assets which involve the sale of assets outside the ordinary course of business with a purchase price of $375,000 or less in any single case or $1,500,000 in all such cases;

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  make any investment or acquisition, by purchase or other acquisition of stock or other equity interests, by merger, consolidation, asset purchase or other business combination, or by contributions to capital; or make any material purchases of any property or assets, in or from any other person other than a wholly owned subsidiary of Enventis, except (i) as expressly required by the terms of any contracts or agreements in force at the date of the Merger Agreement, (ii) as otherwise permitted, and (iii) other acquisitions in the ordinary course of business consistent with past practice and, in any case, involving consideration in an aggregate amount not in excess of $2,500,000;

  •
  enter into, renew, extend, amend or terminate any material contract or lease;

  •
  other than general pay increases, including in connection with promotions, made in the ordinary course of business consistent with past practice, for employees, directors or independent contractors generally or as provided by any agreement in effect on the date hereof, (i) increase, or commit to increase, the compensation or severance payable (including by granting or increasing the rate or terms of any salary, bonus, pension or other compensation pursuant to the terms of any employee benefit plan, policy, agreement or arrangement) to any of its employees, directors or independent contractors, (ii) pay any severance other than in the ordinary course of business consistent with past practice or (iii) except as may be required, or advisable, to comply with applicable law or contract, amend, establish or enter into any pension, retirement, profit-sharing, severance, retention or welfare benefit plan or agreement or incentive or employment, agreement with or for the benefit of any employee, director or independent contractor or accelerate the vesting of any stock options or other stock-based compensation;

  •
  amend its articles of incorporation, bylaws or similar governing documents or similar organizational documents of any of subsidiary of Enventis;

  •
  enter into any new material line of business outside of its existing business;

  •
  assign, transfer, lease, cancel, fail to renew or fail to extend any material permit issued by the FCC or any state or local regulator;

  •
  incur any indebtedness for borrowed money, issue any debt securities or assume, guarantee or endorse or otherwise become responsible for the obligations of another person, or make any loans, advances of capital contributions to, or investments in, any other person, except in the ordinary course of business consistent with past practice;

  •
  make or change any material tax election or settle or compromise any material tax liability of Enventis or any of its subsidiaries;

  •
  make any material changes in its accounting methods or method of tax accounting, practices or policies, except as may be required under applicable law, rule, regulation or GAAP;

  •
  effect or permit, with respect to Enventis and any of its subsidiaries, a "plant closing" or "mass layoff", as such terms are defined under the Worker Adjustment and Retraining Notification Act of 1988, as amended;

  •
  except as otherwise permitted, take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger not being satisfied; or

  •
  agree or make any commitment to do any of the foregoing.

 Consolidated's Forbearances Before Completion of the Merger

        From the date of the Merger Agreement until the effective time, Consolidated has agreed not to take the following actions, among other things and subject to certain exceptions, without Enventis' consent:

  •
  engage in any material repurchase of, or any recapitalization or other change, restructuring or reorganization with respect to, Consolidated common stock, including payment of any dividend or other distribution in respect to shares of its common stock (other than Consolidated's regular quarterly cash dividends);

  •
  (i) alter through merger, liquidation, reorganization, restructuring or in any other manner the corporate structure or organization of Consolidated, or (ii) engage in any action or enter into any transaction or series of transactions, or permit any action to be taken or transaction or series of transactions to be entered into, that, in the case of either clause (i) or clause (ii), could reasonably be expected to delay the consummation of, or otherwise adversely affect, the Merger, including withdrawing or modifying, in a manner adverse to Enventis, the approval by the Consolidated board of the Merger Agreement, the Merger or the issuance of Consolidated common stock;

  •
  acquire (whether through merger, consolidation, stock or asset purchase or otherwise), or agree to so acquire, any material amounts of assets of or any equity in any person or any business or division thereof, unless such acquisition or agreement would not (i) impose any delay in the obtaining of, or materially increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any governmental entity necessary to consummate the Merger or the expiration or termination of any waiting period under the HSR Act or other law, (ii) increase the risk of any governmental entity entering an order prohibiting the consummation of the Merger or any of the transactions contemplated by the Merger Agreement or (iii) increase the risk of not being able to remove any such order on appeal or otherwise;

  •
  adopt any amendments to the certificate of incorporation or bylaws of Consolidated (or similar organizational documents of any of its subsidiaries) which would alter any of the terms of the Consolidated common stock; or

  •
  agree or make any commitment to do any of the foregoing.

No Solicitation; Changes in Recommendations

        In the Merger Agreement, Enventis has agreed that the Enventis board of directors will recommend that Enventis' shareholders approve the Merger Agreement, and that none of Enventis, the Enventis board of directors or any of its subsidiaries will, nor will any of Enventis, the Enventis board of directors or any of its subsidiaries authorize or permit any of its representatives to, directly or indirectly:

  •
  solicit, initiate or knowingly encourage or facilitate any inquiry with respect to, or the making, submission or announcement of, any proposal or offer that constitutes, or is reasonably expected to lead to, an alternative proposal, including through the furnishing of non-public information;

  •
  furnish any non-public information relating to Enventis or any of its subsidiaries or afford access to the business, properties, assets, books, records or other non-public information of Enventis or any of its subsidiaries, relating to an alternative proposal or any inquiries or the making of any proposal that could lead to an alternative proposal;

  •
  engage in, continue or otherwise participate in any discussions or negotiations regarding an alternative proposal;

  •
  grant any waiver, amendment or release under any standstill or confidentiality agreement or anti-takeover laws;

  •
  resolve to or withdraw, modify or qualify in a manner adverse to Consolidated the Enventis board of directors' recommendation that Enventis' shareholders approve the Merger Agreement (a "company recommendation change");

  •
  approve or recommend any alternative proposal; or

  •
  enter into any letter of intent, memorandum of understanding, agreement in principal, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement relating to an alternative proposal or authorize, approve or publicly recommend an alternative proposal or agreement relating to an alternative proposal.

        However, at any time prior to obtaining Enventis shareholder approval, if Enventis has complied with its non-solicitation obligations above, Enventis may participate or engage in discussions or negotiations with, furnish non-public information, and afford access to the business, properties, assets, books, records or other non-public information and access to Enventis' personnel, to any person that makes a bona fide alternative proposal, but only if:

  •
  Enventis makes available to Consolidated any material non-public information concerning Enventis that is provided to any person given such access which was not previously made available to Consolidated;

  •
  prior to initiating any such action, the Enventis board of directors shall have determined in good faith (after consultation with its financial advisor and outside legal counsel) that such alternative proposal either constitutes a superior proposal or could reasonably be expected to result in a superior proposal; and

  •
  prior to furnishing such information or access to, or entering into substantive discussions or negotiations with, such person, Enventis receives a confidentiality agreement that meets terms specified in the Merger Agreement, and Enventis notifies Consolidated that it intends to furnish information or access to, or intends to enter into substantive discussions or negotiations with, such person.

        In addition, at any time prior to obtaining Enventis shareholder approval, if Enventis is then in receipt of a bona fide written alternative proposal that the Enventis board of directors concludes in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a superior proposal or in connection with a fiduciary change (as defined below), the Enventis board of directors may:

  •
  effect a company recommendation change; and/or

  •
  adopt, approve, endorse or recommend, or publicly propose to adopt, approve, endorse or recommend to the shareholders of the Enventis, any superior proposal (as defined below) and/or authorize Enventis to terminate the Merger Agreement to enter into or consummate an alternative acquisition agreement with respect to such superior proposal (provided, however, that in the circumstances described in this bullet point, Enventis concurrently terminates the Merger Agreement, pays the termination fee if, when, and as required by the Merger Agreement and enters into a definitive alternative acquisition agreement with respect to such superior proposal).

        In the circumstances set forth in the foregoing paragraph, the Enventis board of directors may effect a company recommendation change, if and only if:

  •
  the Enventis board of directors has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the alternative proposal constitutes a superior proposal,

    or in the case of a fiduciary change that failure to effect a company recommendation change would reasonably be expected to constitute a breach of its fiduciary duties to the shareholders of Enventis; and

  •
  if the company recommendation change is in connection with a superior proposal, Enventis shall have validly terminated the Merger Agreement and paid the termination fee in accordance with the Merger Agreement, and prior to terminating the Merger Agreement, Enventis shall have given Consolidated at least three days' notice (or shorter period specified in the Merger Agreement for material revisions to the superior proposal) thereof, attaching the alternative proposal agreement, and if, within such three-day period (or such shorter period) Consolidated makes an offer that the Enventis board of directors determines in good faith is more favorable to the shareholders of Enventis, from a financial point of view, than such superior proposal, and agrees in writing to all adjustments in the terms and conditions of the Merger Agreement to reflect such offer, Enventis' notice of termination with respect to such superior proposal shall be deemed to be rescinded and of no further force and effect and, if Enventis has entered into a superior proposal agreement, it must promptly terminate such agreement.

        The term "alternative proposal" means, any proposal, indication or offer, including any proposal, indication or offer from or to Enventis' shareholders, made by any person or group (as defined under Rule 13(d) under the Exchange Act) other than Consolidated or its subsidiaries and/or affiliates relating to, whether in a single transaction or series of related transactions, and whether directly or indirectly, any (i) transaction or series of transactions (including any merger, reorganization, share exchange, consolidation, business combination, joint venture, partnership, recapitalization, dissolution, liquidation or similar direct or indirect transaction) involving Enventis and/or any of its subsidiaries or the issuance or acquisition of shares of Enventis common stock or other equity securities of Enventis whose business or businesses constitute 20% (in number or voting power) or more of the assets, revenues or earnings of Enventis and its subsidiaries, taken as a whole, (ii) acquisition, license or purchase of assets of Enventis and/or its subsidiaries equal to 20% or more of the consolidated assets of Enventis and its subsidiaries or to which 20% or more of Enventis' revenues or earnings on a consolidated basis are attributable or (iii) acquisition of beneficial ownership (as defined under Rule 13(d) under the Exchange Act) of equity interests representing a 20% or greater economic or voting interest in Enventis or tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any person or group (as defined under Rule 13(d) under the Exchange Act) beneficially owning equity interests representing a 20% (in number or voting power) or greater economic or voting interest in Enventis.

        The term "superior proposal" means any bona fide alternative proposal (except that references to "20% or more" in the definition thereof will be deemed to be references to "50% or more") made by any person that is on terms that the Enventis board of directors determines in good faith (after consultation with its financial advisor and outside legal counsel and after taking into account all legal, financial (including the financing terms thereof)), regulatory, timing and other aspects of the proposal are more favorable to Enventis' shareholders from a financial point of view than the transactions contemplated by the Merger Agreement.

        The term "fiduciary change" means the Enventis board of directors, prior to the approval of the Merger Agreement by the affirmative vote of two-thirds of the outstanding shares of Enventis common stock entitled to vote, determines it is obligated to make a company recommendation change because such a change is advisable to comply with its fiduciary duties to shareholders of the Company, including for circumstances as set forth in Frontier Oil Corp. v. Holly Corp., 2005 WL 1039027, (Del. Ch. Apr. 29, 2005).

        The Merger Agreement provides that Enventis shall not take any of the actions described above unless Enventis has promptly notified Consolidated if any alternative proposals are received by

Enventis indicating, in connection with such notice, the material terms and conditions of any proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements) and thereafter Enventis must keep Consolidated reasonably informed, on a prompt basis, of the status and material terms of any such proposals or offers (including any material amendments thereto), including any change in Enventis' intentions as previously notified. In addition, Enventis must promptly notify Consolidated if any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, Enventis indicating, in connection with such notice, the status of any such discussions or negotiations, including any change in the Enventis' intentions as previously notified.

        The Enventis board of directors will not make a company recommendation change in connection with a fiduciary change unless it provides Consolidated with written information describing such fiduciary change in reasonable detail as soon as reasonably practicable after become aware of it and keeps Consolidated reasonably informed of developments with respect to such change. If a company recommendation change is made in connection with a fiduciary change Enventis must terminate the Merger Agreement and pay the termination fee.

Commercially Reasonable Efforts to Complete the Merger; Other Agreements

        Commercially Reasonable Efforts.    Consolidated and Enventis have each agreed to use their commercially reasonable efforts (i) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the Merger Agreement and (ii) to promptly prepare, file and provide to third parties and governmental entities all applications, statements, notices, petitions, registrations, requests, declarations and filings which are necessary or advisable to consummate the transactions contemplated by the Merger Agreement (including the Merger), to obtain (and to cooperate with the other party to obtain) as promptly as practicable all material permits, consents, registrations, authorizations and exemptions of or from all third parties and governmental entities which are necessary or advisable to consummate the transactions contemplated by the Merger Agreement (including the Merger), and to comply with the terms and conditions of all such permits, consents, registrations, authorizations and exemptions of all such third parties and governmental entities.

        Proxy Statement/Prospectus; Registration Statement; Shareholders' Meeting.    Consolidated and Enventis have agreed to prepare and file with the SEC this joint proxy statement/prospectus and the registration statement of which this joint proxy statement/prospectus forms a part as soon as is reasonably practicable after the execution of the Merger Agreement. Consolidated and Enventis have also agreed to use commercially reasonable efforts to have the registration statement declared effective. The Merger Agreement also provides that Consolidated and Enventis will each hold a meeting of their respective shareholders following SEC clearance of the joint proxy statement/prospectus and will recommend, in the case of Enventis, the approval of the Merger Agreement by shareholders and, in the case of Consolidated, the approval of the issuance of shares of Consolidated common stock to Enventis shareholder in the Merger contemplated by the Merger Agreement, and Enventis and Consolidated will use commercially reasonable efforts to obtain such approvals.

Access to Information

        Under the Merger Agreement, until the effective time, subject to reasonable prior notice, applicable law and the confidentiality agreement between Enventis and Consolidated dated May 14, 2014, Enventis and Consolidated agree to provide their respective authorized representatives access to the properties, books, contracts, commitments and records and to the officers, employees, accountants, counsel and other representatives of Enventis, Consolidated, and the subsidiaries of each.

 Director and Officer Indemnification and Insurance

        The Merger Agreement provides that from and after the effective time, each of Consolidated and Enventis, as the surviving company shall, jointly and severally:

  •
  indemnify and hold harmless the "indemnified parties" (meaning each individual who served as a director or officer of Enventis or its subsidiaries prior to the effective time of the Merger) to the fullest extent required, authorized or permitted by Minnesota law, in connection with any claim and any judgments, fines (including excise taxes), penalties and amounts paid in settlement resulting therefrom; and

  •
  promptly pay on behalf of or, within 30 days after any request for advancement, advance to each of the indemnified parties, to the fullest extent required, authorized or permitted by Minnesota law, any expenses incurred in defending, serving as a witness with respect to or otherwise participating in any claim in advance of the final disposition of such claim, but in the case of advancement of expenses upon receipt of an undertaking, to the extent required by applicable law, from such indemnified party to repay such advanced expenses if it is determined by a court of competent jurisdiction in a final order that such indemnified party was not entitled to indemnification hereunder with respect to such expenses.

        The Merger Agreement further provides that, as of the effective time of the Merger, Enventis shall or, if Enventis is unable to, Consolidated shall cause the surviving company in the Merger to, obtain and fully pay the premium for the non-cancellable extension of the directors' and officers' liability coverage of Enventis' existing directors' and officers' insurance policies and Enventis' existing fiduciary liability insurance policies (collectively, "D&O Insurance"), in each case for a claims reporting or discovery period of at least six years from and after the effective time of the Merger with respect to any claim related to any period of time at or prior to the effective time of the Merger from an insurance carrier with the same or better credit rating as the Company's current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under Enventis' existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of Enventis by reason of him or her serving in such capacity that existed or occurred at or prior to the effective time of the Merger (including in connection with the Merger Agreement or the transactions or actions contemplated thereby), provided that the annual premium therefor shall not exceed $420,000. If such "tail policy" cannot be obtained, Enventis as the surviving company is required to maintain D&O Insurance in effect for a period of six years subject to an annual cap of $420,000 per year and the other terms and conditions of the Merger Agreement.

Employee Matters

        The Merger Agreement provides that, for a period of one year from and after the effective time of the Merger, Consolidated will provide to those employees of Enventis and its subsidiaries who are employed immediately prior to the effective time of the Merger who remain employed by Consolidated after the effective time of the Merger (the "continuing employees") compensation and benefits arrangements that are no less favorable in the aggregate than the compensation and benefit arrangements that are provided to similarly situated employees of Consolidated, provided that in no event shall such compensation and benefits be less favorable in the aggregate than such continuing employee's current compensation and benefits arrangements. The Merger Agreement also provides that Consolidated will give continuing employees who remain employed by Consolidated after the effective time of the Merger, full credit for purposes of determining eligibility and vesting under any employee benefit plans or arrangements maintained by Consolidated (other than any defined benefit or equity-based plans) for such continuing employee's service with Enventis or its subsidiaries, waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participate and coverage requirements applicable to the continuing employees under any welfare benefit plan maintained by Consolidated to the same extent waived by Enventis and its subsidiaries or otherwise not subject to limitation by Enventis and its subsidiaries, provide credit under any such welfare plan for any co-payments, deductible and out-of-pocket expenditures for the remainder of the coverage period during which any transfer of coverage occurs, and honor in accordance with their terms all employee benefit plans or arrangements maintained by Enventis immediately prior to the effective time of the Merger.

Definition of Material Adverse Effect

        A "material adverse effect" is defined with respect to any entity as (i) a material adverse effect on the business, results of operations or financial condition of such entity and its subsidiaries, taken as a whole or (ii) a material adverse effect on the ability of such entity to consummate the transactions contemplated by the Merger Agreement on a timely basis, excluding any effect on the entity or its subsidiary relating to or arising in connection with:

  •
  any adverse change, effect, event or occurrence, state of facts or developments to the extent the public announcement or the pendency of the Merger Agreement or the transactions contemplated thereby or any actions required to be taken (or refrained from being taken) in compliance with the Merger Agreement or otherwise with the consent of the other party, including the impact thereof on the relationships of the entity or any of its subsidiaries with customers, suppliers, distributors, consultants, employees or independent contractors or other third parties with whom the entity or any of its subsidiaries has any relationship and including any litigation brought by any shareholder of Enventis or Consolidated in connection with the transactions contemplated the Merger Agreement;

  •
  any failure by the entity to meet any projections or forecasts for any period ending (or for which revenues or earnings are released) on or after the date of the Merger Agreement;

  •
  any change in federal, state, non-U.S. or local law, regulations, policies or procedures, or interpretations thereof, GAAP or regulatory accounting requirements applicable or potentially applicable to the industries in which the entity or its subsidiaries operate;

  •
  changes generally affecting the industries in which the entity or its subsidiaries operate that are not specifically related to the entity and its subsidiaries and do not have a materially disproportionate adverse effect on such entity and its subsidiaries, taken as a whole;

  •
  changes in economic conditions (including changes in the prevailing interest rates) in the United States, in any region thereof, or in any non-U.S. or global economy that do not have a materially disproportionate adverse effect on such entity and its subsidiaries, taken as a whole; or

  •
  any attack on, or by, outbreak or escalation of hostilities or acts of terrorism involving, the United States, or any declaration of war by the United States Congress or any hurricane or other natural disaster.

Conditions of the Merger

        Mutual Conditions.    The obligations of Enventis, Consolidated and the Merger Sub to consummate the Merger are subject to the satisfaction or waiver of various conditions on or prior to the effective time, including the following:

  •
  obtaining approval from Enventis' shareholders;

  •
  obtaining approval from Consolidated's stockholders as required under NASDAQ Listing Rules;

  •
  the expiration or termination of the waiting period under the HSR Act;

  •
  the obtaining of all specified consents and authorization to be obtained by the FCC or any other state regulators and Minnesota municipalities in connection with the transactions contemplated by the Merger Agreement;

  •
  the absence of any injunctions or other legal prohibitions preventing the consummation of the Merger;

  •
  the effectiveness of the registration statement on Form S-4 in which this joint proxy statement/prospectus is included as a prospectus and the lack of any stop order suspending the effectiveness of the Form S-4 or pending or threatened SEC proceedings to effect a stop order;

  •
  the issuance of Consolidated common stock to Enventis shareholders in the Merger contemplated by the Merger Agreement has been approved by a majority of the votes present, in person or by proxy, and entitled to vote at the special meeting of the stockholders of Consolidated;

  •
  the approval for listing on the NASDAQ Global Select Market of the shares of Consolidated common stock to be issued pursuant to the Merger Agreement; and

  •
  No statute, rule or regulation shall have been enacted which prohibits the Merger.

        Consolidated Conditions.    Consolidated's and Merger Sub's obligations to consummate the Merger are subject to the satisfaction or waiver of additional conditions, which include the following:

  •
  the accuracy (disregarding any materiality or material adverse effect qualifications contained in such representations and warranties) of such representations and warranties except for such inaccuracies as would not, individually or in the aggregate, have a material adverse effect on Enventis;

  •
  Enventis' performance in all material respects of its obligations under the Merger Agreement; and

  •
  the delivery to Consolidated of an officers' certificate from Enventis confirming that the conditions described in the immediately preceding two bullets have been satisfied.

        Enventis Conditions.    Enventis' obligations to complete the Merger are subject to the satisfaction or waiver of additional conditions, which include the following:

  •
  the accuracy (disregarding all materiality and material adverse effect qualifications contained in such representations and warranties) of such representations and warranties except for such inaccuracies as would not, individually or in the aggregate, have a material adverse effect on Consolidated;

  •
  Consolidated's and Merger Sub's performance in all material respects of their obligations under the Merger Agreement; and

  •
  the delivery to Enventis of an officers' certificate from Consolidated confirming that the conditions described in the immediately preceding two bullets have been satisfied.

        The Merger Agreement provides that certain of the conditions described above may be waived. Neither Consolidated nor Enventis currently expects to waive any material condition to the completion of the Merger.

Termination; Termination Fees; Expenses

        Termination.    The Merger Agreement may be terminated, and the Merger may be abandoned at any time prior to its completion:

  •
  by mutual written consent of Enventis and Consolidated;

  •
  by either Consolidated or Enventis, if:

  •
  there is a final and nonappealable legal restraint or prohibition in effect that prevents the completion of the Merger;

  •
  the Merger has not been completed by January 31, 2015, provided that the right to terminate is not available to a party whose failure to fulfill any obligation under the Merger Agreement materially contributed to the failure to complete the Merger by such date;

  •
  the shareholder approval is not obtained at the special meeting or any adjournment or postponement thereof; or

  •
  there is any state or federal law, rule or regulation adopted or issued that has the effect of prohibiting the Merger;

  •
  by Enventis, if:

  •
  the requirements of a termination in the event of a superior proposal or a fiduciary change as described in the section "No Solicitation; Changes in Recommendations" have been fully satisfied and Enventis pays to Consolidated the $8,448,750 termination fee described below; or

  •
  Enventis is not in material breach of the Merger Agreement, and Consolidated breaches any of its representations or warranties or fails to perform any covenant or obligation in the Merger Agreement in such a way as to cause the failure of the closing conditions relating thereto, and such failure cannot be cured within thirty business days after notice to Consolidated;

  •
  by Consolidated, if:

  •
  neither Consolidated nor the Merger Sub are in material breach of its or their obligations under the Merger Agreement, and Enventis breaches any of its representations or warranties or fails to perform any covenant or obligation in the Merger Agreement in such a way as to cause the failure of the closing conditions relating thereto, and such failure cannot be cured within thirty business days after notice to Enventis;

  •
  the Enventis board of directors fails to include in the joint proxy statement/prospectus the recommendation that the shareholders approve the Merger Agreement and the transactions contemplated thereby, including the Merger, or makes a company recommendation change;

  •
  the Enventis board of directors approves or recommends an alternative proposal or superior proposal and/or permits Enventis to enter into an alternative acquisition agreement related to an alternative proposal or a superior proposal;

  •
  Enventis fails to call a special meeting of its shareholders or to deliver the joint proxy statement/prospectus to its shareholders; or

  •
  a tender offer or exchange offer for the outstanding shares of Enventis common stock is commenced and the Enventis board of directors recommends that the Enventis shareholders tender their shares in connection with such offer or within ten business days after the commencement of such tender or exchange offer, the Enventis board of directors fails to recommend rejection of such offer.

        If the Merger Agreement is terminated as described in "The Merger Agreement—Termination of the Merger Agreement" above, the Merger Agreement will be void, and there will be no liability or obligation of any party except that:

  •
  each party will remain liable for any willful and material breach of the Merger Agreement, and

  •
  certain provisions of the Merger Agreement, including the provisions relating to the allocation of fees and expenses (including, if applicable, the termination fees described below) and the confidentiality agreement dated May 14, 2014 between Enventis and Consolidated will survive termination.

        Termination Fees.    Enventis has agreed to pay Consolidated a termination fee of $8,448,750 if the Merger Agreement is terminated:

  •
  by Consolidated or Enventis if the Merger has not been consummated by January 31, 2015 because of a breach of the covenant or obligation described in "No Solicitation; Changes in Recommendations" above and prior to such termination, an alternative proposal (substituting 50% for the 20% threshold in the definition thereof, which is referred to as a "qualifying transaction") was publicly announced or otherwise communicated to Enventis or the Enventis board of directors and is not withdrawn or otherwise abandoned and such qualifying transaction is consummated within 12 months following the termination of the Merger Agreement;

  •
  by Consolidated or Enventis if the Enventis shareholder approval has not been obtained because of a breach of the covenant or obligation described in "No Solicitation; Changes in Recommendations" above and prior to the special meeting a qualifying transaction was publicly announced or otherwise communicated to Enventis or the Enventis board of directors and is not withdrawn or otherwise abandoned and such qualifying transaction is consummated within 12 months following the termination of the Merger Agreement;

  •
  by Consolidated if Enventis has breached the covenant or obligation described in "No Solicitation; Changes in Recommendations" above and prior to such termination an alternative proposal was publicly announced or otherwise communicated to Enventis or the Enventis board of directors and is not withdrawn or otherwise abandoned and such alternative offer is consummated within 12 months following the termination of the Merger Agreement;

  •
  by Enventis, in connection with accepting a superior proposal or in connection with a fiduciary change; or

  •
  by Consolidated, if (i) the Enventis board of directors fails to include in the joint proxy statement/prospectus the recommendation that the shareholders approve the Merger Agreement and the transactions contemplated thereby, including the Merger, or makes a company recommendation change, (ii) the Enventis board of directors approves or recommends an alternative proposal or superior proposal and/or permits Enventis to enter into an alternative acquisition agreement related to an alternative proposal or a superior proposal, (iii) Enventis fails to call a special meeting of its shareholders or to deliver the joint proxy statement/prospectus to its shareholders in material breach of specified provisions of the Merger Agreement, or (iv) a tender offer or exchange offer for the outstanding shares of Enventis common stock is commenced and the Enventis board of directors recommends that the Enventis shareholders tender their shares in connection with such offer or within ten business days after the commencement of such tender or exchange offer, the Enventis board of directors fails to recommend rejection of such offer.

        Expenses.    If Enventis fails promptly to pay any termination fee due to Consolidated, Enventis will also be obligated to pay the costs and expenses (including reasonable legal fees and expenses) incurred by Consolidated in connection with any legal action take to collect payment, together with interest on the amount of any unpaid fee or obligation from the date such fee was required to be paid. Except as described above, all costs and expenses incurred in connection with the Merger Agreement will be paid by the party incurring the cost or expense.

 Specific Performance; Remedies

        The parties to the Merger Agreement agreed that irreparable damage would occur if any provision of the Merger Agreement were not performed in accordance with its terms and that the parties will be entitled to an injunction or injunctions to prevent breaches of the Merger Agreement or to enforce specifically the performance of its terms and provisions in addition to any other remedy to which they are entitled at law or in equity.

Amendment; Extension and Waiver

        Any provision of the Merger Agreement may be amended or waived prior to the effective time if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the Merger Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. After the Enventis shareholder approval has been obtained, however, there will be no amendment or waiver that would require the further approval of Enventis shareholders under Minnesota law without such approval having been first obtained.

Governing Law; Venue

        The Merger Agreement is governed by and will be construed in accordance with the laws of the State of Minnesota. The parties to the Merger Agreement have submitted to exclusive jurisdiction and venue of the courts of the State of Minnesota or of the United States of America, in each case located in the County of Hennepin, Minnesota.

 DEBT FINANCING

General

        The Merger Agreement is not subject to any financing contingency. Consolidated intends to finance the repayment of existing indebtedness of Enventis and pay its fees and expenses incurred in connection with the transactions contemplated by the Merger Agreement with debt and cash on hand. With respect to the debt financing, Consolidated has obtained a commitment for the financing necessary to complete the transaction from Morgan Stanley Senior Funding, Inc., WF Investment Holdings, LLC and The Royal Bank of Scotland plc. In connection with the execution of the Merger Agreement, Consolidated Communications, Inc., a wholly-owned subsidiary of Consolidated ("CCI"), entered into a Commitment Letter, dated June 29, 2014 (the "Commitment Letter"), with Morgan Stanley Senior Funding, Inc., WF Investment Holdings, LLC, Wells Fargo Securities, RBS Securities Inc. and The Royal Bank of Scotland plc.

        The commitments and other obligations set forth in the Commitment Letter shall automatically terminate unless the lenders shall in their discretion agree to an extension, upon the earliest to occur of (i) the execution and delivery of financing documentation by all of the parties thereto and the consummation of the Merger; (ii) January 31, 2015, if the financing documentation shall not have been executed and delivered by all such parties thereto; and (iii) the date of termination or abandonment of the Merger Agreement.

Bridge Facility

        The Commitment Letter provides for a senior unsecured bridge facility (the "Bridge Facility") evidenced by promissory notes in an aggregate principal amount that will yield up to $140,000,000 in gross proceeds with Morgan Stanley Senior Funding, Inc., WF Investment Holdings, LLC and The Royal Bank of Scotland plc as the initial bridge lenders (the "Bridge Facility Lenders"). The Bridge Facility can be used to finance a portion of the aggregate cash consideration of, and to pay the fees and expenses in connection with, the transactions contemplated by the Merger Agreement and to repay existing indebtedness of Enventis.

        Pursuant to the terms of the Commitment Letter, the definitive agreement to be entered into with respect to the Bridge Facility will contain (i) representations and warranties applicable to CCI and its subsidiaries substantially similar to the representations and warranties in the Second Amended and Restated Credit Agreement, dated as of December 23, 2013, among Consolidated, CCI, the lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent and other agents party thereto (the "Credit Agreement") and (ii) covenants that are substantially similar to those contained in that certain indenture among CCI (as successor in interest by way of merger to Consolidated Communications Finance Co.), Consolidated, the other guarantors party thereto from time to time and Wells Fargo Bank, National Association, as trustee, dated as of May 30, 2012, as supplemented by the First Supplemental Indenture, dated as of July 1, 2012, by the Second Supplemental Indenture, dated as of August 3, 2012 and the Third Supplemental Indenture, dated as of April 1, 2014 (the "Existing Indenture"). The Bridge Facility will be guaranteed by Consolidated and certain subsidiaries of CCI that guarantee the obligations under the Existing Indenture.

        The closing of the Bridge Facility will be subject to the satisfaction of certain conditions, including no material adverse effect having occurred with respect to Consolidated or Enventis and their respective subsidiaries, in each case in the aggregate, the negotiation, execution and delivery of definitive loan documentation for the Bridge Facility and other customary closing conditions more fully set forth in the Commitment Letter. CCI will pay all reasonable costs incurred in connection with the preparation, negotiation, execution and delivery of the Bridge Facility documentation and any security arrangements in connection therewith.

        CCI will indemnify the Bridge Facility Lenders, the administrative agent, the arrangers of the Bridge Facility and their respective affiliates, and hold them harmless from and against all reasonable out-of-pocket costs, expenses and liabilities arising out of or relating to the transactions described in the Commitment Letter and any actual or proposed use of the proceeds of any loans made under the Bridge Facility. No person will be indemnified for costs, expenses or liabilities to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have been incurred solely from the gross negligence or willful misconduct of such person.

        Each lender may assign all or a portion of its loans and commitments under the Bridge Facility. Assignments will require payment of an administrative fee to the administrative agent and, except for an assignment to an existing lender or an affiliate of an existing lender, the consent of the administrative agent. In addition, each lender may sell participations in all or a portion of its loans and commitments under the Bridge Facility; provided that no purchaser of a participation shall have the right to exercise or to cause the selling lender to exercise voting rights in respect of the Bridge Facility (except as to certain basic issues).

        The Bridge Facility Lenders reserved the right, prior to or after execution of definitive credit documentation for the Bridge Facility, to syndicate all or part of CCI's commitment for the Bridge Facility to one or more financial institutions or institutional lenders in consultation with CCI, and the commitment of the Bridge Facility Lenders shall be reduced as and when commitments are received from such other lenders in respect of the Bridge Facility. Completion of syndication is not a condition the Bridge Facility Lenders' commitments under the Commitment Letter. CCI will pay all reasonable costs incurred in connection with the syndication of the Bridge Facility.

Initial Bridge Loans, Extended Term Loans and Exchange Notes

        If loans under the Bridge Facility made at closing (the "Initial Bridge Loans") have not been repaid in full on or prior to the first anniversary of the closing (the "Rollover Date") then, subject to the payment of a rollover fee and unless certain payment or bankruptcy defaults exist (which would result in automatic acceleration), the maturity of the Bridge Facility shall be automatically extended to June 1, 2020 (the "Bridge Maturity Date"). On and after the Rollover Date, each lender under the Bridge Facility will have the right to convert the Initial Bridge Loans it holds for notes maturing on the Bridge Maturity Date issued under the Existing Indenture ("Exchange Notes"). The Exchange Notes will have the same guarantors as the loans under the Bridge Facility. The Exchange Notes will be subject to certain registration rights. Prior to June 1, 2016, prepayment of the Initial Bridge Loans and redemption of the Exchange Notes will be subject to a customary "make-whole" premium using a discount rate equal to the yield on comparable Treasury securities plus 50 basis points consistent with the Existing Indenture. On or after June 1, 2016, the Initial Bridge Loans will be prepayable and the Exchange Notes will be redeemable at the option of CCI at a premium consistent with the corresponding premium set forth in the Existing Indenture. In addition, the Initial Bridge Loans will be prepayable, and the Exchange Notes will be redeemable, at the option of CCI prior to June 1, 2015 by using the net cash proceeds of qualified equity offerings of CCI or Consolidated (provided that such net cash proceeds are contributed to the common equity capital of CCI) at a redemption price of 110.875% of the principal amount thereof, provided that after giving effect to such prepayment or redemption, at least 65% of the aggregate principal amount of (i) the Initial Bridge Loans originally made shall remain outstanding, in the case of a prepayment of the Initial Bridge Loan, or (ii) the Existing Notes and the Exchange Notes shall remain outstanding, in the case of a redemption of the Exchange Notes.

        The Initial Bridge Loans will accrue interest at a rate per annum equal to 10.875%.

        In addition, upon the occurrence of a change of control of CCI, CCI will be required, to offer to prepay Initial Bridge Loans on a pro rata basis, at a price of 101% of the principal amount thereof, plus accrued and unpaid interest, to the date of prepayment. CCI will also be required to offer to purchase the Initial Bridge Loans with the proceeds of certain asset sales at 100% of the principal amount thereof plus accrued interest to the date of purchase on terms consistent with the Existing Indenture.

        The principal amount of any Exchange Note will equal 100% of the aggregate principal amount of the Initial Bridge Loans for which it is exchanged. The Exchange Notes will bear interest at a rate equal to 10.875%, subject to increase in certain circumstances, and will be payable semi-annually in arrears. The Exchange Notes will mature on the seventh anniversary of the Rollover Date. Covenants and events of default with respect to the Exchange Notes shall be substantially similar to those contained in the Existing Indenture.

Alternative Financing

        Before the completion of the Merger, Consolidated expects to conduct a private placement offering of notes under Securities Act Rule 144A if it believes that the terms of this alternative financing would be more favorable to it. Consolidated will use commercially reasonable efforts to issue notes, provided that the interest rate does not exceed the interest rate payable on the Bridge Loans or the Exchange Notes, and provided that in no event will the covenants with respect to the notes (taken as a whole) be more restrictive than the covenants in Consolidated's Credit Agreement. The Company expects that the notes will result in lower interest expenses than the Bridge Loans. The first $140,000,000 of gross proceeds of notes sold would provide financing in lieu of the Bridge Facility.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        The following unaudited pro forma condensed combined financial statements ("pro forma financial statements") have been prepared to reflect the Merger, based on the acquisition method of accounting, with Consolidated treated as the acquirer. The pro forma financial statements utilize the historical consolidated financial statements of Consolidated and Enventis, which are incorporated by reference into this joint proxy statement/prospectus. The historical consolidated financial statements have been adjusted to give effect to pro forma events that are directly attributable to the Merger and factually supportable and, in the case of the statement of income, that are expected to have a continuing impact. The unaudited pro forma condensed combined statements of income, which have been prepared for the six months ended June 30, 2014 and the year ended December 31, 2013, give effect to the Merger as if it had occurred on January 1, 2013. The unaudited pro forma condensed combined balance sheet has been prepared as of June 30, 2014 and gives effect to the Merger as if it had occurred on that date.

        As of the date of this joint proxy statement/prospectus, Consolidated has not finalized the detailed valuation studies necessary to arrive at the required fair market value of the Enventis assets to be acquired and the liabilities to be assumed and the related allocations of the purchase price. As indicated in Note 1 to the pro forma financial statements, Consolidated has made certain pro forma adjustments to the historical book values of the assets and liabilities of Enventis to reflect certain preliminary estimates of the fair value of the net assets acquired, with the excess of the estimated purchase price over the estimated fair values of Enventis' acquired assets and assumed liabilities recorded as goodwill. Actual results are expected to differ from these preliminary estimates once Consolidated has determined the final purchase price for Enventis and completed the valuation studies necessary to finalize the required purchase price allocations. There can be no assurances that such finalization of the valuation studies will not result in material changes. Consolidated performed a preliminary assessment of accounting policies and financial statement presentation which has identified certain adjustments necessary to conform information in Enventis' historical financial statements to Consolidated's accounting policies and presentation. The review of the accounting policies and presentation is not yet complete and additional policy differences may be identified when completed.

        These pro forma financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of Consolidated and Enventis, incorporated by reference into this joint proxy statement/prospectus.

        The pro forma financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of the combined company that would have been reported had the Merger been completed as of the dates presented and should not be taken as representative of the future consolidated results of operations or financial condition of the combined company.

        The pro forma financial statements do not include the realization of future cost savings or synergies or restructuring charges that are expected to result from Consolidated's acquisition of Enventis.

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2014

(amounts in thousands, except per share amounts)

	Consolidated Communications	Enventis Corporation	Pro Forma Adjustments	Note 4	Pro Forma Combined
Operating revenues	$300,684	$93,963	$—		$394,647
Operating expenses:
Operating expenses (exclusive of depreciation and amortization)	177,770	70,186	(1,811)	(b)	246,145
Depreciation and amortization	71,547	15,090	(2,614)	(c)	84,023

Total operating expenses	249,317	85,276	(4,425)		330,168

Operating income	51,367	8,687	4,425		64,479
Other income (expense):
Interest expense, net of interest income	(39,559)	(1,962)	(3,402)	(d)	(44,923)
Investment income	17,649	—	—		17,649
Other, net	(1,155)	—	—		(1,155)

Income before income taxes	28,302	6,725	1,023		36,050
Income tax expense	9,993	2,741	399	(e)	13,133

Net income	18,309	3,984	624		22,917
Less: net income attributable to noncontrolling interest	178	—	—		178

Net income attributable to common stockholders	$18,131	$3,984	$624		$22,739

Net income per common share attributable to common shareholders:
Net income per common share—basic	$0.45	$0.29	n/a		$0.45

Net income per common share—diluted	$0.45	$0.29	n/a		$0.45

Shares of common stock used to calculate earnings per share:
Basic	39,877	13,619	(3,343)	(f)	50,153

Diluted	39,877	13,679	(3,403)	(f)	50,153

See accompanying notes to the unaudited pro forma condensed combined financial statements.

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2013

(amounts in thousands, except per share amounts)

	Consolidated Communications	Enventis Corporation	Pro Forma Adjustments	Note 4	Pro Forma Combined
Operating revenues	$601,577	$189,200	$—		$790,777
Operating expenses:
Operating expenses (exclusive of depreciation and amortization)	358,642	142,260	—		500,902
Depreciation and amortization	139,274	29,322	(4,370)	(c)	164,226

Total operating expenses	497,916	171,582	(4,370)		665,128

Operating income	103,661	17,618	4,370		125,649
Other income (expense):
Interest expense, net of interest income	(85,767)	(4,600)	(6,134)	(d)	(96,501)
Loss on extinguishment of debt	(7,657)	—	—		(7,657)
Investment income	37,695	—	—		37,695
Other, net	(456)	—	—		(456)

Income before income taxes	47,476	13,018	(1,764)		58,730
Income tax expense	17,512	5,286	(688)	(e)	22,110

Income from continuing operations	29,964	7,732	(1,076)		36,620
Discontinued operations, net of tax:
Loss from discontinued operations, net of tax	(156)	—	—		(156)
Gain on sale of discontinued operations, net of tax	1,333	—	—		1,333

Total discontinued operations	1,177	—	—		1,177

Net income	31,141	7,732	(1,076)		37,797
Less: net income attributable to noncontrolling interest	330	—	—		330

Net income attributable to common stockholders	$30,811	$7,732	$(1,076)		$37,467

Net income per common share—basic
Income from continuing operations	$0.73	$0.57	n/a		$0.73
Discontinued operations, net of tax	0.03	—			0.02

Net income per basic common share attributable to common shareholders	$0.76	$0.57			$0.75

Net income per common share—diluted
Income from continuing operations	$0.73	$0.57	n/a		$0.73
Discontinued operations, net of tax	0.03	—			0.02

Net income per basic common share attributable to common shareholders	$0.76	$0.57			$0.75

Shares of common stock used to calculate earnings per share:
Basic	39,764	13,548	(3,272)	(f)	50,040

Diluted	39,764	13,606	(3,330)	(f)	50,040

See accompanying notes to the unaudited pro forma condensed combined financial statements.

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2014

(amounts in thousands)

	Consolidated Communications	Enventis Corporation	Pro Forma Adjustments	Note 5	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$4,882	$7,478	$(6,979)	(b)	$5,381
Accounts receivable, net	51,079	31,650			82,729
Inventories	—	1,043	(1,043)	(a)	—
Income tax receivable	2,968	3,334			6,302
Deferred income taxes	7,960	2,377	(145)	(f)	10,192
Prepaid expenses and other current assets	14,413	3,787	1,043	(a)	19,243

Total current assets	81,302	49,669	(7,124)		123,847
Property, plant and equipment, net	866,982	178,069	2,359	(a)	1,140,141
			92,731	(c)
Investments	112,852	3,595			116,447
Intangible and other assets:
Goodwill	603,446	29,028	124,836	(c)	757,310
Other intangible assets, net	35,248	3,827	24,373	(c)	63,448
Deferred debt issuance costs, net and other assets	20,687	6,435	(2,359)	(a)	23,934
			80	(c)
			(909)	(d)

	659,381	39,290	146,021		844,692

	$1,720,517	$270,623	$233,987		$2,225,127

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,644	$3,586			$13,230
Extended term payable	—	13,068			13,068
Advance billings and deferred revenues	23,153	5,202			28,355
Dividends payable	15,607	—			15,607
Accrued compensation	19,016	—	4,601	(a)	23,617
Accrued expense	36,189	11,201	(4,601)	(a)	39,578
			(3,211)	(b)
Current portion of long-term debt and capital lease obligations	9,796	1,504	(1,353)	(e)	9,947
Current portion of derivative liability	1,299	371	(371)	(c)	1,299

Total current liabilities	114,704	34,932	(4,935)		144,701
Long-term debt and capital lease obligations	1,207,609	132,938	12,098	(e)	1,352,645
Deferred income taxes	179,589	37,445	45,825	(f)	262,859
Pension and other post-retirement benefits	65,885	12,357			78,242
Other liabilities and deferred revenues	11,133	3,107	(317)	(c)	13,923
Total stockholders' equity	141,597	49,844	(12,689)	(b)	372,757
			194,005	(g)

	$1,720,517	$270,623	$233,987		$2,225,127

See accompanying notes to the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS

(amounts in thousands, except per share amounts)

1. Description of the Transaction

        On June 29, 2014, Consolidated Communications Holdings, Inc. ("Consolidated"), Sky Merger Sub Inc., a newly formed Minnesota corporation and wholly-owned subsidiary of the Company ("Merger Sub"), and Enventis Corporation, a Minnesota corporation ("Enventis"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). The Merger Agreement provides for, among other things, a business combination whereby Merger Sub will merge with and into Enventis, with Enventis as the surviving entity (the "Merger"). As a result of the Merger, the separate corporate existence of Merger Sub will cease, and Enventis will continue as the surviving corporation and a wholly-owned subsidiary of the Company.

        At the effective time of the Merger, each share of common stock, no par value, of Enventis issued and outstanding immediately prior to the effective time of the Merger will be converted into and become the right to receive 0.7402 shares of common stock, par value $0.01 per share, of Consolidated and cash in lieu of fractional shares, as set forth in the Merger Agreement.

        The Merger is subject to various customary closing conditions, including, but not limited to, (i) approval by Consolidated's stockholders and Enventis' shareholders, (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) specified federal and state regulatory approvals, (iv) the absence of any order, injunction, statute, rule, regulation or decree prohibiting, precluding, restraining, enjoining or making illegal the consummation of the Merger, (v) the material accuracy of the representations and warranties of each party, (vi) performance, in all material respects, of all obligations and compliance with, in all material respects, agreements and covenants to be performed or complied with by each party, (vii) declaration of effectiveness of the Registration Statement on Form S-4 to be filed by Consolidated, and (viii) the approval of the listing of additional shares of Consolidated common stock to be issued to Enventis' shareholders.

        Consolidated and Enventis have made customary representations, warranties and covenants in the Merger Agreement, including Enventis agreeing not to solicit alternative transactions or, subject to certain exceptions, enter into discussions concerning, or provide confidential information in connection with, an alternative transaction. The Merger Agreement contains certain termination rights for both Consolidated and Enventis, and further provides that, upon termination of the Merger Agreement under certain circumstances, Enventis may be obligated to pay Consolidated a termination fee of $8,449.

        Consolidated will account for its acquisition of Enventis using the acquisition method of accounting. The pro forma adjustments reflect preliminary estimates of the fair value of the consideration transferred, the assets acquired and the liabilities assumed, which are expected to change upon finalization of appraisals and other valuation studies. The pro forma adjustments will be based on the fair value of the consideration transferred and the assets and liabilities that exist as of the effective time of the Merger. The final adjustments could be materially different from the pro forma adjustments presented herein.

        The unaudited pro forma condensed combined statement of income includes certain accounting adjustments related to the Merger that are expected to have a continuing impact on the combined results, such as increased depreciation and amortization on the acquired tangible and intangible assets, increased interest expense on the debt expected to be incurred to complete the Merger, amortization of

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS (Continued)

(amounts in thousands, except per share amounts)

1. Description of the Transaction (Continued)

deferred financing fees incurred in connection with the new borrowings and the tax impact of these pro forma adjustments.

        The unaudited pro forma condensed combined statements of income does not reflect certain adjustments that are expected to result from the Merger that may be significant, such as costs that may be incurred by Consolidated for integration and restructuring efforts, as well as payments under certain Change in Control Agreements with Enventis employees, because they are considered to be of a non-recurring nature.

        Upon completion of the Merger, various triggering events will have occurred which result in the payment of various cash change in control payments to certain Enventis employees. The estimated payments under these agreements will range from approximately $6,000 to $8,000. No adjustment has been included in the pro forma financial statements for these payments.

        The summary pro forma financial information does not include the realization of future cost savings or synergies or restructuring charges that are expected to result from the Merger. The transaction is expected to generate annual operating synergies of approximately $14,000, which are expected to be achieved on a run-rate basis by the end of the second year after close. Consolidated also expects to incur merger and integration costs, excluding closing costs, of approximately $8,200 in operating expenses and $5,200 in capital expenditures over the first two years following the close. However, no assurance can be given with respect to the ultimate level of such synergies or costs or the timing of their realization.

2. Estimated Purchase Price

        The following is the calculation of the preliminary estimate of the purchase price for the acquisition of Enventis:

Number of shares of Enventis common stock and equity awards outstanding at the effective time of the Merger(a)	13,883
Exchange ratio	0.7402

Number of shares of Consolidated common stock to be issued to holders of Enventis common stock	10,276
Consolidated opening common stock price on August 19, 2014	$23.73

Estimated stock value to be issued to Enventis shareholders(b)	$243,849
Cash consideration for vested stock options	424
Repayment of Enventis debt	134,255

Estimated purchase price	$378,528

(a)
Based on the number of shares of Enventis stock and equity awards outstanding as of August 19, 2014.

(b)
Represents the product of the estimated number of shares of Consolidated common stock to be issued and the opening price of Consolidated common stock as of August 19, 2014. Pursuant to the terms of the Merger Agreement, the final purchase price will be based on the number of shares of Enventis common stock and equity awards outstanding and the price of Consolidated's common stock as of the closing date of the Merger. Therefore,

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS (Continued)

(amounts in thousands, except per share amounts)

2. Estimated Purchase Price (Continued)

  the estimated consideration expected to be transferred as reflected in these unaudited pro forma condensed combined financial statements does not purport to represent what the actual consideration transferred will be when the Merger is completed. An increase or decrease by 10% in Consolidated's common stock price as of the opening of business on August 19, 2014 ($23.73 per share) would increase or decrease the consideration expected to be transferred by approximately $24,400, which would be reflected in these unaudited pro forma condensed combined financial statements as an increase or decrease to goodwill.

  3. Estimated Application of the Acquisition Method

          The estimated fair value of the tangible and intangible assets acquired and liabilities assumed on a preliminary basis are as follows:

Assets:
Accounts receivable	$31,650
Other current assets	17,874
Property, plant and equipment	270,800
Goodwill	153,864
Customer relationships and tradenames	28,200
Other assets	7,801

Total assets	510,189
Liabilities:
Current liabilities	33,208
Long-term debt, including current portion	134,255
Deferred income taxes	83,270
Pension and other postretirement obligations	12,357
Other long-term liabilities	2,826

Total liabilities	265,916
Total Estimated Consideration	$244,273

          For purposes of preparing the pro forma financial statements, the estimated fair value of the assets acquired and the liabilities assumed are based on preliminary estimates. The final amount recorded will be based on the estimated fair values at the completion of the Merger and could vary significantly from the pro forma amounts due to various factors, including but not limited to, changes in the share price of Consolidated's common stock, the composition of Enventis' assets, liabilities, outstanding equity ownership shares and changes in fair value assumptions prior to the completion of the Merger. Accordingly, the preliminary estimated fair values of the purchase price and the assets and liabilities recorded are subject to change pending additional information that may be developed by Consolidated and Enventis. Any changes to the initial estimates of the fair value of the acquired assets and assumed liabilities will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS (Continued)

(amounts in thousands, except per share amounts)

  4. Pro Forma Adjustments—Statements of Income

          The following pro forma adjustments included in the unaudited pro forma condensed combined statements of income for the six months ended June 30, 2014 and the year ended December 31, 2013 give effect to the Merger as if it had occurred on January 1, 2013:

(a)
Accounting Policies and Presentation

  In connection with the Merger, a preliminary review of the accounting policies and presentation of the financial statements of Enventis has been performed. Based on this review, no adjustments were necessary to conform the Enventis statements of income to the Consolidated accounting policies and presentation. The final results of the complete review of accounting policies and presentation may result in identifying differences that, when conformed, could have a material effect on the combined financial statements.

(b)
Transaction Costs

  The pro forma adjustment reflects the removal of transaction costs that were incurred by Consolidated and Enventis directly related to the Merger during the six months ended June 30, 2014. These costs have been excluded from the unaudited pro forma condensed combined statements of income since they are considered to be of a non-recurring nature.

(c)
Depreciation and Amortization

  The pro forma adjustments to depreciation and amortization reflect the removal of the historical basis of depreciation and amortization for the Enventis assets and the increase in depreciation and amortization expense for property and equipment and finite-lived intangible assets acquired in the Merger, based on the estimated fair value of these assets in accordance with Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations. The following table summarizes the pro forma adjustments to depreciation and amortization:

	Six Months Ended June 30, 2014	Year Ended December 31, 2013
Remove historical depreciation and amortization	$(15,090)	$(29,322)
Record new depreciation and amortization	12,476	24,952

	$(2,614)	$(4,370)

(d)
Interest Expense

  The pro forma adjustments to interest expense, as summarized in the following table, reflect the removal of historical interest expense of Enventis and the additional interest expense resulting from the new borrowings to finance the Merger, as described below. The pro forma adjustments

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS (Continued)

(amounts in thousands, except per share amounts)

4. Pro Forma Adjustments—Statements of Income (Continued)

  are based on the amounts borrowed and the interest rates assumed to be in effect at the closing of the Merger.

	Estimated Principal Outstanding	Interest Rate	Six Months Ended June 30, 2014	Year Ended December 31, 2013
Removal of historical interest expense:
Enventis interest expense			$(1,962)	$(4,594)
Recording of new interest expense:
Issuance of senior notes	$120,000	10.875%	6,525	13,050
Revolving credit facility	$5,000	3.160%	79	158
Amortization of premium			(1,333)	(2,667)
Amortization of debt issuance costs			93	187

Net adjustment to interest expense			$3,402	$6,134

  On June 29, 2014, concurrent with entering into the Merger Agreement, Consolidated entered into a Commitment Letter for a $140,000 senior unsecured bridge loan facility in order to fund the acquisition including the related fees and expenses and to repay the existing indebtedness of Enventis. The bridge loan facility will be available in a single borrowing on the closing date of the acquisition and bears interest at a rate of 10.875%. The bridge loan facility matures one year from the closing date of the acquisition or may be extended to June 1, 2020 if not repaid in full by the initial maturity date. Before or concurrent with the completion of the Merger, Consolidated expects to conduct a private placement offering under its existing 10.875% Senior Notes due June 1, 2020, which would provide financing in lieu of the bridge loan facility.

  The pro forma adjustments reflect the elimination of historical interest expense of Enventis related to the settlement of its debt through the issuance of additional Senior Notes and incremental borrowings from Consolidated's $75,000 secured revolving credit facility. The pro forma adjustments are based on the issuance of the new borrowings under the Senior Notes of $120,000 as if such issuance had occurred on January 1, 2013 at the current premium rate of 115.5%. Based on the current premium rate, the issuance of Senior Notes of $120,000 would generate total cash proceeds of approximately $140,000. The premium at the closing date of the Merger could be different than the current premium rate, which could result in higher borrowings under the Senior Notes and additional interest expense. The assumed interest rate of 3.16% for borrowings under the revolving credit facility is based on a margin of 3.00% plus LIBOR of 0.16%, the rate in effect on August 19, 2014. An increase or decrease of 0.125% in the interest rate on the revolving facility would change pro forma interest expense for the six months ended June 30, 2014 and year ended December 31, 2013 by $3 and $6, respectively.

  For all periods presented, pro forma interest expense includes the amortization of the premium of $20,000 and expected financing costs of $1,400 related to the issuance of the senior notes based on a term of 7.5 years. If Consolidated is unable to issue additional Senior Notes and is required to use the bridge loan facility, additional costs of approximately $1,400 would be required, which

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS (Continued)

(amounts in thousands, except per share amounts)

4. Pro Forma Adjustments—Statements of Income (Continued)

  would further increase the pro forma interest expense by approximately $93 and $187 for the six months ended June 30, 2014 and the year ended December 31, 2013, respectively.

(e)
Income Tax Expense

  The blended effective tax rate applied to the pro forma adjustments related to the Merger and related financing is 39% for the periods presented.

(f)
Earnings Per Share

  The pro forma adjustment reflects the change in outstanding shares to calculate basic and dilutive earnings per share based on the Merger:

	Six Months Ended June 30, 2014	Year Ended December 31, 2013
Shares Used in Basic Earnings Per Share
Cancellation of Enventis shares	(13,619)	(13,548)
Issuance of Consolidated shares	10,276	10,276

	(3,343)	(3,272)

Shares Used in Diluted Earnings Per Share
Cancellation of Enventis shares	(13,679)	(13,606)
Issuance of Consolidated shares	10,276	10,276

	(3,403)	(3,330)

5. Pro Forma Adjustments—Balance Sheet

        The following are the pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2014 and give effect to the Merger as if it had occurred on that date:

(a)
Accounting Policies and Presentation

  In connection with the Merger, a preliminary review of the accounting policies and presentation of the financial statements of Enventis has been performed to conform to those of Consolidated. Based on this review, certain amounts included in Enventis' historical balance sheet have been reclassified to conform to the Consolidated accounting policies and presentation. The pro forma adjustments reflect the reclassification of Enventis inventory to other current assets, materials and supplies from deferred debt finance costs, net and other assets to property, plant and equipment and the reclassification of accrued compensation from accrued expense.

  The final results of the complete review of accounting policies and presentation may result in additional differences. There can be no assurances that such finalization will not result in material differences.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS (Continued)

(amounts in thousands, except per share amounts)

5. Pro Forma Adjustments—Balance Sheet (Continued)

(b)
Cash

  Pro forma adjustments to cash are the result of cash used to fund the acquisition of Enventis, estimated transaction costs and costs associated with entering into the new credit facilities. Following is a preliminary estimate of net cash used for the Merger:

Estimated transaction costs—Consolidated	$(8,200)
Estimated transaction costs—Enventis	(6,300)
Deferred financing costs—bridge loan facility	(1,400)
Deferred financing costs—senior notes issuance	(1,400)
Cash portion of the purchase price	(424)
Incremental borrowings	145,000
Retirement of Enventis debt	(134,255)

Net cash used	$(6,979)

  The estimated transaction costs of $14,500 expected to be incurred in connection with the Merger have not been assessed for deductibility for income tax purposes.

  At June 30, 2014, deferred financing costs related to the bridge loan facility of $1,400 and transaction costs of $1,811 were incurred but unpaid and included in historical accrued expense in the unaudited pro forma condensed combined balance sheet.

(c)
Fair Value Estimates

  The pro forma adjustments reflect the preliminary estimated fair values for the net assets to be acquired. These estimates are preliminary and are subject to change upon completion of the valuation process.

Decrease in current assets	$(145)
Increase to property, plant and equipment	92,731
Increase in customer relationships and tradenames	24,373
Increase in other assets	80
Decrease in current liabilities	(371)
Decrease in other long term liabilities	(317)
Increase in deferred income taxes	45,825
Goodwill:
Increase in goodwill	$153,864
Remove historical Enventis goodwill	(29,028)

$124,836

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS (Continued)

(amounts in thousands, except per share amounts)

5. Pro Forma Adjustments—Balance Sheet (Continued)

(d)
Deferred Financing Costs

  The pro forma adjustments to deferred financing costs and other assets are as follows:

Removal of Enventis deferred financing costs	$(2,309)
New deferred financing costs associated with the senior notes facility	1,400

$(909)

(e)
Debt

  The pro forma adjustments to reflect the payment and incurrence of debt are as follows:

Non-current portion:
Repayment of existing Enventis credit facility	$(132,902)
Issuance of senior notes, inclusion of premium of $20,000	140,000
Borrowings under the revolving credit facility	5,000

Adjustment to non-current portion of long-term debt	$12,098

Current portion:
Repayment of existing Enventis credit facility	$(1,353)

(f)
Income Taxes

  The pro forma adjustments reflect the income tax impact assuming a marginal combined state and federal tax rate of approximately 39% of the pro forma adjustments resulting from the Merger. The pro forma adjustments to current deferred tax assets and long-term deferred tax liabilities reflect the change in fair value of the net assets to be acquired.

(g)
Stockholders' Equity

  The pro forma stockholders' equity reflects the following adjustments:

Equity issued to Enventis shareholders	$243,849
Elimination of historical Enventis shareholders' equity	(49,844)

$194,005

DESCRIPTION OF CONSOLIDATED CAPITAL STOCK

        The following summary of the capital stock of Consolidated is subject in all respects to applicable Delaware law, the Consolidated certificate of incorporation and the Consolidated bylaws. See "Comparison of Rights of Common Shareholders of Enventis and Common Stockholders of Consolidated" and "Where You Can Find More Information".

        The total authorized shares of capital stock of Consolidated consist of (i) 100,000,000 shares of common stock, par value $0.01 per share, and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share. At the close of business on August 21, 2014, 40,289,154 shares of Consolidated common stock were issued and outstanding and no shares of Consolidated preferred stock were issued and outstanding.

        The rights of holders of Consolidated common stock are subject to, and may be adversely affected by, the rights of holders of any Consolidated preferred stock that may be issued in the future. The board of directors of Consolidated is authorized to provide for the issuance from time to time of Consolidated preferred stock in one or more series and, as to each series, to fix the designations, powers, preferences, rights, qualifications, limitations and restrictions thereof (including but not limited to provisions related to dividends, conversion, voting, redemption and liquidation preference, which may be superior to those of the Consolidated common stock).

 COMPARISON OF RIGHTS OF COMMON SHAREHOLDERS OF ENVENTIS
AND COMMON STOCKHOLDERS OF CONSOLIDATED

        Enventis is a Minnesota corporation subject to the provisions of the Minnesota Business Corporation Act, which is referred to in this joint proxy statement/prospectus as "Minnesota law". Consolidated is a Delaware corporation subject to the provisions of the Delaware General Corporation Law, which is referred to in this joint proxy statement/prospectus as "Delaware law". If the Merger is completed, Enventis shareholders, whose rights are currently governed by the Enventis articles of incorporation, the Enventis bylaws and Minnesota law, will become stockholders of Consolidated and their rights will be governed by the Consolidated certificate of incorporation, the Consolidated bylaws and Delaware law.

        The following description summarizes material differences that may affect the rights of Consolidated stockholders and Enventis shareholders but does not purport to be a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary. The Enventis articles of incorporation, the Consolidated certificate of incorporation and the Enventis and Consolidated bylaws are subject to amendment in accordance with their terms. Copies of the governing corporate instruments are available, without charge, to any person, including any beneficial owner to whom this document is delivered, by following the instructions listed under "Where You Can Find More Information" on page 144. In addition, the characterization of some of the differences in the rights of Enventis shareholders and Consolidated stockholders as material is not intended to indicate that other differences do not exist or are not important. Shareholders should read carefully the relevant provisions of Delaware law, Minnesota law, the Consolidated certificate of incorporation, the Consolidated bylaws, the Enventis articles of incorporation and the Enventis bylaws. Enventis and Consolidated urge you to read carefully this entire joint proxy statement/prospectus for a more complete understanding of the differences between the rights of an Enventis shareholder and the rights of a Consolidated stockholder.

Capitalization

Consolidated

        Consolidated's authorized capital stock is described above under "Description of Consolidated Capital Stock".

Enventis

        The total authorized shares of capital stock of Enventis consists of 100,000,000 shares of capital stock, of which 1,000,000 shares have been designated Series A Junior Participating Preferred Stock. At the close of business on August 21, 2014, there were 13,665,701 shares of Enventis common stock and no shares of Enventis Series A Junior Participating Preferred Stock issued and outstanding.

Number, Election, Vacancy and Removal of Directors

Consolidated

        The Consolidated certificate of incorporation and bylaws provide that the total number of Consolidated directors, which will be not less than three, will be from time to time fixed by resolution adopted by the Consolidated board of directors (subject to the terms of any preferred stock). Consolidated currently has seven directors. The board of directors of Consolidated is divided into three classes with approximately one-third of the board of directors elected each year for a three-year term. Under Delaware law, directors are elected by a plurality of the votes of the shares present at the meeting.

        Consolidated's stockholders do not have cumulative voting rights in the election of directors. The Consolidated certificate of incorporation and bylaws provide that vacancies on the Consolidated board of directors may be filled only by a majority vote of the directors then in office (subject to the terms of any preferred stock). The Consolidated certificate of incorporation and bylaws provide that directors may be removed at any time, but only for cause, by vote of 66 2/3% of the outstanding common stock (subject to the terms of any preferred stock).

Enventis

        The Enventis bylaws provide that the total number of Enventis directors will not be less than six nor more than twelve. Enventis currently has eight directors. Minnesota law permits classification of the board of directors if the corporation's articles of incorporation or bylaws so provide. The Enventis articles of incorporation and bylaws provide that the directors shall be divided into three classes, with each class consisting of between two and four directors (provided that the board may increase the number of authorized directors in any class). Each class of directors serves for a three year term, and the terms of the classes are staggered.

        Under Minnesota law, unless otherwise provided in a corporation's articles of incorporation, directors are elected by a plurality of the voting power of the shares present and entitled to vote at a meeting at which a quorum is present and shareholders are entitled to cumulate their votes for the election of directors. The Enventis articles of incorporation provide that there shall be no cumulative voting of shares. At each regular meeting of Enventis shareholders, successors to the class of directors whose terms expire at that regular meeting are elected by the shares of common stock entitled to vote.

        The Enventis bylaws provide that vacancies on the Enventis board of directors may be filled by a majority vote of the directors then in office, even if the remaining directors do not constitute a quorum.

Amendments to Charter Documents

Consolidated

        Under Delaware law, a proposed amendment to a corporation's certificate of incorporation requires (i) approval by its board of directors and (ii) adoption by an affirmative vote of a majority of the outstanding stock entitled to vote on the amendment (subject to any class voting rights required by the corporation's certificate of incorporation, the terms of any preferred stock, or Delaware law). The Consolidated certificate of incorporation provides that it may be amended in any manner prescribed by Delaware law, provided that the amendment of provisions dealing with the board of directors, stockholder action by written consent, amendment of the bylaws, director indemnification and liability and the approval of any merger, consolidation or sale of all or substantially all of the assets would require the affirmative vote of not less than 66 2/3% of the outstanding common stock.

Enventis

        Minnesota law permits a corporation's board of directors to adopt amendments to the articles of incorporation relating to the registered office and the name of the corporation without the consent of the shareholders. In all other cases, Minnesota law requires that a proposal to amend a corporation's articles of incorporation must be presented to the shareholders by a resolution (i) approved by the affirmative vote of a majority of the directors present at a duly held meeting, or (ii) proposed by a shareholder or shareholders holding at least 3% of the voting power of the shares entitled to vote. Under Minnesota law, unless the articles require a greater or larger proportion, a proposed amendment to a corporation's articles of incorporation requires the affirmative vote of holders of the greater of (i) a majority of the voting power of the shares present and entitled to vote at a duly held meeting, or (ii) a majority of the voting power of the minimum number of the shares entitled to vote that would constitute a quorum for the transaction of business at a duly held meeting. In addition, Minnesota law provides that, if the articles prescribe a proportion or number of votes larger than the majorities described in the preceding sentence for the transaction of a specified type of business, then such larger proportion or number is necessary to amend the articles to decrease the proportion or number necessary to transact the specified type of business.

        The Enventis articles of incorporation require the affirmative vote of holders of at least two-thirds of the outstanding shares entitled to vote for any amendment to the articles of incorporation, including any amendment to change the name of the corporation. Article XII of the Enventis articles of incorporation requires the vote of at least 75% of the outstanding shares entitled to vote in connection with any Business Combination (as defined in the Enventis articles of incorporation). Accordingly, any amendment to the Enventis articles of incorporation to decrease the percentage of votes required in connection with a Business Combination requires the vote of at least 75% of the outstanding shares entitled to vote.

Amendments to Bylaws

Consolidated

        The Consolidated certificate of incorporation and bylaws provide that the Consolidated bylaws may be amended, altered or repealed, in whole or in part, by the vote of a majority of the whole board of directors or by the affirmative vote of a majority of the outstanding shares of Consolidated common stock, provided that the amendment of provisions dealing with annual or special meetings of stockholders, board vacancies and removal of directors, and amending of the bylaws would require the affirmative vote of not less than 66 2/3% of the outstanding common stock.

Enventis

        The Enventis bylaws provide that the bylaws may be adopted, amended or repealed by a majority of the directors present at a duly held meeting, subject to the power of the shareholders, pursuant to a resolution proposed by a shareholder or shareholders holding at least 3% of the voting power of the shares entitled to vote, to adopt, repeal, or amend any bylaw adopted, repealed, or amended by the board. Such shareholder action requires the affirmative vote of holders of the greater of (i) a majority of the voting power of the shares present and entitled to vote at a duly held meeting, or (ii) a majority of the voting power of the minimum number of the shares entitled to vote that would constitute a quorum for the transaction of business at a duly held meeting. However, under Minnesota law and the Enventis bylaws, the Enventis board of directors is prohibited from adopting, amending, or repealing any bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the board, or fixing the number of directors or their classifications, qualifications or terms of office.

Action by Written Consent

Consolidated

        Under Delaware law, unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, upon the written consent of stockholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Consolidated certificate of incorporation does not modify or eliminate the right of Consolidated's stockholders to take action by written consent as permitted by Delaware law.

Enventis

        Under Minnesota law, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by a written action signed or consented to by all of the shareholders entitled to vote on that action. The articles of incorporation and bylaws of Enventis do not restrict or modify the right of the shareholders to take action by written consent.

Notice of Stockholder/Shareholder Actions

Consolidated

        Delaware law and the Consolidated bylaws provide that written notice of the time, place and purpose or purposes of any annual or special meeting of stockholders must be given not less than 10 days and not more than 60 days before the date of the meeting to each stockholder entitled to vote at the meeting. The Consolidated bylaws further provide that the only matters, including election of directors, that may be considered and acted upon at an annual meeting of stockholders are those matters brought before the meeting:

  •
  through the notice of meeting;

  •
  by or at the direction of the Chairman of the board of directors of Consolidated; or

  •
  by a stockholder entitled to vote at such meeting.

        Generally, the Consolidated bylaws require a stockholder who intends to bring matters, including election of directors, before an annual meeting to provide advance notice of such intended action not less than 90 days nor more than 120 days prior to the first anniversary of the date of the proxy statement relating to the prior year's annual meeting of stockholders. The notice must contain, among other things, a brief description of the business desired to be brought before the meeting and must identify any material interest of the stockholder in such proposed business. The person presiding at the meeting is required by the bylaws to refuse to permit any business proposed by a stockholder to be brought before the meeting without compliance with these procedures.

Enventis

        Minnesota law and the Enventis bylaws provide that written notice of any annual or special meeting of shareholders must be given not less than 10 days and not more than 60 days before the date of the meeting to each shareholder entitled to vote at the meeting. Under Minnesota law, written notice of a meeting at which a plan of merger or exchange is to be considered must be provided to all shareholders, whether or not entitled to vote thereon, at least fourteen days prior to the meeting. Written notice of a shareholder meeting must contain the date, time, and place of the meeting and, with respect to a special meeting of the shareholders, the purpose for which the special meeting has been called. Pursuant to Minnesota law and the Enventis bylaws, any business appropriate for action by the shareholders may be transacted at a regular meeting, but the business transacted at a special meeting of the shareholders is limited to the purposes stated in the notice of the meeting.

        Generally, the Enventis bylaws require a shareholder who intends to bring matters, including election of directors, before an annual meeting to provide advance notice of such intended action at least 120 days prior to the first anniversary of the date of the proxy statement relating to the prior year's annual meeting of shareholders. The notice must contain, among other things, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business and must identify any material interest of the shareholder in such proposed business. The chairman of the meeting may refuse to acknowledge any proposed business not made in compliance with these procedures.

 Special Stockholder/Shareholder Meetings

Consolidated

        Under the Consolidated bylaws (subject to the terms of any preferred stock), a special meeting of the stockholders may be called only by (i) the Chairman of the board of directors or the President of Consolidated, (ii) the Secretary of Consolidated upon the direction of a majority of the directors then in office or (iii) the Secretary of Consolidated upon the request of stockholders owning in the aggregate at least 50% of the outstanding shares of Consolidated common stock.

Enventis

        Under Minnesota law and the Enventis bylaws, a special meeting of the shareholders may be called by the Chief Executive Officer, the Chief Financial Officer, the board or any two or more members of the board, or by one or more shareholders holding at least 10% of the voting power of the shares entitled to vote, provided that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the board for that purpose, must be called by one or more shareholders holding at least 25% of the voting power of the shares entitled to vote.

Stockholder/Shareholder Inspection Rights

Consolidated

        Under Delaware law, a record or beneficial stockholder of a corporation has the right, for any proper purpose and upon written demand under oath stating the purpose for such demand, to inspect and make copies and extracts from the corporation's stock ledger, a list of its stockholders, and its other books and records. A proper purpose is any purpose reasonably related to such person's interest as a stockholder.

Enventis

        Under Minnesota law, a shareholder, beneficial owner of shares, or holder of a voting trust certificate of a publicly held corporation has the right, for any proper purpose and upon written demand under oath stating the purpose for such demand, at any reasonable time to examine and copy the corporation's share register and other corporate records reasonably related to the person's stated purpose. A proper purpose is a purpose reasonably related to the person's interest as a shareholder, beneficial owner, or holder of a voting trust certificate of the corporation.

Limitation of Personal Liability and Indemnification of Directors and Officers

Consolidated

        Under Delaware law, a corporation may indemnify any directors, officers, employees and agents of the corporation against expenses and, except in the case of an action by or in the right of the corporation, liabilities actually and reasonably incurred by such person in connection with any action, suit or proceeding involving such person by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, provided that (i) such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful and (ii) in the case of an action by or in the right of the corporation, no indemnification of expenses may be made in respect of any matter as to which such person is adjudged liable to the corporation unless and only to the extent such indemnification is approved by a court. Delaware law mandates such indemnification of expenses to the extent that a present or former director or officer of the corporation has been successful in defense of any proceeding described above, and permits advancement of expenses to a director or officer if the corporation receives an undertaking that the amount advanced will be repaid if it is determined that such person is not entitled to indemnification. Delaware law also provides that the permitted indemnifications described above are not exclusive.

        Delaware law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for acts relating to unlawful payment of a dividend or an unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

        The Consolidated certificate of incorporation provides that, to the fullest extent permitted by Delaware law and except as otherwise provided in the Consolidated bylaws, none of Consolidated's directors will be liable to Consolidated or its stockholders for monetary damages for a breach of fiduciary duty. In addition, the Consolidated certificate of incorporation permits indemnification of any person who was or is made, or threatened to be made, a party to any action, suit or other proceeding, whether criminal, civil, administrative or investigative, because of his or her status as a director or officer of Consolidated, or service as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at Consolidated's request to the fullest extent authorized under Delaware law against all expenses, liabilities and losses reasonably incurred by such person. The Consolidated bylaws provide that such indemnification must be provided to directors and officers of Consolidated. Further, the Consolidated bylaws provide that Consolidated may purchase and maintain insurance on Consolidated's own behalf and on behalf of any other person who is or was a director, officer or agent of Consolidated or was serving at Consolidated's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Enventis

        Unless modified by the articles of incorporation, bylaws, or a shareholder control agreement, Minnesota law requires that a corporation must indemnify a present or former director, officer, or employee who is made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the director, officer, or employee, against judgments, penalties, fines, and reasonable expenses, provided that such person: (i) has not been indemnified by another party for the same judgments, penalties, fines, and expenses, (ii) acted in good faith, (iii) did not receive an improper personal benefit and certain statutory provisions relating to conflicts of interest have been followed, if applicable, (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful, and (v) reasonably believed that the conduct was in the best interests, or, in certain circumstances, not opposed to the best interests, of the corporation. Minnesota law requires that expenses be advanced to present and former directors, officers, and employees in advance of final disposition of proceedings against them if they affirm in writing that the statutory criteria for indemnification are satisfied and undertake to repay the amounts advanced if it is ultimately determined that the statutory criteria for indemnification are not satisfied, provided that the expenses can be advanced only if the board of directors (if a majority of directors are disinterested), a disinterested committee of the board of directors, special legal counsel, or the shareholders determine that the facts then known would not preclude indemnification under Minnesota law.

        Minnesota law permits a corporation to include in its articles of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for acts relating to unlawful payment of a dividend or distribution or an unlawful stock purchase or redemption, (iv) for certain violations of the Minnesota securities laws, (v) for any transaction from which the director derived an improper personal benefit, and (vi) for any act or omission occurring before the date when the provision in the articles of incorporation eliminating or limiting liability became effective.

        The Enventis articles of incorporation provide that, to the fullest extent permitted by Minnesota law, directors of Enventis will not be liable to Enventis or its shareholders for monetary damages for a breach of fiduciary duty. The Enventis bylaws provide that Enventis shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by Minnesota law, as amended from time to time, or as required or permitted by other provisions of law. Further, the Enventis bylaws provide that Enventis may purchase and maintain insurance on behalf of any person in such person's official capacity against any liability asserted against and incurred by such person in or arising from that capacity, whether or not Enventis would otherwise be required to indemnify the person against the liability.

Exclusive Forum for the Resolution of Certain Disputes

Consolidated

        The Consolidated bylaws provide that, unless Consolidated consents in writing to the selection of an alternative forum, the state and federal courts located within the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty against a director, officer or other employee of the corporation, (iii) any action asserting a claim arising pursuant to any provision of Delaware law, or (iv) any action asserting a claim governed by the internal affairs doctrine, in all cases subject to the court's having personal jurisdiction over the indispensable parties named as defendants. The Consolidated bylaws further provide that any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and to have consented to the exclusive forum bylaws provision.

Enventis

        The Enventis bylaws provide that, unless Enventis consents in writing to the selection of an alternative forum, a state or federal court located within the state of Minnesota having personal jurisdiction over the parties shall be the exclusive forum for the resolution of the following types of disputes: (i) any derivative action or proceeding brought on behalf of the corporation; (ii) any action asserting a claim of breach of fiduciary duty against a director, officer, or employee of the corporation; (iii) any action asserting a claim arising under Minnesota law; and (iv) any action asserting a claim governed by the internal affairs doctrine.

Dividends

Consolidated

        Under Delaware law, subject to certain limitations, the board of directors of a corporation may declare and pay dividends to the corporation's stockholders either out of surplus (generally net assets in excess of capital) or, if there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

        The Consolidated certificate of incorporation and bylaws provide that the board of directors of Consolidated may declare dividends on Consolidated's outstanding shares out of assets or funds of Consolidated available for such purpose under Delaware law.

Enventis

        Under Minnesota law, a corporation may make a distribution (which includes the payment of a dividend or the repurchase of its shares) only if, after making the distribution, the corporation will be able to pay its debts in the ordinary course of business. In addition, a distribution to a particular class or series of shares may only be made if the distribution does not reduce the remaining net assets of the corporation below the aggregate preferential amount payable in the event of a liquidation to holders of shares having preferential rights.

        The Enventis bylaws provide that the board of directors has the authority to declare dividends and other distributions to the extent permitted by law.

Conversion; Preemptive Rights

Consolidated

        Holders of Consolidated common stock have (i) no rights to convert their shares into any other securities and (ii) no preemptive rights to subscribe for any additional securities which may be issued by Consolidated.

Enventis

        Holders of Enventis common stock have (i) no rights to convert their shares into any other securities, except in connection with the Enventis shareholder rights plan described below, and (ii) no preemptive rights to subscribe for any additional securities which may be issued by Enventis.

Rights Plan

Consolidated

        Consolidated does not have a stockholder rights plan.

Enventis

        There are 1,000,000 shares of Series A Junior Participating Preferred Stock of Enventis reserved for issuance in connection with its shareholder rights plan, set forth in that Amended and Restated Rights Agreement between Enventis and Wells Fargo Bank, National Association, dated March 12, 2009 (the "Rights Agreement"). On February 25, 1999, the Enventis board declared a dividend of one preferred share purchase right for each share of common stock outstanding at the close of business on March 12, 1999. Each share of common stock issued subsequent to such date includes a corresponding preferred share purchase right. Each preferred share purchase right entitles the registered holder to purchase from Enventis 1/100th of a share of the Series A Junior Participating Preferred Stock at a price of $30.00 per right, subject to adjustment. The rights become exercisable upon the "distribution date," which is the earlier of:

  •
  the first date of public announcement that a person or group of affiliated or associated persons have acquired beneficial ownership of 15% or more of the outstanding common shares of Enventis; or

  •
  the close of business of the 10th day following the commencement of, or announcement of an intention to make, a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding common shares of Enventis.

        After the acquisition by a person or group of 15% or more of the outstanding shares of Enventis common stock, in connection with certain mergers, consolidations, share exchanges, and asset sale transactions, rights holders are entitled, upon exercise of the rights, to receive common stock of the surviving party (in a merger, consolidation, or share exchange) or the purchaser (in an asset transaction) in a ratio generally equal to two shares of such common stock for each right.

        Enventis has the right, at any time prior to the expiration of the rights on March 12, 2019 and prior to the acquisition by a person or group of 15% or more of the outstanding shares of its common stock, to redeem the rights in whole, but not in part, at a price of $0.01 per right, subject to adjustment, on such basis and with such conditions as the Enventis board in its sole discretion may establish.

        Enventis also has the right, at any time prior to the expiration of the rights on March 12, 2019 and after the acquisition by a person or group of 15% or more of the outstanding shares of its common stock but before the acquisition by a person or group of 50% or more of the outstanding shares of its common stock, to exchange all or part of the then outstanding and exercisable rights for shares of common stock at an exchange ratio of one share of common stock per right, subject to adjustments.

        Any of the provisions of the Rights Agreement governing the rights may be supplemented or amended by Enventis from time to time without the approval of rights holders, provided that, after the acquisition by a person or group of 15% or more of the outstanding shares of its common stock, Enventis is prohibited from supplementing or amending the Rights Agreement in any manner that adversely affects the interests of the rights holders. Enventis has amended the shareholder rights plan to make it inapplicable to the Merger.

        The existence of the shareholder rights plan as well as the ability of the Enventis board of directors to issue preferred stock and the anti-takeover provisions of Minnesota law described below may serve to discourage an acquisition of Enventis or stock purchases in furtherance of an acquisition.

Voting Rights; Required Vote for Authorization of Certain Actions

Consolidated

        Voting Rights.    Each holder of Consolidated common stock is entitled to one vote for each share held of record.

        Merger, Consolidation or Sale of Assets—General.    Under Delaware law, the consummation of a merger or consolidation requires the approval of the board of directors of the corporation which desires to merge or consolidate and requires that the agreement and plan of merger be adopted by the affirmative vote of a majority of the stock of the corporation entitled to vote thereon at an annual or special meeting for the purpose of acting on the agreement. However, no such approval and vote are required if such corporation is the surviving corporation and:

  •
  such corporation's certificate of incorporation is not amended;

  •
  the stockholders of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and rights, immediately after the effective date of the merger; and

  •
  either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger do not exceed 20% of the shares of common stock of such corporation outstanding immediately prior to the effective date of the merger.

        Under Delaware law, a sale of all or substantially all of a corporation's assets requires the approval of such corporation's board of directors and the affirmative vote of a majority of the outstanding stock of the corporation entitled to vote thereon.

        Business Combinations with Interested Stockholder.    Consolidated is subject to Section 203 of Delaware law ("Section 203"), which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any "business combination" with an "interested stockholder" for a period of three years following the time that such stockholder became an interested stockholder, unless:

  •
  prior to the time that such stockholder became an interested stockholder, the board of directors of the corporation approves either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  •
  upon the closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and also officers and (ii) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  at or subsequent to the time that such stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 2/3 of the outstanding voting stock that is not owned by the interested stockholder.

        Subject to certain exceptions, an "interested stockholder" is a person or group who or which owns 15% or more of the corporation's outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous 3 years. In general, Section 203 defines a "business combination" to include:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

  •
  any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with the interested stockholder of assets of the corporation having an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation;

  •
  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  •
  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        A Delaware corporation may "opt out" of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders' amendment approved by at least a majority of the outstanding voting shares. Consolidated has not "opted out" of this provision.

Enventis

        Voting Rights.    Each holder of Enventis common stock is entitled to one vote for each share held of record.

        Merger, Consolidation or Sale of Assets—General.    Under Minnesota law, the consummation of a merger or consolidation generally requires the approval of the board of directors of the corporation which desires to merge or consolidate and requires that the agreement and plan of merger be adopted by the affirmative vote of a majority of the shares of the corporation entitled to vote thereon at an annual or special meeting held for the purpose of acting on the agreement. However, no such approval and vote by the shareholders are required if the corporation will be the surviving corporation and:

  •
  the articles of the corporation will not be amended in the transaction;

  •
  each holder of shares of the corporation that were outstanding immediately prior to the transaction will hold the same number of shares with identical rights immediately after the transaction;

  •
  the voting power of the outstanding shares of the corporation entitled to vote immediately after the transaction (including shares issuable upon the conversion of securities issued in the transaction and shares issuable upon the exercise of rights to purchase issued in the transaction) will not exceed the voting power of the outstanding shares of the corporation entitled to vote immediately prior to the transaction by more than 20%; and

  •
  the number of shares of the corporation entitled to participate without limitation in distributions by the corporation ("participating shares") immediately after the transaction (including shares issuable upon the conversion of securities issued in the transaction and shares issuable upon the exercise of rights to purchase issued in the transaction) will not exceed the number of participating shares of the corporation immediately prior to the transaction by more than 20%.

        Under Minnesota law, a sale of all or substantially all of a corporation's assets not in the ordinary course of business requires the approval of the corporation's board of directors and the affirmative vote of a majority of the shares entitled to vote at a regular or special meeting of the shareholders held for the purpose of considering the sale of substantially all of the corporation's assets. Shareholder approval is not required, however, if the corporation will retain a substantial business activity after the sale, defined under Minnesota law to mean business activity representing at least 25% of the corporation's total assets and income from operations for the prior fiscal year, on a consolidated basis.

        The articles of incorporation of Enventis require a higher shareholder approval threshold than is otherwise provided by Minnesota law with respect to mergers, consolidations, and sales of assets. Specifically, the Enventis articles require the affirmative vote of at least two-thirds of the outstanding shares entitled to vote in connection with the adoption of any agreement of merger or exchange of shares, for approval of the dissolution of the corporation, or for the sale, lease, exchange, or other disposition of all or substantially all of the properties and assets of Enventis.

        Business Combinations with Interested Shareholders—Minnesota Law.    Section 302A.673 of Minnesota law provides that neither an issuing public corporation nor any of its subsidiaries may engage in a business combination with any interested shareholder (or any affiliate of any interested shareholder) for a period of four years following the date the interested shareholder became an interested shareholder ("share acquisition date"), unless (i) the business combination is approved by a majority of a committee of disinterested directors, or (ii) the acquisition of shares by the interested shareholder on the share acquisition date was approved prior to such acquisition by a majority of a committee of disinterested directors. Subject to certain exceptions, an "interested shareholder" for purposes of Section 302A.673 is a person who, directly or indirectly, owns 10% or more of the corporation's outstanding shares entitled to vote, or is an affiliate or associate of the corporation and was the owner of 10% or more of the corporation's outstanding shares entitled to vote at any time within the previous four years. In general, a "business combination" for purposes of Section 302A.673 includes:

  •
  subject to certain exceptions, any merger or exchange of shares of an issuing public corporation or any of its subsidiaries with an interested shareholder or an affiliate or associate of an interested shareholder;

  •
  any sale, lease, exchange, mortgage, pledge, transfer, or other disposition of assets of an issuing public corporation not in the ordinary course of business to any interested shareholder or any affiliate or associate of any interested shareholder if such assets (i) have an aggregate market value equal to 10% or more of the aggregate market value of all assets of the corporation or all outstanding shares of the corporation, or (ii) represent 10% or more of the earning power or net income of the issuing public corporation;

  •
  any issuance or transfer to an interested shareholder or an affiliate or associate of an interested shareholder by an issuing public corporation or any of its subsidiaries of shares or other ownership interests in the issuing public corporation or any of its subsidiaries having an aggregate market value equal to 5% or more of the aggregate market value of all of the outstanding shares of the issuing public corporation;

  •
  any dissolution, liquidation, or reincorporation pursuant to a plan proposed by, on behalf of, or pursuant to an agreement or arrangement with an interested shareholder or any affiliate or associate of an interested shareholder;

  •
  any transaction involving an issuing public corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation entitled to vote that is beneficially owned by an interested shareholder or any affiliate or associate of an interested shareholder; or

  •
  the receipt by an interested shareholder or any affiliate or associate of an interested shareholder of the benefit (except proportionately as a shareholder of the issuing public corporation) of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        A Minnesota corporation may "opt out" of Section 302A.673 with an express provision in its articles of incorporation or bylaws approved by the shareholders of an issuing public corporation. Enventis has not "opted out" of Section 302A.673.

        Business Combinations with Interested Shareholders—Enventis Articles.    The Enventis articles of incorporation contain certain provisions relating to business combinations with interested shareholders that are similar to the provisions of Section 302A.673 and Section 302A.671 (described below) of Minnesota law, but that provide additional protections to Enventis shareholders and that apply in addition to the provisions of Section 302A.673 and 302A.671. Article XII of the Enventis articles generally provides that the affirmative vote of at least 75% of all shares entitled to vote for the election of directors is required in connection with any "business combination" with an "interested shareholder" or affiliate or associate of an interested shareholder, unless the business combination is approved by a majority of the "continuing directors" or a number of conditions are satisfied.

        Subject to certain exceptions, an "interested shareholder" for purposes of the Enventis articles is a person who (i) is the beneficial owner of at least 10% of the shares of the corporation entitled to vote in the election of directors; (ii) is an affiliate or associate of the corporation and at any time within the last two years beneficially owned at least 10% of the shares of the corporation entitled to vote in the election of directors, or (iii) is the assignee of or has otherwise succeeded (other than pursuant to a registered offering) to any shares of the corporation entitled to vote in the election of directors that were, at any time in the prior two years, beneficially owned by an interested shareholder. The Enventis articles define a "continuing director" as any director who was a member of the board of directors prior to the date an interested shareholder became an interested shareholder ("share acquisition date") and any member of the board of directors selected after the share acquisition date who is approved by a majority of the other continuing directors. In general, a "business combination" for purposes of the Enventis articles includes:

  •
  any merger, consolidation, or statutory exchange of shares with an interested shareholder or an affiliate or associate of an interested shareholder;

  •
  any sale, lease, exchange, mortgage, pledge, transfer, or other disposition of (i) assets of the corporation to an interested shareholder or an affiliate of an interested shareholder, or (ii) assets of an interested shareholder or an affiliate or associate of an interested shareholder to the corporation or any subsidiary; in each case if such assets aggregate at least 10% of the book value of the consolidated assets of the corporation;

  •
  the issuance or transfer by the corporation or any subsidiary of securities of the corporation or any subsidiary to an interested shareholder or an affiliate or associate of an interested shareholder;

  •
  the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of an interested shareholder or any affiliate or associate of any interested shareholder;

  •
  any transaction that, directly or indirectly, has the effect of increasing the proportionate share of any class or series of capital stock of the corporation owned by an interested shareholder or an affiliate or associate of an interested shareholder; or

  •
  any agreement or arrangement relating to any of the foregoing.

        Under the Enventis articles, a business combination with an interested shareholder does not require shareholder approval, even if the business combination is not approved by a majority of the continuing directors, if all of the following conditions are satisfied with respect to the business combination:

  •
  the aggregate fair market value of cash and non-cash consideration received by holders of the corporation's common stock is equal to or greater than a specified threshold;

  •
  the aggregate fair market value of cash and non-cash consideration received by holders of any class or series of the corporation's stock other than common stock is equal to or greater than a specified threshold;

  •
  the consideration to be received by holders of any class or series of stock of the corporation, if not in cash, is in the same form of consideration previously paid by the interested shareholder in connection with the acquisition of shares of such series or class;

  •
  between the share acquisition date and the consummation of the business combination, there is not any direct or indirect decrease in the annual rate of dividends payable on the corporation's common stock and, except as approved by a majority of the continuing directors, the interested shareholder has not become the beneficial owner of any additional shares of capital stock of the corporation if such additional beneficial ownership would increase the interested shareholder's ownership percentage of the corporation's capital stock;

  •
  between the share acquisition date and the consummation of the business combination, the interested shareholder has not received, directly or indirectly, the benefit (except proportionately as a shareholder of the corporation) of any loans, advances, guarantees, pledges, or other financial assistance or tax credits or advantages;

  •
  a proxy statement complying with the Securities Exchange Act of 1934 and the rules and regulations thereunder is mailed to all shareholders at least 30 days prior to the consummation of the business combination, together with any statement as to the advisability of the business combination that a majority of the continuing directors may choose to make and, if deemed advisable by a majority of the continuing directors, an opinion of an investment banking firm selected by a majority of the continuing directors as to the fairness (or lack of fairness) of the business combination from a financial perspective; and

  •
  the interested shareholder shall not have made any major change in the corporation's business or equity capital structure without the approval of a majority of the continuing directors.

Other Statutes Affecting Corporate Control

Consolidated

        Delaware law generally does not include any anti-takeover laws other than Section 203, discussed above.

Enventis

        Control Share Acquisitions.    Unless otherwise provided in a corporation's articles or in bylaws approved by the shareholders of an issuing public corporation, Section 302A.671 of Minnesota law imposes restrictions and conditions on acquisitions of securities that constitute "control share acquisitions," which are generally defined (subject to a number of exceptions) as acquisitions of shares by an person that will cause the acquiring person's ownership of shares entitled to vote on the election of directors to meet or exceed 20%, 33 1/3%, or 50%. Minnesota law requires the acquiring person in a control share acquisition to provide the corporation with an information statement containing information regarding the identity and background of the acquiring person, the shares of the corporation's capital stock currently owned by the acquiring person, the terms of the control share acquisition, future plans or proposals regarding material changes in the business, corporate structure, management, or personnel of the corporation, and related information. Section 302A.671 strips shares acquired in a control share acquisition of their voting rights until such time as the shares are transferred by the acquiring person in the control share acquisition to an unaffiliated third party, unless voting rights are specifically granted to such shares at a meeting of the shareholders by the affirmative vote of a majority of all shares entitled to vote and a majority of all shares excluding interested shares. If the acquiring person fails to deliver an information statement, or if the acquiring person delivers an information statement but the shareholders of the corporation do not vote to grant the shares acquired in the control share acquisition voting rights, then, unless otherwise expressly provided in the corporation's articles or in bylaws approved by the shareholders of an issuing public corporation, the corporation has the right to redeem all of the shares acquired in the control share acquisition at a redemption price equal to the fair market value of the shares at the time the corporation calls for redemption. The corporation must exercise its right to call the shares for redemption within 30 days of the failure of the acquiring person to deliver an information statement or the failure of the corporation's shareholders to grant voting rights to the shares acquired in the control share acquisition.

        Fair Price.    Under Section 302A.675 of Minnesota law, an offeror may not acquire shares of a publicly held corporation by any means within two years following the last purchase of shares pursuant to a takeover offer with respect to that class of shares, unless (i) the selling shareholders are afforded a reasonable opportunity to dispose of the shares to the offeror upon substantially equivalent terms as were provided in the earlier takeover offer, or (ii) the acquisition by the offeror is approved by a committee of disinterested directors. Subject to certain exceptions, Minnesota law defines a "takeover offer" for purposes of Section 302A.675 as an offer to acquire shares of an issuing public corporation from a shareholder pursuant to a tender offer or request or invitation for tenders if, after the acquisition of all shares acquired pursuant to the offer, the offeror's direct or indirect ownership of any class or series of shares would be increased (i) to more than 10%, in the event the offeror owned less than 10% of such series or class prior to the offer, or (ii) by more than 10%, in the event the offeror owned 10% or more of such series or class prior to the offer.

        Limitation on Redemption of Shares.    Section 302A.553 of Minnesota law provides that a public corporation may not directly or indirectly agree to purchase or redeem shares entitled to vote from a person or group of persons who beneficially own more than 5% of the shares entitled to vote if such shares have been owned by such person or group of persons for less than two years unless (i) the purchase or agreement to purchase is approved at a meeting of the shareholders by shareholders holding a majority of all shares entitled to vote, or (ii) the corporation makes an offer of at least equal value per share to all holders of the class or series and all holders of securities convertible into such class or series. Section 302A.553 does not apply to redemptions by the corporation in connection with a control share acquisition with respect to which the shareholders did not grant voting rights to the control shares or the acquiring person failed to provide an information statement.

        Director Fiduciary Duties.    Minnesota law provides that a director may, in considering the best interests of the corporation (including in the context of a takeover offer or business combination), consider the interests of other constituencies apart from the shareholders, such as the corporation's employees, customers, suppliers, and creditors, the interests of the state and national economies, community and societal considerations, and the long-term and short-term interests of shareholders, and may also consider the possibility that the foregoing interests may be best served by the continued independence of the corporation.

Appraisal Rights and Dissenters' Rights

Consolidated

        Under Delaware law, stockholders have the right to dissent from any plan of merger or consolidation to which the corporation is a party, and to demand payment for the fair value of their shares pursuant to, and in compliance with procedures set forth in, the "appraisal rights" provisions of Delaware law. However, unless the certificate of incorporation otherwise provides, Delaware law states that stockholders do not have such appraisal rights in connection with a merger or consolidation with respect to shares:

  •
  listed on a national securities exchange or held of record by more than 2,000 holders; and

  •
  for which, pursuant to the plan of merger or consolidation, stockholders will receive only (i) shares or depository receipts of another corporation which at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders, (ii) shares of stock or depositary receipts of the surviving corporation in the merger or consolidation, (iii) cash in lieu of fractional shares or (iv) any combination of the foregoing.

        In addition, Delaware law provides that, unless the certificate of incorporation provides otherwise, stockholders of a surviving corporation do not have appraisal rights in connection with a plan of merger if the merger did not require for its approval the vote of the surviving corporation's stockholders. The Consolidated certificate of incorporation does not contain any provisions with respect to appraisal rights.

Enventis

        Under Minnesota law, shareholders have the right to dissent from certain corporate actions and to demand payment for the fair value of their shares pursuant to and in compliance with procedures set forth in the "appraisal rights" provisions of Minnesota law. Generally, the categories of corporate actions that give rise to dissenters' rights include (i) amendments of the articles of incorporation that materially and adversely affect the rights and preferences of the shares of dissenting shareholders in certain respects, (ii) a sale or transfer of all or substantially all of the assets of the corporation, (iii) a plan of merger to which the corporation is a party, (iv) a plan of exchange of shares to which the corporation is a party, (v) amendment to the articles of incorporation to combine shares that has the effect of reducing the number of shares of a class or series owned by a shareholder to less than a full share, followed by the corporation's exercise of its right to redeem fractional shares without a shareholder vote, and (vi) any other corporate action with respect to which the corporation's articles of incorporation or bylaws grant dissenting shareholders the right to obtain payment for their shares. However, Minnesota law provides that, unless otherwise set forth in a corporation's articles or bylaws, dissenters' rights do not apply to a shareholder of the surviving corporation in a merger with respect to shares that are not entitled to vote on the merger and will not be cancelled or exchanged in the merger, or to a shareholder of the acquired corporation in a plan of exchange with respect to shares that are not entitled to vote on the exchange and are not exchanged in the transaction. In addition, unless otherwise set forth in the articles of incorporation or bylaws, Minnesota law does not provide dissenters' rights to the holders of shares listed on certain national stock exchanges, including the NASDAQ Global Select Market, as long as the consideration to be received for such shares consists only of shares that are listed on one of such national stock exchanges and cash in lieu of fractional shares.

        The Enventis articles of incorporation and bylaws do not contain provisions relating to dissenters' rights and appraisal rights. Because the common stock of Enventis is listed on the NASDAQ Global Select Market, and because the consideration to be received by holders of Enventis common stock in the Merger will consist only of common stock of Consolidated (which is registered on the NASDAQ Global Select Market) and cash in lieu of fractional shares, holders of common stock of Enventis do not have any right to dissent from corporate action and obtain payment of the fair value of their shares in connection with the Merger.

Interested Directors

Consolidated

        Delaware law and the Consolidated bylaws provide that no contract or transaction between Consolidated and one or more of its directors or officers, or between Consolidated and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, will be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee of the board of directors which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to Consolidated as of the time it is authorized, approved or ratified by the board of directors, committee or stockholders.

Enventis

        Under Minnesota law, a contract or other transaction between a corporation and one or more of its directors, or between a corporation and an organization in or of which one or more of its directors are directors, officers, or legal representatives or have a material financial interest, is not void or voidable because the director or directors or the other organizations are parties to the contract or transaction or because the director or directors are present at the meeting of the shareholders or the board or a committee at which the contract or transaction is authorized, approved, or ratified, if: (i) the contract or transaction was fair and reasonable as to the corporation at the time it was authorized, approved, or ratified; (ii) the material facts as to the contract or transaction and as to the conflicting interest are fully disclosed or known to the holders of all outstanding shares, whether or not entitled to vote, and the contract or transaction is approved in good faith by (a) the holders of two-thirds of the voting power of the shares entitled to vote which are owned by persons other than the interested director or directors, or (b) the unanimous affirmative vote of the holders of all outstanding shares, whether or not entitled to vote; (iii) the material facts as to the contract or transaction and as to the conflicting interest are fully disclosed or known to the board or a committee, and the board or committee authorizes, approves, or ratifies the contract or transaction in good faith by a majority of the directors or committee members currently holding office (excluding the interested directors for purposes of voting and for purposes of determining the presence of a quorum); or (iv) the contract or transaction is a distribution properly approved by the board of directors, or a merger or exchange.

THE ENVENTIS SPECIAL MEETING

Date, Time, and Place

        The Enventis special meeting will be held at 8:00 a.m., Central time, on October 8, 2014, at Enventis' corporate headquarters, 221 East Hickory Street in Mankato, Minnesota 56001.

Purposes of the Enventis Special Meeting

        At the special meeting, Enventis shareholders will be asked to:

  •
  approve the Merger Agreement and the transactions contemplated thereby, including the Merger;

  •
  approve, by an advisory vote, the change in control payments to Enventis' named executive officers; and

  •
  approve the adjournment or postponement of the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the Merger Agreement.

        No other business will be conducted at the special meeting. These proposals are described more fully in the joint proxy statement/prospectus. Please give your careful attention to all of the information in the joint proxy statement/prospectus.

Enventis Board Recommendation

        The board, by unanimous vote, has determined that it is in the best interests of Enventis and its shareholders to consummate the transactions contemplated by the Merger Agreement, and unanimously recommends that shareholders vote "FOR" the proposal to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, "FOR" the proposal to approve, by an advisory vote, the change in control payments to Enventis' named executive officers, and "FOR" the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to, among other reasons, solicit additional proxies.

Who Can Vote at the Enventis Special Meeting

        Only holders of record of Enventis common stock, as of the close of business on August 21, 2014, which is the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. If you own shares that are registered in the name of someone else, such as a broker, you need to direct that person to vote those shares or obtain an authorization from them and vote the shares yourself at the special meeting. On the record date, there were 13,665,701 shares of Enventis common stock outstanding.

Vote Required; Quorum

        The approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, requires Enventis to obtain the Enventis shareholder approval. The Enventis shareholder approval requires the affirmative vote of at least two-thirds of the outstanding shares of Enventis entitled to vote thereon. Because the required votes are based upon the number of outstanding shares entitled to vote and not based on the number of outstanding shares entitled to vote that are present in person or represented by proxy at the special meeting, failure to submit a proxy or vote in person will have the same effect as a vote AGAINST approval of the Merger Agreement and the transactions contemplated thereby whether or not a quorum is present. A vote to abstain will have the same effect.

        The affirmative vote of the greater of (1) a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on this item of business, or (2) a majority of the voting power of the minimum number of the shares entitled to vote that would constitute a quorum for the transaction of business at this meeting will be required to approve, by an advisory vote, the change in control payments. Because the vote is advisory in nature only, it will not be binding on Enventis, and failure to receive the vote required for approval will not in itself change Enventis' obligations to make the change in control payments. Abstentions or broker non-votes will have no effect on this proposal.

        The affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on this item of business whether or not a quorum is present will be required to approve the adjournment or postponement of the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies. Abstentions or broker non-votes will have no effect on this proposal.

        If your shares of common stock are held in "street name" by your broker, you should instruct your broker how to vote your shares using the instructions provided by your broker. Under applicable regulations, brokers who hold shares in "street name" for customers may not exercise their voting discretion with respect to non-routine matters such as the approval of the Merger Agreement. As a result, if you do not instruct your broker to vote your shares of common stock, your shares will not be voted on and will have the same effect as a vote AGAINST the proposal to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, and will have no effect on the proposals to approve, by an advisory vote, of the change in control payments and to adjourn or postpone the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies.

        For purposes of transacting business at the special meeting, a majority of the outstanding shares of common stock entitled to vote being present in person or represented by proxy will constitute a quorum. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

Shares Owned by Enventis Directors and Executive Officers

        At the close of business on the record date, directors and executive officers of Enventis beneficially owned and were entitled to vote, in the aggregate, 1,120,459 shares of Enventis common stock, which represented approximately 8.2% of the shares of Enventis common stock outstanding on that date. The directors and executive officers of Enventis have informed Enventis that they intend to vote all of their shares of Enventis common stock "FOR" the proposal to approve the Merger Agreement and the transactions contemplated thereby, including the Merger.

Voting by Proxy

        This joint proxy statement/prospectus is being sent to you on behalf of the Enventis board for the purpose of requesting that you allow your shares of Enventis common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of Enventis common stock represented at the meeting by properly executed proxy cards or by proxies submitted over the telephone or over the Internet will be voted in accordance with the instructions indicated on those proxies. If you sign and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Enventis board. The Enventis board recommends a vote "FOR" approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, "FOR" the proposal to approve, by an advisory vote, the change in control payments and "FOR" the proposal to adjourn or postpone the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies.

        If you are an Enventis shareholder of record, after carefully reading and considering the information contained in this joint proxy statement/prospectus you may vote by any of the following methods:

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  Internet.  Electronically through the Internet by accessing www.proxyvote.com. You may vote through the Internet until 11:59 p.m., Eastern time, on October 7, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and create an electronic voting instruction form. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a control number located on your proxy card. These procedures allow you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote through the Internet, you should not return your proxy card.

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  Mail.  By returning your proxy through the mail. If you complete and properly sign the accompanying proxy card and return it to Enventis, it will be voted as you direct on the proxy card. You should follow the instructions set forth on the proxy card, being sure to complete it, to sign it, and to mail it in the enclosed postage-paid envelope.

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  Telephone.  By calling 1-800-690-6903. You may vote by telephone until 11:59 p.m., Eastern time, on October 7, 2014. This toll free number is also included on the proxy card. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a control number located on your proxy card. These procedures allow you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

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  In Person.  In person at the meeting. At the meeting, you will need to request a ballot in order to vote your shares in person.

        Enventis recommends that you vote in advance even if you plan to attend the meeting so that Enventis will know as soon as possible that enough votes will be present for Enventis to hold the meeting. If you are a shareholder of record and attend the meeting, you may vote at the meeting or deliver your completed proxy card in person. If you properly return or submit your proxy but do not indicate how you wish to vote, Enventis will count your proxy as a vote "FOR" the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, "FOR" the approval, by advisory vote, of the change in control payments and "FOR" the proposal to adjourn or postpone the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies.

        If your shares are held in "street name," please refer to the information forwarded to you by your bank, broker or other holder of record to see what you must do in order to vote your shares, including whether you may be able to vote electronically through your bank, broker or other record holder. If so, instructions regarding electronic voting will be provided by the bank, broker or other holder of record to you as part of the package that includes this joint proxy statement/prospectus. If you are a beneficial holder of shares held in "street name" and you wish to vote in person at the meeting, you will need to obtain a proxy from the institution that holds your shares and present it to the inspector of elections with your ballot when you vote at the special meeting.

        You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must either advise Enventis' secretary in writing at 221 East Hickory Street, P.O. Box 3248, Mankato, Minnesota 56002-3248, deliver a proxy dated after the date of the proxy you wish to revoke, or attend the special meeting and vote your shares in person. Attendance at the special meeting will not by itself constitute revocation of a proxy. If you have instructed your bank, broker or other holder of record to vote your shares, you must follow the directions provided by your bank, broker or other holder of record to change those instructions.

 Solicitation of Proxies

        The solicitation of proxies from Enventis shareholders is made on behalf of the Enventis board. Enventis and Consolidated will generally equally share the costs and expenses of printing, filing, assembling and mailing this joint proxy statement/prospectus and all fees paid to the SEC. In addition to soliciting proxies by mail, directors, officers and employees of Enventis may solicit proxies personally and by telephone, e-mail or otherwise. None of these persons will receive additional or special compensation for soliciting proxies. Enventis will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners of Enventis common stock and obtaining their voting instructions.

        Enventis has engaged the firm of Morrow & Co., LLC, 470 West Ave, Stamford, CT 06902 to assist in the solicitation of proxies for the special meeting and will pay Morrow & Co., LLC a fee of approximately $10,000, plus solicitation charges, plus reimbursement of out-of-pocket expenses. Banks and brokers should contact Morrow & Co., LLC at (203) 658-9400, and shareholders should contact Morrow & Co., LLC at (888) 681-0976 or at enve.info@morrowco.com if assistance is needed completing proxy cards or if there are questions regarding the special meeting.

 ENVENTIS PROPOSAL NO. 1: APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER

        For a detailed discussion of the terms and conditions of the Merger, see "The Merger Agreement" beginning on page 82. As discussed in "The Merger—Recommendation of the Enventis Board of Directors; Enventis' Reasons for the Merger" beginning on page 44, the Enventis board determined that the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable and fair to, and in the best interests of, Enventis and its shareholders, and approved the Merger Agreement and the transactions contemplated thereby, including the Merger.

        Enventis is asking its shareholders to approve the Merger Agreement and the transactions contemplated thereby, including the Merger. The approval of the proposed Merger is required for completion of the Merger.

        The Enventis board of directors unanimously recommends a vote "FOR" the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger (Enventis Proposal No. 1).

 ENVENTIS PROPOSAL NO. 2: APPROVAL, BY AN ADVISORY VOTE, OF THE CHANGE IN CONTROL PAYMENTS

        For a detailed discussion of the agreements and understandings of Enventis and its named executive officers concerning compensation that is based on or otherwise relates to the Merger, and the aggregate total of all such compensation that may be paid or become payable to or on behalf of such executive officers, see "The Merger—Interests of Enventis Directors and Executive Officers in the Merger" beginning on page 69.

        Enventis is asking its shareholders to approve, by an advisory vote, the change in control payments to its named executive officers as described above.

        The Enventis board of directors unanimously recommends a vote "FOR" the approval, by an advisory vote, of the change in control payments to Enventis' named executive officers (Enventis Proposal No. 2).

 ENVENTIS PROPOSAL NO. 3: APPROVAL OF THE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE

        Enventis is asking its shareholders to approve the adjournment or postponement of the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the Merger Agreement and the transactions contemplated thereby, including the Merger.

        The Enventis board unanimously recommends a vote "FOR" this proposal (Enventis proposal No. 3) to adjourn or postpone the Enventis special meeting, if necessary or appropriate.

THE CONSOLIDATED SPECIAL MEETING

Date, Time and Place

        The special meeting of stockholders of Consolidated will be held on October 8, 2014 at 9:00 a.m., Central time, at Consolidated's corporate headquarters, 121 South 17th Street, Mattoon, Illinois 61938.

Purpose of the Consolidated Special Meeting

        The special meeting will be held for the purpose of considering and acting upon the following matters:

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  the approval of the issuance of Consolidated common stock to Enventis shareholders in the Merger contemplated by the Merger Agreement (Consolidated Proposal No. 1); and

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  the proposal to adjourn or postpone the Consolidated special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies (Consolidated Proposal No. 2).

Record Date; Shares Entitled to Vote; Required Vote; Quorum

        The board of directors of Consolidated has fixed the close of business on August 21, 2014 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting.

        Only stockholders of record at the close of business on the record date, August 21, 2014, are entitled to receive notice of the special meeting and to vote the shares of common stock that they held on that date at the meeting, or any adjournment or postponement of the meeting.

        Each outstanding share of Consolidated's common stock entitles its holder to cast one vote on each matter to be voted upon at the special meeting. The vote required for the approval of the issuance of Consolidated common stock to Enventis shareholders in the Merger contemplated by the Merger Agreement and the approval of the proposal to adjourn or postpone the Consolidated special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies is the approval of a majority of the votes present, in person or by proxy, and entitled to vote on the matter.

        A quorum of stockholders is necessary to hold the special meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. As of August 21, 2014, the record date, 40,289,154 shares of Consolidated's common stock were outstanding. Proxies received but marked as withheld, abstentions or broker non-votes will be included in the calculation of the number of shares considered present at the meeting for purposes of establishing a quorum. In the event that a quorum is not present at the special meeting, Consolidated expects that the special meeting will be adjourned or postponed to solicit additional proxies.

        If a stockholder abstains from voting on Consolidated Proposal No. 1 or Consolidated Proposal No. 2, it will have the same effect as a vote "AGAINST" that proposal. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not entitled to vote for purposes of determining whether stockholder approval for that matter has been obtained and, therefore, will have no effect on the outcome of the vote on any such matter. A broker "non-vote" occurs on a proposal when shares held of record by a broker are present or represented at the meeting but the broker is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction has been given.

 Shares Owned by Consolidated Directors and Executive Officers

        At the close of business on the record date, directors and executive officers of Consolidated beneficially owned and were entitled to vote, in the aggregate, 2,445,572 shares of Consolidated common stock, which represented approximately 6.1% of the shares of Consolidated common stock outstanding on that date. The directors and executive officers of Consolidated have informed Consolidated that they intend to vote all of their shares of Consolidated common stock:

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  "FOR" the approval of the issuance of Consolidated common stock to Enventis shareholders in the Merger contemplated by the Merger Agreement; and

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  "FOR" the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to, among other reasons, solicit additional proxies.

Voting of Proxies

        This joint proxy statement/prospectus is being sent to Consolidated stockholders on behalf of the board of directors of Consolidated for the purpose of requesting that you allow your shares of Consolidated common stock to be represented by the persons named in the enclosed proxy card. If you are a stockholder of record, you may vote by any of the following methods:

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  Internet.  Electronically through the Internet by accessing Consolidated's materials using the information on your proxy card. To vote through the Internet, you should sign on to this website and follow the procedures described at the website. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on your proxy card. These procedures allow you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote through the Internet, you should not return your proxy card. If you vote through the Internet, your proxy will be voted as you direct on the website.

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  Mail.  By returning your proxy through the mail. If you complete and properly sign the accompanying proxy card and return it to Consolidated, it will be voted as you direct on the proxy card. You should follow the instructions set forth on the proxy card, being sure to complete it, to sign it and to mail it in the enclosed postage-paid envelope.

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  Telephone.  By calling 1-800-652-VOTE (1-800-652-8683). This toll free number is also included on the proxy card. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on your proxy card. These procedures allow you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

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  In Person.  In person at the meeting.

        Consolidated recommends that you vote in advance even if you plan to attend the meeting so that Consolidated will know as soon as possible that enough votes will be present for Consolidated to hold the meeting. If you are a stockholder of record and attend the meeting, you may vote at the meeting or deliver your completed proxy card in person.

        If your shares are held in "street name," please refer to the information forwarded to you by your bank, broker or other holder of record to see what you must do in order to vote your shares, including whether you may be able to vote electronically through your bank, broker or other record holder. If so, instructions regarding electronic voting will be provided by the bank, broker or other holder of record to you as part of the package that includes this joint proxy statement/prospectus. If you are a "street name" stockholder and you wish to vote in person at the meeting, you will need to obtain a proxy from the institution that holds your shares and present it to the inspector of elections with your ballot when you vote at the special meeting.

        Stockholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, proxies that are signed and returned will be voted:

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  "FOR" the approval of the issuance of Consolidated common stock to Enventis shareholders in the Merger contemplated by the Merger Agreement; and

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  "FOR" the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to, among other reasons, solicit additional proxies.

        Other than the two proposals described in this joint proxy statement/prospectus, Consolidated is not aware of any other business to be acted upon at the special meeting. If you grant a proxy, the persons named as proxy holders on the enclosed proxy card will vote your shares on any additional matters properly presented for a vote at the meeting as recommended by the board or, if no recommendation is given, in their own discretion.

        Pursuant to the provisions of Rule 14a-4(c) under the Exchange Act, with respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

Changing Your Vote

        Even after you have submitted your proxy, you may change your vote at any time before the proxy is voted by:

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  delivering to Consolidated's Secretary at the address on the first page of this joint proxy statement/prospectus a written notice of revocation of your proxy by mail, by telephone or through the Internet;

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  delivering a duly executed proxy bearing a later date; or

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  voting in person at the special meeting.

        If your shares are held in "street name," you may vote in person at the special meeting if you obtain a proxy as described in the answer to the previous question.

Solicitation of Proxies

        This joint proxy statement/prospectus is also the document used by Consolidated's board to solicit proxies to be used at the special meeting. Proxies are solicited by Consolidated's board to give all stockholders of record an opportunity to vote on the matters to be presented at the special meeting, even if the stockholders cannot attend the meeting. The board has designated Steven J. Shirar and Matthew K. Smith as proxies, who will vote the shares represented by proxies at the special meeting in the manner indicated by the proxies.

        Consolidated has retained Morrow & Co., LLC, 470 West Ave., Stamford, CT 06902 to aid in the solicitation of proxies and to verify certain records related to the solicitation. Consolidated will pay Morrow & Co., LLC a fee of $10,000 as compensation for its services and will reimburse it for its reasonable out-of-pocket expenses. Such solicitations may be made by mail, telephone, facsimile, e-mail, the Internet or personal interviews. Banks and brokers should contact Morrow & Co., LLC at (203) 658-9400, and shareholders should contact Morrow & Co., LLC at (877) 849-0763 or at cnsl.info@morrowco.com if assistance is needed completing proxy cards or if there are questions regarding the special meeting.

 CONSOLIDATED PROPOSAL NO. 1: APPROVAL OF THE ISSUANCE OF CONSOLIDATED COMMON STOCK IN CONNECTION WITH THE MERGER

        The issuance of Consolidated common stock to Enventis shareholders pursuant to the Merger Agreement and the Merger is subject to approval by Consolidated's stockholders as required by applicable rules of The NASDAQ Stock Market. If the issuance of Consolidated common stock in connection with the Merger is approved by Consolidated's stockholders and the conditions to completing the Merger as set forth in the Merger Agreement are satisfied or waived, each issued and outstanding share of Enventis common stock will be converted into the right to receive 0.7402 validly issued, fully paid and nonassessable shares of Consolidated common stock, subject to certain exceptions, together with any cash in lieu of fractional shares. For a detailed discussion of the terms and conditions of the Merger, see "The Merger" beginning on page 36.

        Under the NASDAQ Listing Rules, a company listed on The NASDAQ Stock Market is required to obtain stockholder approval for an acquisition of stock of another company if the present or potential issuance of common stock, other than a public offering for cash, may equal or exceed 20% of the voting power or the total shares outstanding on a pre-transaction basis. If the Merger is completed, Consolidated will issue a maximum of 10,323,042 shares of Consolidated common stock in connection with the Merger. On an as converted basis, the aggregate number of shares of Consolidated common stock to be issued in the Merger will exceed 20% of the shares of Consolidated common stock outstanding before such issuance and for this reason Consolidated must obtain the approval of Consolidated stockholders for the issuance of shares of Consolidated common stock to Enventis shareholders pursuant to the Merger Agreement and the Merger. Consolidated is asking its stockholders to approve the issuance of Consolidated common stock pursuant to the Merger Agreement and the Merger. The issuance of Consolidated common stock to Enventis shareholders is necessary to effect the Merger, and the approval of the share issuance proposal is required for the completion of the Merger.

Board Recommendation and Stockholder Vote Required

        The board of directors recommends a vote "FOR" the issuance of Consolidated common stock to Enventis shareholders pursuant to the Merger Agreement and the Merger (Consolidated Proposal No. 1 on the accompanying proxy card). The affirmative vote of a majority of the votes cast at the meeting at which a quorum is present is required for the approval of the issuance of Consolidated common stock to Enventis shareholders pursuant to the Merger Agreement and the Merger.

 CONSOLIDATED PROPOSAL NO. 2: APPROVAL OF THE ADJOURNMENT OR POSTPONEMENT OF THE CONSOLIDATED SPECIAL MEETING, IF NECESSARY OR APPROPRIATE

        Consolidated is asking its stockholders to approve the adjournment or postponement of the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the issuance of Consolidated common stock to Enventis shareholders in the Merger contemplated by the Merger Agreement.

Board Recommendation and Stockholder Vote Required

        The Consolidated board of directors unanimously recommends a vote "FOR" this proposal (Consolidated Proposal No. 2) to adjourn or postpone the Consolidated special meeting, if necessary or appropriate. The affirmative vote of a majority of the votes cast at the meeting at which a quorum is present is required for the approval of the adjournment or postponement of the Consolidated special meeting, if necessary or appropriate.

LEGAL MATTERS

        The legality of the securities offered by this joint proxy statement/prospectus will be passed upon for Consolidated by Schiff Hardin LLP.

EXPERTS

        The consolidated financial statements of Consolidated Communications Holdings, Inc. appearing in Consolidated Communications Holdings, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2013, and the effectiveness of Consolidated Communications Holdings, Inc.'s internal control over financial reporting as of December 31, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated by reference in this joint proxy statement/prospectus. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Enventis Corporation (formerly, Hickory Tech Corporation) as of December 31, 2013 and 2012, and for the years then ended, and the adjustments that were applied to revise the disclosures for the presentation of reportable segments reflected in the 2011 financial statements described in Note 6 (not separately included in or incorporated by reference in this joint proxy statement/prospectus), appearing in Enventis Corporation's Annual Report (Form 10-K) for the year ended December 31, 2013, and the effectiveness of Enventis Corporation's internal control over financial reporting as of December 31, 2013, have been audited by Moss Adams LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of income, comprehensive income, shareholders' equity and cash flows, for the year ended December 31, 2011, before the effects of the adjustments to apply the change in segment reporting presentation described in Note 6 (not separately included or incorporated by reference in this joint proxy statement/prospectus) of Enventis Corporation, appearing in Enventis Corporation's 2013 Annual Report (10-K) have been audited by Grant Thornton LLP, an independent registered public accounting firm. The adjustments to those financial statements to apply the change in segment reporting presentation described in Note 6 have been audited by Moss Adams LLP, an independent registered public accounting firm. The consolidated financial statements of income, comprehensive income, shareholders' equity, and cash flows for the year ended December 31, 2011 incorporated in this joint proxy statement/prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013, have been so incorporated in reliance on the reports of (i) Grant Thornton LLP solely with respect to those financial statements before the effects of the adjustments to apply the change in segment reporting described in Note 6 and (ii) Moss Adams LLP solely with respect to the adjustments to those financial statements to apply the change in segment reporting described in Note 6, given on the authority of such firms as experts in accounting and auditing.

OTHER MATTERS

        Consolidated's board does not know of any other matters that are to be presented for action at the Consolidated special meeting. Should any other matter come before the special meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

        Pursuant to Minnesota law and the Enventis bylaws, the matters that may be considered at the Enventis special meeting are limited to the purposes stated in the notice of meeting. Refer to the Enventis Notice of Special Meeting of Shareholders included in this joint proxy statement / prospectus for a description of the matters that will be considered at the Enventis special meeting. No other matters will be considered at the Enventis special meeting.

 FUTURE SHAREHOLDER PROPOSALS

Consolidated

        The proxy rules of the SEC permit Consolidated's stockholders, after notice to Consolidated, to present proposals for stockholder action in Consolidated's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by Consolidated's action in accordance with the proxy rules. In order for any stockholder proposal to be considered for inclusion in Consolidated's proxy statement to be issued in connection with Consolidated's 2015 annual meeting of stockholders, that proposal must be received at Consolidated's principal executive offices, 121 South 17th Street, Mattoon, Illinois 61938-3987 (Attention: Secretary), no later than November 27, 2014.

        Consolidated's amended and restated bylaws provide that certain additional requirements be met in order that business may properly come before the stockholders at the Consolidated annual meeting. Among other things, stockholders intending to bring business before the Consolidated annual meeting must provide written notice of such intent to the Secretary of Consolidated. Such notice must be given not less than 90 days nor more than 120 days prior to the first anniversary of the date on which Consolidated mailed its proxy materials for the preceding year's annual meeting. In addition, the following information must be provided regarding each proposal: as to each person whom the stockholder proposes to nominate for election as a director, the name, age, business address and, if known, residential address, principal occupation or employment, the class, series and number of shares beneficially owned by such nominee and all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required by Regulation 14A of the Exchange Act, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; a brief description of the business desired to be brought before the meeting; the text of any resolution proposed to be adopted at the meeting; and the reasons for conducting such business at the meeting; and a statement of any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and, in the case of director nominations, a description of all arrangements or understandings between the stockholder and each nominee and any other persons (naming them) pursuant to which the nominations are to be made by the stockholder.

        In addition, the following information must be provided regarding the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made: the name and address of such stockholder, as it appears on Consolidated's stock transfer books, and of such beneficial owner; the class, series and number of shares of Consolidated which are owned beneficially and of record by such stockholder and such beneficial owner; a representation that the stockholder giving the notice is a stockholder of record and intends to appear in person or by a qualified representative at the Consolidated annual meeting to bring the business proposed in the notice before the meeting; a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to solicit proxies from stockholders in support of such proposal or nomination; and any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act and the rules and regulations promulgated thereunder.

Enventis

        It is expected that Enventis will not hold its 2015 annual meeting of shareholders if the Merger is completed. However, any shareholder nominations or proposals for other business intended to be presented at Enventis' 2015 annual meeting of shareholders must comply with the notice procedures set forth in Enventis' bylaws and be submitted to Enventis as set forth below.

        Eligible shareholders interested in submitting a proposal for inclusion in the proxy materials for Enventis' 2015 annual meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. In order to be considered timely for inclusion in Enventis' proxy materials for the 2015 annual meeting of shareholders, shareholder proposals must be received by Enventis at 221 East Hickory Street, Suite 3248, Mankato, Minnesota 56002-3248 not later than November 24, 2014.

        Regardless of whether included in management's proxy materials, the bylaws of Enventis state that to properly bring an item of business before a regular meeting of the shareholders, a written notice to the Corporate Secretary of Enventis must be submitted so as to be received by the Corporate Secretary at least 120 days prior to the anniversary of the release of the proxy statement for the prior year's annual meeting of shareholders. The written notice must set forth: (i) the names and addresses of the shareholders; (ii) the class and number of shares owned by the shareholders; (iii) a brief description and the reasons for the proposal; and (iv) any material interest of the shareholders in the proposal. For consideration at the 2015 annual meeting of shareholders, this notice must be received by Enventis no later than November 24, 2014.

        Regardless of whether included in management's proxy materials, the bylaws of Enventis state that to properly submit a nomination of a person for election as a director, a written notice to the Corporate Secretary of Enventis must be submitted so as to be received by the Corporate Secretary at least 120 days prior to the anniversary of the prior year's annual meeting of shareholders. The written notice must set forth: (i) the names and addresses of the shareholders; (ii) the class and number of shares owned by the shareholders; and (iii) as to each person the shareholder proposes to nominate, (a) the name, age, and business and personal addresses of the person, (c) the principal occupation or employment of the person, and (b) the class and number of shares owned by the person. For consideration at the 2015 annual meeting of shareholders, this notice must be received by Enventis no later than January 6, 2015.

WHERE YOU CAN FIND MORE INFORMATION

        Consolidated and Enventis file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any report, statement or other information that Consolidated and Enventis file with the SEC at the SEC's public reference room at the following location: Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov. Reports, proxy statements and other information concerning Consolidated may also be obtained at its website at www.consolidated.com and at the offices of The NASDAQ Stock Market LLC at One Liberty Plaza, New York, New York 10006. Reports, proxy statements and other information concerning Enventis may also be obtained at its website at www.enventis.com and at the offices of The NASDAQ Stock Market LLC at One Liberty Plaza, New York, New York 10006.

        The SEC allows Consolidated and Enventis to "incorporate by reference" information into this joint proxy statement/prospectus, which means that the companies can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this joint proxy statement/prospectus, except for any information superseded by information contained directly in this joint proxy statement/prospectus or in later filed documents incorporated by reference into this joint proxy statement/prospectus.

        This joint proxy statement/prospectus incorporates by reference the documents set forth below that Consolidated and Enventis have previously filed with the SEC.

Consolidated Filings	Period
Annual Report on Form 10-K	Fiscal Year ended December 31, 2013
Quarterly Report on Form 10-Q	Fiscal Quarter ended March 31, 2014
Quarterly Report on Form 10-Q	Fiscal Quarter ended June 30, 2014
Current Reports on Form 8-K	Filed on April 2, 2014, May 2, 2014, June 30, 2014, June 30, 2014 and August 19, 2014
Registration Statement on Form 8-A	Filed on July 19, 2005

Enventis Filings	Period
Annual Report on Form 10-K	Fiscal Year ended December 31, 2013
Quarterly Report on Form 10-Q	Fiscal Quarter ended March 31, 2014
Quarterly Report on Form 10-Q	Fiscal Quarter ended June 30, 2014
Current Reports on Form 8-K	Filed on May 7, 2014, June 30, 2014, June 30, 2014, June 30, 2014, July 9, 2014, July 30, 2014 and August 6, 2014
Proxy Statement on Schedule 14A	Filed March 24, 2014
Amendment to Registration Statement on Form 8-A/A2	Filed June 30, 2014

        Consolidated and Enventis also incorporate by reference additional documents that may be filed with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this joint proxy statement/prospectus and the date of the Consolidated special meeting and the Enventis special meeting. These include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements.

        Consolidated has supplied all information contained in or incorporated by reference into this joint proxy statement/prospectus relating to Consolidated, and Enventis has supplied all such information relating to Enventis.

        You may have previously received some of the documents incorporated by reference into this joint proxy statement/prospectus, but you can obtain any of them through Consolidated or Enventis, as applicable, or the SEC or the SEC's website as described above. Documents incorporated by reference are available from the appropriate company without charge, excluding all exhibits, except that if the companies have specifically incorporated by reference an exhibit in this joint proxy statement/prospectus, the exhibit will also be provided without charge. Shareholders may obtain documents incorporated by reference into this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

Enventis Corporation	Consolidated Communications Holdings, Inc.
221 East Hickory Street	121 South 17th Street
P.O. Box 3248	Mattoon, Illinois 61938
Mankato, Minnesota 56002-3248	Attention: Investor Relations
Attention: Investor Relations	Telephone: (217) 235-3311
Telephone: (507) 387-3355

        You should rely only on the information contained in or incorporated by reference into this joint proxy statement/prospectus. Consolidated and Enventis have not authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated August 22, 2014. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than that date. Neither the mailing of this joint proxy statement/prospectus to stockholders of Consolidated or shareholders of Enventis nor the issuance of Consolidated common stock in the Merger creates any implication to the contrary.

Annex I

Merger Agreement

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

ENVENTIS CORPORATION,

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.,

and

SKY MERGER SUB INC.

Dated as of June 29, 2014

i

Index of Defined Terms

Page
Acceptable Confidentiality Agreement	49
Affiliate	7
Agreement	1
Alternative Acquisition Agreement	47
Alternative Proposal	49
Articles of Merger	2
Bankruptcy and Equity Exceptions	11
Business Day	2
Capitalization Date	9
Certificate	3
Claim	43
Closing	2
Closing Date	2
Code	7
Company	1
Company Benefit Plans	17
Company Board	11
Company Common Stock	3
Company Common Stock Holder	5
Company Contract	19
Company Designee	51
Company Disclosure Schedule	8
Company Material Adverse Effect	8
Company Option	4
Company Recommendation	11
Company Recommendation Change	46
Company Required Vote	11
Company SEC Reports	12
Company Shareholder Meeting	39
Company Stock Plans	10
Confidentiality Agreement	39
Consent	12
Continuing Employees	41
D&O Insurance	44
Effective Time	2
Environmental Laws	21
ERISA	16
Exchange Act	12
Exchange Agent	5
Excluded Shares	3
Expenses	43
FCC	12
GAAP	9
Governmental Entity	12
HSR Act	12
Indemnified Parties	42
Intellectual Property Rights	22
Leased Real Property	20

v

Page
Licenses	22
Liens	10
LTIP	4
MBCA	2
Merger	1
Merger Consideration	3
Merger Sub	1
Minnesota Secretary	2
Owned Real Property	20
Parent	1
Parent Board	27
Parent Capitalization Date	26
Parent Contract	32
Parent Disclosure Schedule	24
Parent Material Adverse Effect	25
Parent Plans	41
Parent Registration Statement	38
Parent SEC Reports	28
Parent Shareholder Meeting	40
Parent Stock	3
Parent Stock Issuance	38
Parent Stock Plans	26
Permits	8
Permitted Issuances	10
Permitted Liens	21
Proxy Statement/Prospectus	38
Qualifying Transaction	54
Representatives	39
Rights	1
Rights Agreement	1
Rights Agreement Amendment	1
SEC	8
Securities Act	13
State Regulators	12
Subsidiary	9
Superior Proposal	50
Surviving Company	2
Tax Return	16
Taxes	16
Termination Date	53
Termination Fee	55

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER, dated as of June 29, 2014 (as amended, supplemented or otherwise modified from time to time, and together with all exhibits and schedules hereto, this "Agreement"), is entered into by and among Consolidated Communications Holdings, Inc., a Delaware corporation ("Parent"), Enventis Corporation, a Minnesota corporation (the "Company"), Sky Merger Sub Inc., a Minnesota corporation and a wholly owned subsidiary of Parent ("Merger Sub").

        WHEREAS, the respective Boards of Directors of each of the Company, Parent, and Merger Sub have approved the acquisition of the Company by Parent through the statutory merger of Merger Sub with and into the Company, pursuant to which the Company would become a wholly owned subsidiary of Parent (the "Merger") upon the terms and subject to the conditions of this Agreement;

        WHEREAS, the parties hereto intend that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code;

        WHEREAS, the Board of Directors of the Company has (a) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, are advisable for, fair to and in the best interests of the Company and its shareholders, (b) approved and adopted this Agreement and the transactions contemplated hereby, including the Merger, and (c) resolved, subject to the terms of this Agreement, to recommend that the Company's shareholders adopt this Agreement;

        WHEREAS, the Board of Directors of Parent has (a) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, are advisable for, fair to and in the best interests of Parent and its stockholders, (b) approved and adopted this Agreement and the transactions contemplated hereby, including the Merger, and (c) resolved, subject to the terms of this Agreement, to recommend that Parent's stockholders adopt this Agreement;

        WHEREAS, immediately prior to the execution of this Agreement, and as a condition to Parent and Merger Sub entering into this Agreement, the Company and Wells Fargo Bank National Association, as Rights Agent, have executed an amendment (the "Rights Agreement Amendment") to that certain Rights Agreement, dated as of March 12, 2009 (the "Rights Agreement"), so as to render the Rights issued thereunder (the "Rights") inapplicable to this Agreement and the transactions contemplated hereby; and

        WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and to prescribe certain conditions to the Merger;

        NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.  THE MERGER

        1.1    The Merger.    Upon the terms and subject to the conditions of this Agreement, in accordance the Minnesota Business Corporation Act ("MBCA"), at the Effective Time (as hereinafter defined), Merger Sub shall merge with and into the Company. The Company shall be the surviving corporation (hereinafter sometimes called the "Surviving Company") of the Merger, and shall continue its corporate existence under the laws of the State of Minnesota. Upon consummation of the Merger, the separate corporate existence of Merger Sub shall terminate.

        1.2    Effective Time.    The Merger shall become effective upon filing of the in articles of merger satisfying the applicable requirements of the MBCA (the "Articles of Merger") or at such later time as provided in the Articles of Merger, together with such other certificates satisfying the applicable requirements of the MBCA, which shall be duly executed by the Company and Merger Sub and filed with the Secretary of State of the State of Minnesota (the "Minnesota Secretary") on the Closing Date (as hereinafter defined) or as soon thereafter as practicable. As used herein, the term "Effective Time" shall mean the date and time when the Merger becomes effective upon filing the Articles of Merger or such later date and time as provided by the Articles of Merger and otherwise in accordance with applicable law.

        1.3    Effects of the Merger.    At and after the Effective Time, the Merger shall have the effects and consequences set forth in this Agreement and in Section 302A.641 of the MBCA.

        1.4    Closing of the Merger.    Upon the terms and subject to the conditions of this Agreement, the closing of the Merger (the "Closing") will take place (a) at the offices of Schiff Hardin LLP, 233 South Wacker Drive, Suite 6600, Chicago, Illinois, at 9:00 a.m., central time, on the date that is the second Business Day after the satisfaction or waiver of the conditions set forth in Section 8 hereof, other than conditions which by their terms are to be satisfied at the Closing, or (b) such other location, date or time as the parties may mutually agree (the "Closing Date"). For purposes of this Agreement, a "Business Day" shall mean any day that is not a Saturday, a Sunday or other day on which the office of the Minnesota Secretary is closed.

        1.5    Articles of Incorporation.    The Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall at the Effective Time, be the articles of incorporation of the Surviving Company until thereafter amended in accordance with applicable law and such Articles of Incorporation.

        1.6    Bylaws.    At the Effective Time, the Bylaws of the Surviving Company shall be amended and restated in their entirety to be identical to the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended in accordance with applicable law and such bylaws.

        1.7    Board of Directors; Officers.    The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Company, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Company and applicable law, until a successor is elected and has qualified or until the earlier death, resignation, removal or disqualification of the director. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Company, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Company and applicable law, until their successors are chosen and have qualified or until their earlier death, resignation or removal.

2.  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS

        2.1    Conversion of Company Capital Stock.    At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company or the holder of any of the shares of Company Common Stock, Parent Stock (as defined below) or any capital stock of Merger Sub:

          (a)   All shares of common stock, no par value, of the Company (the "Company Common Stock") owned directly by the Company, any Subsidiary of the Company, Merger Sub or Parent (other than shares in trust accounts (including rabbi trusts), managed accounts and the like or shares held in satisfaction of a debt previously contracted) shall be canceled and retired and shall not represent capital stock of the Surviving Company and shall not be exchanged for the Merger Consideration (as defined below). Shares of Company Common Stock that are canceled and retired pursuant to this Section 2.1(a) are hereinafter referred to as the "Excluded Shares"; and

          (b)   Each share of Company Common Stock (other than Excluded Shares) issued and outstanding immediately prior to the Effective Time shall (subject to Section 2.1(d)) be converted into and become the right to receive 0.7402 (the "Exchange Ratio") validly issued, fully paid and nonassessable shares of common stock, par value $0.01 per share, of Parent (the "Parent Stock"), subject to adjustment in accordance with Section 2.1(d) (such per share amount, together with any cash in lieu of fractional shares of Parent Stock to be paid pursuant to Section 2.1(c), is hereinafter referred to as the "Merger Consideration"). Effective as of the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and (A) each certificate formerly representing any of the shares of Company Common Stock (other than Excluded Shares) and (B) each uncertificated Share (an "Uncertificated Share") registered to a holder on the stock transfer books of the Company (other than Excluded Shares) shall thereafter represent only the right to receive the Merger Consideration, (each a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon surrender of such Certificate in accordance with Section 3.4.

          (c)    No Fractional Shares.    No fractional shares of Parent Stock shall be issued in respect of shares of Company Common Stock that are to be converted in the Merger into the right to receive shares of Parent Stock. Each holder of a Certificate (other than holders of Certificates representing Excluded Shares) shall be entitled to receive in lieu of any fractional share of Parent Stock to which such holder would otherwise have been entitled pursuant to Section 2.1(b) an amount in cash (without interest), rounded to the nearest whole cent, equal to the product obtained by multiplying (i) the fractional share of Parent Stock to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock held by such holder immediately prior to the Effective Time) by (ii) the last reported sale price of Parent Stock on The Nasdaq Stock Market (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source mutually selected by the Company and Parent) on the last complete trading day prior to the date of the Effective Time.

          (d)    Adjustments.    If, on or after the date of this Agreement and prior to the Effective Time, Parent splits, combines into a smaller number of shares, or issues by reclassification, any shares of Parent Stock, then the Merger Consideration and any dependent items shall be appropriately adjusted to provide to the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such action, and as so adjusted shall, from and after the date of such event, be the Merger Consideration or other dependent item, as applicable, subject to further adjustment in accordance with this sentence.

        2.2    Effect on Capital Stock of Merger Sub.    At and after the Effective Time, each share of common stock, no par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) fully paid share of common stock, no par value, of the Surviving Company and constitute the only outstanding shares of capital stock of the Surviving Company and shall not be effected by the Merger.

        2.3    Treatment of Options and Other Stock-Based Awards.

          (a)   At least 10 days prior to the Effective Time, the Company will provide notice to each holder of an option to purchase shares of Common Stock under any Company Stock Plan (each a "Company Option"), that all outstanding Company Options, whether or not exercisable, will be cancelled as of the Effective Time in exchange for payment of cash equal to the amount (if any) for each share of Company stock covered by the Company Option, by which the Merger Consideration (calculated using a five-day average of the Parent Stock closing price prior to the Effective Time) exceeds the exercise price per share covered by such Company Option. As of the date of the notice, each Company Option shall become exercisable in full prior to the date of cancellation as to any part or all of such Company Option. Any restrictions applicable to Restricted Stock issued under a Company Stock Plan shall be immediately lapsed as of the

  Effective Time and shall be exchanged for the Merger Consideration described above (including Restricted Stock held by a rabbi trustee or custodian).

          (b)   On or before the Effective Time, any Awards granted under the HickoryTech Corporation Long-Term Executive Incentive Program ("LTIP") shall be amended by the Company Compensation Committee to provide that for each outstanding Award as of the Effective Time, the Participant shall, as of the end of each year of the Program Period for such Award, be deemed to meet the target objective for the performance period ending in such year and will be 100% vested in the Award for that applicable Program Period if the Participant is employed on the last day of the Program Period. Subject to any Change of Control Agreement, vested Awards will be paid no later than March 15 of the year following the close of the Performance Period. All payments of Awards will be made in shares of Parent Stock.

          (c)   Amounts payable pursuant to this Section 2.3 shall be reduced by such amounts as the Exchange Agent (as defined below), the Surviving Company or Parent is required to deduct and withhold pursuant to Section 3.7.

3.  EXCHANGE OF CERTIFICATES FOR MERGER CONSIDERATION

        3.1    Delivery of the Merger Consideration.    Prior to the Effective Time and, from time to time after the Effective Time, as applicable, Parent shall deposit with the Exchange Agent, pursuant to an agreement providing for the matters set forth in this Section 3.1 and such other matters as may be appropriate and the terms of which shall be mutually acceptable to Parent and the Company, an amount in cash in lieu of a fractional share of Parent Stock to be paid pursuant to Section 2.1(c) and certificates representing shares of Parent Stock sufficient to effect the conversion of each share of Company Common Stock (other than Excluded Shares) into the Merger Consideration pursuant to this Agreement.

        3.2    Exchange Procedures.

          (a)   Promptly after the execution of this Agreement, Parent shall designate and appoint a bank or trust company reasonably acceptable to the Company to act as exchange agent hereunder (the "Exchange Agent") for the purpose of exchanging Certificates.

          (b)   Promptly after the Effective Time, but in any event not more than five (5) Business Days after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record as of immediately prior to the Effective Time of shares of Company Common Stock (each such holder, a "Company Common Stock Holder"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to each Certificate representing any shares of Company Common Stock held by such Company Common Stock Holder shall pass, only upon delivery of the completed letter of transmittal and such Certificate to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Company shall mutually agree) and (ii) instructions for use in effecting the surrender of each such Certificate in exchange for the total amount of Merger Consideration that such Company Common Stock Holder is entitled to receive in exchange for such holder's shares of Company Common Stock in the Merger pursuant to this Agreement. From and after the Effective Time, until surrendered as contemplated by this Section 3.2, each Certificate representing shares of Company Common Stock held by a Company Common Stock Holder shall be deemed to represent only the right to receive the total amount of Merger Consideration to which such Company Common Stock Holder is entitled in exchange for such shares of Company Common Stock as contemplated by Section 2.

          (c)   Promptly after the Effective Time, Parent shall cause the Exchange Agent to (i) mail to each holder of Uncertificated Shares (other than Excluded Shares) materials advising such holder of the effectiveness of the Merger and the conversion of their Shares into the right to receive the

  Merger Consideration and (ii) issue in registered form to each holder of Uncertificated Shares that number of whole shares of Parent Stock that such holder is entitled to receive in respect of each such Uncertificated Share pursuant to this Agreement, cash in lieu of fractional shares in respect of each such Uncertificated Share and any dividends and other distributions in respect of the Parent Stock to be issued or paid pursuant to Section 3.3.

          (d)   Upon surrender by a Company Common Stock Holder to the Exchange Agent of all Certificates representing such holder's shares of Company Common Stock, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, each Company Common Stock Holder shall be entitled to receive in exchange therefor (and the Exchange Agent shall mail to such Company Common Stock Holder within ten (10) Business Days following such surrender): (i) a certificate (or certificates in the aggregate) representing the number of whole shares of Parent Stock, if any, into which such holder's shares of Company Common Stock represented by such holder's properly surrendered Certificates were converted in accordance with Section 2, and such Certificates so surrendered shall be forthwith canceled, and (ii) a check in an amount of U.S. dollars (after giving effect to any required withholdings pursuant to Section 3.7) equal to (A) the amount of cash in lieu of a fractional share of Parent Stock to be paid pursuant to Section 2.1(c)), if any, into which such holder's shares of Company Common Stock represented by such holder's properly surrendered Certificates were converted in accordance with Section 2, plus (B) any cash dividends and other distributions that such holder has the right to receive pursuant to Section 3.3.

        3.3    Dividends and Distributions.    No dividends or other distributions with respect to shares of Parent Stock shall be paid to the holder of any unsurrendered Certificate until such Certificate is surrendered as provided in this Section 3. Subject to the effect of applicable Laws, following such surrender, there shall be paid, without interest, to the record holder of the shares of Parent Stock issued in exchange for shares of Company Common Stock represented immediately prior to the Effective Time by such Certificate (i) when any payment or distribution of a certificate representing any share(s) of Parent Stock is made to such holder pursuant to Section 3.2(b) or (c), all dividends and other distributions payable in respect of such Parent Stock with a record date after the Effective Time and a payment date on or prior to the date of such surrender and not previously paid and (ii) on the appropriate payment date, the dividends or other distributions payable with respect to such Parent Stock with a record date after the Effective Time but prior to surrender and with a payment date subsequent to such surrender. For purposes of dividends and other distributions in respect of Parent Stock, all shares of Parent Stock to be issued pursuant to the Merger shall be entitled to dividends pursuant to the immediately preceding sentence as if issued and outstanding as of the Effective Time.

        3.4    Transfer Books; No Further Ownership Rights in Shares.    After the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. After the Effective Time, the holders of Certificates shall cease to have any rights with respect to such shares, except the right to receive the Merger Consideration and such dividends and other distributions on or in respect of Parent Stock as provided herein or as otherwise provided by applicable Law. If, after the Effective Time, Certificates are presented to the Surviving Company for any reason, they shall be canceled and exchanged as provided in Section 2.

        3.5    Termination of Fund; No Liability.    At any time following twelve (12) months after the Effective Time, Parent shall be entitled to require the Exchange Agent to deliver to Parent (i) certificates representing shares of Parent Stock and (ii) cash held by the Exchange Agent for payments in lieu of fractional shares of Parent Stock, in each case, not delivered to holders of Certificates. Thereafter, holders of Certificates shall be entitled to look only to Parent, which shall thereafter act as the Exchange Agent (subject to abandoned property, escheat or other similar Laws), as general creditors of Parent with respect to the delivery of the Merger Consideration (including payment of cash in lieu of fractional shares of Parent Stock). None of Parent, the Surviving Company and the Exchange Agent shall be liable to any Person for any Merger Consideration delivered to a public official pursuant to any abandoned property, escheat or similar Law.

        3.6    Lost, Stolen or Destroyed Certificates.    In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit attesting to that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if requested by Parent or the Surviving Company, the delivery by such Person of a bond (in such amount as Parent or the Surviving Company may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Company on account of the alleged loss, theft or destruction of such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate a certificate representing shares of Parent Stock and/or pay the cash in lieu of any fractional share of Parent Stock to which such holder is entitled, which constitute the total amount of Merger Consideration deliverable in respect of such Certificate as determined in accordance with Section 2.

        3.7    Withholding Taxes.    Parent or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the transactions contemplated hereby to any holder of Company Common Stock such amounts as Parent, or any affiliate (as defined under the Exchange Act (an "Affiliate")) thereof, or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any applicable provision of U.S. federal, state, local or non-U.S. tax law. To the extent that such amounts are properly withheld by Parent or the Exchange Agent and paid over to the appropriate taxing authority, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock in respect of whom such deduction and withholding were made by Parent or the Exchange Agent.

        3.8    Adjustments to Prevent Dilution.    Without limiting the other provisions of the Agreement, in the event that the Company changes the number of shares of Company Common Stock issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration and other outstanding equity awards of the Company shall be equitably adjusted to reflect such change.

4.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth in (a) the Company's filings with the Securities and Exchange Commission (the "SEC") required by the Securities Act (as defined below) or the Exchange Act (as defined below) (excluding any disclosures set forth in any section of any such report entitled "Risk Factors" or "Forward-Looking Statements" or any other disclosures included in such filings to the extent that they are forward-looking in nature) or (b) in the disclosure schedule of the Company delivered to Parent concurrently herewith (the "Company Disclosure Schedule") (with specific reference to the section of this Agreement to which the information stated in such Company Disclosure Schedule relates; provided that (i) disclosure in any section of such Company Disclosure Schedule shall be deemed to be disclosed with respect to any other Section of this Agreement to the extent that it is reasonably apparent from the face of such disclosure that such disclosure is applicable or relevant to such other Section and (ii) the mere inclusion of an item in such Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would have a Company Material Adverse

Effect (as hereinafter defined)), the Company hereby represents and warrants to Parent and Merger Sub as follows:

        4.1    Corporate Organization.

          (a)   Each of the Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of the good standing, to the extent such jurisdiction recognizes such concept), except, in the case of the Subsidiaries, where the failure to be so organized, existing or in good standing, would not reasonably be expected to result in a Company Material Adverse Effect. Each of the Company and each of its Subsidiaries has the requisite power and authority and possesses all governmental franchises, licenses, permits, authorizations, variances, exemptions, orders and approvals (collectively, "Permits") necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, except where the failure to have such power or authority or possess Permits, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect. Each of the Company and each of its Subsidiaries is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified or licensed, would not reasonably be expected to result in a Company Material Adverse Effect. As used in this Agreement, the term "Company Material Adverse Effect" means (i) a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole or (ii) a material adverse effect on the Company's ability to consummate the transactions contemplated hereby on a timely basis; provided, however, that in determining whether a Company Material Adverse Effect has occurred, there shall be excluded any effect on the Company or its Subsidiaries relating to or arising in connection with (A) any adverse change, effect, event or occurrence, state of facts or developments to the extent the public announcement or the pendency of this Agreement or the transactions contemplated hereby or any actions required to be taken (or refrained from being taken) in compliance herewith or otherwise with the consent of the other party hereto, including the impact thereof on the relationships of the Company or any of its Subsidiaries with customers, suppliers, distributors, consultants, employees or independent contractors or other third parties with whom the Company or any of its Subsidiaries has any relationship and including any litigation brought by any shareholder of the Company in connection with the transactions contemplated hereby, (B) any failure by the Company to meet any projections or forecasts for any period ending (or for which revenues or earnings are released) on or after the date hereof (it being understood that this clause (B) does not and shall not be deemed to apply to the underlying cause or causes of any such failure), (C) any change in federal, state, non-U.S. or local law, regulations, policies or procedures, or interpretations thereof, generally accepted accounting principles ("GAAP") or regulatory accounting requirements applicable or potentially applicable to the industries in which the Company or its Subsidiaries operate, (D) changes generally affecting the industries in which the Company or its Subsidiaries operate that are not specifically related to the Company and its Subsidiaries and do not have a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, (E) changes in economic conditions (including changes in the prevailing interest rates) in the United States, in any region thereof, or in any non-U.S. or global economy that do not have a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole or (F) any attack on, or by, outbreak or escalation of hostilities or acts of terrorism involving, the United States, or any declaration of war by the United States Congress or any hurricane or other natural disaster. As used herein, "Subsidiary" means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or any other entity that is consolidated with such Person for financial reporting purposes.

          (b)   The copies of the Articles of Incorporation and Bylaws of the Company, and similar organizational documents of each its Subsidiaries, which have previously been made available to Parent are true, complete and correct copies of such documents as in effect as of the date of this Agreement. For purposes of this Agreement, all documents and other information posted in the online data room established by the Company prior to the date hereof shall be deemed to have been made available to Parent and Merger Sub.

          (c)   The minute books of the Company and each of its Subsidiaries previously made available to Parent contain true, complete and correct records in all material respects of all meetings and other material corporate actions held or taken since January 1, 2012 of their respective shareholders, members, partners or other equity holders and Boards of Directors or other governing bodies (including committees of their respective Boards of Directors or other governing bodies) through the date hereof.

        4.2    Capitalization.

          (a)   The authorized capital stock of the Company consists of 100,000,000 shares of stock, no par value, of which 1,000,000 shares have been designated as Series A Junior Participating Preferred Stock and all issued and outstanding shares have been designated as Company Common Stock. As of the close of business on June 27, 2014 (the "Capitalization Date"), there were 13,660,797 shares of Company Common Stock outstanding. As of the close of business on the Capitalization Date, no shares of Company Common Stock were reserved or to be made available for issuance, except as set forth in Section 4.2(a) of the Company Disclosure Schedule. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except (i) as set forth in Section 4.2(a) of the Company Disclosure Schedule, (ii) pursuant to any cashless exercise provisions of any Company Options or pursuant to the surrender of shares to the Company or the withholding of shares by the Company to cover tax withholding obligations under the Company's stock plans and arrangements set forth in Section 4.2(a) of the Company Disclosure Schedule (collectively, and in each case as the same may be amended to the date hereof, the "Company Stock Plans"), and (iii) as set forth elsewhere in this Section 4.2(a), the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase, sale, repurchase, redemption or issuance of any shares of Company Common Stock or any other equity securities of the Company or any securities representing the right to purchase or otherwise receive any shares of the Company capital stock (including any rights plan or agreement). Section 4.2(a) of the Company Disclosure Schedule sets forth a true, complete and correct list of the aggregate number of shares of Company Common Stock issuable upon the exercise of each stock option or subject to each restricted stock award granted under the Company Stock Plans that was outstanding as of the Capitalization Date and the exercise price for each such stock option. Since the Capitalization Date, the Company has not (i) issued or repurchased any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than upon the exercise of employee stock options granted prior to such date and disclosed in this Section 4.2(a) or pursuant to the surrender of shares to the Company or the withholding of shares by the Company to cover tax withholding obligations under the Company Stock Plans or pursuant to Permitted Issuances (as defined below), or (ii) issued or awarded any options, restricted shares or other equity-based awards under the Company Stock Plans. "Permitted Issuances" means issuances (A) under the Company's Dividend Reinvestment Plan, (B) Employee Stock Purchase Plan as Amended and Restated on August 1, 2006 (but only for the purchase period ending August 31, 2014), (C) Retainer Stock Plan for Directors as Restated and Amended on September 1, 1996, (D) restricted stock awarded under the 1993 Stock Award Plan (Amended and Restated

  September 26, 2001) pursuant to the terms of currently outstanding awards, and (E) to the rabbi trust in connection with dividends, in each case in the ordinary course of business consistent with past practice.

          (b)   Section 4.2(b) of the Company Disclosure Schedule lists the name, jurisdiction of organization, authorized and outstanding shares of capital stock and record and beneficial owners of such capital stock for each Subsidiary of the Company. Except as set forth in Section 4.2(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries own, directly or indirectly, any equity or similar interest in, or any interest convertible into or exchangeable for, any equity or similar interest in, any corporation, partnership, joint venture or other similar business association or entity (other than its wholly owned Subsidiaries), with respect to which securities the Company or any of its Subsidiaries has invested (and currently owns) or is required to invest $1,000,000 or more. Except as set forth in Section 4.2(b) of the Company Disclosure Schedule, the Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of or all other equity interests in each of the Company's Subsidiaries free and clear of any liens, charges, encumbrances, adverse rights or claims and security interests whatsoever ("Liens"), and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Neither the Company nor any of its Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase, repurchase, sale, redemption or issuance of any shares of capital stock or any other equity security of any Subsidiary of the Company or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of any such Subsidiary. There are no restrictions on the Company with respect to voting the stock of any Subsidiary of the Company.

        4.3    Authority; No Violation.

          (a)   The Company has full corporate power and corporate authority to execute and deliver this Agreement and, subject to receipt of the Company Required Vote (as hereinafter defined), to consummate the transactions contemplated hereby and thereby. The Board of Directors of the Company (the "Company Board") at a duly held meeting has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of the Company and its shareholders, (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, (iii) approved the execution and delivery of this Agreement, and (iv) subject to Section 7.7, recommended that the shareholders of the Company approve this Agreement and the transactions contemplated hereby, including the Merger (the "Company Recommendation"), and directed that such matter be submitted for consideration by the Company's shareholders at the Company Shareholder Meeting. None of the aforesaid actions by the Company Board has been amended, rescinded or modified as of the date of this Agreement. Except for the approval of this Agreement by the affirmative vote of two-thirds of the outstanding shares of Company Common Stock entitled to vote (the "Company Required Vote"), no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Parent and Merger Sub) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally (the "Bankruptcy and Equity Exceptions").

          (b)   Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, including the Merger will (i) violate any provision of the Articles of Incorporation or Bylaws of the Company or any of the similar governing documents of any of its Subsidiaries, or (ii) assuming that the consents, approvals and filings referred to in Section 4.4 are duly obtained or made, and except as set forth in Section 4.3(b) of the Company Disclosure Schedule, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, or (B) violate, conflict with, result in a breach of any provision of, or require redemption or repurchase or otherwise require the purchase or sale of any securities under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (ii) above) for such violations, conflicts, breaches, defaults or other events which, either individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect.

        4.4    Consents and Approvals.    No consent, approval, clearance, waiver, Permit or order ("Consent") of or from, or filings or registrations with, any federal, national, state, provincial or local government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality or self-regulatory organization of competent jurisdiction (each a "Governmental Entity") or with any third Person are necessary in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby or thereby, including the Merger, except for (a) any notices required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (b) the Consents from, or registrations, declarations, notices or filings made to or with the Federal Communications Commission (the "FCC") or any Governmental Entity (including any state or local public service or public utilities commission or other similar state or local regulatory bodies (collectively, the "State Regulators") and local cable franchise authorities) (other than with respect to securities, antitrust, competition, trade regulation or similar laws), in each case as may be required in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement and are required in with respect to mergers, business combinations or changes in control of telecommunications companies generally, (c) the filing with the SEC of the Proxy Statement/Prospectus (as hereinafter defined), an amendment to the Company's Registration Statement on Form 8-A with respect to the Rights Agreement Amendment, as well as any other filings required to be made with the SEC pursuant to the Securities Act or the Exchange Act, (d) the filing of the Articles of Merger with the Minnesota Secretary pursuant to the MBCA and (e) except as set forth in Section 4.4 of the Company Disclosure Schedule, other consents or approvals of, or filings or registrations with, Governmental Entities or third parties, the failure of which to be obtained or made would not be reasonably expected to result in, individually or in the aggregate, a Company Material Adverse Effect.

        4.5    SEC Filings.    Except as set forth in Section 4.5 of the Company Disclosure Schedule, the Company has filed all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed by it with the SEC since January 1, 2012 (collectively, the "Company SEC Reports"). None of the Company's Subsidiaries is required to file periodic reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder (the "Exchange Act"). Each of the Company SEC Reports, as amended prior to the date of this Agreement, complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder (the "Securities Act") and the Exchange Act, each as in effect on the date so filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such subsequent filing). None of the Company SEC Reports contained, when filed or, if amended or supplemented prior to the date hereof, as of the date of such amendment or supplement, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Reports. To the Knowledge of the Company, as of the date hereof, none of the Company SEC Reports is subject to ongoing SEC review. None of the Subsidiaries of the Company is required to file or furnish reports with the SEC pursuant to the Exchange Act.

        4.6    Financial Statements.

          (a)   Each of the financial statements included (or incorporated by reference) in the Company SEC Reports (including the related notes, where applicable), after giving effect to any restatements made by the Company prior to the date of this Agreement, fairly present in all material respects (subject, in the case of the unaudited statements, to normal recurring adjustments, none of which would be reasonably expected to result in, individually or in the aggregate, a Company Material Adverse Effect) the results of the consolidated operations and changes in shareholders' equity and consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth. Each of such financial statements (including the related notes, where applicable), after giving effect to any restatements made by the Company prior to the date of this Agreement, complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and each of such financial statements (including the related notes, where applicable) has been prepared in accordance with GAAP, as in effect on the date or for the period with respect to which such principles are applied, in all material respects consistently applied during the periods involved, except in each case as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

          (b)   The records, systems, controls, data and information of the Company and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described below in this Section 4.6(b). The Company (i) has established and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) and internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act), including to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company's outside auditors and the audit committee of the Company Board (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting. These disclosures were made in writing by management to the Company's auditors and audit committee and a copy has previously been made available to Parent. The Company's disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the management of the Company as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act.

          (c)   From January 1, 2012 to the date of this Agreement, (i) neither the Company nor any Subsidiary of the Company nor, to the Knowledge of the Company (as defined below), any director, officer, auditor, accountant or representative of the Company or any of the Subsidiaries of the Company has received any written complaint, allegation, assertion or claim that the Company or any of the Subsidiaries of the Company has engaged in improper or illegal accounting or auditing practices or maintains improper or inadequate internal accounting controls relating to the Company and the Subsidiaries of the Company, taken as a whole, (ii) no attorney representing the Company or any Subsidiary of the Company has made a report to the Company's chief legal officer, chief executive officer or Board of Directors (or any committee thereof) pursuant to the SEC's Standards of Professional Conduct for Attorneys (17 CFR Part 205), and (iii) the Company has disclosed to its outside auditors any fraud, whether or not material, of which that, to the Knowledge of the Company, involves management or other employees who have a significant role in the Company's internal control over financial reporting.

        4.7    Broker's Fees.    Except for the Company's engagement of Waller Capital Partners, LLC, neither the Company nor any of its Subsidiaries, nor any of their respective officers or directors on behalf of the Company or any of the Company's Subsidiaries, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

        4.8    Absence of Certain Changes or Events.

          (a)   Except as set forth in Section 4.8(a) of the Company Disclosure Schedule, since March 31, 2014, no event has occurred which has had or would reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect.

          (b)   Except as set forth in Section 4.8(b) of the Company Disclosure Schedule or as contemplated by this Agreement or permitted under Section 6.2, since March 31, 2014, the Company and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course of business.

        4.9    Legal Proceedings.

          (a)   Except as set forth in Section 4.9(a)(1) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the Knowledge of the Company (as defined below), threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature (i) against the Company or any of its Subsidiaries that would reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect or (ii) challenging the validity or propriety of the transactions contemplated by this Agreement. "Knowledge of the Company" means the actual knowledge of the directors and executive officers of the Company listed in Section 4.9(a)(2) of the Company Disclosure Schedule, in each case without such individual being obligated to conduct any special inquiry or investigation into the affairs or records of the Company; provided, however, that notwithstanding the foregoing, with respect to the representations and warranties contained in Section 4.19 only, "Knowledge of the Company" shall also mean the actual knowledge of the President and Chief Executive Officer of the Company after due inquiry of his direct reports. The directors and executive officers of the Company listed in Section 4.9(a)(2) of the Company Disclosure Schedule shall not be deemed to have knowledge (actual, constructive or otherwise) of any fact, event, condition or occurrence known or deemed to be known by any other Person other than as expressly set forth in the foregoing sentence.

          (b)   As of the date of this Agreement, except as set forth in Section 4.9(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries or any of their businesses or properties are subject to or bound by any injunction, order, judgment, decree or regulatory restriction of any Governmental Entity specifically imposed upon the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries which would reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect.

        4.10    Taxes.

          (a)   Except as set forth in Section 4.10(a) of the Company Disclosure Schedule: (i) each of the Company and its Subsidiaries has (A) duly and timely filed (including pursuant to applicable extensions granted without penalty) all material Tax Returns (as hereinafter defined) required to be filed by it, and such Tax Returns are true, correct and complete in all material respects, and (B) paid in full all Taxes (as hereinafter defined) shown as due on such Tax Returns; (ii) no material deficiencies for any Taxes have been proposed, asserted or assessed in writing against the Company or any of its Subsidiaries which deficiencies have not since been resolved; and (iii) there are no material Liens for Taxes upon the assets of either the Company or its Subsidiaries except for statutory liens for current Taxes not yet due or Liens for Taxes that are being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided.

          (b)   Since January 1, 2012, neither the Company nor any of its Subsidiaries (i) has been a member of an "affiliated group" (other than a group the common parent of which is the Company) filing a consolidated federal income tax return, or (ii) has had any liability for Taxes of any Person (other than the Company and its Subsidiaries) arising from the application of Treasury Regulation section 1.1502-6 or any analogous provision of state, local or non-U.S. law.

          (c)   Since January 1, 2012, no closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or non-U.S. law) has been entered into by or with respect to the Company or any of its Subsidiaries.

          (d)   Neither the Company nor any of its Subsidiaries has been a "distributing corporation" or a "controlled corporation" in any distribution occurring during the last two years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.

          (e)   Neither the Company nor any of its Subsidiaries has granted any waiver of any federal, state, local or non-U.S. statute of limitations with respect to, or granted any extension of a period for the assessment of, any Tax, which waiver or extension has not since expired.

          (f)    Neither the Company nor any of its Subsidiaries has "participated" in a "reportable transaction" within the meaning of Treasury Regulations Section 1.6011-4.

          (g)   Neither the Company nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that prevents, or would reasonably be expected to prevent, the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          (h)   As used herein, "Taxes" shall mean all taxes, levies or other assessments imposed by any United States federal, state, local or non-U.S. taxing authority, including income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other similar taxes, including any interest or penalties attributable thereto.

          (i)    As used herein, "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) required to be filed with any taxing authority with respect to Taxes, including all information returns relating to Taxes of third parties, any claims for refunds of Taxes and any amendments or supplements to any of the foregoing.

        4.11    Employee Benefit Plans.

          (a)   Section 4.11(a) of the Company Disclosure Schedule sets forth a true and complete list or description of each employee welfare benefit plan and employee pension benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), Sections 3(1) and 3(2), each other material compensation, consulting, employment or collective bargaining agreement, each stock option, stock purchase, stock appreciation right, other stock based, life, health, disability or other insurance or benefit, bonus, deferred or incentive compensation, severance or separation, profit sharing, retirement, or other employee benefit plan, practice, policy or arrangement of any kind, oral or written, covering employees or former employees of the Company or the Subsidiaries which the Company or the Subsidiaries maintain or contribute to as of the date of this Agreement (or, with respect to any employee pension benefit plan, has maintained or contributed to in the last ten years) or to which the Company or a Subsidiary is a party or by which it is otherwise bound (collectively, the "Company Benefit Plans"). Copies of such Company Benefit Plans (and, if applicable, related trust or funding agreements, insurance policies and service provider agreements) and all amendments thereto and written descriptions if not reduced to a written document have been furnished to Parent together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) and summary plan descriptions, IRS determination letters or opinion letters.

          (b)   Except as set forth in Section 4.11(b) of the Company Disclosure Schedule, neither the Company nor any Person treated as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code maintains or is required to contribute to any Company Benefit Plan that (i) is a "multiemployer plan" as defined in Sections 3(37) of ERISA, (ii) is subject to the funding requirements of Section 412 of the Code or Title IV of ERISA, (iii) provides for post-retirement medical, life insurance or other welfare-type benefits (other than as required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or under a similar state law), or (iv) is a multiple employer plan as defined in Section 413(c) of the Code.

          (c)   Except as set forth in Section 4.11(c) of the Company Disclosure Schedule, the Company Benefit Plans and their related trusts intended to qualify under Sections 401 and 501(a) of the Code are subject to a favorable determination or opinion letter from the IRS and, to the Knowledge of the Company, nothing has occurred that is reasonably likely to result in the revocation of such letter, except where the failure to so comply would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect.

          (d)   The Company Benefit Plans have been maintained and administered in all material respects in accordance with their terms and applicable laws except where the failure to so comply would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, it being understood that it shall not be a breach of this representation or any other representation in this Agreement if as a result of the transactions contemplated by this Agreement (or otherwise on or after the date of this Agreement) any pension plan is required to be funded or terminated.

          (e)   As of the date of this Agreement, there are no suits, actions, disputes, claims (other than routine claims for benefits), arbitrations, audits, examinations, administrative or other proceedings pending or, to the Knowledge of the Company, threatened with respect to any Company Benefit Plan or any related trust or other funding medium thereunder or with respect to the Company as the sponsor or fiduciary thereof, and no Company Benefit Plan is currently the subject of a submission under IRS Employee Plans Compliance Resolution System or any similar system, nor under any Department of Labor amnesty program, and the Company does not anticipate any such submission of any Company Benefit Plan, in each case which would reasonably be expected to have a Company Material Adverse Effect.

          (f)    All contributions required to be made under the terms of any Company Benefit Plan or applicable law have been timely made or have been reflected on the audited financial statements in accordance with GAAP, and none of the Company Benefit Plans has any material unfunded liabilities not so reflected.

        4.12    Compliance With Applicable Law.

          (a)   Except as set forth in Section 4.12(a) of the Company Disclosure Schedule, the Company and each of its Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to, and have complied with and are not in violation in any material respect under, any applicable law, statute, order, rule or regulation of any Governmental Entity relating to the Company or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such non-compliance or violation would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received written notice of any violations of any of the above which, individually or in the aggregate, would reasonably be expected to result in a Company Material Adverse Effect. Neither the Company nor any Subsidiary of the Company is in violation of any requirement of applicable law, statute, order, rule or regulation of any Governmental Entity relating to the Company or any of its Subsidiaries related to privacy, data protection or the collection and use of personal information gathered or used by the Company and the Subsidiaries of the Company or any of their respective businesses or properties is bound, except for violations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (b)   Since the enactment of the Sarbanes-Oxley Act, the Company has been and is in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing standards of the NASDAQ Stock Market, including those related to corporate governance.

        4.13    Certain Contracts.

          (a)   Except as set forth in Section 4.13(a) of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any of its Subsidiaries is a party to or is bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement, (ii) which restricts the rights of the Company or any of its Subsidiaries to compete in any line of business in any geographic area or with any Person, or which requires exclusive referrals of business or requires the Company or any of its Subsidiaries to offer specified products or services to their customers on a priority or exclusive basis, (iii) with or to a labor union or guild (including any collective bargaining agreement), (iv) which relates to the incurrence of indebtedness in the principal amount of $2,000,000 or more, (v) which grants any Person a right of first refusal, right of first offer or similar right with respect to any material properties, assets or businesses of the Company or its Subsidiaries, or (vi) which involves the purchase or sale of assets (other than purchases or sales: (i) in the ordinary course of business, and (ii) of equipment from or to Enterprise Integration Services, Inc., a subsidiary of the Company) with a purchase price of $375,000 or more in any single case or $2,000,000 in all such cases. Each contract, arrangement, commitment or understanding of the type described in this Section 4.13(a), whether or not publicly disclosed in the Company SEC Reports filed prior to the date hereof or set forth in Section 4.13(a) of the Company Disclosure Schedule, is referred to herein as a "Company Contract", and neither the Company nor any of its Subsidiaries has received written notice of any material violation of a Company Contract by any of the other parties thereto. The Company has made available all contracts which involved payments by the Company or any of its Subsidiaries in fiscal year 2013 of more than $1,250,000 or which could reasonably be expected to involve payments during fiscal year 2014 of more than $1,250,000 other than any such contract that is terminable at will on sixty (60) days or less notice without payment of a penalty in excess of $1,250,000, other than any contract entered into on or after the date hereof that is permitted under the provisions of Section 6.2.

          (b)   Except as set forth in Section 4.13(b) of the Company Disclosure Schedule, (i) each Company Contract is valid and binding on the Company and in full force and effect (other than due to the ordinary expiration of the term thereof), and, to the Knowledge of the Company, is valid and binding on the other parties thereto, in each case, as enforceability may be limited by the Bankruptcy and Equity Exceptions, (ii) the Company and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Company Contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute a material default on the part of the Company or any of its Subsidiaries under any such Company Contract, except, in each case, with respect to the foregoing clauses (i) through (iii) as would not reasonably be expected to result in, either individually or in the aggregate, a Company Material Adverse Effect.

        4.14    Undisclosed Liabilities.    Except for (a) liabilities that are fully reflected or reserved against on the consolidated balance sheet of the Company included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, (b) liabilities incurred in the ordinary course of business consistent with past practice, (c) liabilities arising under the terms of (but not from any breach or default under) any agreement, contract, commitment, license, permit, lease or other instrument or obligation that is either (x) disclosed in the Company Disclosure Schedule or (y) not required to be so disclosed by the terms of this Agreement (and including any of the foregoing types of instruments or obligations that are entered into or obtained after the date of this Agreement, as long such action does not result in a breach of this Agreement), (d) liabilities incurred pursuant to or in connection with this Agreement or the transactions contemplated hereby or (e) liabilities that would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued or contingent or otherwise and whether due or to become due) that would be required by GAAP to be reflected in the consolidated balance sheet of the Company.

        4.15    Anti-Takeover Provisions.    No state takeover statute or similar statute or regulation applies or purports to apply to the Company with respect to this Agreement, the Merger or any of the transactions contemplated by this Agreement.

        4.16    Company Information.    The information relating to the Company and its Subsidiaries to be provided by the Company for inclusion in the Proxy Statement/Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement/Prospectus (except for such portions thereof as relate only to Parent, Merger Sub or any of their respective Subsidiaries) will comply as to form in all material respects with the Exchange Act.

        4.17    Title to Property.

          (a)    Real Property.    Except as disclosed in Section 4.17(a)(i) of the Company Disclosure Schedule, the Company and its Subsidiaries do not own any real property (the "Owned Real Property"). All real property and fixtures material to the business, operations or financial condition of the Company and its Subsidiaries are in substantially good condition and repair except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect. The Company or a Subsidiary of the Company has good fee simple title to all material Owned Real Property specified in Section 4.17(a)(ii) of the Company Disclosure Schedule. Except for Permitted Liens, as of the date of this Agreement, none of the material Owned Real Properties specified in Section 4.17(a)(ii) of the Company Disclosure Schedule is subject to any lease, sublease, license or other agreement granting to any Person (other than the Company or any Subsidiary of the Company) any right to the use or occupancy of such Owned Real Property or any part thereof. Except as would not reasonably be expected to have, in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company, there does not exist any condemnation or eminent domain proceeding that affects any Owned Real Property.

          (b)    Personal Property.    The Company and its Subsidiaries have good, valid and marketable title to, or a valid leasehold interest in, or with respect to licensed assets only, a valid license to use, all tangible personal property owned by them on the date hereof, free and clear of all Liens other than Permitted Liens, except where the failure to have such title, valid leasehold or valid license would not reasonably be expected to result in, either individually or in the aggregate, a Company Material Adverse Effect. With respect to personal property used in the business of the Company and its Subsidiaries which is leased rather than owned, neither the Company nor any Subsidiary thereof is in default under the terms of any such lease the loss of which would reasonably be expected to result in, either individually or in the aggregate, a Company Material Adverse Effect.

          (c)    Leased Property.    All leases of real property and all other leases material to the Company and its Subsidiaries under which the Company or a Subsidiary, as lessee, leases real or personal property (the "Leased Real Property") are valid and binding in accordance with their respective terms, there is not under such lease any material existing default by the Company or such Subsidiary or, to the Knowledge of the Company, the lessors thereunder, or any event which with notice or lapse of time would constitute such a default, and in the case of real estate leases the Company or such Subsidiary quietly enjoys the premises provided for in such lease except, in each case, as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect. Except as would not reasonably be expected to have, in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company, there does not exist any condemnation or eminent domain proceeding that affects any Leased Real Property.

        As used herein, "Permitted Liens" means (i) Liens publicly disclosed in the Company SEC Reports filed prior to the date hereof, (ii) Liens disclosed in Section 4.17 of the Company Disclosure Schedule, (iii) Liens for current Taxes not yet due and payable and other standard exceptions commonly found in title policies in the jurisdiction where the property is located, (iv) such encumbrances and imperfections of title, if any, as do not materially detract from the value of the properties and do not materially interfere with the present or proposed use of such properties or otherwise materially impair such operations, (v) Liens imposed or promulgated by laws with respect to real property and improvements, including zoning regulations, (vi) mechanics', carriers', workmen's, repairmen's and similar Liens incurred in the ordinary course of business or (vii) Liens that would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect.

        4.18    Insurance.    The Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent in accordance with industry practice (taking into account the cost and availability of such insurance), except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries are in compliance with their insurance policies, including any State Self Insurance program, and are not in default under any of the terms thereof, except for any such non-compliance or default that would not reasonably be expected to result in a Company Material Adverse Effect. Each such policy is outstanding and in full force and effect (other than due to the ordinary expiration of the term thereof), except as set forth on Section 4.18 of the Company Disclosure Schedule. All premiums and other payments due under any such policy have been paid.

        4.19    Environmental Liability.    Except as set forth in Section 4.19 of the Company Disclosure Schedule, to the Knowledge of the Company neither the Company nor any of its Subsidiaries has received any written notice of any legal, administrative, arbitral or other proceedings, claims, actions, causes of action or, to the Knowledge of the Company, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that would reasonably be expected to result in the imposition, on the Company or any of its Subsidiaries of any liability or obligation arising under common law standards relating to protection of the environment or human health, or under any local, state or federal environmental statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (collectively, "Environmental Laws"), which liability or obligation would reasonably be expected to result in a Company Material Adverse Effect. To the Knowledge of the Company, during or prior to the period of (a) its or any of its Subsidiaries' ownership or operation of any of their respective current properties, (b) its or any of its Subsidiaries' participation in the management of any property, or (c) its or any of its Subsidiaries' holding of a security interest or other interest in any property, there were no releases or threatened releases of hazardous, toxic, radioactive or dangerous materials or other materials regulated under Environmental Laws in, on, under or affecting any such property which would reasonably be expected to result in a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Entity or third Person imposing any material liability or obligation pursuant to or under any Environmental Law that would reasonably be expected to result in a Company Material Adverse Effect. To the Knowledge of the Company, the Company and its Subsidiaries are in compliance with all Environmental Laws, including possessing all material permits required for its currently conducted operations under applicable Environmental Laws, except, in each case, for any such non-compliance that, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect. Notwithstanding any other provision of this Agreement to the contrary (including Section 4.12), the representations and warranties of the Company in this Section 4.19 constitute the sole representations and warranties of the Company with respect to any matter (including any liability) relating to Environmental Laws.

        4.20    Intellectual Property.    The Company and its Subsidiaries own, or are validly licensed or otherwise have the right to use, all patents, patent applications, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights, trade secrets, designs, domain names, lists, data, databases, processes, methods, schematics, technology, know-how, documentation, and other proprietary intellectual property rights and any such rights in computer programs (collectively, "Intellectual Property Rights") as used in their business as presently conducted, except where the failure to have the right to use such Intellectual Property Rights, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. No actions, suits or other proceedings are pending or, to the Knowledge of the Company, threatened in writing that the Company or any of its Subsidiaries is infringing, misappropriating or otherwise violating the rights of the Company or any of its Subsidiaries with respect to any Intellectual Property Right owned by the Company or any of its Subsidiaries, expect for such infringement, misappropriation or violation that, individually or in the aggregate, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Notwithstanding any other provision of this Agreement to the contrary, the representations and warranties of the Company in this Section 4.20 constitute the sole representations and warranties of the Company with respect to any matter (including any liability) relating to intellectual property matters.

        4.21    Communications Regulatory Matters.

          (a)   The Company and each of its Subsidiaries hold (i) all approvals, authorizations, certificates and licenses issued by the FCC or the State Regulators that are required for the Company and each of its Subsidiary to conduct its business as presently conducted, which approvals, authorizations, certificates and licenses are set forth in Section 4.21(a) of the Company Disclosure Schedule, and (ii) all other material regulatory permits, approvals, licenses and other authorizations, including franchises, ordinances and other agreements granting access to public rights of way, issued or granted to the Company or any of its Subsidiaries by a Governmental Entity that are required for the Company and each of its Subsidiaries to conduct its business, as presently conducted (clause (i) and (ii) collectively, the "Licenses").

          (b)   Each License is valid and in full force and effect and has not been suspended, revoked, canceled or adversely modified, except where the failure to be in full force and effect, or the suspension, revocation, cancellation or modification of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No License is subject to (i) any conditions or requirements that have not been imposed generally upon licenses in the same service, unless such conditions or requirements would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, or (ii) any pending regulatory proceeding or judicial review before a Governmental Entity, unless such pending regulatory proceeding or judicial review would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, there has been no event, condition or circumstance that would preclude any License from being renewed in the ordinary course (to the extent that such License is renewable by its terms), except where the failure to be renewed would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (c)   The licensee of each License is in compliance with each License and has fulfilled and performed all of its obligations with respect thereto, including all reports, notifications and applications required by the rules, regulations, policies, instructions and orders of the FCC or the State Regulators, and the payment of all regulatory fees and contributions, except (i) for exemptions, waivers or similar concessions or allowances and (ii) where such failure to be in compliance, fulfill or perform its obligations or pay such fees or contributions would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        4.22    Labor Matters.    Except as set forth in Section 4.22 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel the Company or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other material labor dispute involving it or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened, nor, to the Knowledge of the Company, is there any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity. As of the date of this Agreement, there is no written labor or employment-related charge, complaint or claim of any sort against the Company or any Subsidiary of the Company pending or, to the Knowledge of the Company, threatened before any Governmental Entity, except for such charges, complaints or claims that would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        4.23    Transactions with Affiliates.    As of the date of this Agreement, there are no transactions, agreements, arrangements or understandings between the Company or any of the Subsidiaries of the Company, on the one hand, and any Affiliate of the Company (other than the Subsidiaries of the Company), on the other hand, of the type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

        4.24    Opinion of Financial Advisor.    The Company has received an opinion of Waller Capital Securities, LLC, financial advisor to the Company, to the effect that, as of the date of such opinion, the Exchange Ratio is fair, from a financial point of view, to the holders of the Company Common Stock. A written copy of such opinion will be furnished, for informational purposes, to Parent as promptly as practicable following the receipt thereof by the Company. It is agreed and understood that such opinion may not be relied on by Parent or Merger Sub.

        4.25    Rights Agreement.    The Board of Directors of the Company has approved the execution of the Rights Agreement Amendment such that the Rights issued pursuant to the terms of the Rights Agreement are inapplicable to this Agreement and the transactions contemplated hereby. The Rights Agreement, as so amended, has not been further amended or modified. A copy of the Rights Agreement Amendment has been previously made available to Parent.

        4.26    Acknowledgement of the Company.    The Company acknowledges and agrees that it has conducted its own independent review and analysis of the business, assets, condition and operations of Parent and its Subsidiaries. In entering into this Agreement, the Company has relied solely upon its own investigation and analysis and the representations and warranties, covenants and agreements of Parent and Merger Sub contained in this Agreement and the Company (a) acknowledges that, other than as set forth in this Agreement, none of Parent, Merger Sub nor any of their respective directors, officers, employees, Affiliates, agents or representatives makes or has made any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to the Company or its agents or representatives prior to the execution of this Agreement, and (b) agrees, to the fullest extent permitted by law, that none of Parent, Merger Sub nor any of their respective directors, officers, employees, Affiliates, agents or representatives shall have any liability or responsibility whatsoever to the Company on any basis (including in contract, tort or otherwise) based upon any information provided or made available, or statements made, to the Company prior to the execution of this Agreement.

        4.27    No Other Representations or Warranties.    Except for the representations and warranties expressly contained in this Section 4, neither the Company nor any other Person makes any other express or implied representation or warranty with respect to the Company, the Company's Subsidiaries or the transactions contemplated by this Agreement, and the Company disclaims any other representations or warranties, whether made by the Company or any of its affiliates, officers, directors, employees, agents or representatives. Except for the representations and warranties expressly contained in this Section 4, the Company hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to Parent, Merger Sub or any of their Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to Parent by any director, officer, employee, agent, consultant, or representative of the Company or any of its Affiliates).

5.  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Except as set forth in (a) Parent's filings with the SEC required by the Securities Act or the Exchange Act (excluding any disclosures set forth in any section of any such report entitled "Risk Factors" or "Forward-Looking Statements" or any other disclosures included in such filings to the extent that they are forward-looking in nature) or (b) in the disclosure schedule of Parent and Merger Sub delivered to the Company concurrently herewith (the "Parent Disclosure Schedule") (with specific reference to the section of this Agreement to which the information stated in such Parent Disclosure Schedule relates; provided that (i) disclosure in any section of such Parent Disclosure Schedule shall be deemed to be disclosed with respect to any other Section of this Agreement to the extent that it is reasonably apparent from the face of such disclosure that such disclosure is applicable or relevant to such other Section and (ii) the mere inclusion of an item in such Parent Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would have a Parent Material Adverse Effect (as hereinafter defined)), Parent and Merger Sub hereby represent and warrant to the Company as follows:

        5.1    Corporate Organization.

          (a)   Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each of Parent and Merger Sub has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business currently conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to result in a Parent Material Adverse Effect. The copies of the charter documents of Parent and Merger Sub which have previously been made available to the Company are true, complete and correct copies of such documents as in effect as of the date of this Agreement. As used in this Agreement, a "Parent Material Adverse Effect" means (i) a material adverse effect on the business, results of operations or financial condition of Parent and its Subsidiaries taken as a whole or (ii) a material adverse effect on Parent's or Merger Sub's ability to consummate the transactions contemplated hereby on a timely basis; provided, however, that in determining whether a Parent Material Adverse Effect has occurred, there shall be excluded any effect on the Parent or its Subsidiaries relating to or arising in connection with (A) any adverse change, effect, event or occurrence, state of facts or developments to the extent the public announcement or the pendency of this Agreement or the transactions contemplated hereby or any actions required to be taken (or refrained from being taken) in compliance herewith or otherwise with the consent of the other party hereto, including the impact thereof on the relationships of Parent or any of its Subsidiaries with customers, suppliers, distributors, consultants, employees or independent contractors or other third parties with whom Parent or any of its Subsidiaries has any relationship and including any litigation brought by any shareholder of the Company or Parent in connection with the transactions contemplated hereby, (B) any failure by Parent to meet any projections or forecasts for any period ending (or for which revenues or earnings are released) on or after the date hereof (it being understood that this clause (B) does not and shall not be deemed to apply to the underlying cause or causes of any such failure), (C) any change in federal, state, non-U.S. or local law, regulations, policies or procedures, or interpretations thereof, GAAP or regulatory accounting requirements applicable or potentially applicable to the industries in which Parent or its Subsidiaries operate, (D) changes generally affecting the industries in which Parent or its Subsidiaries operate that are not specifically related to Parent and its Subsidiaries and do not have a materially disproportionate adverse effect on the Parent and its Subsidiaries, taken as a whole, (E) changes in economic conditions (including changes in the prevailing interest rates) in the United States, in any region thereof, or in any non-U.S. or global economy that do not have a materially disproportionate adverse effect on the Parent and its Subsidiaries, taken as a whole or (F) any attack on, or by, outbreak or escalation of hostilities or acts of terrorism involving, the United States, or any declaration of war by the United States Congress or any hurricane or other natural disaster.

          (b)   The copies of the Articles of Incorporation and Bylaws of Parent and Merger Sub, and similar organizational documents of each its Subsidiaries, which have previously been made available to the Company are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

        5.2    Capitalization.

          (a)   The authorized capital stock of Parent consists of 100,000,000 shares of Common Stock, par value $0.01 per share, and 10,000,000 shares of Preferred Stock, par value $0.01 per share. As of the close of business on June 27, 2014 (the "Parent Capitalization Date"), there (i) were 40,287,654 shares of Parent's Common Stock outstanding and (ii) no shares of Parent's Preferred Stock outstanding. As of the close of business on the Capitalization Date, no shares of Parent Stock were reserved or to be made available for issuance, except as set forth in Section 5.2(a) of the Parent Disclosure Schedule. All of the issued and outstanding shares of Parent Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except (i) as set forth in Section 5.2(a) of the Parent Disclosure Schedule, (ii) pursuant to any cashless exercise provisions of any options or pursuant to the surrender of shares to Parent or the withholding of shares by Parent to cover tax withholding obligations under Parent's stock plans and arrangements set forth in Section 5.2(a) of the Parent Disclosure Schedule (collectively, and in each case as the same may be amended to the date hereof, the "Parent Stock Plans"), and (iii) as set forth elsewhere in this Section 5.2(a), Parent does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase, sale, repurchase, redemption or issuance of any shares of Parent Stock or any other equity securities of Parent or any securities representing the right to purchase or otherwise receive any shares of the Parent capital stock (including any rights plan or agreement). Since the Parent Capitalization Date, Parent has not (i) issued or repurchased any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than upon the exercise of employee stock options granted prior to such date and disclosed in this Section 5.2(a) or pursuant to the surrender of shares to Parent or the withholding of shares by Parent to cover tax withholding obligations under the Parent Stock Plans, or (ii) issued or awarded any options, restricted shares or other equity-based awards under the Parent Stock Plans.

          (b)   The authorized capital stock of Merger Sub consists of 100 shares of common stock, no par value, all of which are issued and outstanding and are owned, of record and beneficially, solely by a subsidiary of the Parent.

          (c)   Except as set forth in Section 5.2(c) of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries own, directly or indirectly, any equity or similar interest in, or any interest convertible into or exchangeable for, any equity or similar interest in, any corporation, partnership, joint venture or other similar business association or entity (other than its wholly owned Subsidiaries), with respect to which securities Parent or any of its Subsidiaries has invested (and currently owns) or is required to invest $3,000,000 or more. Except as set forth in Section 5.2(c) of the Parent Disclosure Schedule, Parent owns, directly or indirectly, all of the issued and outstanding shares of capital stock of or all other equity interests in each of Parent's Subsidiaries free and clear of any Liens and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Neither Parent nor any of its Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase, repurchase, sale, redemption or issuance of any shares of capital stock or any other equity security of any Subsidiary of Parent or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of any such Subsidiary. There are no restrictions on the Parent with respect to voting the stock of any Subsidiary of the Parent.

        5.3    Authority; No Violation.

          (a)   Each of Parent and Merger Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, have been duly and validly approved by the Board of Directors of Parent ("Parent Board") and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to approve this Agreement and the consummation of the transactions contemplated hereby, including the Merger, or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and (assuming due authorization, execution and delivery by the Company) constitutes a valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as enforcement may be limited by the Bankruptcy and Equity Exceptions.

          (b)   Neither the execution and delivery of this Agreement by Parent or Merger Sub, nor the consummation by Parent or Merger Sub of the transactions contemplated hereby, including the Merger will (i) violate any provision of charter documents of Parent or Merger Sub or (ii) assuming that the consents, approvals and filings referred to in Section 5.4 are duly obtained or made, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent, Merger Sub or any of their respective Subsidiaries or any of their respective properties or assets, or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, or require redemption or repurchase or otherwise require the purchase or sale of any securities, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Parent, Merger Sub or any of their respective Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent, Merger Sub or any of their respective Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (ii) above) for such violations, conflicts, breaches, defaults or other events which either individually or in the aggregate would not reasonably be expected to result in a Parent Material Adverse Effect.

        5.4    Consents and Approvals.    Except as set forth in Section 5.4 of the Parent Disclosure Schedule, no Consents of, or filings or registrations with, any Governmental Entity or any third Person are necessary in connection with (a) the execution and delivery by Parent or Merger Sub of this Agreement or (b) the consummation by Parent or Merger Sub of the transactions contemplated hereby and thereby, including the Merger, except for (i) any notices required to be filed under the HSR Act, (ii) the Consents from, or registrations, declarations, notices or filings made to or with the Federal FCC, or any Governmental Entity (including State Regulators) and local cable franchise authorities) (other than with respect to securities, antitrust, competition, trade regulation or similar laws), in each case as may be required in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement and are required in with respect to mergers, business combinations or changes in control of telecommunications companies generally, (iii) the filing with the SEC of the Proxy Statement/Prospectus (as hereinafter defined) as well as any other filings required to be made with the SEC pursuant to the Securities Act or the Exchange Act, (iv) the filing of the Articles of Merger and related certificates with the Minnesota Secretary pursuant to the MBCA, (v) Consents or approvals of, or filings or registrations with, Governmental Entities or third parties, (vi) such filings and approvals as may be required to be made under the state blue sky or securities Laws or various states in connection with the issuance of shares of Parent Stock pursuant to this Agreement and (vii) such filings as may be required to cause the shares of Parent Stock to be issued pursuant this Agreement to be approved for listing on the NASDAQ Global Select Market, the failure of which to be obtained would not be reasonably expected to result in, individually or in the aggregate, a Parent Material Adverse Effect.

        5.5    SEC Filings.    Parent has filed all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed by it with the SEC since January 1, 2012 (collectively, the "Parent SEC Reports"). None of Parent's Subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act. Each of the Parent SEC Reports, as amended prior to the date of this Agreement, complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, each as in effect on the date so filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such subsequent filing). None of the Parent SEC Reports contained, when filed or, if amended or supplemented prior to the date hereof, as of the date of such amendment or supplement, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Parent SEC Reports. To the Knowledge of Parent, as of the date hereof, none of the Parent SEC Reports is subject to ongoing SEC review. None of the Subsidiaries of Parent is required to file or furnish reports with the SEC pursuant to the Exchange Act.

        5.6    Financial Statements.

          (a)   Each of the financial statements included (or incorporated by reference) in the Parent SEC Reports (including the related notes, where applicable), fairly present in all material respects (subject, in the case of the unaudited statements, to normal recurring adjustments, none of which would be reasonably expected to result in, individually or in the aggregate, a Parent Material Adverse Effect) the results of the consolidated operations and changes in shareholders' equity and consolidated financial position of Parent and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth. Each of such financial statements (including the related notes, where applicable), complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and each of such financial statements (including the related notes, where applicable) has been prepared in accordance with GAAP, as in effect on the date or for the period with respect to which such principles are applied, in all material respects consistently applied during the periods involved, except in each case as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of Parent and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

          (b)   The records, systems, controls, data and information of Parent and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Parent or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described below in this Section 5.6(b). Parent (i) has established and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) and internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act), including to ensure that material information relating to Parent, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of Parent by others within those entities and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to Parent's outside auditors and the audit committee of the Parent Board (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Parent's ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent's internal controls over financial reporting. These disclosures were made in writing by management to Parent's auditors and audit committee and a copy has previously been made available to the Company. The Parent's disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Parent in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the management of the Parent as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act.

          (c)   From January 1, 2012 to the date of this Agreement, (i) neither the Parent nor any Subsidiary of the Parent nor, to the Knowledge of Parent (as defined below), any director, officer, auditor, accountant or representative of the Parent or any of the Subsidiaries of the Parent has received any written complaint, allegation, assertion or claim that the Parent or any of the Subsidiaries of the Parent has engaged in improper or illegal accounting or auditing practices or maintains improper or inadequate internal accounting controls relating to the Parent and the Subsidiaries of the Parent, taken as a whole, (ii) no attorney representing the Parent or any Subsidiary of the Parent has made a report to the Parent's chief legal officer, chief executive officer or Board of Directors (or any committee thereof) pursuant to the SEC's Standards of Professional Conduct for Attorneys (17 CFR Part 205), and (iii) the Parent has disclosed to its outside auditors any fraud, whether or not material, of which that, to the Knowledge of Parent, involves management or other employees who have a significant role in the Parent's internal control over financial reporting.

        5.7    Broker's Fees.    Except as set forth in Section 5.7 of the Parent Disclosure Schedule, neither Parent, Merger Sub nor any of their respective Subsidiaries, nor any of their respective officers or directors on behalf of the Parent or any of the Parent's Subsidiaries, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

        5.8    Absence of Certain Changes or Events.

          (a)   Except as set forth in Section 5.8(a) of the Parent Disclosure Schedule, since March 31, 2014, no event has occurred which has had or would reasonably be expected to result in, individually or in the aggregate, a Parent Material Adverse Effect.

          (b)   Except as set forth in Section 5.8(b) of the Parent Disclosure Schedule or as contemplated by this Agreement or permitted under Section 6.3, since March 31, 2014, Parent and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course of business.

        5.9    Legal Proceedings.

          (a)   Neither Parent, Merger Sub nor any of their respective Affiliates is a party to any, and there are no pending or, to the Knowledge of Parent, threatened, material legal, administrative, arbitral or other material proceedings, claims, actions or governmental or regulatory investigations of any nature challenging the validity or propriety of the transactions contemplated by this Agreement. As used herein, "to the Knowledge of Parent" shall mean the actual knowledge of the officers of Parent and Merger Sub listed in Section 5.9 of the Parent Disclosure Schedule.

          (b)   Except as set forth in Section 5.9(b) of the Parent Disclosure Schedule, there is no injunction, order, judgment, decree or regulatory restriction of any Governmental Entity specifically imposed upon Parent, Merger Sub or any of their respective Affiliates or the assets of Parent, Merger Sub or any of their respective Affiliates which has resulted in or would reasonably be expected to result in, individually or in the aggregate, a Parent Material Adverse Effect.

        5.10    Taxes.

          (a)   Except as set forth in Section 5.10(a) of the Parent Disclosure Schedule: (i) each of Parent and its Subsidiaries has (A) duly and timely filed (including pursuant to applicable extensions granted without penalty) all material Tax Returns required to be filed by it, and such Tax Returns are true, correct and complete in all material respects, and (B) paid in full all Taxes shown as due on such Tax Returns; (ii) no material deficiencies for any Taxes have been proposed, asserted or assessed in writing against Parent or any of its Subsidiaries which deficiencies have not since been resolved; and (iii) there are no material Liens for Taxes upon the assets of either Parent or its Subsidiaries except for statutory liens for current Taxes not yet due or Liens for Taxes that are being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided.

          (b)   Since January 1, 2012, neither Parent nor any of its Subsidiaries (i) has been a member of an "affiliated group" (other than a group the common parent of which is Parent) filing a consolidated federal income tax return, or (ii) has had any liability for Taxes of any Person (other than Parent and its Subsidiaries) arising from the application of Treasury Regulation section 1.1502-6 or any analogous provision of state, local or non-U.S. law.

          (c)   Since January 1, 2012, no closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or non-U.S. law) has been entered into by or with respect to Parent or any of its Subsidiaries.

          (d)   Neither Parent nor any of its Subsidiaries has been a "distributing corporation" or a "controlled corporation" in any distribution occurring during the last two years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.

          (e)   Neither Parent nor any of its Subsidiaries has granted any waiver of any federal, state, local or non-U.S. statute of limitations with respect to, or granted any extension of a period for the assessment of, any Tax, which waiver or extension has not since expired.

          (f)    Neither the Parent nor any of its Subsidiaries has "participated" in a "reportable transaction" within the meaning of Treasury Regulations Section 1.6011-4.

          (g)   Neither the Parent nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that prevents, or would reasonably be expected to prevent, the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

        5.11    Employee Benefit Plans.    Except as set forth in Section 5.11 of the Parent Disclosure Schedule, neither Parent nor any Person treated as a single employer with Parent under Section 414(b), (c), (m) or (o) of the Code maintains or is required to contribute to any Company Benefit Plan that (i) is a "multiemployer plan" as defined in Sections 3(37) of ERISA, (ii) is subject to the funding requirements of Section 412 of the Code or Title IV of ERISA, or (iii) provides for post-retirement medical, life insurance or other welfare-type benefits (other than as required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or under a similar state law).

        5.12    Compliance With Applicable Law.

          (a)   Except as set forth in Section 5.12(a) of the Parent Disclosure Schedule, Parent and each of its Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to, and have complied with and are not in violation in any material respect under, any applicable law, statute, order, rule or regulation of any Governmental Entity relating to Parent or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such non-compliance or violation would not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect, and neither Parent nor any of its Subsidiaries has received written notice of any violations of any of the above which, individually or in the aggregate, would reasonably be expected to result in a Parent Material Adverse Effect. Neither the Parent nor any Subsidiary of the Parent is in violation of any requirement of applicable law, statute, order, rule or regulation of any Governmental Entity relating to the Parent or any of its Subsidiaries related to privacy, data protection or the collection and use of personal information gathered or used by the Parent and the Subsidiaries of the Parent or any of their respective businesses or properties is bound, except for violations that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (b)   Since the enactment of the Sarbanes-Oxley Act, Parent has been and is in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing standards of the NASDAQ Stock Market, including those related to corporate governance.

        5.13    Certain Contracts.    (i) Each Parent Contract is valid and binding on Parent and in full force and effect (other than due to the ordinary expiration of the term thereof), and, to the Knowledge of Parent, is valid and binding on the other parties thereto, in each case, as enforceability may be limited by the Bankruptcy and Equity Exceptions, (ii) Parent and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Parent Contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute a material default on the part of Parent or any of its Subsidiaries under any such Parent Contract, except, in each case, with respect to the foregoing clauses (i) through (iii) as would not reasonably be expected to result in, either individually or in the aggregate, a Parent Material Adverse Effect. As used in this Agreement, a "Parent Contract" means any contract, arrangement, commitment or understanding (whether written or oral) by which Parent or any of its Subsidiaries is a party to or is bound by (i) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement, (ii) which restricts the rights of Parent or any of its Subsidiaries to compete in any line of business in any geographic area or with any Person, or which requires exclusive referrals of business or requires Parent or any of its Subsidiaries to offer specified products or services to their customers on a priority or exclusive basis, (iii) with or to a labor union or guild (including any collective bargaining agreement), (iv) which relates to the incurrence of indebtedness in the principal amount of $6,000,000 or more, (v) which grants any Person a right of first refusal, right of first offer or similar right with respect to any material properties, assets or businesses of Parent or its Subsidiaries, or (vi) which involves the purchase or sale of assets with a purchase price of $1,125,000 or more in any single case or $6,000,000 in all such cases.

        5.14    Undisclosed Liabilities.    Except for (a) liabilities that are fully reflected or reserved against on the consolidated balance sheet of Parent included in Parent's Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, (b) liabilities incurred in the ordinary course of business consistent with past practice, (c) liabilities arising under the terms of (but not from any breach or default under) any agreement, contract, commitment, license, permit, lease or other instrument or obligation that is either (x) disclosed in the Parent Disclosure Schedule or (y) not required to be so disclosed by the terms of this Agreement (and including any of the foregoing types of instruments or obligations that are entered into or obtained after the date of this Agreement, as long such action does not result in a breach of this Agreement), (d) liabilities incurred pursuant to or in connection with this Agreement or the transactions contemplated hereby or (e) liabilities that would not reasonably be expected to result in, individually or in the aggregate, a Parent Material Adverse Effect, neither Parent nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued or contingent or otherwise and whether due or to become due) that would be required by GAAP to be reflected in the consolidated balance sheet of Parent.

        5.15    Environmental Liability.    Except as set forth in Section 5.15 of the Parent Disclosure Schedule, to the Knowledge of Parent, neither Parent nor any of its Subsidiaries has received any written notice of any legal, administrative, arbitral or other proceedings, claims, actions, causes of action or, to the Knowledge of Parent, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that would reasonably be expected to result in the imposition, on Parent or any of its Subsidiaries of any liability or obligation arising under Environmental Laws, which liability or obligation would reasonably be expected to result in a Parent Material Adverse Effect. To the Knowledge of Parent, during or prior to the period of (a) its or any of its Subsidiaries' ownership or operation of any of their respective current properties, (b) its or any of its Subsidiaries' participation in the management of any property, or (c) its or any of its Subsidiaries' holding of a security interest or other interest in any property, there were no releases or threatened releases of hazardous, toxic, radioactive or dangerous materials or other materials regulated under Environmental Laws in, on, under or affecting any such property which would reasonably be expected to result in a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Entity or third Person imposing any material liability or obligation pursuant to or under any Environmental Law that would reasonably be expected to result in a Parent Material Adverse Effect. To the Knowledge of Parent, Parent and its Subsidiaries are in compliance with all Environmental Laws, including possessing all material permits required for its currently conducted operations under applicable Environmental Laws, except, in each case, for any such non-compliance that, individually or in the aggregate, would not reasonably be expected to result in a Parent Material Adverse Effect. Notwithstanding any other provision of this Agreement to the contrary (including Section 5.12), the representations and warranties of Parent in this Section 5.15 constitute the sole representations and warranties of Parent with respect to any matter (including any liability) relating to Environmental Laws.

        5.16    Parent Information.    The information relating to Parent and its Subsidiaries (including Merger Sub) to be provided by Parent to be contained in the Proxy Statement/Prospectus, any filing pursuant to Rule 14a-12 or Rule 14a-6 under the Exchange Act or in any other document filed with any other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

        5.17    No Business Activities by Merger Sub.    All of the outstanding capital stock of Merger Sub is owned by Parent. Merger Sub is not a party to any contract and has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub has no Subsidiaries.

        5.18    Ownership of Company Common Stock; No Other Agreements.    Neither Parent, Merger Sub nor any of their respective Subsidiaries or, to the Knowledge of Parent, any of their respective Affiliates or associates (as such term is defined under the Exchange Act) (a) beneficially owns, directly or indirectly, or (b) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in case of either clause (a) or (b), any Company Common Stock, in each case, except in accordance with this Agreement, including the Merger. Neither Parent, Merger Sub nor any of their respective Subsidiaries or, to the Knowledge of Parent, any of their respective Affiliates or associates (as such term is defined under the Exchange Act) has entered into any contract or agreement with any officer or director of the Company in connection with the transactions contemplated by this Agreement.

        5.19    Acknowledgement of Parent.    Parent acknowledges and agrees that it has conducted its own independent review and analysis of the business, assets, condition and operations of the Company and its Subsidiaries. In entering into this Agreement, Parent has relied solely upon its own investigation and analysis and the representations and warranties, covenants and agreements of the Company contained in this Agreement and Parent (a) acknowledges that, other than as set forth in this Agreement, none of the Company nor any of its respective directors, officers, employees, Affiliates, agents or representatives makes or has made any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Parent or its agents or representatives prior to the execution of this Agreement, and (b) agrees, to the fullest extent permitted by law, that none of the Company nor any of its respective directors, officers, employees, Affiliates, agents or representatives shall have any liability or responsibility whatsoever to Parent on any basis (including in contract, tort or otherwise) based upon any information provided or made available, or statements made, to Parent prior to the execution of this Agreement.

        5.20    No Other Representations or Warranties.    Except for the representations and warranties expressly contained in this Section 5, none of Parent, Merger Sub nor any other Person makes any other express or implied representation or warranty with respect to the Parent, Parent's Subsidiaries, Merger Sub or the transactions contemplated by this Agreement, and Parent disclaims any other representations or warranties, whether made by Parent, Merger Sub or any of their respective affiliates, officers, directors, employees, agents or representatives. Except for the representations and warranties expressly contained in this Section 5, each of Parent and Merger Sub hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to the Company or any of its Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to the Company by any director, officer, employee, agent, consultant, or representative of Parent or any of its Affiliates).

6.  COVENANTS RELATING TO CONDUCT OF BUSINESS

        6.1    Conduct of Business of the Company Prior to the Effective Time.    Except as expressly contemplated or permitted by this Agreement, or as required by applicable law, rule or regulation, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the ordinary course and (b) use commercially reasonable efforts to maintain and preserve substantially intact its business organization and the goodwill of those having business or other third-party relationships with it, including Governmental Entities, and retain the services of its present officers and key employees.

        6.2    Company Forbearances.    Except as set forth in Section 6.2 of the Company Disclosure Schedule, as expressly contemplated or permitted by this Agreement, as required by applicable law, rule or regulation, or by any Governmental Entity or as required by a Company Benefit Plan or as required by any agreement in effect on the date hereof (true and correct copies of which have been delivered to Parent prior to the date of this Agreement), during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed):

          (a)   (i) adjust, split, combine or reclassify its capital stock, (ii) set any record or payment dates for the payment of any dividends or distributions on its capital stock or make, declare or pay any dividend or make any other distribution on any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, except that (x) the Company may declare and pay regular quarterly cash dividends of $0.15 per share and (y) any wholly owned Subsidiary of the Company may declare and pay dividends to its parent and other wholly owned Subsidiaries of the Company, (iii) directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (except pursuant to the exercise of Company Options or vesting of restricted Company Common Stock outstanding as of the date hereof or pursuant to the Company's Employee Stock Purchase Plan prior to September 1, 2014 or permitted to be issued under this Section 6.2 or pursuant to the surrender of shares to the Company or the withholding of shares by the Company to cover tax withholding obligations under the Company Stock Plans), or (iv) grant any stock appreciation rights or grant any Person any right to acquire any shares of its capital stock except in the ordinary course of business in accordance with past practice, or issue, or commit to issue, sell, grant, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale grant, disposition, pledge or other encumbrance of, any additional shares of capital stock (except pursuant to the exercise of stock options under the Company Stock Plans outstanding as of the date hereof in accordance with the terms of the awards or Permitted Issuances), any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any additional shares of capital stock, or any other securities in respect of, in lieu of, or in substitution for, any shares of its capital stock outstanding on the date of this Agreement;

          (b)   sell, transfer, mortgage, encumber or otherwise dispose of any of its material assets or material properties to any Person (other than a direct wholly owned Subsidiary), by merger, consolidation, asset sale or other business combination (including formation of a joint venture) or cancel, release or assign any indebtedness to any such Person or any claims held by any such Person, in each case, except (i) in the ordinary course of business consistent with past practice, including sales of repossessed assets, (ii) dispositions of obsolete or worthless assets, (iii) sales of loans, receivables and other assets in the ordinary course of business consistent with past practice and (iv) sales of immaterial assets which involve the sale of assets outside of the ordinary course of business with a purchase price of $375,000 or less in any single case or $1,500,000 in all such cases;

          (c)   make any investment or acquisition, by purchase or other acquisition of stock or other equity interests, by merger, consolidation, asset purchase or other business combination, or by contributions to capital; or make any material purchases of any property or assets, in or from any other Person other than a wholly owned Subsidiary of the Company, except (i) as expressly required by the terms of any contracts or agreements in force at the date of this Agreement and set out in Section 6.2(c) of the Company Disclosure Schedule, (ii) as otherwise permitted by this Section 6.2, and (iii) other acquisitions in the ordinary course of business consistent with past practice and, in any case, involving consideration in an aggregate amount not in excess of $2,500,000;

          (d)   enter into, renew, extend, amend or terminate any contract, lease or agreement that is or would be a Company Contract;

          (e)   other than general pay increases, including in connection with promotions, made in the ordinary course of business consistent with past practice, for employees, directors or independent contractors generally or as provided by any agreement in effect on the date hereof (true and correct copies of which have been delivered to Parent prior to the date of this Agreement), (i) increase, or commit to increase, the compensation or severance payable (including by granting or increasing the rate or terms of any salary, bonus, pension or other compensation pursuant to the terms of any employee benefit plan, policy, agreement or arrangement) to any of its employees, directors or independent contractors, (ii) pay any severance other than in the ordinary course of business consistent with past practice or (iii) except as may be required, or advisable, to comply with applicable law or contract, amend, establish or enter into any pension, retirement, profit-sharing, severance, retention or welfare benefit plan or agreement or incentive or employment, agreement with or for the benefit of any employee, director or independent contractor or accelerate the vesting of any stock options or other stock-based compensation;

          (f)    amend its Articles of Incorporation, bylaws or similar governing documents or similar organizational documents of any of Subsidiary of the Company;

          (g)   enter into any new material line of business outside of its existing business;

          (h)   assign, transfer, lease, cancel, fail to renew or fail to extend any material Permit issued by the FCC or any State Regulator;

          (i)    incur any indebtedness for borrowed money, issue any debt securities or assume, guarantee or endorse or otherwise become responsible for the obligations of another Person, or make any loans, advances of capital contributions to, or investments in, any other Person, except in the ordinary course of business consistent with past practice;

          (j)    make or change any material Tax election or settle or compromise any material Tax liability of the Company or any of its Subsidiaries;

          (k)   make any material changes in its accounting methods or method of Tax accounting, practices or policies, except as may be required under applicable law, rule, regulation or GAAP;

          (l)    effect or permit, with respect to the Company and any Subsidiary of the Company, a "plant closing" or "mass layoff", as such terms are defined under the Worker Adjustment and Retraining Act of 1988, as amended;

          (m)  except as permitted pursuant to Section 7.7, take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Section 8.1 or 8.2 not being satisfied; or

          (n)   agree to, or make any commitment to, take or announce any of the actions prohibited by this Section 6.2.

        6.3    Parent Forbearances.    Except as set forth in Section 6.3 of the Parent Disclosure Schedule, as expressly contemplated or permitted by this Agreement, as required by applicable law, rule or regulation, or by any Governmental Entity, during the period from the date of this Agreement to the Effective Time, Parent shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed):

          (a)   engage in any material repurchase of, or any recapitalization or other change, restructuring or reorganization with respect to, Parent Stock, including payment of any dividend or other distribution in respect to shares of Parent Stock (other than Parent's regular quarterly cash dividends);

          (b)   (i) alter through merger, liquidation, reorganization, restructuring or in any other manner the corporate structure or organization of Parent or (ii) engage in any action or enter into any transaction or series of transactions, or permit any action to be taken or transaction or series of transactions to be entered into, that, in the case of either clause (i) or clause (ii), could reasonably be expected to delay the consummation of, or otherwise adversely affect, the Merger or any of the other Transactions, including withdrawing or modifying, in a manner adverse to the Company, the approval by the Parent Board of this Agreement, the Merger or the issuance of Parent Stock;

          (c)   without limiting the generality of Section 6.2(b), acquire (whether through merger, consolidation, stock or asset purchase or otherwise), or agree to so acquire, any material amounts of assets of or any equity in any Person or any business or division thereof, unless such acquisition or agreement would not (i) impose any delay in the obtaining of, or materially increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Entity necessary to consummate the Merger or any of the other Transactions or the expiration or termination of any waiting period under the HSR Act or other Law, (ii) increase the risk of any Governmental Entity entering an order prohibiting the consummation of the Merger or any of the transactions contemplated by this Agreement or (iii) increase the risk of not being able to remove any such order on appeal or otherwise;

          (d)   adopt any amendments to the Certificate of Incorporation or Bylaws of Parent (or similar organizational documents of any of Subsidiary of Parent) which would alter any of the terms of Parent Stock; or

          (e)   agree to, or make any commitment to, take any of the actions prohibited by this Section 6.3.

7.  ADDITIONAL AGREEMENTS

        7.1    Proxy Statement/Prospectus; Parent Registration Statement; Other Filings.    Parent and the Company shall together, or pursuant to an allocation of responsibility to be agreed upon between them:

          (a)   prepare and file with the SEC as soon as is reasonably practicable (i) joint proxy materials of the Company and Parent (the "Proxy Statement/Prospectus") under the Exchange Act with respect to the Company Shareholder Meeting and the Parent Shareholder Meeting, and (ii) a Registration Statement on Form S-4 or other appropriate Form under the Securities Act (the "Parent Registration Statement") with respect to the issuance of shares of Parent Stock pursuant to the Merger (the "Parent Stock Issuance") in which the Proxy Statement/Prospectus shall be included as a prospectus;

          (b)   use commercially reasonable efforts to have, as promptly as practicable, (i) the Proxy Statement/Prospectus cleared by the SEC under the Exchange Act and (ii) the Parent Registration Statement declared effective by the SEC under the Securities Act;

          (c)   take all such action as shall be required under applicable state blue sky or securities Laws in connection with the transactions contemplated by this Agreement; and

          (d)   cooperate with each other in determining whether any filings are required to be made or consents are required to be obtained in any foreign jurisdiction prior to the Effective Time in connection with the transactions contemplated by this Agreement, and in making any such filings promptly and in seeking to obtain timely any such consents.

        7.2    Access to Information.

          (a)   Upon reasonable prior notice and subject to applicable law, each of Parent and the Company shall, and shall cause each of their Subsidiaries to, afford to the directors, officers, managers, members, partners, employees, investment bankers, advisors, consultants, accountants, counsel, lenders, agents and representatives (collectively "Representatives") of the other party access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records, and to its officers, employees, accountants, counsel and other representatives, in each case in a manner not unreasonably disruptive to the operation of the business of Parent or the Company and their Subsidiaries, and, during such period, Parent and the Company shall, and shall cause their Subsidiaries to, make available to Parent or the Company, as applicable all information concerning its business, properties and personnel as Parent or the Company may reasonably request. At the request of Parent or the Company, the other party shall use its commercially reasonable efforts to comply with its obligations under the preceding sentence by providing electronic access to such documents and information on the online data room established by the Company prior to the date hereof. Notwithstanding any other provision of this Agreement, neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would (A) violate or prejudice the rights of its customers or employees, (B) jeopardize the attorney-client privilege of the institution in possession or control of such information,

  (C) contravene, violate or breach any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement in the ordinary course of business consistent with past practice or (D) be adverse to the interests of the Company or any of its Subsidiaries in any pending or threatened litigation between the parties hereto over the terms of this Agreement.

          (b)   All information and materials furnished pursuant to this Agreement shall be subject to the provisions of the Confidentiality Agreement, dated May 14, 2014, between Parent and the Company (the "Confidentiality Agreement"). The Company makes no representation or warranty as to the accuracy of any information provided pursuant to Section 7.2(a), and neither Parent nor Merger Sub may rely on the accuracy of any such information, in each case other than as expressly set forth in the Company's representations and warranties contained in Section 4.

        7.3    Shareholder Meetings.

          (a)    Company Shareholder Meeting.    Following the clearance of the Proxy Statement/Prospectus by the SEC and subject to the other provisions of this Agreement, the Company shall, as soon as reasonably practicable thereafter, (i) mail the Proxy Statement/Prospectus to the Company's shareholders and (ii) duly call, give notice of, convene and hold a special meeting of its shareholders (the "Company Shareholder Meeting") for the purpose of voting upon the approval of this Agreement and the transactions contemplated hereby, including the Merger. Subject to Section 7.7, (A) the Company Board shall recommend a vote in favor of the approval of this Agreement and the transactions contemplated hereby, including the Merger and (B) the Proxy Statement/Prospectus shall include the Company Recommendation. Subject to Section 7.7, the Company will use commercially reasonable efforts to solicit from its shareholders proxies in favor of the approval of this Agreement and the transactions contemplated hereby, including the Merger. Notwithstanding any other provision hereof, the Company may postpone or adjourn the Company Shareholder Meeting: (a) with the consent of Parent; (b) for the absence of a quorum; or (c) to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure which the Company Board has determined in good faith (after consultation with its outside legal counsel) is necessary under applicable laws and for such supplemental or amended disclosure to be disseminated to and reviewed by the Company's shareholders prior to the Company Shareholder Meeting.

          (b)    Parent Shareholder Meeting.    Following the clearance of the Proxy Statement/Prospectus by the SEC and subject to the other provisions of this Agreement, Parent shall (i) mail the Proxy Statement/Prospectus to the Parent's stockholders and (ii) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Parent Shareholder Meeting") for the purpose of voting upon the approval the issuance of shares of Parent Stock pursuant to the Merger and this Agreement, as required under the NASDAQ Listing Rules. The Parent Board shall recommend a vote in favor of the issuance of the Parent Stock in connection with the Merger and include in the Proxy Statement/Prospectus such recommendation. Parent will use commercially reasonable efforts to solicit from its shareholders proxies in favor of the approval of the issuance of the Parent Stock in connection with the Merger. Notwithstanding any other provision hereof, Parent may postpone or adjourn the Parent Shareholder Meeting: (a) with the consent of the Company; (b) for the absence of a quorum; or (c) to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure which the Parent Board has determined in good faith (after consultation with its outside legal counsel) is necessary under applicable laws and for such supplemental or amended disclosure to be disseminated to and reviewed by Parent's shareholders prior to the Parent Shareholder Meeting.

        7.4    Further Actions.

          (a)   Subject to the terms and conditions of this Agreement, each of Parent, Merger Sub and the Company shall, and shall cause their respective Subsidiaries to, use their commercially reasonable efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Section 8 hereof, to consummate the transactions contemplated by this Agreement; and (ii) to promptly prepare, file and provide to third parties and Governmental Entities all applications, statements, notices, petitions, registrations, requests, declarations and filings which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger), to obtain (and to cooperate with the other party to obtain) as promptly as practicable all material permits, Consents, registrations, authorizations and exemptions of or from all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger), and to comply with the terms and conditions of all such permits, Consents, registrations, authorizations and exemptions of all such third parties and Governmental Entities. Parent and the Company shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, shareholders and Representatives and such other matters as may be reasonably necessary or advisable in connection with any application, statement, notice, petition, registration, request, declaration or filing made or provided by or on behalf of Parent, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

          (b)   In furtherance and not in limitation of Section 7.4(a), each of Parent and the Company shall make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and use commercially reasonable efforts to obtain early termination of the waiting period under the HSR Act and thereafter make any other required submissions with respect to the transactions contemplated hereby under the HSR Act and to take all other appropriate actions reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable. Notwithstanding any other provision of this Agreement to the contrary, Parent agrees to take any and all steps necessary to avoid or eliminate each and every impediment under any antitrust or competition law that may be asserted by any Governmental Entity or any other third Person so as to enable the parties hereto to consummate the Merger as soon as practicable, including committing to and/or effecting, by consent decree, hold separate orders, or otherwise, the sale or disposition of such of the shares of Company Common Stock, or its or the Company's or their respective Subsidiaries' assets, as are required to be divested or entering into such other arrangements as are required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding, which would otherwise have the effect of preventing or materially delaying the consummation of the Merger.

          (c)   Nothing in this Section 7.4 shall be deemed to prevent the Company or the Company Board from taking any action they are permitted or required to take under, and in compliance with, Section 7.7 or are required to take under applicable law.

        7.5    Employees; Employee Benefit Plans.

          (a)   Parent shall, or shall cause the Surviving Company and its Subsidiaries to, (i) give those employees who are, as of the Effective Time, employed by the Company and its Subsidiaries (the "Continuing Employees") full credit under any employee benefit plans or arrangements maintained by Parent, the Surviving Company or any Subsidiary of Parent or the Surviving Company covering such Continuing Employees (other than any defined benefit, cash balance or equity-based plans), including, but not limited to, vacation and paid time off accruals, (collectively, the "Parent Plans") for such Continuing Employees' service with the Company or any of its Subsidiaries (or any predecessor entity) to the same extent recognized by the Company and its Subsidiaries; (ii) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees under any Parent Plan that is a welfare benefit plan that such employees may be eligible to participate in after the Effective Time to the same extent waived by the Company and its Subsidiaries or otherwise not subject to a limitation by the Company and its Subsidiaries; (iii) provide credit under any such welfare plan for any co-payments, deductibles and out-of-pocket expenditures for the remainder of the coverage period during which any transfer of coverage occurs; and (iv) honor in accordance with their terms all employee benefit plans or arrangements maintained by the Company immediately prior to the Effective Time.

          (b)   From a period of one (1) year from and after the Effective Time, and subject to the immediately following sentence, Parent shall, or shall cause the Surviving Company and its Subsidiaries to, provide to the Continuing Employees compensation and benefit arrangements that are no less favorable in the aggregate than the compensation and benefit arrangements that are provided to similarly situated employees of Parent; provided, however, that in no event shall such Continuing Employees compensation and benefit arrangements be less favorable in the aggregate than such Continuing Employees' current compensation and benefit arrangements. As soon as practicable after the Effective Time, Parent shall, or shall cause the Surviving Company and its Subsidiaries to, cause the Continuing Employees to commence participation in such Parent Plans as are provided to similarly situated employees of Parent. From and after the Effective Time, Parent and the Surviving Company shall keep in full force and effect, and comply with the terms and conditions of, any agreement in effect as of the date of this Agreement between or among the Company or any of its Subsidiaries and any of its or their employees.

          (c)   The provisions of this Section 7.5 are for the sole benefit of the parties to this Agreement and nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any Person (including for the avoidance of doubt any Continuing Employees, present or former employees or directors, consultants or independent contractors of the Company or any of its Subsidiaries, Parent or any of its Subsidiaries, or on or after the Effective Time, the Surviving Company or any of its Subsidiaries), other than the parties hereto and their respective permitted successors and assigns, any legal or equitable or other rights or remedies (with respect to the matters provided for in this Section 7.5) under or by reason of any provision of this Agreement. Nothing contained in this Section 7.5 or elsewhere in the Agreement shall be construed to prevent, from and after the Effective Time, the termination of employment of any individual Continuing Employee or, subject to the provisions of Sections 7.5(a) and 7.5(b), any change in the employee benefits available to any Continuing Employee or the amendment or termination of any particular Plan in accordance with its terms.

        7.6    Indemnification; Directors' and Officers' Insurance.

          (a)   From and after the Effective Time, each of Parent and the Surviving Company shall jointly and severally: (i) indemnify and hold harmless each individual who served as a director or officer of the Company or its Subsidiaries prior to the Effective Time (collectively, the "Indemnified Parties") (in such Person's capacity as such and not as shareholders of the Company or any of its Subsidiaries) to the fullest extent required, authorized or permitted by Minnesota law, as now or hereafter in effect, in connection with any Claim (as defined below) and any judgments, fines (including excise taxes), penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) resulting therefrom; and (ii) promptly pay on behalf of or, within thirty (30) days after any request for advancement, advance to each of the Indemnified Parties, to the fullest extent required, authorized or permitted by Minnesota law, as now or hereafter in effect, any Expenses (as defined below) incurred in defending, serving as a witness with respect to or otherwise participating in any Claim in advance of the final disposition of such Claim, including payment on behalf of or advancement to the Indemnified Party of any Expenses incurred by such Indemnified Party in connection with enforcing any rights with respect to such indemnification and/or advancement, in each case without the requirement of any bond or other security, but in the case of advancement of Expenses upon receipt of an undertaking, to the extent required by applicable law, from such Indemnified Party to repay such advanced Expenses if it is determined by a court of competent jurisdiction in a final order that such Indemnified Party was not entitled to indemnification hereunder with respect to such Expenses. In the event any Claim is brought against any Indemnified Party, Parent and the Surviving Company shall each use all commercially reasonable efforts to assist in the vigorous defense of such matter, provided that neither Parent nor the Surviving Company shall settle, compromise or consent to the entry of any judgment in any Claim (and in which indemnification could be sought by such Indemnified Party hereunder) without the prior written consent of such Indemnified Party if and to the extent the claimant seeks any non-monetary relief (including any admission of liability or guilt) from such Indemnified Party. Notwithstanding the foregoing, an Indemnified Party shall be entitled to control the defense of any action, suit, investigation or proceeding with counsel of its own choosing reasonably acceptable to Parent and Parent and the Surviving Company shall cooperate in the defense thereof; provided, that Parent shall not be liable for the fees of more than one counsel for all Indemnified Parties, other than local counsel, unless a conflict of interest shall be caused thereby. The indemnification and advancement obligations of Parent and the Surviving Company pursuant to this Section 7.6(a) shall extend to acts or omissions occurring at or before the Effective Time and any Claim relating thereto (including with respect to any acts or omissions occurring in connection with the approval of this Agreement by the Company Board and the Company's shareholders and the consummation of the transactions contemplated hereby and any Claim relating thereto) and all rights to indemnification and advancement conferred hereunder shall continue as to an individual who has ceased to be a director or officer of the Company or its Subsidiaries at or prior to the Effective Time and shall inure to the benefit of such individual's heirs, executors and personal and legal representatives. In connection with any determination as to whether the Indemnified Parties are entitled to the benefits of this Section 7.6, the burden of proof shall be on Parent and the Surviving Company to establish that an Indemnified Party is not so entitled. As used in this Section 7.6(a), (A) the term "Claim" means any threatened, asserted, pending or completed action, suit or proceeding, or any inquiry or investigation, whether instituted by the Company, any Governmental Entity or any other party, or any other matter for which indemnification is required pursuant to Section 302A.521 of the MBCA, that any Indemnified Party in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism, arising out of or pertaining to matters that relate to such Indemnified Party's duties or service as a director or officer of the Company, any of its Subsidiaries, any employee benefit plan maintained by any of the foregoing at or prior to the Effective Time and any other Person at the request the Company or any of its Subsidiaries; and (B) the term "Expenses" means reasonable attorneys' fees and all other costs, expenses and obligations (including experts' fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim for which indemnification is authorized pursuant to this Section 7.6(a), including any action relating to a claim for indemnification or advancement brought by an Indemnified Party.

          (b)   From the Effective Time and for a period of six (6) years thereafter, Parent and the Surviving Company shall keep in full force and effect, and comply with the terms and conditions of, any agreement in effect as of the date of this Agreement between or among the Company or any of its Subsidiaries and any Indemnified Party providing for the indemnification of and advancement of expenses to such Indemnified Party.

          (c)   Without limiting any of the obligations under paragraph (a) of this Section 7.6, Parent agrees that all rights to indemnification and advancement of expenses and all limitations of liability existing in favor of the Indemnified Parties as provided in the Company's Articles of Incorporation or Bylaws or in the corresponding constituent documents of any of the Company's Subsidiaries as in effect as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time shall survive the Merger and shall continue in full force and effect thereafter, without any amendment thereto.

          (d)   If Parent or the Surviving Company or any of its successors or assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any Person, then, in each such case, proper provisions shall be made so that the successors and assigns of Parent and the Surviving Company, as the case may be (including Parent's ultimate parent entity, if applicable), assume all of the obligations of Parent and the Surviving Company set forth in this Section 7.6.

          (e)   Prior to the Effective Time, the Company shall or, if the Company is unable to, Parent shall cause the Surviving Company as of the Effective Time to, obtain and fully pay the premium for the non-cancellable extension of the directors' and officers' liability coverage of the Company's existing directors' and officers' insurance policies and the Company's existing fiduciary liability insurance policies (collectively, "D&O Insurance"), in each case for a claims reporting or discovery period of at least six (6) years from and after the Effective Time with respect to any claim related to any period or time at or prior to the Effective Time from an insurance carrier with the same or better credit rating as the Company's current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company's existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of the Company or any of its Subsidiaries by reason of him or her serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby), provided that the annual premium therefor shall not exceed $420,000. If the Company or the Surviving Company for any reason fail to obtain such "tail" insurance policies as of the Effective Time, the Surviving Company shall continue to maintain in effect, for a period of at least six years from and after the Effective Time, the D&O Insurance in place as of the date hereof with the Company's current insurance carrier or with an insurance carrier with the same or better credit rating as the Company's current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company's existing policies as of the date hereof, or the Surviving Company shall purchase from the Company's current insurance carrier or from an insurance carrier with the same or better credit rating as the Company's current insurance carrier with respect to D&O Insurance comparable D&O Insurance for such six-year period with terms, conditions, retentions and limits of liability that are no less favorable than as provided in the Company's existing policies as of the date hereof; provided, however, that Parent or the Surviving Company and its Subsidiaries, as the case may be, shall not be required to spend as an annual premium therefor an amount in excess of $420,000 and (iii) if, during such six (6)-year period, such insurance coverage cannot be obtained at all or can be obtained only for an amount in excess of $420,000, Parent or the Surviving

  Company and its Subsidiaries, as the case may be, shall use commercially reasonable efforts to cause to be obtained as much directors' and officers' liability insurance coverage as can be obtained for $420,000, on terms and conditions substantially similar to the Company's and the Company's Subsidiaries' existing directors' and officers' liability insurance.

          (f)    The provisions of this Section 7.6 shall survive the consummation of the Merger and (i) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise. The obligations of Parent or the Surviving Company under this Section 7.6 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnified Party under this Section 7.6 without the consent of such affected Indemnified Party. Parent shall cause the Surviving Company to perform all of the obligations of the Surviving Company under this Section 7.6. Parent and the Surviving Company, jointly and severally, shall pay all expenses, including reasonable fees and expenses of counsel, that an Indemnified Party may incur in enforcing the indemnity and other obligations provided for in this Section 7.6.

        7.7    No Solicitation.

          (a)   During the period beginning on the date of this Agreement and continuing until the earlier of the Effective Time and the termination of this Agreement in accordance with Section 9.1, the Company and its Subsidiaries and their respective officers and directors shall, and the Company shall instruct and cause its and its Subsidiaries' other Representatives to, cease and cause to be terminated any discussions or negotiations with any Person that would otherwise be prohibited by this Section 7.7(a). Promptly following the execution of this Agreement, the Company shall deliver a written notice to each such Person to the effect that, subject to the provisions of this Section 7.7, the Company is ending all discussions and negotiations with such Person with respect to any Alternative Proposal, effective on and from date of this Agreement, and the notice shall also request such Person to promptly return or destroy all confidential information concerning the Company and/or its Subsidiaries. Subject to the provisions of this Section 7.7, during the period commencing on the date of this Agreement and continuing until the earlier to occur of the Effective Time and the Termination Date, the Company and its Subsidiaries shall not, and shall cause its and their respective Representatives not to, directly or indirectly, (i) solicit (including by way of furnishing non-public information), initiate or knowingly encourage or facilitate any inquiry with respect to, or the making, submission or announcement of, any proposal or offer that constitutes, or is reasonably expected to lead to, an Alternative Proposal, (ii) furnish to any Person (other than Parent or Merger Sub or their respective designees) any non-public information relating to the Company and/or its Subsidiaries, or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company and/or its Subsidiaries (other than Parent or Merger Sub or their respective designees), in any such case relating to an Alternative Proposal or any inquiries or the making of any proposal that could lead to an Alternative Proposal, (iii) engage in, continue or otherwise participate in any discussions or negotiations regarding any Alternative Proposal with any Person, except to notify such Person as to the existence and content of the provisions of this Section 7.7, or (iv) grant any waiver, amendment or release under any standstill or confidentiality agreement (except for any portion of any such standstill or confidentiality agreement that restricts the ability of a Person to communicate an Alternative Proposal to Company Board), or anti-takeover laws.

          (b)   Notwithstanding anything to the contrary set forth in this Section 7.7 or elsewhere in this Agreement, until this Agreement shall have been approved by the Company Required Vote, the Company may, directly or indirectly through one or more Affiliates or Representatives, participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company and/or its Subsidiaries to, and/or afford access to the business, properties, assets, books, records or other non-public information, or to the personnel, of the Company and/or its Subsidiaries to, a Person or group of Persons that makes a bona fide Alternative Proposal (under circumstances in which the Company has complied with its non-solicitation obligations under Section 7.7(a)); provided, however, that the Company shall promptly make available to Parent and Merger Sub any material non-public information concerning the Company and/or its Subsidiaries that is provided to any Person given such access which was not previously made available to Parent or Merger Sub or their respective Representatives (which requirement may be satisfied by posting such information in the online data room established by the Company prior to the date hereof); and provided further that, prior to initiating any such action, the Company Board shall have determined in good faith (after consultation with its financial advisor and outside legal counsel) that such Alternative Proposal either constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal; and provided further that prior to furnishing such information or access to, or entering into substantive discussions (except as to the existence of this Section 7.7) or negotiations with, such Person(s), (A) the Company receives from such Person(s) an executed Acceptable Confidentiality Agreement and (B) the Company notifies Parent to the effect that it intends to furnish information or access to, or intends to enter into substantive discussions or negotiations with, such Person(s). In addition to the obligations of the Company and the Subsidiaries of the Company set forth in clause (b) of this Section 7.7, the Company shall promptly notify Parent in writing of any Alternative Proposal made after the date of this Agreement, which notice shall specify the material terms and conditions of any such Alternative Proposal and the identity of the Person(s) making such Alternative Proposal. The Company agrees that neither the Company nor any of the Company's Subsidiaries will enter into any confidentiality agreement with any Person subsequent to the date hereof that prohibits the Company from providing such information to Parent.

          (c)   Except as provided by Section 7.7(d), at any time after the execution of this Agreement, the Company Board shall not:

              (i)  resolve to withdraw, modify or qualify and/or withdraw, modify or qualify the Company Recommendation in a manner adverse to Parent and Merger Sub (a "Company Recommendation Change");

             (ii)  approve or recommend any Alternative Proposal; or

            (iii)  cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement (an "Alternative Acquisition Agreement") relating to an Alternative Proposal (other than an Acceptable Confidentiality Agreement in compliance with the terms of Section 7.7(b)) or authorize, approve or publicly recommend an Alternative Proposal or any agreement, understanding or arrangement relating to an Alternative Proposal (other than an Acceptable Confidentiality Agreement in compliance with the terms of Section 7.7(b)).

          (d)   Notwithstanding anything to the contrary set forth in this Agreement, if at any time prior to the time that the this Agreement shall have been approved by the Company Required Vote the Company is then in receipt of a bona fide written Alternative Proposal from any Person that is not withdrawn and that the Company Board concludes in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a Superior Proposal or in connection with a Fiduciary Change, the Company Board may (1) effect a Company Recommendation Change, and/or (2) adopt, approve, endorse or recommend, or publicly propose to adopt, approve, endorse or recommend to the shareholders of the Company, any Superior Proposal and/or authorize the Company to terminate this Agreement in accordance with Section 9.1(c)(ii) to enter into or consummate an Alternative Acquisition Agreement with respect to such Superior Proposal

  (provided, however, that in such event under this clause (2), the Company concurrently terminates this Agreement pursuant to Section 9.1(c)(ii) and enters into a definitive Alternative Acquisition Agreement with respect to such Superior Proposal), then the Company Board may effect a Company Recommendation Change, if and only if:

              (i)  the Company Board shall have determined in good faith (after consultation with its financial advisor and outside legal counsel) that the Alternative Proposal constitutes a Superior Proposal, or in the case of a Fiduciary Change that failure to effect a Company Recommendation Change would reasonably be expected to constitute a breach of its fiduciary duties to the shareholders of the Company ; and

             (ii)  if the Company Board makes a Company Recommendation Change in connection with a Superior Proposal, the Company shall have validly terminated this Agreement in accordance with Section 9.1(c)(ii), including the payment of the Termination Fee in accordance with Section 9.2(a); provided, however, that (A) prior to terminating this Agreement, the Company shall give Parent at least three (3) days' notice thereof, attaching the Alternative Proposal Agreement (or, if applicable, the most current draft thereof), which notice need only be given once with respect to any Superior Proposal, unless such Superior Proposal is modified in any material respect in which case the three day period referred to herein shall be 48 hours, and (B) if, within such three (3) day period (or where applicable, 48 hour period), Parent makes an offer that the Board of Directors of the Company determines in good faith is more favorable to the shareholders of the Company (other than Parent, Merger Sub and their respective Affiliates), from a financial point of view, than such Superior Proposal (taking into account, among other things, (I) the terms of such offer and (II) such legal, financial, regulatory, timing and other aspects of such offer which the Company's Board of Directors deems relevant), and agrees in writing to all adjustments in the terms and conditions of this Agreement as are necessary to reflect such offer, the Company's notice of termination with respect to such Superior Proposal shall be deemed to be rescinded and of no further force and effect and, if the Company or any Subsidiary of the Company has entered into a Superior Proposal Agreement, it shall promptly terminate such agreement (it being agreed that the Company will cause any Alternative Acquisition Agreement entered into prior to the expiration of such three (3) day period (or where applicable 48 hour period) to include a provision permitting such termination).

          (e)   The Company shall keep Parent reasonably informed regarding the matters contemplated by this Section 7.7 (including any Alternative Proposals). Without limiting the generality of foregoing, (i) the Company shall promptly notify Parent if any proposals or offers with respect to an Alternative Proposal are received by the Company or any of its Representatives indicating, in connection with such notice, the material terms and conditions of any proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements) and thereafter shall keep Parent reasonably informed, on a prompt basis, of the status and material terms of any such proposals or offers (including any material amendments thereto), including any change in the Company's intentions as previously notified, and (ii) the Company agrees that it will promptly notify Parent if any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or any of its Representatives indicating, in connection with such notice, the status of any such discussions or negotiations, including any change in the Company's intentions as previously notified. The Company agrees that it and its Subsidiaries will not enter into any confidentiality agreement with any Person subsequent to the date hereof which prohibits the Company from providing such information to Parent.

          (f)    The Company Board may not make a Company Recommendation Change in connection with a Fiduciary Change unless: (i) the Company provides Parent with written information describing such Fiduciary Change in reasonable detail as soon as reasonably practicable after becoming aware of it; (ii) the Company keeps Parent reasonably informed (orally and in writing) of developments with respect to such Fiduciary Change; (iii) the Company notifies Parent in writing at least four (4) Business Days before making a Company Recommendation Change with respect to such Fiduciary Change of its intention to do so and specifies the reasons therefor; (iv) if Parent makes a written proposal during such four Business Day period to adjust the terms and conditions of this Agreement (such written proposal which shall be in a form that would create a binding contract if accepted by the Company), the Company Board, after taking into consideration the adjusted terms and conditions of this Agreement as proposed by Parent, continues to determine in good faith (after consultation with outside counsel) that the failure to make such Company Recommendation Change would reasonably be expected to constitute a breach of its fiduciary duties to the shareholders of the Company under applicable law; and (v) the Company shall have validly terminated this Agreement in accordance with Section 9.1(c)(ii), including the payment of the Termination Fee in accordance with Section 9.2(a).

          (g)   Nothing contained in this Agreement shall prohibit the Company or the Company Board, directly or indirectly through its Representatives, from (i) taking and disclosing to its shareholders a position contemplated by Rules 14d-9 or 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, or from issuing a "stop, look and listen" statement pending disclosure of its position thereunder, or (ii) making any disclosure to its shareholders if the Company Board determines in good faith (after consultation with its outside legal counsel) that the failure to make such disclosure would be inconsistent with the directors' exercise of their fiduciary obligations to the Company's shareholders under applicable law or would constitute a violation of applicable law. It is understood and agreed that, for purposes of this Agreement (including Section 9), a factually accurate public statement by the Company that describes the Company's receipt of an Alternative Proposal and the operation of this Agreement with respect thereto, or any "stop, look and listen" communication by the Company Board, shall not constitute a Company Recommendation Change or an approval or recommendation with respect to any Alternative Proposal.

          (h)   Neither Parent nor Merger Sub, nor any of their respective Affiliates, shall make or enter into any formal or informal arrangements or understandings (whether or not binding) with any Person, or have any discussions or other communications with any other Person, in any such case with respect to any Alternative Proposal involving the Company.

          (i)    As used in this Agreement:

              (i)  "Acceptable Confidentiality Agreement" shall mean a customary confidentiality and standstill agreement that contains confidentiality and standstill provisions that are not materially less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement (provided, however, that such confidentiality agreement shall not be required to restrict a Person from communicating an Alternative Proposal to the Company Board) or, to the extent applicable, a confidentiality agreement entered into prior to the execution of this Agreement.

             (ii)  "Alternative Proposal" shall mean any proposal, indication or offer, including any proposal, indication or offer from or to the Company's shareholders, made by any Person or group (as defined under Rule 13(d) of the Exchange Act) other than Parent or its Subsidiaries and/or Affiliates relating to, whether in a single transaction or series of related transactions, and whether directly or indirectly, any (i) transaction or series of transactions (including any merger, reorganization, share exchange, consolidation, business combination, joint venture, partnership, recapitalization, dissolution, liquidation or similar direct or indirect transaction involving the Company and/or any Subsidiary or Subsidiaries of the Company or the issuance or acquisition of shares of Company Common Stock or other equity securities of the Company whose business or businesses constitute twenty percent (20%) (in number or voting power) or more of the assets, revenues or earnings of the Company and its Subsidiaries, taken as a whole, (ii) acquisition, license or purchase of assets of the Company and/or its Subsidiaries equal to twenty percent (20%) or more of the consolidated assets of the Company and its Subsidiaries or to which twenty percent (20%) or more of the Company's revenues or earnings on a consolidated basis are attributable or (iii) acquisition of beneficial ownership (as defined under Rule 13(d) of the Exchange Act) of equity interests representing a twenty percent (20%) or greater economic or voting interest in the Company or tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any Person or group (as defined under Rule 13(d) of the Exchange Act) beneficially owning equity interests representing a twenty percent (20%) (in number or voting power) or greater economic or voting interest in the Company.

            (iii)  "Superior Proposal" shall mean any bona fide Alternative Proposal (except that references to "twenty percent (20%) or more" in the definition thereof will be deemed to be references to "fifty percent (50%) or more") made by any Person that is on terms that the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel and after taking into account all legal, financial (including the financing terms thereof), regulatory, timing and other aspects of the proposal, as well as any modification to this Agreement that Parent and Merger Sub propose to make in accordance with Section 7.7(d)(ii), are more favorable to the Company's shareholders from a financial point of view than the transactions contemplated by this Agreement.

            (iv)  "Fiduciary Change" means the Company Board, prior to the Company Required Vote, determines it is obligated to make a Company Recommendation Change because such a change is advisable to comply with its fiduciary duties to shareholders of the Company, including for circumstances as set forth in Frontier Oil Corp. v. Holly Corp., 2005 WL 1039027, (Del. Ch. Apr. 29, 2005).

        7.8    Standstill.    Until the earlier of the Effective Time or the termination of this Agreement, neither Parent nor any of its Affiliates shall (a) purchase any shares of Company Common Stock or any security of the Company that is convertible into Company Common Stock in the open market or in privately negotiated transactions or (b) form, join or in any way participate in a "group" (as defined in Section 13(d)(3) of the Exchange Act) in connection with any of the foregoing or (c) commence a tender offer or exchange offer.

        7.9    Section 16 Matters.    Prior to the Effective Time, the Company Board shall take all such steps as may be required and permitted to cause the transactions contemplated by this Agreement, including any dispositions of shares of Company Common Stock (including derivative securities with respect to such Company Common Stock) by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act. Prior to the Effective Time, the Parent Board shall take all such steps as may be required and permitted to cause the transactions contemplated by this Agreement, including any acquisition of shares of Parent Stock (including derivative securities with respect to such Parent Stock) by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        7.10    Tax Treatment.    The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Treasury Regulations Section 1.368-2(g). Each of Parent and the

Company shall use its reasonable best efforts to take such action so as to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code. Neither Parent nor the Company shall take any action prior to the Closing, and Parent shall not take any action or fail to take any action (and shall prevent the Company from taking any action or failing to take any action) following the Closing, that would cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code. Parent and the Company shall report the Merger for income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code.

        7.11    Board of Directors of Parent After the Effective Time.    Prior to the Closing, Parent shall take all such action as may be reasonably necessary to cause one individual selected by the Company and approved by the Parent (such approval not to be unreasonably conditioned, whithheld or delayed) prior to the Closing Date from among the Board of Directors of the Company (the "Company Designee") to be elected to Parent's Board of Directors effective as of the Effective Time. If at any time prior to or after the Effective Time, the initial Company Designee is unwilling or unable to serve as a member of Parent's Board of Directors, then Company Board (including, after the Effective Time, those individuals who served as members of the Company Board immediately prior to the Effective Time) shall, by written notice to Parent, name a new designee who shall be approved by the Parent and who, subject to such Parent approval, shall thereupon be the Company Designee for all purposes of this Agreement.

        7.12    Dividends.    Parent and the Company shall coordinate with each other regarding the declaration, setting of record dates, and payment dates of dividends with respect to shares of Parent Stock and Company Common Stock for the purpose of minimizing the risk that holders of shares of Company Common Stock (a) in respect of any calendar quarter, receive dividends on both shares of Company Common Stock and shares of Parent Stock received as Merger Consideration or (b) in respect of any calendar quarter, fail to receive a dividend on shares of Company Common Stock or shares of Parent Stock received as Merger Consideration.

8.  CONDITIONS PRECEDENT

        8.1    Conditions to Each Party's Obligation to Effect the Merger.    The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a)    Company Shareholder Approval.    This Agreement shall have been approved by the Company Required Vote.

          (b)    Parent Shareholder Approval.    The issuance of shares of Parent Stock pursuant to the Merger and this Agreement, as required under the NASDAQ Listing Rules, shall have been approved at the Parent Shareholder Meeting.

          (c)    HSR Compliance.    The applicable waiting period under the HSR Act shall have expired or been terminated.

          (d)    FCC and State Regulatory Approvals.    All Consents or authorizations to be obtained from the FCC or any State Regulator set forth in Section 8.1(d) of the Company Disclosure Schedule in connection with the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

          (e)    No Injunctions or Restraints; Illegality.    No order, injunction, statute, rule, regulation or decree shall have been issued, enacted, entered, promulgated or enforced by a Governmental Entity that prohibits, precludes, restrains, enjoins or makes illegal the consummation of the Merger.

          (f)    Parent Registration Statement.    The Parent Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Parent Registration Statement shall be in effect and no proceeding for such purpose shall be pending before or, to the Company's Knowledge or Parent's Knowledge, threatened by the SEC.

          (g)    NASDAQ Approval.    The shares of Parent Stock to be issued pursuant to this Agreement shall have been approved for listing on the NASDAQ Global Select Market.

          (h)    Statutes.    No statute, rule or regulation shall have been enacted or promulgated by any federal or state Governmental Entity of competent jurisdiction which prohibits the consummation of the Merger.

        8.2    Conditions to Obligations of Parent and Merger Sub.    The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of determining the satisfaction of this condition, no effect shall be given to any exception in such representations and warranties relating to materiality or a Company Material Adverse Effect, and instead, for purposes of this condition, such representations and warranties shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, results or would result in a Company Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer to the foregoing effect.

          (b)    Performance of Obligations of the Company.    The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer to such effect.

        8.3    Conditions to Obligations of the Company.    The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of determining the satisfaction of this condition, no effect shall be given to any exception in such representations and warranties relating to materiality or a Parent Material Adverse Effect; provided, further, that, for purposes of this condition, such representations and warranties shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, results or would result in a Parent Material Adverse Effect. The Company shall have received a certificate signed on behalf of Parent by its Chief Executive Officer and Chief Financial Officer to the foregoing effect.

          (b)    Performance of Obligations of Parent and Merger Sub.    Each of Parent and Merger Sub shall have performed in all material respects all of its respective obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by its Chief Executive Officer and Chief Financial Officer to such effect.

9.  TERMINATION AND AMENDMENT

        9.1    Termination.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action taken or authorized by the Board of Directors of the terminating party or parties, notwithstanding any requisite approval of this Agreement by the shareholders of the Company, and whether before or after the shareholders of the Company have approved this Agreement at the Company Shareholder Meeting, as follows (the date of any such termination, the "Termination Date"):

          (a)   by mutual consent of Parent and the Company in a written instrument, if the Board of Directors of each so determines;

          (b)   by either Parent or the Company:

              (i)  if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order which has the effect of making consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger;

             (ii)  if the Effective Time shall not have occurred on or before January 31, 2015; provided, however, that the right to terminate this Agreement under this Section 9.1(b)(ii) shall not be available to a party whose failure to fulfill any obligation under this Agreement materially contributed to the failure of the Effective Time to occur on or before such date;

            (iii)  if the condition set forth in Section 8.1(a) is not satisfied at the Company Shareholder Meeting; or

            (iv)  if any state or federal law, rule or regulation is adopted or issued that has the effect of prohibiting the Merger;

          (c)   by the Company:

              (i)  if it is not in material breach of this Agreement, and if (A) any of the representations and warranties of Parent and Merger Sub herein are or become untrue or inaccurate such that the condition set forth in Section 8.3(a) would not be satisfied, or (B) there has been a breach on the part of Parent or Merger Sub of any of their respective covenants or agreements herein such that the condition set forth in Section 8.3(b) would not be satisfied, and, in either such case, such breach has not been, or cannot be, cured within thirty (30) business days after notice to Parent and Merger Sub; or

             (ii)  under the circumstances and to the extent permitted, and subject to the terms and conditions of, Section 7.7 and provided the Termination Fee referenced in Section 9.2(a) shall have been paid by the Company to Parent.

          (d)   by Parent:

              (i)  if it is not in material breach of this Agreement, and if (A) any of the representations and warranties of the Company herein are or become untrue or incorrect such that the condition set forth in Section 8.2(a) would not be satisfied, or (B) there has been a breach on the part of the Company of any of its covenants or agreements herein such that the condition set forth in Section 8.2(b) would not be satisfied, and, in either such case, such breach has not been, or cannot be, cured within thirty (30) business days after notice to the Company; or

             (ii)  if (A) the Company Board shall have failed to include the Company Recommendation in the Proxy Statement/Prospectus or shall have effected a Company Recommendation Change, (B) the Company Board shall have approved or recommended, or proposed publicly to approve or recommend, any Alternative Acquisition Agreement, Alternative Proposal or any Superior Proposal other than this Agreement, and/or permitted the Company to enter into an Alternative Acquisition Agreement related to an Alternative Proposal or a Superior Proposal, (C) the Company shall have failed to call the Company Shareholder Meeting in accordance with Section 7.3 or shall have failed to deliver the Proxy Statement/Prospectus in accordance with Section 7.1 in material breach of such Sections and such failure shall not be due to any material breach by Parent or Merger Sub of their obligations under Section 7.1, or (D) a tender offer or exchange offer for outstanding shares of Common Stock shall have been commenced (other than by Parent or Merger Sub or their respective Affiliates) and the Company Board recommends that the shareholders of the Company tender their shares in such tender or exchange offer or within ten Business Days after the commencement of such tender or exchange offer, the Company Board fails to recommend rejection (or subsequently modifies a recommendation of rejection) of such offer.

        9.2    Effect of Termination.

          (a)   Notwithstanding any provision of this Agreement to the contrary, if:

              (i)  (A) this Agreement is validly terminated pursuant to Section 9.1(b)(ii), Section 9.1(b)(iii) or Section 9.1(d)(i) (due in any such case to a breach of Section 7.7), (B) following the execution and delivery of this Agreement and in the case of a termination pursuant to Section 9.1(b)(ii) or Section 9.1(d)(i), prior to such termination, and in the case of a termination pursuant to Section 9.1(b)(iii), prior to the Company Meeting, any bona fide Alternative Proposal (substituting fifty percent (50%) for the twenty percent (20%) thresholds set forth in the definition of "Alternative Proposal") (a "Qualifying Transaction") shall have been communicated to the Company or a member of the Company Board (whether or not publicly disclosed) and not withdrawn or otherwise abandoned (and, if publicly disclosed, not publicly withdrawn or otherwise abandoned) and (C) within twelve (12) months following the termination of this Agreement pursuant to Section 9.1(b)(ii), Section 9.1(b)(iii) or Section 9.1(d)(i), as applicable, a Qualifying Transaction is consummated; or

             (ii)  this Agreement is terminated by the Company pursuant to Section 9.1(c)(ii) or by Parent pursuant to Section 9.1(d)(ii);

then in any such event the Company shall pay to Parent (or a Person designated in writing by Parent) by wire transfer of same-day funds a fee equal to the Termination Fee. "Termination Fee" shall mean an amount equal to $8,448,750. Such payment shall be made, in the case of a termination referenced in clause (i) above, upon the consummation of any Qualifying Transaction, or in the case of a termination referenced in clause (ii) above, concurrently with the termination of this Agreement by the Company pursuant to Section 9.1(c)(ii) or within two (2) business days after termination of this Agreement by Parent pursuant to Section 9.1(d)(ii). For the avoidance of doubt, in no event shall the Company be required to pay the Termination Fee on more than one occasion.

          (b)   Notwithstanding anything to the contrary in this Agreement, in the circumstances in which the Termination Fee is or becomes payable pursuant Section 9.2(a), Parent's and Merger Sub's sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) against the Company or any of its Affiliates with respect to the facts and circumstances giving rise to such payment obligation shall be payment of the Termination Fee pursuant to Section 9.2(a), and upon payment in full of such amount, none of Parent nor Merger Sub or any of their respective Affiliates nor any other Person shall have any rights or claims against the Company or any of its Affiliates (whether at law, in equity, in contract, in tort or otherwise) under or relating to this

  Agreement or the transactions contemplated hereby. Notwithstanding anything to the contrary in this Agreement, if the Company fails promptly to pay Parent any amounts due under this Section 9.2, the Company shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee or obligation at the publicly announced prime rate of Wells Fargo Bank, N.A. in effect from time to time from the date such fee or obligation was required to be paid.

          (c)   The parties acknowledge that the agreements contained in this Section 9.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement.

          (d)   There shall be deducted from any payments made pursuant to this Section 9.2 such amounts as may be required to be withheld therefrom under the Code or under any provision of U.S. state or local tax law.

          (e)   The party seeking to terminate this Agreement pursuant to Section 9.1 (other than Section 9.1(a)) shall give written notice of such termination, including a description in reasonable detail of the reasons for such termination, to the other party in accordance with Section 10.5, specifying the provision or provisions hereof pursuant to which such termination is effected. Except as otherwise provided in this Section 9, any valid termination of this Agreement pursuant to Section 9.1 (other than Section 9.1(a)) shall be effective immediately upon the delivery of notice of the terminating party to the other party or parties hereto, as applicable. In the event of termination of this Agreement by either Parent or the Company as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, and none of Parent, Merger Sub, the Company, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby; provided, however, that (i) Sections 7.2(b), 9.2, 10.4 and 10.8 shall survive any termination of this Agreement and (ii) notwithstanding anything to the contrary contained in this Agreement, none of Parent, Merger Sub nor the Company shall be relieved or released from any liabilities or damages arising out of its willful and material breach of this Agreement.

10.  GENERAL PROVISIONS

        10.1    Amendment.    Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective boards of directors, at any time before the Effective Time; provided, however, that after receipt of the Company Required Vote, there may not be any amendment of this Agreement which, by applicable law or in accordance with the rules of any relevant stock exchange, requires further approval of the Company's shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        10.2    Extension; Waiver.    At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that, after receipt of the Company Required Vote, there may not be any extension or waiver of this Agreement which decreases the Merger Consideration or which adversely affects the rights of the Company's shareholders hereunder without the approval of such shareholders. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

        10.3    Nonsurvival of Representations, Warranties and Agreements.    None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

        10.4    Expenses.    Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, except that each of the Company and Parent shall bear and pay one-half of the costs and expenses incurred in connection with (i) the filing, printing and mailing of the Proxy Statement/Prospectus (including any SEC filing fees) and (ii) the filing and fees paid in respect of any HSR Act or other regulatory filings, including filings made with the FCC or State Regulators.

        10.5    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or delivered by an overnight courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

  (a)
  if to Parent or Merger Sub, to:

    Consolidated Communications Holdings, Inc.
    121 South 17th Street
    Mattoon, Illinois 61938
    Attention: Steven J. Shirar
    Facsimile No: (217) 234-9934
    with a copy to:
    Schiff Hardin LLP
    233 South Wacker Drive
    Suite 6600
    Chicago, IL 60606
    Attention: Alexander B. Young
    Facsimile: 312-258-5600

  (b)
  if to the Company, to:

    Enventis Corporation
    221 East Hickory Street
    Mankato, MN 56001
    Attention: John W. Finke, Chief Executive Officer
                       David A. Christensen, Chief Financial Officer
    Facsimile: 507-625-9191
    with a copy to:
    Stinson Leonard Street LLP
    3 Civic Center Plaza, Suite 400
    Mankato, MN 56001
    Attention: John Granda
                       Michael P. Jacobs
                       Stephen M. Quinlivan
    Facsimile: 507-345-1182

        10.6    Interpretation; Construction.    The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and the schedules hereto and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Unless the context otherwise requires, "or" is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. No provision of this Agreement shall be construed to require the Company, Merger Sub, Parent or any of their respective officers, directors, Subsidiaries or Affiliates to take any action which would violate or conflict with any applicable law (whether statutory or common), rule or regulation. This Agreement shall be construed without regard to any presumption or interpretation against the party drafting or causing any instrument to be drafted. All schedules accompanying this Agreement and all information specifically referenced in any such schedule form an integral part of this Agreement, and references to this Agreement include reference to them.

        10.7    Counterparts; Delivery.    This Agreement may be executed in multiple original, PDF or facsimile counterparts, each of which shall be deemed an original, and all of which taken together shall be considered one and the same agreement. Each executed signature page to this Agreement and to each agreement and certificate delivered by a Party pursuant to this Agreement may be delivered by any of the methods described in Section 10.5 hereof, provided that such delivery is effected in accordance with the notice information provided for in Section 10.5 hereof. In the event that any signature to this Agreement or any agreement or certificate delivered pursuant hereto, or any amendment thereof, is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof. No Party shall raise the use of a facsimile machine or e-mail delivery of a ".pdf" format data file to deliver any such signature page or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a ".pdf" format data file as a defense to the formation or enforceability of a contract and each Party forever waives any such defense.

        10.8    Entire Agreement.    Unless otherwise agreed in writing by all of the parties to this Agreement, this Agreement (together with the agreements, documents, schedules and the instruments referred to herein or delivered herewith) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement and any termination of this Agreement.

        10.9    Specific Performance.    The parties acknowledge and agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions and that, accordingly, the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief sought in accordance with this Section 10.9 on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions in accordance with this Agreement to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

        10.10    Governing Law; Venue.    This Agreement shall be governed and construed in accordance with the laws of the State of Minnesota, without regard to any applicable conflicts of law provisions (except to the extent that mandatory provisions of federal law). Each of the parties hereto irrevocably submit to the exclusive jurisdiction and venue of the courts of the State of Minnesota or of the United States of America, in each case located in the County of Hennepin, Minnesota, for the purpose of any suit, action or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated hereby, which is brought by or against any other party hereto and hereby irrevocably agree (a) that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court and (b) not to commence any action suit or proceeding relating to this Agreement other than in such court. Each party hereto irrevocably and unconditionally waives and agrees not to assert in any such suit, action or proceeding, in each case, to the fullest extent permitted by applicable law, (i) any objection to the laying of venue of any such suit, action or proceeding brought in any such court, (ii) any claim that such party is not personally subject to the jurisdiction of any such court, and (iii) any claim that any such suit, action or proceeding is brought in an inconvenient forum. Each party hereto agrees that service of any process, summons, notice or document by U.S. registered mail addressed to such party shall be effective service of process for any action, suit or proceeding brought against such party in any such court. Each party hereto agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in any other courts to whose jurisdiction such party is or may be subject, by suit upon such judgment.

        10.11    Severability.    Any term or provision of this Agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and if any provision of this Agreement is determined to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable, in all cases so long as neither the economic nor legal substance of the transactions contemplated hereby is affected in any manner materially adverse to any party or its shareholders. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

        10.12    Publicity.    Parent, Merger Sub and the Company shall consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of the other party (but after prior consultation, to the extent practicable in the circumstances) issue such press release or make such public statement or SEC filing as may upon the advice of outside counsel be required by law or the rules and regulations of any applicable stock exchange (including the NASDAQ Stock Market). The parties have agreed upon the form of a joint press release announcing the Merger and the execution of this Agreement.

        10.13    Assignment; Third Party Beneficiaries.    Neither this Agreement nor any of the rights, interests or obligations of any party hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Except for (a) the provisions of Section 7.5 and Section 7.6, (b) the right of the Company's shareholders to receive the Merger Consideration at the Effective Time, (c) the right of the holders of Company Options to receive the

Merger Consideration at the Effective Time, and (d) the rights of the Company's shareholders to pursue claims for damages and other relief, including equitable relief, for Parent's or Merger Sub's willful breach of this Agreement (provided, that the rights granted pursuant to this clause (e) shall be enforceable on behalf of the shareholders only by the Company in its sole and absolute discretion), this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

[Remainder of Page Left Blank Intentionally]

        IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed by their respective officers hereunto duly authorized as of the date first above written.

ENVENTIS CORPORATION
By:	/s/ JOHN W. FINKE
	Name:	John W. Finke
	Title:	President and Chief Executive Officer
CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.
By:	/s/ ROBERT J. CURREY
	Name:	Robert J. Currey
	Title:	Chairman and Chief Executive Officer
SKY MERGER SUB INC.
By:	/s/ ROBERT J. CURREY
	Name:	Robert J. Currey
	Title:	Chairman and Chief Executive Officer

Annex II

Fairness Opinion of Waller Capital Securities, LLC

June 29, 2014
The Board of Directors
Enventis Corporation
P.O. Box 3248
221 East Hickory Street
Mankato, MN 56002-3248
Members of the Board of Directors:

        Waller Capital Securities, LLC ("Waller Capital") has acted as financial advisor to Enventis Corporation ("Enventis") in connection with the Agreement and Plan of Merger, dated as of June 29, 2014 (the "Merger Agreement"), proposed to be entered into by and among Enventis, Consolidated Communications Holdings, Inc. ("Consolidated"), and Sky Merger Sub Inc., a wholly owned subsidiary of Consolidated ("Merger Sub"), which provides, among other things, for the merger of Merger Sub with and into Enventis, pursuant to which Enventis would become a wholly owned subsidiary of Consolidated (the "Merger"). As set forth more fully in the Merger Agreement, as a result of the Merger, each share of common stock, no par value, of Enventis (the "Enventis Common Stock") will be converted into the right to receive 0.7402 (the "Exchange Ratio") shares of common stock, par value $0.01 per share, of Consolidated ("Consolidated Common Stock").

        You have requested our opinion as to the fairness of the Exchange Ratio, from a financial point of view, to the holders of the outstanding shares of Enventis Common Stock.

        In connection with our role as financial advisor to Enventis, and in arriving at our opinion, we have, among other things:

  (i)
  Reviewed the financial terms and conditions of a draft of the Merger Agreement dated June 29, 2014;

  (ii)
  Reviewed certain publicly available historical business and financial information relating to Enventis and Consolidated;

  (iii)
  Reviewed various financial forecasts and other data provided to us by Enventis relating to the business of Enventis, financial forecasts and other data provided to us by Consolidated relating to the business of Consolidated, the estimated synergies and other benefits, including the amount and timing thereof, anticipated by Enventis and Consolidated to be realized from the Merger (the "Expected Synergies"), and certain publicly available financial forecasts and other data relating to the businesses of Enventis and Consolidated;

  (iv)
  Facilitated discussions with members of the senior management of Enventis and Consolidated with respect to the businesses and prospects of Enventis and Consolidated, respectively, and with respect to the Expected Synergies;

  (v)
  Reviewed historical stock prices and trading volumes of Enventis Common Stock and Consolidated Common Stock;

  (vi)
  Reviewed public information with respect to certain other companies in lines of business we believe to be generally relevant in evaluating the businesses of Enventis and Consolidated, respectively;

  (vii)
  Reviewed the financial terms of certain transactions involving companies in lines of business we believe to be generally relevant in evaluating the businesses of Enventis and Consolidated, respectively;

  (viii)
  Reviewed the potential pro forma financial impact of the Merger on Consolidated based on the financial forecasts referred to above related to Enventis and Consolidated; and

  (ix)
  Performed such other financial studies and analyses and considered such other information as we deemed necessary or appropriate for purpose of our opinion.

        In rendering our opinion, we have relied upon and assumed, with your consent and without independent verification, the accuracy and completeness of the foregoing information and all of the financial, legal, regulatory, tax, accounting and other information available to us from public sources, provided to or discussed with us by Enventis, Consolidated or their respective representatives or otherwise reviewed by us. We have not conducted any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of Enventis or Consolidated or concerning the solvency or fair value of Enventis or Consolidated, and we have not been furnished with such valuation or appraisal. With respect to the financial forecasts that we have reviewed, we have assumed, with your consent, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Enventis and Consolidated as to the future financial performance of Enventis and Consolidated, respectively. With respect to the Expected Synergies, we have assumed, with your consent, that the estimates of the amounts and timing of the Expected Synergies are reasonable and that the Expected Synergies will be realized substantially in accordance with such estimates. We assume no responsibility for and express no view as to such forecasts or estimates or the assumptions on which they are based.

        Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof. We do not express any opinion as to the prices at which shares of Enventis Common Stock or Consolidated Common Stock may trade at any time subsequent to the announcement of the Merger.

        In rendering our opinion, we have assumed, with your consent, that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, without any waiver, amendment or delay of any terms or conditions, including, among other things, that the Merger will be treated as a tax-free reorganization and/or exchange, each pursuant to the Internal Revenue Code of 1986, as amended. We have relied upon, without independent verification, the assessment by the managements of Enventis and Consolidated of: (i) the strategic, financial and other benefits expected to result from the Merger; (ii) the timing and risks associated with the integration of Enventis and Consolidated; (iii) their ability to retain key employees of Enventis and Consolidated, respectively; and (iv) the validity of, and risks associated with, Enventis and Consolidated's existing and future technologies, intellectual property, products, services and business models. We have assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, regulatory, tax, accounting or actuarial advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of Consolidated and Enventis and its legal, regulatory, tax, accounting or actuarial advisors with respect to legal, regulatory, tax, accounting or actuarial matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of Enventis' officers, directors or employees, or any class of such persons, relative to the consideration to be received by the holders of shares of Enventis Common Stock in the transaction.

        In rendering our opinion, we were not authorized to, and we did not, solicit indications of interest from third parties regarding a potential transaction with Enventis, and our opinion does not address, the relative merits of the Merger as compared to any other transaction or business strategy in which Enventis might engage or the merits of the underlying decision by Enventis to engage in the Merger.

        Waller Capital will be paid a cash fee for its services as financial advisor to Enventis in connection with the Merger, a portion of which is contingent upon delivery of our opinion (the "Opinion Fee") and a substantial portion of which is contingent upon consummation of the Merger. No portion of the Opinion Fee is contingent upon either the conclusion expressed in our opinion or successful consummation of the Merger. Enventis has also agreed to reimburse Waller Capital for its expenses, and to indemnify Waller Capital against certain liabilities, in connection with its engagement.

        During the two-year period prior to the date hereof, Waller Capital (a) has acted as financial advisor to and received compensation from Enventis in connection with general financial advisory services that it has provided to Enventis and (b) has not acted as financial advisor to or received compensation from Consolidated. The issuance of our opinion has been approved by Waller Capital's fairness opinion committee.

        Our opinion is for the information of the Board of Directors (in its capacity as such) of Enventis in connection with its evaluation of the Merger and may not be used for any other purpose without our prior written consent, except that a copy of our opinion may be included in its entirety in any filing Enventis is required to make with the Securities and Exchange Commission in connection with this transaction contemplated in the Merger Agreement if such inclusion is required by applicable law. Our opinion is not intended to and does not constitute a recommendation as to the course of action that the Board of Directors of Enventis should pursue in connection with the Merger, or otherwise address the merits of the underlying decision by Enventis to engage in the Merger. Our opinion does not constitute advice or a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Merger or any matter relating thereto.

        Our opinion is limited to the fairness, from a financial point of view and as of the date hereof, to holders of Enventis Common Stock of the Exchange Ratio (to the extent expressly specified herein). Our opinion does not address any other term, aspect or implication of the Merger, including, without limitation, the form or structure of the Merger or any voting or other agreement, arrangement or understanding entered into in connection with the Merger or otherwise.

        Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of Enventis Common Stock.

Very truly yours,
/s/ Waller Capital Securities, LLC
WALLER CAPITAL SECURITIES, LLC

Annex III

Fairness Opinion of Wells Fargo Securities, LLC

Wells Fargo Securities, LLC
301 South College Street
Charlotte, NC 28288-8905

June 29, 2014

Confidential

Board of Directors
Consolidated Communications Holdings, Inc.
121 South 17th Street
Mattoon, IL 61938

Ladies and Gentlemen:

        You have asked Wells Fargo Securities, LLC ("Wells Fargo Securities") to advise you with respect to the fairness, from a financial point of view, to Consolidated Communications Holdings, Inc., a Delaware corporation ("Consolidated"), of the Exchange Ratio (as defined below) pursuant to an Agreement and Plan of Merger (the "Agreement") to be entered into among Consolidated, Sky Merger Sub Inc., a Minnesota corporation and wholly owned subsidiary of Consolidated ("Merger Sub"), and Enventis Corporation, a Minnesota corporation ("Enventis"). Pursuant to the Agreement, Merger Sub will be merged with and into Enventis, the separate corporate existence of Merger Sub will cease and Enventis will continue as the surviving corporation and a wholly owned subsidiary of Consolidated (the "Merger"). The Agreement contemplates that, at the effective time of the Merger, each outstanding share of common stock, no par value (the "Enventis Common Stock"), of Enventis (other than Excluded Shares (as defined in the Agreement)) will be converted into the right to receive 0.7402 (the "Exchange Ratio") shares of common stock, par value $0.01 per share (the "Consolidated Common Stock"), of Consolidated. The terms and conditions of the Merger are more fully set forth in the Agreement. Capitalized terms used, but not defined, in this letter shall have the meaning ascribed to them in the Agreement.

        In arriving at our opinion, we have, among other things:

  •
  Reviewed the Agreement, including the financial terms thereof;

  •
  Reviewed certain business, financial and other information regarding Enventis that was publicly available or was furnished to us by Enventis or Consolidated;

  •
  Reviewed certain financial projections for Enventis prepared by the management of Enventis;

  •
  Reviewed certain financial projections for Enventis prepared by the management of Consolidated (the "Enventis Projections");

  •
  Discussed with the managements of Enventis and Consolidated the operations and prospects of Enventis, including the historical financial performance and trends in the results of operations of Enventis;

  •
  Reviewed certain business, financial and other information regarding Consolidated that was publicly available or was furnished to us by Consolidated;

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  •
  Reviewed certain financial projections for Consolidated prepared by the management of Consolidated (the "Consolidated Projections");

  •
  Discussed with the management of Consolidated the operations and prospects of Consolidated, including the historical financial performance and trends in the results of operations of Consolidated;

  •
  Reviewed certain projections of the synergies and integration costs expected to result from the Merger prepared by the management of Consolidated (the "Synergies Projections");

  •
  Discussed with the management of Consolidated the strategic rationale for the Merger;

  •
  Compared certain business, financial and other information regarding Enventis and Consolidated, respectively, that was publicly available or was furnished to us by the respective managements of Enventis and Consolidated with publicly available business, financial and other information regarding certain publicly traded companies that we deemed relevant;

  •
  Compared the proposed financial terms of the Agreement with the financial terms of certain other business combinations and transactions that we deemed relevant;

  •
  Prepared a discounted cash flow analysis of Enventis based upon the Enventis Projections and the Synergies Projections, as well as other assumptions discussed with and confirmed as reasonable by the management of Consolidated;

  •
  Prepared a discounted cash flow analysis of Consolidated based upon the Consolidated Projections, as well as other assumptions discussed with and confirmed as reasonable by the management of Consolidated; and

  •
  Considered other information such as financial studies, analyses and investigations, as well as financial, economic and market criteria that we deemed relevant.

        In connection with our review, we have assumed and relied upon the accuracy and completeness of the financial and other information provided, discussed with or otherwise made available to us, including all accounting, tax and legal information, and we have not made (and have not assumed any responsibility for) any independent verification of such information. We have assumed, with your consent, that neither the management of Enventis nor of Consolidated is aware of any facts or circumstances that would make such information inaccurate or misleading in any way meaningful to our analysis. With respect to the financial forecasts and estimates utilized in our analyses, including the Enventis Projections, the Synergies Projections and the Consolidated Projections, we have assumed, with your consent, that they have been reasonably prepared and reflect the best current estimates, judgments and assumptions of the management of Consolidated as to the future financial performance of Enventis and Consolidated and the synergies expected to result from the Merger. We assume no responsibility for, and express no view as to, such forecasts or estimates or the judgments or assumptions upon which they are based. We also have assumed that there have been no material changes in the condition (financial or otherwise), results of operations, business or prospects of Enventis or Consolidated since the date of the last financial statements provided to us. In arriving at our opinion, we have not conducted any physical inspection or appraisals of the assets or liabilities (contingent or otherwise) of Enventis or Consolidated.

        In rendering our opinion, we have assumed, with your consent, that the final form of the Agreement, when signed by the parties thereto, will not differ from the draft reviewed by us in any respect material to our analysis or opinion, that the Merger and financings contemplated to be undertaken by Consolidated in connection with the Merger will be consummated in accordance with the Agreement and in compliance with all applicable laws, without waiver, modification or amendment of any material terms or conditions, and that in the course of obtaining any necessary legal, regulatory or third party consents or approvals for the Merger or such contemplated financings, no delays,

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limitations, conditions or restrictions will be imposed or actions will be taken that will have an adverse effect on Consolidated, Enventis or the expected benefits of the Merger in any way meaningful to our analysis. Our opinion is necessarily based on economic, market, financial and other conditions and the information made available to us as of the date hereof. Although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion.

        Our opinion only addresses the fairness, from a financial point of view, to Consolidated of the Exchange Ratio to the extent expressly specified herein, and does not address any other terms or aspects of the Merger, including, without limitation, the form or structure of the Merger, any tax or accounting matters relating to the Merger or otherwise, any financing arrangements or any aspect or implication of any other agreement or arrangement entered into in connection with or contemplated by the Merger or otherwise. In addition, our opinion does not address the fairness of the amount or nature of, or any other aspects relating to, any compensation to be received by any officers, directors or employees of any parties to the Merger, or class of such persons, relative to the Exchange Ratio or otherwise. Our opinion does not express any opinion as to the prices at which shares of Consolidated Common Stock or shares of Enventis Common Stock will trade at any time. Our opinion does not address the merits of the underlying decision by Consolidated to enter into the Agreement or the relative merits of the Merger or contemplated financings compared with other business strategies or transactions available or that have been or might be considered by the management or the Board of Directors of Consolidated or in which Consolidated might engage.

        The issuance of this opinion was approved by an authorized committee of Wells Fargo Securities. Wells Fargo Securities is the trade name for certain capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC. Wells Fargo Securities has been engaged to act as financial advisor to the Board of Directors of Consolidated in connection with the Merger and will receive a fee for such services, a portion of which will be payable upon delivery of this opinion and the principal portion of which will be payable upon the consummation of the Merger. Consolidated has also agreed to reimburse certain of Wells Fargo Securities' expenses and to indemnify Wells Fargo Securities and certain related parties against certain liabilities that may arise out of our engagement.

        Wells Fargo Securities and our affiliates provide a full range of investment banking and financial advisory services, securities trading and brokerage services and lending services in the ordinary course of business, for which we and such affiliates receive customary fees. In that regard, Wells Fargo Securities or our affiliates in the past have provided, currently are providing, and in the future may provide, financial services to Consolidated and its affiliates and Enventis and its affiliates, respectively, for which Wells Fargo Securities and such affiliates have received and expect to receive fees, including (i) having acted as financial advisor to Consolidated in connection with its acquisition of SureWest Communications in July 2012, (ii) having acted as trustee under the 10.875% senior notes due 2020 of Consolidated and exchange agent in connection with the exchange offer for such notes in March 2013 and (iii) acting as administrative agent and lender under the existing term loan and revolving credit facility of Consolidated. In the ordinary course of business, Wells Fargo Securities and our affiliates may actively trade or hold the securities or financial instruments of Consolidated and Enventis for our and their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities or financial instruments.

        It is understood that this opinion is for the information and use of the Board of Directors of Consolidated (in its capacity as such) in connection with its evaluation of the Merger and such opinion does not constitute a recommendation to the Board of Directors of Consolidated or to any other person or entity in respect of the Merger or otherwise, including as to how any holder of shares of the Consolidated Common Stock should vote with respect to the issuance of shares of the Consolidated Common Stock pursuant to the Merger and the Agreement or any other matter.

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        Based upon and subject to the foregoing, our experience as investment bankers, our work described above and other factors we deemed relevant, it is our opinion that, as of the date hereof, the Exchange Ratio pursuant to the Agreement is fair, from a financial point of view, to Consolidated.

Very truly yours,

/s/ Wells Fargo Securities, LLC

WELLS FARGO SECURITIES, LLC

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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ENVENTIS CORPORATION M77835-TBD ENVENTIS CORPORATION 221 EAST HICKORY STREET P.O. BOX 3248 MANKATO, MN 56002-3248 NOTE: THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSALS. PLEASE SIGN AND RETURN PROMPTLY. THANK YOU. 1. To approve the Merger Agreement and the transactions contemplated thereby, including the Merger. 2. To approve, by an advisory vote, the change in control payments of the named executive officers. 3. To approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies. VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. (EDT) on October 7, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. (EDT) on October 7, 2014. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends a vote FOR Items 1, 2 and 3. ! ! ! ! ! ! ! ! ! For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fi duciary, please give full title as such. Joint Owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

M77836-TBD SPECIAL MEETING OF SHAREHOLDERS October 8, 2014 8:00 a.m. Enventis Corporation Headquarters 221 East Hickory Street Mankato, Minnesota 56001 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The notice of meeting and proxy statement can be viewed online at www.enventis.com/proxy ENVENTIS CORPORATION 221 East Hickory Street P.O. Box 3248 Mankato, Minnesota 56002-3248 This proxy is solicited by the Board of Directors for use at the Special Meeting on October 8, 2014. The shares of stock held will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted "FOR" Items 1, 2 and 3. By signing the proxy, you revoke all prior proxies and appoint Diane L. Dewbrey and John W. Finke, and each of them, with full power of substitution, to vote the shares on the matters shown on the reverse side at the Special Meeting and all adjournments thereof. Please vote, sign and date on the reverse side and return this card in the mail. Or, take advantage of the option to vote by telephone or Internet. To vote by phone or Internet, please follow the instructions on the reverse side. Thank you. Continued and to be signed on reverse side